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Johnson & Johnson

PLEASE VOTE — YOUR VOTE MATTERS

2022 Notice of Annual Meeting & Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders of Johnson & Johnson to be held on April 28, 2022:
The Proxy Statement and Annual Report to Shareholders are available at
https://www.investor.jnj.com/annual-meeting-materials

March 16, 2022
Notice of Annual Meeting and Proxy Statement

You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson (the Company).
Due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our shareholders, directors, management and associates, the 2022 Annual Meeting will be held online in a virtual format.
You or your proxyholder will be able to attend the 2022 Annual Meeting online, vote and submit questions by visiting www.virtualshareholdermeeting.com/JNJ2022 and using the 16-digit control number included on your notice, on your Proxy card or in the voting instructions that accompanied your Proxy materials.

When		Where
Date	Thursday, April 28, 2022	www.virtualshareholdermeeting.com/JNJ2022
Time	10:00 a.m., Eastern Time

Items of Business:

1. Elect the 14 nominees named in this Proxy Statement to serve as Directors for the coming year;
2. Vote, on an advisory basis, to approve named executive officer compensation;
3. Approval of Company's 2022 Long-Term Incentive Plan;
4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022;
5. Vote on the ten shareholder proposals contained in this Proxy Statement, if properly presented at the Annual Meeting; and
6. Transact such other matters as may properly come before the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on March 1, 2022.

Ensure that your shares are represented at the meeting by voting in one of several ways:
To vote VIA THE INTERNET prior to the meeting, go to the website listed on your proxy card or notice.
To vote BY PHONE, call the telephone number specified on your proxy card or on the website listed on your notice.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.

To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/JNJ2022 and use your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by using one of the methods described above.

By order of the Board of Directors,

MATTHEW ORLANDO Worldwide Vice President, Corporate Governance Corporate Secretary

A Message from Our CEO

Dear fellow shareholders,
On behalf of our entire Board and all our employees, I want to thank you for your investment in Johnson & Johnson. We are pleased to have delivered another year of strong sales and earnings growth in 2021, as well as a record $14.7 billion in R&D investment, while advancing our work to improve healthcare outcomes around the world.

The key to our success has always been, and remains, our people. I admire our colleagues’ eagerness to tackle some of healthcare’s toughest challenges and to continue advancing the Company’s innovation agenda for the benefit of patients and consumers. Thanks to their relentless dedication, particularly in the face of continued challenges presented by COVID-19, we delivered for all our Credo stakeholders in 2021. I am incredibly proud of our work leveraging our scientific expertise, operational scale, and financial strength to advance the work of our COVID-19 vaccine and respond to the pandemic more broadly. By keeping global equity at the forefront, prioritizing our patients and customers, protecting our employees and delivering critical support for communities and health workers on the frontlines, we have both lived into Our Credo values and delivered value to our shareholders. The performance of our world-class team during these turbulent times reinforces the optimism I feel about the future of Johnson & Johnson.
As I consider the last two years, it is clear how COVID-19 has changed global perceptions and attitudes towards healthcare. It revealed significant opportunity for change and improvement, while at the same time creating a renewed optimism around the power of science to change the trajectory of human health. People are focused on personal and societal health in new and urgent ways and demanding that companies deliver on their promises and act with purpose. I believe Johnson & Johnson is uniquely positioned to lead the way in answering those calls as the global healthcare landscape evolves.
We enter fiscal 2022 ready to thrive in this highly dynamic business environment. Our strong foundation allows us to continue prioritizing meaningful innovation and making the right choices for the long-term value of our business on behalf of our core stakeholders—the patients and consumers, healthcare workers and employees, partners and shareholders who depend on us. We also remain committed to—and hold ourselves accountable for—changing the trajectory of health for humanity through efforts based on our environmental, social and governance (ESG) priorities. These practices drive value creation by building stakeholder trust, driving innovation, mitigating risk, increasing productivity, and fostering employee engagement.
As a member of the Executive Committee since 2016, I have had the privilege of working closely with the diverse, experienced and independent members of our Board of Directors as well as our incredibly strong and committed executive leadership team. Guided and supported by these relationships, our strategic focus for the year ahead is centered on three priorities:

Driving our MedTech business to become a best-in-class performer. In 2021, we enhanced the competitiveness of our MedTech business, with eleven platforms that are worth over $1 billion. Almost all our priority platforms are holding or gaining share. Looking ahead, we are committed to continuing to improve execution, while also increasing the cadence of innovation with a focus on organic and inorganic expansion into higher growth markets and market segments. Together, the capabilities and synergies of our MedTech and Pharmaceutical businesses will constitute a new Johnson & Johnson that is uniquely positioned to accelerate growth, bring differentiated therapies that span both segments, and offer new levels of integrated, comprehensive care to patients worldwide.

Ensuring the successful creation of the New Consumer Health Company as a standalone industry leader. In keeping with our commitment to take bold actions to evolve our business for the future, we announced the planned separation of our businesses into two leading, publicly traded companies in November 2021. Our Consumer Health business grew competitively last year and has made significant progress in improving its margin profile over the last few years. We continue to believe that operating as two standalone companies will advance more targeted business strategies, accelerate growth, and deliver improved outcomes for both patients and consumers, which ultimately will deliver greater value to shareholders.

I want to end by thanking you for your continued trust and confidence in our Company. I am deeply honored to be the eighth CEO of Johnson & Johnson and to serve as a member of the Company’s Board. I look forward to leading our more than 140,000 employees and working with my fellow Directors to advance Our Credo and Our Purpose to address the world's toughest health challenges, while driving value for our shareholders.

Sincerely,

Joaquin Duato
Chief Executive Officer

Advancing our global leadership in Pharmaceuticals. We are building upon our strong Pharmaceutical portfolio and promising pipeline to position us to continue delivering above-market growth rates and to manage through potential patent expiries as we have done in the past. We are laser-focused on our long-term goal of growing to a $60 billion segment by 2025.

2	2022 Proxy Statement

A Message from Our Lead Director

Dear fellow shareholders,
As our 2022 Annual Meeting draws near, it is my distinct pleasure as your Lead Director to outline the efforts of the Board of Directors to provide robust, independent oversight in furtherance of your interests. Always guided by Our Credo values, members of the Board leverage their diverse backgrounds, skills and experiences to oversee strategy and evaluate performance to ensure the long-term, sustainable success of Johnson & Johnson.

We see opportunity in challenging times.
We find ourselves in a period of great change, both inside and outside the Company. Consistent with Johnson & Johnson’s century-plus history of responding to some of the most pressing healthcare challenges, the Company and the Board embrace the opportunity to continue to adapt and evolve to manage risk, drive growth, and, most significantly, meaningfully advance Our Purpose to blend our heart, science and ingenuity to profoundly change the trajectory of health for humanity. As leaders of the world’s largest healthcare company, we consider it a core responsibility of the Board to capitalize on the Company’s position of strength to guide Johnson & Johnson both to address the pressing concerns of today, including through continued efforts relating to the COVID-19 pandemic as further described on page 11 of this Proxy Statement, and to be prepared to meet the challenges of tomorrow. With this responsibility in mind, the Board oversaw many strategic developments in 2021, including the decision to separate our Consumer Health business and appoint a new Chief Executive Officer.
We provide engaged, independent oversight of Johnson & Johnson’s long-term strategy.
The Board works closely with senior management to formulate and oversee the Company’s long-term strategy to ensure that Johnson & Johnson is positioned to lead in an ever-changing global healthcare landscape. In 2021, we worked in close coordination with senior management to formulate and execute on several key strategic imperatives, including the announcement of our plans to create two global leading companies that are better positioned to accelerate innovation, serve patients and consumers and pursue more targeted business strategies through the anticipated separation of our Consumer Health business. The Board is excited about the prospects of enabling Johnson & Johnson to remain committed to developing life-saving and life-changing solutions in the Pharmaceutical and MedTech spaces, while simultaneously creating a leading, independent Consumer Health company with the agility and speed to effectively address the needs of its consumers. Consistent with the Board’s role of robust, independent oversight, we have formed a Special Committee to oversee the separation.
The onset of 2022 also brought the culmination of thoughtful long-term succession planning, with the appointment of Joaquin Duato as Chief Executive Officer and Director, as well as the promotion of several new members to the Executive Committee. The Board appreciates the critical nature of smooth management transitions and is thrilled at the prospect of working even more closely with Joaquin, a proven Credo-driven leader with a 30-year track record of integrity and business success at Johnson & Johnson. We greatly appreciate Alex Gorsky’s ongoing commitment to Johnson & Johnson as part of the transition through his role as Executive Chairman and are confident that the Company has the right leadership to seize the moment and lead the Company into the future.
We value shareholder feedback and continually ensure our Directors bring diverse experiences and skills to bear.
As Lead Director, I relish the opportunity to engage with shareholders and other key stakeholders, and I consider it a core responsibility to share insights gleaned from these conversations with my fellow Directors. Building on that feedback, we seek to deepen our commitment to a diversity of perspectives and experiences in our Boardroom. This year, the Board is pleased to introduce Mr. Darius Adamczyk, Chairman and Chief Executive Officer of Honeywell International Inc. Darius is a skilled CEO of a complex, multinational conglomerate that operates at the critically relevant intersection of technology and manufacturing, and we are confident that his remarkable leadership and experience, particularly with respect to separations, portfolio management and M&A, will drive business success and serve the interest of our shareholders.
The Board also appreciates valuable shareholder feedback on a variety of important corporate governance issues, including with respect to the design of our executive compensation program. We take our responsibility to align management incentives with shareholder outcomes seriously, always seeking to drive management to pursue robust short-term results without ever compromising Our Credo values or sacrificing sustainable long-term growth. We have engaged repeatedly and deeply on this topic, including through a joint meeting of the Compensation & Benefits Committee and Audit Committee to meaningfully evaluate the appropriate treatment of special items, and we invite you to review additional disclosure on this topic beginning on page 59 of this Proxy Statement.
We monitor and oversee the critical risks facing the Company and its reputation.
Among the Board’s most crucial responsibilities is risk oversight. In 2021, we continually reviewed the Company’s quality and compliance practices to ensure they are designed to produce safe, high-quality products, and meaningfully engaged with senior management and compliance leaders to ensure that Johnson & Johnson is identifying and mitigating the most significant risks of the moment, as well as anticipating and preparing for future risks. We also appreciate and fully embrace the opportunity to advance our commitment to Environmental, Social and Governance (ESG) matters. We welcome you to review our increasingly transparent disclosure of ESG priorities and practices as further described beginning on page 35 of this Proxy Statement and look forward to continuing to engage with our shareholders on these critical matters that impact all of our stakeholders.
Please vote.
Johnson & Johnson remains steadfastly committed to Our Credo, anchored in the long-held belief that by honoring our first responsibility to patients, healthcare providers and customers who use our products, we will ensure that our shareholders should realize a fair return. On behalf of the full Board, I sincerely thank you for your continued trust and investment in Johnson & Johnson. Your vote is important, and we kindly request that you support our voting recommendations contained in this Proxy Statement and invite you to share your perspectives with us throughout the year.
Sincerely,

Anne Mulcahy
Lead Director

2022 Proxy Statement	3

2	A Message from Our CEO		Index of Frequently Requested Information
3	A Message from Our Lead Director
5	2022 Proxy Statement — Summary
	5	Voting Overview and Vote Recommendations of Board — Items of Business
	9	Corporate Governance Highlights
	11	Our COVID-19 Response Efforts
Board of Directors			163	Annual Meeting Attendance
	12	ITEM 1: Election of Directors	87	Anti-Pledging, Hedging Policy
	12	Director Nomination Process, Board Refreshment and Board Composition	123	Auditor Fees
	15	Nominees	123	Auditor Tenure
	22	Board Leadership Structure	13	Board Evaluation
	24	Board Committees	22	Board Leadership Structure
	30	Board Meetings and Processes	31	Board Meeting Attendance
	31	Board Oversight of Strategy	110	CEO Pay Ratio
	31	Oversight of Risk	69	CEO Performance Evaluation
	35	Oversight of ESG	84	Compensation Consultant
	38	Oversight of Human Capital Management	8	Compensation Summary
	42	Shareholder Engagement	11	COVID-19 Response
	45	Director Independence	9	Corporate Governance Highlights
	47	Related Person Transactions	15	Director Biographies
	49	Stock Ownership and Section 16 Compliance	45	Director Independence
	51	Director Compensation	9	Director Overboarding Policy
Compensation of Executives			12	Director Qualifications
	54	ITEM 2: Advisory Vote to Approve Named Executive Officer Compensation	39	Diversity, Equity and Inclusion
	55	Compensation Committee Report	87	Exec. Comp. Recoupment Policy
	56	Compensation Discussion and Analysis	38	Human Capital Management
	57	2021 Performance and Compensation	23	Lead Director Duties
	75	Executive Compensation Philosophy	76	Long-Term Incentives
	76	Components of Executive Compensation	162	Notice and Access
	80	Peer Groups for Pay and Performance	35	Oversight of ESG
	83	Compensation Decision Process	75	Pay For Performance
	84	Governance of Executive Compensation	81	Peer Group Comparisons
	86	Additional Information Concerning Executive Compensation	79	Perquisites
	88	Executive Compensation Tables	10	Political Spending Oversight
	91	2021 Summary Compensation Table	9	Proxy Access
	97	2021 Grants of Plan-Based Awards	47	Related Person Transactions
	100	2021 Outstanding Equity Awards at Fiscal Year-End	31	Risk Oversight
	103	2021 Option Exercises and Stock Vested	86	Severance Benefits
	104	2021 Pension Benefits	42	Shareholder Engagement
	105	2021 Non-Qualified Deferred Compensation	124	Shareholder Proposals
	107	2021 Potential Payments Upon Termination		Stock Ownership Requirements:
	110	Ratio of the Annual Total Compensation of the Median-Paid Employee to CEO	53	for Directors
Company's 2022 Long-Term Incentive Plan			86	for Executive Officers
	111	ITEM 3: Approval of the Company's 2022 Long-Term Incentive Plan	49	Stock Ownership
Audit Matters			166	Websites and Resources
	121	Audit Committee Report	161	Voting
	122	ITEM 4: Ratification of Appt. of Independent Registered Public Accounting Firm
Shareholder Proposals
	124	ITEMS 5 - 14: Shareholder Proposals
General Information
	161	General Information

4	2022 Proxy Statement

2022 Proxy Statement – Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Overview and Vote Recommendations of Board - Items of Business
Election of Director Nominees: Please Vote FOR all Nominees

1	Election of 14 Director Nominees (page 12)
	•	Diverse slate of Director nominees with broad and relevant leadership and experience.	☑
	•	All nominees are independent, except the Executive Chairman and Chief Executive Officer.
	•	Average Director tenure is five years, with frequent refreshment.

Management Proposals: Please Vote FOR all Management Proposals

2	Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay) (page 54)
	•	Independent oversight by the Compensation & Benefits Committee with the assistance of an independent external advisor.	☑
	•	Executive compensation targets are determined based on annual review of publicly available information and executive compensation surveys among the Executive Peer Group (page 81).

3	Approval of the Company's 2022 Long-Term Incentive Plan (page 111)
	•	Granting long-term incentives in the form of equity-based awards is crucial in promoting our long-term financial growth and stability.	☑
	•	The 2022 Long-Term Incentive Plan aligns the interests of participants with those of our shareholders.

4	Ratification of Appointment of Independent Registered Public Accounting Firm (page 122)
	•	PricewaterhouseCoopers LLP is an independent accounting firm with the breadth of expertise and knowledge necessary to effectively audit our business.	☑
	•	Independence supported by periodic mandated rotation of the audit firm's lead engagement partner.

Shareholder Proposals: Please Vote AGAINST the following Shareholder Proposals

5	Federal Securities Laws Mandatory Arbitration Bylaw (page 124)
	•	The Company is committed to sound principles of corporate governance and a track record of extensive shareholder engagement.	☒
	•	Other than the proponent of this shareholder proposal, none of our other shareholders have expressed to us an interest in having us adopt a mandatory arbitration bylaw.

6	Civil Rights, Equity, Diversity & Inclusion Audit Proposal (page 126)
	•	The Board and management continually review the Company’s diversity, equity and inclusion (DEI) policies, practices and goals.	☒
	•	The Company produces two annual publications describing its progress towards its DEI goals.
	•	The Company is committed to addressing racial and social justice through Our Race to Health Equity platform.
	•	The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.

2022 Proxy Statement	5

7	Third Party Racial Justice Audit (page 131)
	•	The Board and management continually review the Company’s DEI policies, practices and goals.	☒
	•	The Company produces two annual publications describing its progress towards its DEI goals.
	•	We are committed to addressing racial and social justice through Our Race to Health Equity platform.
	•	The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.

8	Report on Government Financial Support and Access to COVID-19 Vaccines and Therapeutics (page 136)
	•	Global equity has been at the forefront of our COVID-19 response from the beginning of the pandemic.	☒
•
In 2021, approximately 70% of our global vaccine supply was made available to low- and middle-income countries. In 2022, Johnson & Johnson will continue to focus on vaccine access in those countries where people are in the greatest need.

	•	The annual Janssen U.S. Transparency Report already details our responsible business practices.

9	Report on Public Health Costs of Protecting Vaccine Technology (page 140)
	•	The Company’s published Position on COVID-19 and Intellectual Property (IP) Rights already publicly states our position. We simply would not have a vaccine, nor would we have been able to scale up production, without a reliable IP framework.	☒
	•	The Company has reached an advanced stage in discussions for a potential licensing agreement, which if completed would enable the first COVID-19 vaccine to be manufactured and sold by an African company for people living in Africa.

10	Discontinue Global Sales of Baby Powder Containing Talc (page 143)
	•	Decades of science have reaffirmed the safety of cosmetic talc in JOHNSON’S® Baby Powder.	☒
	•	Patient safety and product quality have always been and will remain the Company’s first priority.

11	Request for Charitable Donations Disclosure (page 147)
	•	The Company already regularly reports on its charitable giving programs.	☒
	•	The Company has implemented rigorous approval and oversight processes for its charitable giving.

12	Third Party Review and Report on Lobbying Activities Alignment with Position on Universal Health Coverage (page 150)
	•	Our 2022 global political engagement strategic imperatives are detailed on our website and align with our commitment to the promise of Universal Health Coverage.	☒
	•	The Company is a leader with respect to transparency of its political and other engagements.
	•	We have robust governance and oversight practices in place for our political engagement programs.

13	Adopt Policy to Include Legal and Compliance Costs in Incentive Compensation Metrics (page 154)
	•	The Board actively oversees and monitors the Company’s executive compensation programs in order to ensure alignment with our Credo and promote the creation of long-term value for our shareholders.	☒
	•	The Company provides extensive disclosure about its executive compensation programs and the processes in place to (i) mitigate compliance risk and litigation exposure and (ii) determine when it is appropriate to exclude certain legal and compliance costs from financial performance metrics.
	•	Shareholders have not expressed an interest in the changes the proposal requests.

14	CEO Compensation to Weigh Workforce Pay and Ownership (page 158)
	•	The Board is deliberate and diligent in its approach to evaluating the Company's executive compensation program, which already contemplates workforce compensation information.	☒
	•	The Company supports the right of individuals to fair compensation for their work and aims to provide competitive compensation and valuable benefits for employees at all levels.

6	2022 Proxy Statement

DIRECTOR NOMINEES (pages 15 to 21)
Name		Age	Director Since	Primary Occupation	Board Committees
					AUD	CB	NCG	RC	STS	FIN
D. Adamczyk	I	56	2022	Chief Executive Officer, Honeywell International		✓*
M. C. Beckerle	I	67	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis	I	70	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓*	✓*
I. E. L. Davis	I	71	2010	Non-Executive Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna	I	58	2018	Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley			✓		✓
J. Duato	D	59	2022	Chief Executive Officer, Johnson & Johnson
A. Gorsky	CH	61	2012	Executive Chairman, Johnson & Johnson						C
M. A. Hewson	I	68	2019	Executive Chairman, Former Chairman and Chief Executive Officer, Lockheed Martin Corporation		C*		✓
H. Joly	I	62	2019	Former Chairman and Chief Executive Officer, Best Buy Co., Inc.		✓	✓
M. B. McClellan	I	58	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy, Duke University				✓	✓
A. M. Mulcahy	LD I	69	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		C			✓
A. E. Washington	I	71	2012	Duke University's Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
M. A. Weinberger	I	60	2019	Former Chairman and Chief Executive Officer, EY (Ernst & Young)	✓			C
N. Y. West	I	60	2020	Former Lieutenant General, U.S. Army				✓*	✓
Number of meetings in 2021					8	8	5	4	5	0
*At our April 2022 Board Meeting, the following 1) appointments will be effective: Mr. Adamczyk, Member, CB; Ms. Hewson, Chair, CB; Dr. West, Member, RC; Mr. S. Davis, Member, NCG; 2) removal will be effective: Mr. S. Davis, Member, CB

CH	Executive Chairman of the Board	AUD	Audit Committee	RC	Regulatory Compliance Committee
C	Committee Chair	D	Director	STS	Science, Technology & Sustainability Committee
LD	Lead Director	CB	Compensation & Benefits Committee
I	Independent Director	NCG	Nominating & Corporate Governance Committee	FIN	Finance Committee

2022 Proxy Statement	7

2021 Executive Compensation Summary

Our Credo
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions, we look to results-oriented measures of performance as well as how those results were achieved. We consider whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of the decisions.

2021 Say on Pay Results
Approximately 57% of the votes were cast in favor of our executive compensation program as disclosed in our 2021 Proxy Statement (the “Say on Pay” vote). We take our Say on Pay results seriously and discussed it with our shareholders during our fall engagement season. We describe our Say on Pay results, what we heard, and what we did in detail beginning on page 59.

Shareholder Engagement

Depth of the Fall Engagement Season (see our Shareholder Engagement section on page 42):

2021 Company Performance and Annual Incentives
Despite continued COVID-19 related challenges, the Company delivered strong results. We exceeded our 2021 enterprise financial goals. We also performed well against key enterprise strategic objectives, which the Compensation & Benefits Committee assessed at 95% of target.
To align the enterprise payout more closely with those of the business units, the Compensation & Benefits Committee used its discretion and reduced the enterprise 2021 annual incentive payouts by 11.2% points to 130.0%. We describe our 2021 annual incentive goals and performance under “2021 Annual Incentive Goals and Performance” on pages 61 to 65.

2019-2021 Performance Share Unit (PSU) Payout
Our 2019-2021 PSUs paid out at 91.3% of target. We did not adjust our goals due to the impact of COVID-19. We describe the performance of our 2019-2021 PSUs in more detail on pages 66 to 68.

Compensation for 2021 Performance and CEO Transition
The Board approved Alex Gorsky’s 2021 annual incentive payout at 130.0% of target based on the weighted financial and strategic performance of the Company. The Board used its discretion in reducing annual incentive payouts for certain named executive officers, including the CEO, as described in more detail on page 69. The Board also approved Mr. Gorsky's long-term incentive award based on 2021 performance at 125% of target.
As announced on August 19, 2021, Joaquin Duato assumed the role of Chief Executive Officer effective January 3, 2022. In conjunction with the CEO transition, the Board approved compensation changes for Messrs. Duato and Gorsky. We describe these changes, as well as the performance and compensation of our other named executive officers, on pages 70 to 73.

8	2022 Proxy Statement

Corporate Governance Highlights
Johnson & Johnson is governed by the values set forth in Our Credo, which extend to our corporate governance practices and are reflected in our By-Laws and Principles of Corporate Governance. The Nominating & Corporate Governance Committee reviews our Principles of Corporate Governance and our overall governance practices on an annual basis to ensure that our corporate governance practices continue to meet the high standards expected by our shareholders. Our Principles of Corporate Governance can be found at https://www.investor.jnj.com/corporate-governance.

Effective Board Structure and Composition

Strong Independent Board Leadership	All Directors other than our Executive Chairman and CEO are independent. All Committees other than the Finance Committee are comprised solely of independent Directors.
Independent Lead Director	The independent Directors appoint a Lead Director on an annual basis.
Annual Review of Board Leadership	The Nominating & Corporate Governance Committee conducts an annual review of the Board leadership structure to ensure effective Board leadership.
Executive Sessions of Independent Directors	Independent Directors meet in Executive Session without management present at each Board and Committee meeting.
Private Committee Sessions with Key Compliance Leaders	Independent Directors hold private Committee sessions with key compliance leaders without the Executive Chairman or CEO present.
Rigorous Board and Committee Evaluations	The Board evaluates its performance on an annual basis. Each Committee evaluates its performance on an annual basis based on guidance from the Nominating & Corporate Governance Committee.
Regular Board Refreshment	The Board’s balanced approach to refreshment results in an effective mix of experienced and new Directors.
Diverse and Skilled Board	The Board is committed to diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics.
Mandatory Director Retirement Age	Mandatory retirement age of 72 years for all Directors.

Responsive and Accountable to Shareholders

Annual Election of Directors	Each Director is elected annually to ensure accountability to our shareholders.
Majority Voting Standard for Director Elections	In an election where the number of Directors nominated does not exceed the total number of Directors to be elected, Director nominees must receive the affirmative vote of a majority of votes cast to be elected. If a Director nominee receives more votes “against” his or her election than votes “for” his or her election, the Director must promptly offer his or her resignation.
One Class of Stock	Our common stock is the only class of shares outstanding.
Proxy Access	Each shareholder or a group of up to 20 shareholders owning 3% or more of our common stock continuously for at least three years may nominate and include in our proxy materials Director nominees constituting up to 20% of the Board, in accordance with the terms set forth in our By-Laws.
Director Overboarding Policy	A Director who serves as CEO at our or any other company should not serve on more than two public company boards. Other Directors should not serve on more than five public company boards.
No Shareholder Rights Plan	We do not have a “poison pill” and have no intention of adopting one at this time.
No Supermajority Requirements in Certificate of Incorporation or By-Laws	Our Amended and Restated Certificate of Incorporation and By-Laws contain majority standards for all actions requiring shareholder approval.
Shareholder Right to Call a Special Meeting	Shareholders holding 10% of shares may call a special meeting for good cause, and shareholders holding 25% of shares may call a special meeting for any reason.
Removal of Directors With or Without Cause	Directors may be removed by shareholders with or without cause.
Active Shareholder Engagement	See pages 42 to 44 for more information on our shareholder engagement program.
Annual Say on Pay Advisory Vote	Shareholders are asked to vote annually on our named executive officer compensation.

2022 Proxy Statement	9

Policy Against Pledging, Hedging and Short Selling of Company Stock	We have a meaningful policy prohibiting Directors and Executive Officers from pledging, hedging or short selling Company stock (see https://www.investor.jnj.com/corporate-governance).
Code of Business Conduct	We have a comprehensive Code of Business Conduct designed to provide Directors, senior executives and employees with guidance on our Company’s compliance policies. Directors, members of the Company's Executive Committee and all employees receive biennial training on the Code of Business Conduct.
ESG Governance and Oversight	Our ESG risk management approach is designed to effectively govern and manage the ESG risks and opportunities that are integral to our core business strategy. Significant ESG risks are reviewed and evaluated by the Board and its Committees as part of their ongoing risk oversight of our Company. See page 35 for more information on Oversight of ESG.
Robust Compensation Recoupment Policy
Our Company has a comprehensive Compensation Recoupment Policy designed to ensure that management is held accountable in the event of significant misconduct violating a significant Company policy, law or regulation (see www.investor.jnj.com/gov/compensation-recoupment-policy.cfm).

Stock Ownership Guidelines	Company ownership guidelines require our CEO to own shares equal to twelve times his/her base salary and each of our other named executive officers to own sufficient shares to equal six times their base salaries. See “Stock Ownership Guidelines for Named Executive Officers” on page 86.

Political Spending Oversight and Disclosure

As a leader in the healthcare industry, we are committed to supporting the development of sound health policies. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers and our Company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue the dialogue with our shareholders on this issue.
At the beginning of the 117th U.S. Congress in early 2021, Johnson & Johnson paused all political contributions for a further review of our giving policies and criteria. While we have always maintained stringent political giving criteria to govern our contributions, we undertook an extensive review of our corporate political giving program and the Johnson & Johnson Political Action Committee (Johnson & Johnson PAC) and modified both to ensure they are positioned to fulfill their mission in support of Our Credo and to enable agile decision-making. With revised giving criteria in place, we have reinstated our corporate political giving program and Johnson & Johnson PAC contributions.
The Regulatory Compliance Committee reviews our Company’s political contribution and lobbying policies, practices and activities annually. In addition, our Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding our political activities and expenditures, including the policies and procedures that govern that activity and spending and the Board’s oversight role, are updated semi-annually and can be found at
https://www.investor.jnj.com/political-engagement.

Other Corporate Disclosure

U.S. Pharmaceutical Pricing Transparency Disclosure
Our U.S. Pharmaceuticals business provides extensive disclosures on our responsible business practices in its annual Janssen U.S. Transparency Report. We are pleased that our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases. You can find the Janssen U.S. Transparency Report at transparencyreport.janssen.com.
Disclosure on Environmental, Social and Governance Topics
We provide extensive disclosures on our corporate citizenship and sustainability efforts in our annual Health for Humanity Report found at healthforhumanityreport.jnj.com. As part of our Health for Humanity Report publication in June 2021, we publicly disclosed our U.S. Federal Employer Information Report EEO-1, and we annually publish the You Belong: Diversity, Equity & Inclusion Impact Review (DEI Impact Review), which examines how the Company’s global DEI strategy has been a key driver of innovation and business outcomes since our founding over 130 years ago. The DEI Impact Review can be found at https://youbelong.jnj.com/. We also publish an index of our ESG policies and positions to help our stakeholders understand our perspective on relevant ESG issues, which can be found at jnj.com/esg-resources. In response to a shareholder proposal included in our 2020 Proxy Statement, we published a Board Report on Risk Related to Opioids on October 5, 2020. Please see https://www.investor.jnj.com/board-report-on-oversight-of-risk-related-to-opioids.

10	2022 Proxy Statement

Our COVID-19 Response Efforts
Johnson & Johnson has been actively engaged in fighting pandemics for over a century. In response to the COVID-19 pandemic, the Company’s more than 140,000 employees around the world mobilized with urgency to address the critical needs of families, communities and healthcare providers.
Our Patients and Customers
As a leader in global health, our top priority is our patients and customers. The Company has robust business continuity plans in place across its global supply chain network to prepare for unforeseen events like the coronavirus pandemic and to deliver for the one billion customers and patients who rely on its products during this unprecedented time. We continue to take measures to ensure that we are able to provide access to the medicines, products and solutions they depend on.
Global equity has been at the forefront of the Johnson & Johnson COVID-19 response from the beginning of the pandemic, and the not-for-profit pricing of the Company’s COVID-19 vaccine applied to all commitments in 2021.
The Company has entered into agreements or is in an advanced stage in discussions:
•To make available and, commensurate with demand, supply up to 900 million doses of its COVID-19 vaccine to the African Union (via AVAT) and the COVAX Facility, combined;
•To enable access to its COVID-19 vaccine through a novel mechanism – the COVAX Humanitarian Buffer; and
•To enable the first COVID-19 vaccine to be manufactured and sold by an African company for people living in Africa through a potential licensing agreement with Aspen SA Operations (Pty) Ltd., one of the first manufacturers producing the vaccine in our network.
In 2021, through our supply agreements and country donations, approximately 70% of our global vaccine supply was shipped to low- and middle-income countries, with approximately 40% of our global supply going to COVAX, including through countries' dose donations. In 2022, Johnson & Johnson will continue to focus on fulfilling our agreements with COVAX and AVAT to provide access to our vaccine in those countries where people are in the greatest need.
Our Employees
Protecting and supporting our employees during the COVID-19 pandemic continues to be a top priority and our approach includes:
•keeping employees informed of local COVID-19 transmission rates and corresponding risk levels and taking appropriate action to trigger remote working and facilities adaptations for social distancing;
•promoting the health and safety of our employees in the workplace through robust layers of protection;
•enhanced cleaning and access to cleaning supplies and personal protective equipment;
•supporting employees with pay continuity, benefits and well-being tools; and
•recognizing extraordinary employee contributions at work and in our communities.
Our offices and sites once again closed Company-wide for one day in May 2021 to allow colleagues to recharge. We also continued to offer one additional working week of paid time off for tens of thousands of essential on-site employees and a paid leave program for our medical staff who want to volunteer on the frontlines against COVID-19. In 2021, in recognition of the new way of working, we initiated J&J Flex, a hybrid model that empowers our office-based employees to find the right productivity and balance of in-person and remote work.
Our Communities
We are delivering critical support for communities and health workers on the frontlines. In addition, we recognize the urgent need to eliminate the inequities rooted in systemic racism that threaten the health of communities of color. In 2021, in an effort to address a lack of access to adequate COVID-19 testing within communities of color, Johnson & Johnson collaborated with partners across the United States to offer mobile COVID-19 testing via vans and at sites like churches and schools in underserved communities, including the Henry Ford Health System in Detroit, LCMC Health in New Orleans, Louisiana State University in Shreveport, Fort Defiance Indian Hospital Board, Inc. in Arizona (to service the Navajo Nation, which has also been disproportionately impacted by COVID-19) and Partners in Health in North Carolina and Immokalee, Florida (to provide community healthcare support for migrant workers).
Our Shareholders
Despite continued and evolving impact from COVID-19 globally, Johnson & Johnson delivered another strong year of sales and earnings growth in 2021. As the world's largest healthcare company, we have established a sustainable and resilient business model that has enabled us to continue to meet the needs of our stakeholders and deliver value to our shareholders during these turbulent times.
For more information about the Company's response to the COVID-19 pandemic, please see www.jnj.com/coronavirus.

2022 Proxy Statement	11

Item 1: Election of Directors

Nominees

There are 14 Director nominees for election at our 2022 Annual Meeting to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the Director nominees were elected to the Board at the last Annual Meeting and are currently serving as Directors of the Company except for Mr. Joaquin Duato, who was appointed to the Board on January 3, 2022, and Mr. Darius Adamczyk, who was appointed to the Board on February 15, 2022. Mr. Duato was initially identified as a potential nominee by members of the Board, and the Nominating & Corporate Governance Committee recommended Mr. Duato for appointment to the Board in connection with his appointment as CEO.

New Independent Director Nominee

Mr. Adamczyk was recommended for appointment by the Nominating & Corporate Governance Committee, in keeping with the Board’s commitment to refreshment and seeking out Director candidates who have been leaders of large, complex organizations, as well as candidates with diverse backgrounds, skills and experiences. Mr. Adamczyk was recommended for the Committee's consideration by an independent Director. The Nominating & Corporate Governance Committee conducted a thorough review of Mr. Adamczyk before recommending him for appointment to the Board and for nomination at the 2022 Annual Meeting.
In keeping with the Board's policy on retirement of Directors, neither Mr. Charles Prince, appointed to the Board in 2006, nor Mr. Ronald A. Williams, appointed to the Board in 2011, will stand for re-election. We join the Board in thanking Mr. Prince and Mr. Williams for their service.
In the pages that follow are summaries of the skills and qualifications, and a brief biography, of each of the Director nominees.

Director Nomination Process

Board refreshment and composition is a critical area of focus for the Board. The Board endeavors to strike a balance between retaining Directors who have deep institutional knowledge of Johnson & Johnson and the evolving healthcare environment, and electing new Directors with diverse backgrounds and skills. Our robust refreshment and composition strategy seeks to combine continuity of experience with the fresh perspectives provided by new Directors.
The Nominating & Corporate Governance Committee annually considers the size, composition and needs of the Board, reviews potential candidates for the Board and recommends the Director nominees for approval. The Committee considers and evaluates suggestions from many sources, including shareholders, regarding potential candidates to serve on the Board. Such suggestions, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address as set forth on page 164. Potential candidates suggested by shareholders are evaluated by the Nominating & Corporate Governance Committee in the same manner as other potential candidates.
The Board is committed to seeking out highly qualified women and minority candidates and candidates with diverse backgrounds, skills and experiences as part of the search process for each new Director. These criteria are incorporated into our Principles of Corporate Governance posted at https://www.investor.jnj.com/corporate-governance.

General Criteria for Nomination to the Board

Candidates for the Board should meet the following criteria:

•	The highest ethical character and share Our Credo values
•	Strong personal and professional reputation consistent with our image and reputation
•	Proven record of accomplishment within candidate’s field, with superior credentials and recognition
•	Leadership of a major complex organization, including scientific, government, educational and other non-profit institutions

12	2022 Proxy Statement

The Board also seeks Directors who:

•	Are widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields
•	Have expertise and experience relevant to our business and the ability to offer advice and guidance to the CEO based on that expertise and experience
•	Are independent, without the appearance of any conflict in serving as a Director, and independent of any particular constituency, with the ability to represent all shareholders
•	Exercise sound business judgment
•	Are diverse, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics

Board and Committee Evaluations

Board and Committee self-evaluations are critical to help ensure the continued effective functioning of the Board. Our Principles of Corporate Governance also require that the Board and each Committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each Committee of its effectiveness in fulfilling its responsibilities.

Board Evaluations: At the end of 2021, the Executive Chairman and the Lead Director met with each Director individually to collect feedback on the Board’s responsibilities, structure, composition, procedures, priorities, culture and engagement. Directors also had the opportunity to provide anonymous written comments through secure technology to enable additional candid feedback, and a number of Directors chose to provide anonymous written comments. In all cases, input from the evaluations was summarized and discussed with the full Board. The results of the evaluations were positive and affirming, with only minor administrative action items and a continued focus on Board refreshment and composition to address.

Committee Evaluations: Committee members complete a written questionnaire to facilitate self-evaluation during an Executive Session of each Committee. Upon completion of the self-evaluation, the Committee Chair shares the results and any follow-up actions with the full Board.

Board Refreshment and Board Nominee Composition

Understanding the importance of Board composition and refreshment for effective oversight, the Nominating & Corporate Governance Committee strives to maintain a diverse Board of Directors, reflecting differences in skills, regional and industry experience, perspectives, background, race, ethnicity, gender and other characteristics that are applicable to our Company's business strategy. The Board has established a proven record of strategic and consistent refreshment, seeking new Directors with appropriate skills, qualifications and backgrounds consistent with the criteria established in our Principles of Corporate Governance. The Board also ensures that new Directors are able to dedicate sufficient time to the Board and deliver a high level of performance of their duties. The Board welcomed seven new directors in the past five years. Mr. Darius Adamczyk was appointed to the Board on February 15, 2022 after being recommended for appointment by the Nominating & Corporate Governance Committee. His appointment is in keeping with the Board’s commitment to refreshment and seeking out Director candidates with strategic leadership experience with large, complex organizations. Mr. Adamczyk was identified for consideration by an independent Director, and the Nominating & Corporate Governance Committee conducted a thorough review of Mr. Adamczyk before recommending him for appointment to the Board and for nomination at the 2022 Annual Meeting. Mr. Duato was recommended for nomination to the Board in connection with his appointment as CEO.

2022 Proxy Statement	13

Below are highlights of the composition of the Director nominees:

Multidisciplinary Skills Categories

Academia/Government	Leadership or senior advisory position in government or with an academic institution (either in an administrative or faculty role)

Digital	Experience or expertise in the use and deployment of digital technologies to facilitate business objectives, including cybersecurity and data privacy

Executive Leadership	Senior management position, including as chief executive officer, at a large publicly-traded or private company, or other large complex organization (such as government, academic or not-for-profit)

Financial	Significant experience in positions requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions and risk management from a financial perspective

Healthcare Industry	Management-level experience in an industry involving healthcare products or services
International Business/Strategy
Leadership position in an organization that operates internationally, especially on a broad basis and/or in the geographic regions in which the company operates

Marketing/Sales	Strategic or management experience involving the marketing and branding of products, including for retail markets

Regulatory	Work experience within a government-regulated or in a heavily regulated industry

Science/Technology	Advanced scientific or technological degree and related work experience in a scientific or technological field

The Board of Directors recommends a vote FOR election of each of the below-named Director nominees.

Darius Adamczyk

Independent Director since 2022

Biography
Mr. Adamczyk, age 56, has been the Chairman and Chief Executive Officer of Honeywell International Inc. since April 2018. Mr. Adamczyk was President and Chief Executive Officer from March 2017 to April 2018 and Chief Operating Officer from April 2016 to March 2017. From April 2014 to April 2016, Mr. Adamczyk served as President and CEO of Honeywell Performance Materials and Technologies (PMT). Prior to serving as President and CEO of PMT, Mr. Adamczyk served as President of Honeywell Process Solutions from 2012 to 2014 and as President of Honeywell Scanning and Mobility from 2008 to 2012. Mr. Adamczyk joined Honeywell in 2008 when Honeywell acquired Metrologic, Inc., where he was the Chief Executive Officer. Prior to Metrologic, Mr. Adamczyk held several general management assignments at Ingersoll Rand, served as a senior associate at Booz Allen Hamilton and started his career as an electrical engineer at General Electric. He is a member of the US-China Business Council, Business Roundtable and The Business Council.

Skills & Qualifications
• Senior leadership roles in global organizations, both large and small

• Deep understanding of software, both technically and commercially, and a proven track record in growing software-related businesses

• Demonstrated ability to deliver financial results as a leader in a variety of different industries, with disparate business models, technologies and customers

• Strategic leadership skills necessary to grow sales organically and inorganically while meeting the challenges of a constantly changing environment across a diverse portfolio

Other Public Board Service:
• Honeywell International Inc. (since 2016)
Recent Past Public Board Service:
• Garrett Motion Inc. (April 2021 - September 2021)

Mary C. Beckerle, Ph.D.

Independent Director since 2015

Biography

Dr. Beckerle, age 67, has served as Chief Executive Officer of the Huntsman Cancer Institute at the University of Utah since 2006. She is the Associate Vice President for Cancer Affairs and a Distinguished Professor of Biology and Oncological Sciences at the University of Utah. Dr. Beckerle joined the faculty of the University of Utah in 1986 and currently holds the Jon M. Huntsman Presidential Endowed Chair. Dr. Beckerle has served on the National Institute of Health (NIH) Advisory Committee to the Director, on the Board of Directors of the American Association for Cancer Research, as President of the American Society for Cell Biology and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on a number of scientific advisory boards, including the Medical Advisory Board of the Howard Hughes Medical Institute, the Board of Scientific Advisors of the National Cancer Institute (USA) and the External Advisory Board of the Dana Farber/Harvard Cancer Center. She is an elected Member of the National Academy of Sciences and the American Philosophical Society.

Skills & Qualifications
•	Expertise in scientific research and organizational management in the healthcare arena

•	Expertise in management, strategy, finance and operations

•	Strong focus on patient experience

Current Committees:
•	Chair, Science, Technology & Sustainability
•	Member, Regulatory Compliance
Other Public Board Service:
•	Huntsman Corporation (since 2011)

14	2022 Proxy Statement

D. Scott Davis

Independent Director since 2014

Biography
Mr. Davis, age 70, served as Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS) (shipment and logistics) from 2008 to 2014 and as Chairman from 2014 to 2016. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting area, including as Vice Chairman and Chief Financial Officer. Mr. Davis is a Certified Public Accountant. He previously served on the Board of the Federal Reserve Bank of Atlanta from 2003 to 2009, serving as Chairman in 2009.

Skills & Qualifications
•	Deep understanding of emerging markets and international operations, public policy and global economic indicators

•	Expertise in management, strategy, finance and operations

•	Expertise in supply chain logistics at a time of rapid global expansion

Current Committees:
•	Chair, Audit
•	Member, Compensation & Benefits
•	Member, Special Consumer Health
Other Public Board Service:
•	Honeywell International Inc. (since 2005)

Ian E. L. Davis

Independent Director since 2010

Biography

Mr. Davis, age 71, is the former non-executive Chairman, Rolls-Royce Holdings plc. Mr. Davis retired from McKinsey & Company (management consulting) in 2010 as a Senior Partner, having served as Chairman and Worldwide Managing Director from 2003 until 2009. In his more than 30 years at McKinsey, he served as a consultant to a range of global organizations across the public, private and not-for-profit sectors. Prior to becoming Chairman and Worldwide Managing Director, he was Managing Partner of McKinsey's practice in the United Kingdom and Ireland. His experience included oversight for McKinsey clients and services in Asia, Europe, the Middle East and Africa, and he has expertise in the consumer products and retail industries. Mr. Davis is a Director at Majid Al Futtaim Holding LLC, a Senior Advisor at Apax Partners, a private equity firm, and Chairman at Thoughtworks Inc.

Skills & Qualifications
•	Expertise in leading a broad global business
•	Deep understanding of global business trends
•	Expertise in finance, strategy and business transformation

Current Committees:
•	Member, Audit
•	Member, Regulatory Compliance
Other Public Board Service:
•	Thoughtworks Inc. (since 2021)
Recent Past Public Board Service:
•	BP, plc (2010-2020)
•	Rolls-Royce Holdings, plc (2013-2021)

2022 Proxy Statement	15

Jennifer A. Doudna, Ph.D.

Independent Director since 2018

Biography
Dr. Doudna, age 58, joined the faculty at University of California, Berkeley, as a Professor of Biochemistry & Molecular Biology in 2002. She directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the Li Ka Shing Chancellor's Professorship in Biomedical and Health and is the Chair of the Chancellor's Advisory Committee on Biology at UC Berkeley. Dr. Doudna is Principal Investigator at the Doudna Lab at UC Berkeley and has founded and serves on the Scientific Advisory Boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., both leading CRISPR genome engineering companies. She has been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics, including the Nobel Prize in Chemistry in 2020. Dr. Doudna is a Trustee for Pomona College.

Skills & Qualifications
• Pioneer in the field of biochemistry, having co-discovered the simplified genome editing technique CRISPR-Cas9

• Expertise in scientific research and innovation
• Leader in integration of scientific research and ethics

Current Committees:
• Member, Nominating & Corporate Governance
• Member, Science, Technology & Sustainability
Other Public Board Service:
• None

Joaquin Duato

Management Director since 2022

Biography
Mr. Duato, age 59, became the Company's Chief Executive Officer, Chairman of the Executive Committee and joined the Board of Directors in January 2022. He joined the Company in 1989 with Janssen-Farmaceutica S.A. (Spain), a subsidiary, and held executive positions of increasing responsibility in the pharmaceutical sector. In 2009, he was named Company Group Chairman, Pharmaceuticals, and in 2011, he was named Worldwide Chairman, Pharmaceuticals. In 2016, Mr. Duato became a member of the Executive Committee and was named Executive Vice President, Worldwide Chairman, Pharmaceuticals. In July 2018, Mr. Duato was promoted to Vice Chairman of the Executive Committee, with responsibility for the company's Pharmaceutical and Consumer Health sectors, supply chain, information technology, global services and the Health & Wellness groups. As a dual citizen of Spain and the United States, Mr. Duato’s international perspective and global lens gives him a deep appreciation of diverse thoughts and opinions. Mr. Duato serves on the Board of Directors of UNICEF USA and Pharmaceutical Research and Manufacturers of America (PhRMA), and he is an Advisory Board Member of Tsinghua University School of Pharmaceutical Sciences.

Skills & Qualifications
• Decades of broad experience spanning multiple business sectors, geographies and functions at the world's largest and most broadly-based healthcare company

• Globally minded, purpose-driven business leader with a deep commitment to Our Credo values

Other Public Board Service:
• Hess Corporation (since 2019)

16	2022 Proxy Statement

Alex Gorsky

Director since 2012

Biography
Mr. Gorsky, age 61, has been Executive Chairman, Board of Directors since January 3, 2022 after serving since 2012 as Chairman, Board of Directors, and Chief Executive Officer, Chairman of the Executive Committee. Mr. Gorsky began his Johnson & Johnson career with Janssen Pharmaceutica Inc. in 1988. Over the next 15 years, he advanced through positions of increasing responsibility in sales, marketing and management. In 2001, Mr. Gorsky was appointed President of Janssen Pharmaceutical Inc., and in 2003 he was named Company Group Chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join Novartis Pharmaceuticals Corporation, where he served as head of the pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as Company Group Chairman for Ethicon. In early 2009, he was appointed Worldwide Chairman of the Surgical Care Group and member of the Executive Committee. In September 2009, he was appointed Worldwide Chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became Vice Chairman of the Executive Committee in January 2011. Mr. Gorsky serves on the Boards of the Travis Manion Foundation, the National Academy Foundation and the Wharton Board of Overseers. He was a Member of the Board of Business Roundtable and served as the Chairman of its Corporate Governance Committee, and he serves on the Board of Trustees for New York Presbyterian Hospital.

Skills & Qualifications
• Leadership of global business in healthcare industry
• Expertise in strategy and operations of our Company as well as its risks and challenges

• Deep commitment to ethical, Credo-based leadership

Current Committees:
• Chair, Finance
Other Public Board Service:
• Apple Inc. (since 2021)
• International Business Machines Corporation (since 2014)
Recent Past Public Board Service:
• None

Marillyn A. Hewson

Independent Director since 2019

Biography

Ms. Hewson, age 68, served as the Executive Chairman of Lockheed Martin Corporation (aerospace) from June 2020 until March 2021, as Chairman, President and Chief Executive Officer from 2014 to June 2020 and held the positions of Chief Executive Officer and President from January to December 2013. Ms. Hewson served as a Director of Lockheed Martin Corporation from 2012 through March 2021. Ms. Hewson currently serves on the University of Alabama President’s Cabinet and the Culverhouse College of Business Board of Visitors. In addition, she is a fellow of the American Institute of Aeronautics and Astronautics and a member of the Trilateral Commission. Ms. Hewson has also served on several U.S. government advisory bodies, public company boards, and charitable organization boards.

Skills & Qualifications
•	Expertise in executive and operational leadership in a global, regulated industry

•	Insight and experience in global business management, strategic planning, cybersecurity, finance, supply chain, leveraged services and manufacturing

•	Expertise in government relations and human capital management

Current Committees:
•	Member, Compensation & Benefits
•	Member, Regulatory Compliance
Other Public Board Service:
•	Chevron Corporation (since 2021)
Recent Past Public Board Service:
•	DuPont; DowDuPont Inc. (2007-2019)
•	Lockheed Martin Corporation (2012-2021)

2022 Proxy Statement	17

Hubert Joly

Independent Director since 2019

Biography
Mr. Joly, age 62, served as the Executive Chairman of Best Buy Co., Inc. (consumer electronics) from June 2019 to June 2020, having joined the company in 2012 as President and Chief Executive Officer and becoming Chairman, President and Chief Executive in 2015. From 2004 to 2008, he was Global President and Chief Executive Officer, Carlson Wagonlit Travel, and then served as President and Chief Executive Officer of Carlson Companies from 2008 to 2012. In 1999, he joined Vivendi as Global Chief Executive Officer, Vivendi Universal Games, and was later appointed Executive Vice President of U.S. Assets and Deputy Chief Financial Officer of Vivendi Universal. Prior roles included, from 1996 to 1999, Vice President, Europe and President of Electronic Data Systems France and, from 1983 to 1996, McKinsey & Company, eventually serving as Partner. Mr. Joly is a Senior Lecturer of Business Administration at Harvard Business School and serves on the Board of Directors of Sciences Po Foundation, the Board of Trustees of the Minneapolis Institute of Art, the New York Public Library and the International Advisory Board of his alma mater, HEC Paris.

Skills & Qualifications
•	Extensive strategic, operational and financial expertise relevant to international corporations

•	Successfully led the digital transformation of consumer businesses, with focus on customer experience

•	Experience in business transformation and human capital management

Current Committees:
•	Member, Compensation & Benefits
•	Member, Nominating & Corporate Governance
•	Member, Special Consumer Health
Other Public Board Service:
•	Ralph Lauren Corporation (since 2009)
Recent Past Public Board Service:
•	Best Buy Co., Inc. (2012-2020)

Mark B. McClellan, M.D., Ph.D.

Independent Director since 2013

Biography
Dr. McClellan, age 58, became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration (FDA) from 2002 to 2004. He served as a Member of the President's Council of Economic Advisers and as Senior Director for Healthcare Policy at the White House from 2001 to 2002 and, during the Clinton administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an Associate Professor of Economics and Medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan is the founding Chair and Senior Advisor to the Board of the Reagan-Udall Foundation, is a Member of the National Academy of Medicine and the Academy's Leadership Consortium for Value and Science-Driven Health Care, and Co-Chairs the Guiding Committee of the Health Care Payment Learning and Action Network. He sits on the Boards of Directors of ResearchAmerica!, Long Term Quality Alliance, Alignment Healthcare, National Alliance for Hispanic Health, PrognomIQ, Inc. and United States of Care.

Skills & Qualifications
•	Extensive experience in public health policy and regulation, including as Commissioner of the U.S. Food and Drug Administration and Administrator for the U.S. Centers for Medicare & Medicaid Services

•	Broad knowledge of, and unique insights into, the challenges facing the healthcare industry

Current Committees:
•	Member, Regulatory Compliance
•	Member, Science, Technology & Sustainability
Other Public Board Service:
•	Alignment Healthcare (since 2021)
•	Cigna Corporation (since 2018)

18	2022 Proxy Statement

Anne M. Mulcahy

Independent Director since 2009 Lead Director since 2012

Biography
Ms. Mulcahy, age 69, was Chairman and Chief Executive Officer of Xerox Corporation (business equipment and services) until July 2009, when she retired as CEO after eight years in the position. Prior to serving as CEO, Ms. Mulcahy was President and Chief Operating Officer of Xerox. She also served as President of Xerox's General Markets Operations, which created and sold products for reseller, dealer and retail channels. Earlier in her career at Xerox, which began in 1976, Ms. Mulcahy served as Vice President for Human Resources with responsibility for compensation, benefits, human resource strategy, labor relations, management development and employee training; and as Vice President and Staff Officer for Customer Operations, covering South America and Central America, Europe, Asia and Africa. Ms. Mulcahy was the U.S. Board Chair of Save the Children from March 2010 to February 2017 and was appointed as a Trustee in February 2018.

Skills & Qualifications
•	Experience leading a large, global manufacturing and services company with one of the world's most recognized brands

•	Expertise in finance, organizational and operational management issues crucial to a large public company.

•	Deep commitment to business innovation and talent development

Current Committees:
•	Chair, Nominating & Corporate Governance
•	Member, Audit
•	Member, Finance
•	Member, Special Consumer Health
Other Public Board Service:
•	Graham Holdings Company (since 2008)
•	LPL Financial Holdings Inc. (since 2013)
•	Williams-Sonoma, Inc. (since 2018)
Recent Past Public Board Service:
•	Target Corporation (1997-2017)

A. Eugene Washington, M.D., M.Sc.

Independent Director since 2012

Biography
Dr. Washington, age 71, is Duke University's Chancellor for Health Affairs and the President and Chief Executive Officer of the Duke University Health System. Previously, he was Vice Chancellor of Health Sciences, Dean of the David Geffen School of Medicine at UCLA; Chief Executive Officer of the UCLA Health System; and Distinguished Professor of Gynecology and Health Policy at UCLA. Prior to UCLA, he served as Executive Vice Chancellor and Provost at the University of California, San Francisco (UCSF) from 2004 to 2010. Dr. Washington co-founded UCSF's Medical Effectiveness Research Center for Diverse Populations in 1993 and served as Director until 2005. He was Chair of the Department of Obstetrics, Gynecology, and Reproductive Sciences at UCSF from 1996 to 2004. Dr. Washington also co-founded the UCSF-Stanford Evidence-based Practice Center and served as its first Director from 1997 to 2002. Prior to UCSF, Dr. Washington worked at the Centers for Disease Control and Prevention. Dr. Washington was elected to the National Academy of Sciences' Institute of Medicine in 1997, where he served on its governing Council. He was founding Chair of the Board of Governors of the Patient-Centered Outcomes Research Institute, served as a member of the Scientific Management Review Board for the NIH and also served as Chairman of the Board of Directors of both the California Healthcare Foundation and The California Wellness Foundation. Dr. Washington serves on the Boards of Directors of the Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc.

Skills & Qualifications
• Expertise in medicine, clinical research and healthcare innovation

• Important customer, patient and healthcare provider perspective through leadership of complex health systems

• Expertise in health policy

Current Committees:
• Member, Compensation & Benefits
• Member, Science, Technology & Sustainability
Other Public Board Service:
• None

2022 Proxy Statement	19

Mark A. Weinberger

Independent Director since 2019

Biography
Mr. Weinberger, age 60, served as the Global Chairman and Chief Executive Officer of EY (Ernst & Young) (professional services) from 2013 through June 2019, having served as Global Chairman and CEO-elect in the prior year. He was Assistant Secretary of the U.S. Treasury in the George W. Bush Administration and was appointed by President Bill Clinton to serve on the U.S. Social Security Administration Advisory Board. Mr. Weinberger serves as a Senior Advisor to Stone Canyon Industries Holdings Inc. and Teneo. He is an Executive Advisor to G100 and World 50. Mr. Weinberger also serves as a Strategic Advisor to the Board of FCLTGlobal, which focuses on long-term investing and corporate governance. Mr. Weinberger is on the CEO Advisory Council of JUST Capital. He sits on the Board of Directors of the National Bureau of Economic Research (NBER), is a Senior Advisor to Chief Executives for Corporate Purpose (CECP) and is a member of the Aspen Economic Strategy Group. He is a member of the Boards of Trustees for Emory University, Case Western Reserve University, The Concord Coalition, The Greater Washington Partnership and US Council for International Business.

Skills & Qualifications
•	Experience leading a business and working at the highest levels of government

•	Track record of driving transformative change in the public and private sectors during periods of unprecedented disruption

•	Expertise in accounting, compliance and corporate governance, with a strong commitment to corporate purpose

Current Committees:
•	Chair, Regulatory Compliance
•	Member, Audit
•	Member, Special Consumer Health
Other Public Board Service:
•	Accelerate Acquisition Corp. (since 2021)
•	MetLife Inc. (since 2019)
•	Saudi Aramco (since 2019)

Nadja Y. West, M.D.

Independent Director since 2020

Biography
Dr. Nadja West, age 60, retired from the U.S. Army with the rank of Lieutenant General in October 2019. She served as the 44th Army Surgeon General and the Commanding General of the U.S. Army Medical Command from 2015 to 2019, overseeing the highest medical readiness and battlefield wound survival rates in history. As the Joint Staff Surgeon from 2013 to 2015, Dr. West was the principal medical advisor to the Chairman of the Joint Chiefs of Staff at the Pentagon, where she coordinated all related health services issues, including operational medicine, force health protection and readiness within the military. Her prior roles include Deputy Chief of Staff for Support, U.S. Army Medical Command from 2012 to 2013, ensuring proper resources and support for smooth operation of the entire command. From 2010 to 2012, Dr. West served as Commanding General of the Europe Regional Medical Command. She is the recipient of numerous U.S. military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit with three Oak Leaf Clusters. Dr. West currently serves as Trustee of both the National Recreation Foundation and Mount St. Mary’s University; and board member of Americares and The Woodruff Foundation.

Skills & Qualifications
• Proven executive and operational leadership, strategic planning and healthcare management

• Expertise in government relations and human capital management

• Operational crisis management and disaster response experience pertaining to global health issues

• Extensive information security and cybersecurity experience

Current Committees:
• Member, Science, Technology & Sustainability
Other Public Board Service:
• Nucor Corporation (since 2019)
• Tenet Healthcare Corporation (since 2019)

20	2022 Proxy Statement

Board Leadership Structure

•	Executive Chairman of the Board: Alex Gorsky
•	Independent Lead Director: Anne M. Mulcahy
• The Chairman and Lead Director positions are evaluated and appointed annually by the independent Directors
• The Nominating & Corporate Governance Committee annually reviews and evaluates the Board leadership structure in Executive Session
•	All five main Board Committees are composed of independent Directors
•	Independent Directors met in Executive Session at each of the eight regular 2021 Board meetings

The Board believes there is no single board leadership structure that is optimal in all circumstances. The Board, with its diverse skills and experience with a wide range of leadership and management structures, considers the most appropriate leadership structure for our Company in the context of the specific circumstances and challenges facing us. As part of our current structure:

•	The independent Directors appropriately challenge management and demonstrate the independence and free thinking necessary for effective oversight.
•	The Directors prioritize shareholder engagement and discuss the feedback received.
As a result, the Board is in the best position to evaluate the relative benefits and challenges of different Board leadership structures and ultimately to decide which one best serves the interests of our stakeholders as defined in Our Credo.
The Nominating & Corporate Governance Committee reviews the Board's leadership structure on an annual basis and at other appropriate times, including whether the roles of Chairman and Chief Executive Officer should be held by one individual or should be separated. The Principles of Corporate Governance can be found at https://www.investor.jnj.com/corporate-governance.

In conducting its review, the Committee considers, among other things:
•	The effectiveness of the policies, practices and people in place at our Company to help ensure strong, independent Board oversight
•	Our Company’s performance and the effect a specific leadership structure could have on its performance
•	The Board’s performance and the effect a specific leadership structure could have on performance, including the Board's efficacy at overseeing specific enterprise risks
•	The Chairman’s performance in that role (separate and apart from his/her performance as CEO, if applicable)
•	The views of our Company’s shareholders as expressed both during our shareholder engagement and through voting results at shareholder meetings
•	Applicable legislative and regulatory developments
•	The practices at other similarly situated companies and trends in governance
In August 2021, the Company announced that Mr. Alex Gorsky will serve as Executive Chairman of the Company and, effective January 3, 2022, transition the Chief Executive Officer role to Mr. Joaquin Duato, who previously served as Vice Chairman of the Company’s Executive Committee. As part of the leadership transition, the Nominating & Corporate Governance Committee and full Board will continue to review and discuss the Board leadership structure taking into consideration these factors.
Prior to this leadership announcement, the Nominating & Corporate Governance Committee held a number of special Committee meetings to review and discuss the proposed leadership change. Based on the Committee's guidance - that included its annual review and discussion of the Board’s leadership structure - the independent Directors believe that it is in our Company's best interests for Mr. Gorsky to serve as Executive Chairman at the present time to ensure a smooth and seamless transition. Mr. Gorsky has expressed to the Board that it is his intention not to stand for reelection as a Director at the 2023 Annual Meeting and no longer serve as Executive Chairman of the Company at that time.
Strong, Independent Lead Director
The independent Directors also believe that Ms. Mulcahy should continue to serve as Lead Director. From her previous roles as Chairman and Chief Executive Officer of a large multinational corporation, as well as her former and current roles on public company boards that operate in a variety of industries and businesses, Ms. Mulcahy brings to the Lead Director role a career of leading global and complex organizations and a continued commitment to business innovation and talent

2022 Proxy Statement	21

development. This expertise, combined with her extensive knowledge of both Johnson & Johnson and its strategic objectives, the challenges facing our Company and a deep commitment to serve as Lead Director, place Ms. Mulcahy in a unique position to continue in the role. Ms. Mulcahy’s value as Lead Director was affirmed during the annual Board evaluation process, where the independent Directors have consistently rated her performance as exemplary. The Lead Director role includes the broad range of responsibilities set out on the following page, consistent with those of most independent board chairs and impacting all critical aspects of the Board’s operations and decision-making.
The Lead Director provides strong independent leadership of the Board and maintains frequent contact with the Executive Chairman ("Chairman"). Please also see “A Message from Our Lead Director” on page 3 of this Proxy Statement, which illustrates how the Lead Director and the Board are providing robust, independent oversight of our Company.
The independent Directors firmly believe that the Company’s current Board structure, with a robust Lead Director and its main Committees each composed entirely of independent Directors, provides appropriately strong independent leadership and oversight as well as efficient and clear leadership, communication and administration.

Duties and Responsibilities of the Lead Director

Board Agendas, Information and Schedules	•	Approves information sent to the Board and determines timeliness of information flow from management
	•	Provides feedback on quality and quantity of information flow from management
	•	Participates in setting, and ultimately approves, the agenda for each Board meeting
	•	Approves meeting schedules to ensure sufficient time for discussion of all agenda items
	•	With the Chairman or CEO, as appropriate, determines who attends Board meetings, including management and outside advisors

Committee Agendas and Schedules	•	Reviews in advance the schedule of Committee meetings
	•	Monitors flow of information from Committee Chairs to the full Board

Board Executive Sessions	•	Has the authority to call meetings and Executive Sessions of the independent Directors
	•	Presides at all meetings of the Board at which the Chairman is not present, including Executive Sessions of the independent Directors

Communicating with Management	•	After each Executive Session of the independent Directors, communicates with the Chairman or CEO, as appropriate, to provide feedback and also to act upon the decisions and recommendations of the independent Directors
	•	Acts as liaison between the independent Directors and the Chairman or CEO, as appropriate, and management on a regular basis and when special circumstances arise

Communicating with Stakeholders	•	Meets with major shareholders or other external parties
	•	Is regularly apprised of inquiries from shareholders and involved in responding to these inquiries
	•	Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of Company management, or raise legal, ethical or compliance concerns about Company policies or practices

CEO Performance Evaluations	•	Leads the annual performance evaluation of the CEO

Board Performance Evaluation	•	Leads the annual performance evaluation of the Board

New Board Member Recruiting	•	Interviews Board candidates, as appropriate

CEO Succession	•	Leads the CEO succession planning process

Crisis Management	•	Participates in crisis management oversight, as appropriate

Limits on Leadership Positions of Other Boards	•	May only serve as chair, lead or presiding director, or similar role, or as CEO of another public company if approved by the full Board upon recommendation from the Nominating & Corporate Governance Committee

The Board will continue to monitor Board leadership, considering what it observes in the marketplace, the evolution of viewpoints in the corporate governance community and, most importantly, what the Board believes is in the best interests of our Company and its shareholders.

22	2022 Proxy Statement

Board Committees
The Board has five main standing Committees: Audit Committee, Compensation & Benefits Committee, Nominating & Corporate Governance Committee, Regulatory Compliance Committee and Science, Technology & Sustainability Committee, each composed entirely of non-employee Directors determined to be “independent” under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board (available on the Company's website at https://www.investor.jnj.com/gov/committee), each of these Committees:
•is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel;
•conducts an annual evaluation of its performance fulfilling its duties;
•on an annual basis, reviews and reassesses the adequacy of its charters; and
•reports regularly to the Board on its meetings and reviews with the Board significant issues and concerns that arise at Committee meetings.
In addition, the Board has a standing Finance Committee, composed of the Executive Chairman and the Lead Director, which exercises the authority of the Board between Board meetings in accordance with our Company's By-Laws.

Consumer Health Special Committee

At the end of 2021, the Board formed a special committee (“Consumer Health Special Committee”) to oversee the potential separation of the Company’s Consumer Health business from its Pharmaceutical and MedTech businesses (“the Separation Transaction”). The Consumer Health Special Committee operates under a written charter adopted by the Board. The following pages summarize the responsibilities of each of the five main standing Board Committees as well as the Consumer Health Special Committee.

2022 Proxy Statement	23

Board Committee Membership

The following table shows the current members and Chair of each of the standing Board Committees and the number of meetings each Committee held in 2021.

Directors
Name		Age	Director Since	Primary Occupation	Board Committees
					AUD	CB	NCG	RC	STS	FIN	SC
D. Adamczyk	I	56	2022	Chairman and Chief Executive Officer, Honeywell International Inc.		✓*
M. C. Beckerle	I	67	2015	Chief Executive Officer, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah				✓	C
D. S. Davis(1)	I	70	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.	C	✓*	✓*				✓
I. E. L. Davis	I	71	2010	Former Non-Executive Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company	✓			✓
J. A. Doudna	I	58	2018	Professor of Chemistry; Professor of Biochemistry & Molecular Biology; Li Ka Shing Chancellor's Professor in Biomedical and Health, University of California, Berkeley			✓		✓
J. Duato	D	59	2022	Chief Executive Officer; Chairman, Executive Committee, Johnson & Johnson
A. Gorsky	CH	61	2012	Executive Chairman, Johnson & Johnson						C
M. A. Hewson	I	68	2019	Former Executive Chairman, Chairman, President and Chief Executive Officer, Lockheed Martin Corporation		C*		✓
H. Joly	I	62	2019	Former Chairman and Chief Executive Officer, Best Buy Co., Inc.		✓	✓				✓
M. B. McClellan	I	58	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy				✓	✓
A. M. Mulcahy	LD I	69	2009	Former Chairman and Chief Executive Officer, Xerox Corporation	✓		C			✓	✓
C. Prince	I	72	2006	Former Chairman and Chief Executive Officer, Citigroup Inc.			✓	✓
A. E. Washington	I	71	2012	Duke University's Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System		✓			✓
M. A. Weinberger	I	60	2019	Former Chairman and Chief Executive Officer, Ernst & Young	✓			C			✓
N. Y. West	I	60	2020	Former Lieutenant General, U.S. Army				✓*	✓
R. A. Williams	I	72	2011	Former Chairman and Chief Executive Officer, Aetna Inc.		C	✓
Number of meetings in 2021					8(2)	8	5	4	5	0	0

(1)	Designated as an “audit committee financial expert”
(2)	Does not include virtual meetings held prior to each release of quarterly earnings (four in total)
*	At our April 2022 Board Meeting, the following 1) appointments will be effective: Mr. Adamczyk, Member, CB; Ms. Hewson, Chair, CB; Dr. West, Member, RC; Mr. S. Davis, Member, NCG; 2) removal will be effective: Mr. S. Davis, Member, CB

CH	Executive Chairman of the Board	CB	Compensation & Benefits Committee
C	Committee Chair	NCG	Nominating & Corporate Governance Committee
LD	Lead Director	RC	Regulatory Compliance Committee
I	Independent Director	STS	Science, Technology & Sustainability Committee
AUD	Audit Committee	FIN	Finance Committee
D	Director	SC	Consumer Health Special Committee

24	2022 Proxy Statement

Board Committee Responsibilities
Copies of the charters of all Committees of the Board, except the Finance Committee, are available at https://www.investor.jnj.com/gov/committee.

Audit Committee

	2021 Members	Independence	Committee Financial Expert
	D. Scott Davis	Each member of the Committee is independent and has significant experience in positions requiring financial knowledge and analysis.	D. Scott Davis
Ian Davis
8 Meetings in 2021	Anne Mulcahy
Mark Weinberger

Roles and Responsibilities

Oversees our financial management, accounting and reporting processes and practices
Appoints, retains, compensates and evaluates our independent auditor
Oversees our Global Audit & Assurance organization, reviews its annual plan and reviews results of its audits
Oversees the quality and adequacy of our Company’s internal accounting controls and procedures
Reviews and monitors our financial reporting compliance and practices and our disclosure controls and procedures
Discusses with management the processes used to assess and manage our exposure to financial risk and monitors risks related to tax and treasury
In performing these functions, the Audit Committee meets periodically with the independent auditor, management and internal auditors (including in private sessions with each) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2021, see the Audit Committee Report on page 121.
The Board has designated Mr. D. S. Davis, the Chairman of the Audit Committee and an independent Director, as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (SEC) after determining that he meets the requirements for such designation. The determination was based on his being a Certified Public Accountant and his experience as Chief Financial Officer at United Parcel Service, Inc.
Any employee or other person who wishes to contact the Audit Committee to report good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters can do so by writing to the Audit Committee c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at www.investor.jnj.com/communication.cfm. Such reports may be made anonymously.

2022 Proxy Statement	25

Compensation & Benefits Committee

	2021 Members	Independence
	Ronald A. Williams	Each member of the Committee is independent.
D. Scott Davis
8 Meetings in 2021	Marillyn A. Hewson
Hubert Joly
Eugene Washington

Roles and Responsibilities

Establishes our executive compensation philosophy and principles
Reviews and recommends for approval by the independent Directors the compensation for our Chief Executive Officer and approves the compensation for our other executive officers
Sets the composition of the group of peer companies used for comparison of executive compensation
Oversees the design and management of the various pension, long-term incentive, savings, health and benefit plans that cover our employees
Reviews the compensation for our non-employee Directors and recommends compensation for approval by the full Board

Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board committee composed of Mr. Gorsky (Chairman/CEO), Mr. Joseph J. Wolk (Executive Vice President, Chief Financial Officer) and Dr. Peter M. Fasolo (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers. In 2022, Mr. Joaquin Duato replaced Mr. Gorsky on the Management Compensation Committee with his appointment to CEO.

The Compensation & Benefits Committee has retained Semler Brossy Consulting Group as its independent compensation consultant for matters related to executive officer and non-employee Director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process and a description of the nature and scope of the consultant’s assignment, see “Governance of Executive Compensation” on page 84.

26	2022 Proxy Statement

Nominating & Corporate Governance Committee

	2021 Members	Independence
	Anne Mulcahy	Each member of the Committee is independent.
Jennifer A. Doudna
5 Meetings in 2021	Hubert Joly
Charles Prince
Ronald A. Williams

Roles and Responsibilities

Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board and the Board leadership structure
Oversees the process for performance evaluations of the Board and its Committees
Reviews key talent metrics for the overall workforce, including metrics related to Diversity, Equity and Inclusion (DEI).
Evaluates any questions of possible conflicts of interest for the Board and Executive Committee members
Reviews potential candidates for the Board as discussed on page 12 and recommends Director nominees to the Board for approval
Reviews and recommends Director orientation and continuing education programs for Board members
Oversees compliance with the Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers
Evaluates the Board leadership structure on an annual basis

Regulatory Compliance Committee

	2021 Members	Independence
	Mark A. Weinberger	Each member of the Committee is independent.
Mary C. Beckerle
4 Meetings in 2021	Ian E. L. Davis
Marillyn A. Hewson
Mark McClellan
Charles Prince

Roles and Responsibilities

Oversees regulatory compliance and adherence to high standards of quality in the areas of healthcare compliance, anti-corruption laws, and the manufacture and supply of products
Oversees compliance with applicable laws, regulations and Company policies related to medical safety, product quality, environmental regulations, employee health and safety, healthcare compliance, privacy, cybersecurity and political expenditures
Reviews the policies, practices and priorities for our political expenditures and lobbying activities
Oversees our risk management programs, including those related to global cybersecurity, information security, product quality and technology
Reviews with management all significant litigation, investigations and complaints involving healthcare compliance, anti-corruption laws and product quality compliance

2022 Proxy Statement	27

Science, Technology & Sustainability Committee

	2021 Members	Independence
	Mary C. Beckerle	Each member of the Committee is independent.
Jennifer A. Doudna
5 Meetings in 2021	Mark McClellan
Eugene Washington
Nadja West

Roles and Responsibilities

Monitors and reviews the overall strategy, direction and effectiveness of the research and development organizations supporting our businesses
Assists the Board in identifying and comprehending significant emerging science and technology policy, public health and sustainability issues and trends that may impact the Company's overall business strategy
Assists the Board in its oversight of major acquisitions and business development activities as they relate to new science or technology
Serves as a resource and provides input as needed regarding the scientific and technological aspects of product- safety matters
Reviews annual progress against the Company's Health for Humanity strategy and goals, initiatives being advanced by the Enterprise Governance Council, and overall environmental and sustainability efforts

Finance Committee

Composed of the Executive Chairman and Lead Director of the Board
Exercises the authority of the Board during the intervals between Board meetings, as permitted by law and our By‑Laws
Acts between Board meetings as needed, generally by unanimous written consent in lieu of a meeting
Any action is taken pursuant to specific advance delegation by the Board or is later ratified by the Board

Consumer Health Special Committee

	2021 Members	Independence
	D. Scott Davis	Each member of the Committee is independent.
Hubert Joly
Established in 2021	Anne Mulcahy
Mark A. Weinberger

Roles and Responsibilities

Reviews and evaluates the Separation Transaction, including evaluating individual candidates to hold the positions of Chairman of the Board of the new Consumer Health business, members of its Board, the Chief Executive Officer and other members of the management leadership team of the new Consumer Health business

Oversees the Company’s review and evaluation of the Separation Transaction and its preparation of materials and presentations for the Board about the Separation Transaction
Receives updates from, and provides guidance to, the Company’s management, employees and advisors in connection with the Separation Transaction

Provides periodic reports to the Board and other standing Board Committee(s), as appropriate, to keep the Board and Board Committees informed with respect to material developments relating to the Separation Transaction

28	2022 Proxy Statement

Board Meetings and Processes

Director Meetings and Attendance
During 2021, the Board and its Committees maintained their schedules of regular meetings, holding both virtual and in-person meetings where possible with appropriate COVID-19 protections in place. The Separation Transaction was regularly discussed and reviewed at the Board meetings. In addition, the Board held a series of special Board and Committee meetings to review and discuss with management a number of topics, including the ongoing impact of COVID-19 on the Company's employees, business and supply chain, as well as management’s strategies to respond to, and mitigate, adverse impacts. The Board also held special Board and Committee meetings to discuss and review the CEO leadership transition.
The Board held twelve regular meetings and five special meetings. Each Director attended at least 75% of the regularly scheduled and special meetings of the Board and the Committees on which he or she served (during the period that he or she served).
It has been our longstanding practice for all Director nominees to attend the Annual Meeting of Shareholders. All of the Director nominees attended the 2021 Annual Meeting, which was held virtually due to the COVID-19 pandemic.

Executive Sessions
During 2021, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory Compliance, and Science, Technology & Sustainability Committees met in Executive Sessions without members of management present.
The independent Directors met in Executive Session at every regular Board meeting during 2021 and held an additional special Executive Session to perform the annual evaluation of the Chairman/CEO. The Lead Director acted as Chair at all of these Executive Sessions.

Private Committee Sessions with Key Compliance Leaders
In addition to meeting in Executive Session, the Audit Committee and the Regulatory Compliance Committee held regularly scheduled private sessions with their respective compliance leaders (e.g., the Chief Audit Executive, the Chief Compliance Officer, the Chief Financial Officer, the Chief Quality Officer, the Chief Medical Officer and the General Counsel) in Committee meetings during 2021, without the Chairman/CEO present. These private meetings allow the independent Directors to engage in informal discussions with management and provide the opportunity to solicit candid feedback and insights on risks, controls and compliance matters.

2022 Proxy Statement	29

Oversight of Our Company

Board Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company's corporate strategy. The Directors bring diverse perspectives, expertise in strategy development and experience in a wide range of industry, scientific, healthcare, regulatory and ESG areas that are relevant to our business, allowing them to effectively evaluate Company strategy and provide insight and guidance. The Board actively engages with management to provide effective oversight of and guidance on our short- and long-term strategies and has developed appropriate practices to execute its oversight responsibilities.

●	The Board conducts an extensive review of the Company's long-term strategic plans on an annual basis. The Board also reviews the long-term strategic plans of each business segment.
●	Throughout the year, the Board reviews and discusses matters related to the Company's strategy with senior management to ensure our business activities are aligned with our short- and long-term strategy and that we are making progress toward our strategic goals.
●	Independent Directors hold regularly scheduled Executive Sessions without management present to discuss Company performance and review long-term strategy. Certain Committees also meet in private session with senior management in our financial, legal, compliance and quality functions, among others.
●	The Board regularly discusses and reviews global economic, geopolitical, social, industry and regulatory trends and the competitive environment. The Board also considers feedback from our shareholders and other stakeholders to ensure that our short- and long-term strategies are appropriately designed to promote sustainable growth.
●	The Board consults with external advisors to understand outside perspectives on the risks and opportunities facing our Company.
The Board’s oversight of strategy is enhanced by periodic engagements held outside the Boardroom. Most years, independent Directors visit our business locations and research and development facilities around the globe to observe the implementation of our strategy. The Directors engage with senior leaders and employees at these sites to deepen their understanding of our businesses, their competitive environments and corporate culture.

Oversight of Risk

Board Oversight of Risk Management

The Board is responsible for overseeing senior management's execution of its risk management duties and for assessing its approach to risk management. The Board’s oversight of risk is an integral element of its oversight responsibilities and seeks to ensure that senior management has processes in place to appropriately identify and manage risk. The Board actively engages with senior management to understand and oversee our most significant risks, including in the following ways:

●
The Board reviews and discusses strategic, operational, financial and reporting risks, as well as non-financial risks including strategic, operational, compliance, financial, environmental, social (e.g., human capital management) and cybersecurity risks, leveraging the Company’s Enterprise Risk Management (ERM) framework. For more information regarding management’s use of the ERM, which provides a systematic process for management teams and employees to identify, assess and manage business risks, please see “Our Approach to Enterprise Risk Management” on page 32.

●
Throughout the year, the Board and applicable Committees receive updates from management regarding various enterprise risk management issues and risks related to our business segments, including risks related to litigation, product quality and safety, cybersecurity, reputation, human capital, diversity, equity and inclusion, drug pricing and environmental sustainability.

●
Independent Directors hold regular Executive Sessions without management present to discuss risks facing the Company and its risk-management practices. In certain Committees, independent Directors also meet in private session with management and compliance leaders.

●
The Board consults with external advisors, including outside counsel, consultants, auditors and industry experts, to ensure that it is well informed about the risks and opportunities facing our Company.

30	2022 Proxy Statement

●	The Board reviews feedback provided by shareholders to ensure that it understands shareholder perspectives and concerns. Please see pages 42 - 44 for more information on Shareholder Engagement.
●	In addition, the Board has tasked designated Committees of the Board to assist with oversight of certain categories of risk management, including ESG, and the Committees report to the full Board on these matters following Committee meetings. See “Board Oversight of ESG” below for additional information.
The following graphic highlights certain risks overseen by the Board and its Committees:

Full Board of Directors

On an ongoing basis, the full Board of Directors oversees enterprise-level risks including strategic, operational, compliance, financial, environmental, social (e.g., human capital management) and cybersecurity risks.

The Board's standing Committees, after each regularly scheduled Committee meeting, report to the full Board with updates on their areas of designated risk oversight responsibilities. These Committees work together and with the full Board to help ensure that the Committees and the Board have received all information necessary to permit them to fulfill their duties and responsibilities with respect to oversight of risk management activities.

Commitees' Risk Oversight Responsibilities

Audit Committee

- Financial Management and Disclosure
- Accounting
- Financial Reporting
- Tax and Treasury

Compensation & Benefits Committee

- Executive Compensation Programs and Incentives
- Recoupment
- Diversity, Equity & Inclusion

Nominating & Corporate Governance Committee

- Governance Policies
- CEO Succession Planning
- Board Succession Planning

Regulatory Compliance Committee

- Healthcare Compliance
- Quality & Medical Safety
- Employee Health & Safety
- Cybersecurity
- Privacy
- Government Affairs

Science, Technology & Sustainability Committee

- R&D Strategy & Programs
- Environmental Strategy, including Climate
- Sustainable Business Practices
- Health for Humanity Strategy and Goals

Management

The Executive Committee (EC) is Johnson & Johnson's senior leadership team. The EC sets the strategic vision and priorities of the Company and drives accountability at all levels. Members of the EC and other senior management regularly report to the Board regarding the risks and opportunities facing Johnson & Johnson.

Our Approach to Enterprise Risk Management

Effective risk management is foundational to our success. To grow responsibly as a Company for the long term, we must balance opportunity and appropriate risk to innovate and reach more patients and consumers. This includes living into our commitments to ethical behavior, operating with integrity, and complying with laws, rules, regulations and policies that reinforce such behavior. To effectively identify and mitigate or manage risks, our business requires strong collaboration between management and employees responsible for our operations on the one hand, and the functional compliance experts responsible for helping to ensure that we operate and grow in a compliant manner that adequately manages risk, including reputational risk on the other hand.
Our approach to risk management begins with Our Credo values and is enabled by the design of our organization and informed by our Enterprise Risk Management (ERM) framework. Our ERM is designed to identify risks that may impact the enterprise and manage those risks and opportunities to ensure that we will be able to meet our short- and long-term goals. Our ERM categorizes risk as: strategic, operational, compliance, financial, environmental, social (e.g., human capital management) and cybersecurity risks. Within each category, we seek to identify and remediate risks, enable improved decision-making and prioritization, and promote monitoring and reporting across compliance functions. Our senior management is responsible for day-to-day management of these risks, including creating and implementing appropriate risk management procedures.
For more information about the Company's ERM, please see www.jnj.com/about-jnj/enterprise-risk-management-framework.
Leveraging the Company’s ERM framework, our independent compliance functions, including legal, healthcare compliance, quality, global internal audit & assurance, anti-corruption, privacy, information security and medical safety, work closely with each of our business segments to identify risks and advise management as they develop plans to mitigate or manage these risks. Employees of our independent compliance functions partner closely with the business segments to provide timely,

2022 Proxy Statement	31

relevant guidance and are supervised by leadership within their function. This structure, independent of commercial interests, allows our compliance functions to escalate concerns and helps to ensure that best practices are being applied across the enterprise.
On a quarterly basis, our Corporate Compliance Committee, composed of leaders from our compliance functions and other enterprise functions such as information security, human resources and finance meet to share information on enterprise risks and trends and to develop solutions to manage or mitigate identified risks. The leaders of the Corporate Compliance Committee provide reports and updates to several key Committees of the Board to ensure oversight of significant risks facing the Company. For additional detail on compliance leaders' interactions with Board Committees, see “Private Committee Sessions with Key Compliance Leaders” on page 9 and for the role of the Corporate Compliance Committee related to managing ESG risk, see “Our Approach to ESG” on page 35.
Our employees are engaged in risk management through our Code of Business Conduct, which applies to all our employees around the world. The Code of Business Conduct is available in 27 languages and is designed to inform employees of relevant laws, Company policies and ethical standards for decisions and actions to help identify risks and ensure compliant practices in every market where we operate. The Code of Business Conduct also provides guidance on where to turn for help and how to escalate risks and concerns. Our management around the globe is reminded annually of the requirements of this policy through our compliance certification process, and we act swiftly to review any reported violations of the Code of Business Conduct, compliance policies, laws or regulations. All Company employees and contingent workers are required to complete training on the Code of Business Conduct on a biannual basis and all new employees must complete training upon joining the Company. For more information see www.jnj.com/code-of-business-conduct.
In addition to the escalation procedure described in the Code of Business Conduct, the Company operates an anonymous telephone or online reporting program known as Our Credo Integrity Line that allows employees, business partners, customers, third-party agencies, suppliers and other parties to report potential violations of Company policies, guidelines or applicable law. The Our Credo Integrity Line is available 24 hours a day, 7 days a week in 24 languages and is an integral component of our strong compliance culture.
Additionally, employees can report potential violations by telephone, e-mail or in person within their local business unit or to the Company's global internal audit & assurance, health care compliance, law, security or human resources organizations.

A Note about Litigation:

Patient safety and product quality have always been and will remain our first priority, and our employees around the globe are committed to ensuring that our products are safe and of high quality. Our functionally independent Quality and Compliance organization, led by our Chief Quality Officer, implements quality processes and procedures designed to ensure that our products meet our quality standards, which meet or exceed industry requirements. You can learn more about our quality processes at https://healthforhumanityreport.jnj.com/responsible-business-practices/product-quality-safety.
In addition, our functionally independent medical safety organization, which is led by our Chief Medical Officer, monitors our products from research and development through clinical trials, as well as pre- and post- regulatory approvals. This team of doctors and scientists prioritizes our patient experience and ensures that safety remains our first consideration in any decision along the value chain involving our products.
We recognize that there are many factors that contribute to the decision to commence litigation, many of which are not related to product quality or patient safety. Furthermore, jury verdicts are not medical, scientific or regulatory conclusions about our products. When faced with litigation, our approach will depend on the facts and circumstances.

Regarding the ongoing talc and opioids litigation:

•
We deeply sympathize with those suffering from any medical condition. Our focus remains on delivering life-saving and life-changing treatments and solutions to our patients and customers around the world.

•
We are committed to defending the safety of JOHNSON'S® Baby Powder, while seeking an equitable and efficient resolution of the talc litigation. Please see factsabouttalc.com and LTLManagementinformation.com for information on the safety of talc and steps taken to equitably resolve all talc claims.

•
We acted responsibly in selling products that were designed to be abuse-resistant and accounted for less than 1% of the total opioid prescriptions in the U.S. Decisions in November 2021 by the Oklahoma Supreme Court and the Superior Court in California rejected claims that the Company caused or contributed to the opioid crisis. As previously announced, the Company and its U.S.-based Janssen Pharmaceutical Companies have entered into an agreement to settle the ongoing opioids litigation. Please see factsaboutourprescriptionopioids.com for information on our position regarding ongoing litigation.

•
In response to a shareholder proposal included in our 2020 Proxy Statement, we published a Board Report on Risk Related to Opioids on October 5, 2020. Please see investor.jnj.com/board-report-on-oversight-of-risk-related-to-opioids.

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Oversight of Risks Related to Executive Compensation

The Board believes that an executive compensation program that appropriately aligns management with shareholders and does not incentivize leaders to take excessive risks is an important element of risk oversight. When determining executive compensation, the Board reviews our Company's financial performance as well as other strategic factors, including product quality metrics, talent development, diversity, equity and inclusion, and other ESG goals to ensure our leaders are driving long-term growth in a manner aligned with Our Credo values. Please see our Guiding Principles on page 75.
The Compensation & Benefits Committee reviews the performance of our CEO and Executive Committee using the above financial and non-financial metrics. It also oversees the design of our executive compensation programs to ensure that the programs do not incentivize our executive officers, either individually or as a group, to make excessively risky business decisions that could maximize short-term results at the expense of long-term value. The independent Directors who serve on this Committee are informed of our most significant risks, including litigation, drug pricing, information security and product quality. The Committee, in consultation with its independent compensation consultant, ensures that our executive compensation programs are aligned with our long-term strategy and do not incentivize overly risky behavior.
In 2020, the Board redesigned our executives’ annual incentives with clear weightings on financial and strategic goals, discontinued the use of three one-year sales measures in PSUs and capped the value of the car and driver perquisite. The Board also doubled the stock ownership requirements for our CEO and other members of our Executive Committee, in response to feedback from our shareholders, to further ensure that senior executives' interests are aligned with shareholders. Similarly, in response to shareholder feedback received in 2021, the Board in this Proxy Statement has enhanced disclosure and transparency regarding the Compensation & Benefits Committee consideration of special items, including litigation, and the exercise of discretion with respect to executive compensation determinations.
Several key elements of our executive compensation programs designed to mitigate risk are highlighted in the following table. Please see the Compensation Discussion and Analysis beginning on page 54 for a complete discussion of our compensation programs.
Key Elements of Our Executive Compensation Programs

Balanced Performance-Based Awards	Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics and relative shareholder returns versus peers

Multi-Year Performance Period and Vesting	The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. Performance share units, restricted share units and options vest three years from the grant date

Balanced Mix of Pay Components	The target compensation mix is weighted toward long-term equity compensation vesting over three years

Capped Incentive Awards	Annual performance bonuses and long-term incentive awards are capped at 200% of target

Stock Ownership Guidelines	Our CEO must directly or indirectly own equity in our Company equal to twelve times base salary, and the other members of our Executive Committee must own equity equal to six times base salary and retain this level of ownership at all times while serving as an Executive Committee member

No Change-in-Control Arrangements	None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts

Compensation Recoupment Policy	The Board has the authority to recoup executive officers' past compensation in the event of a material restatement of our financial results and for significant misconduct of Company policy or laws relating to the manufacturing, sales or marketing of our products

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Oversight of ESG

Board Oversight of ESG

The company’s dedication to integrate ESG into our business strategies starts at the top. Effective ESG governance requires both management engagement and Board‑level oversight. The Board’s ESG risk management approach is designed to effectively govern and manage the ESG risks and opportunities that are integral to the Company’s core business strategy. Significant ESG risks are reviewed and evaluated by the Board and its Committees as part of their ongoing risk oversight of our Company. For example, the Regulatory Compliance Committee meets with the Chief Quality Officer to review and provide input on our product quality program and performance indicators on a quarterly basis. Furthermore, the Science, Technology & Sustainability Committee (STSC) reviews and provides input on components of the Company’s ESG program and various related topics including our climate change actions. The STSC also reviews performance on our ESG management approach and reviews the disclosures and transparency housed in the Company’s annual Health for Humanity Report, including progress on our Health for Humanity Goals.
In 2021, the Board regularly engaged with management as the Company proceeded to further formalize its ESG strategy, and participated in the Company’s Priority Topics Assessment, a refresh of which was conducted in 2021 as part of the ESG strategy development process. The Board also conducted a comprehensive review of its charter and agendas in 2021, as well as the charter and agendas of each Committee, to ensure that the Board or a Committee was responsible for each of the significant ESG topics identified in our latest Priority Topics Assessment.
The Board has overall accountability for ESG risk management oversight.

Our Approach to ESG

As the world’s largest healthcare company, Johnson & Johnson has a unique ability to apply its expertise and partnering power to advance progress on some of the most difficult global health challenges. We focus our efforts where we believe our Company can achieve the greatest impact. These efforts are based on our environmental, social and governance (ESG) priorities, grounded in Our Credo values, informed by both our Company’s purpose to change the trajectory of health for humanity and the views of our external stakeholders.
We believe that sound ESG practices drive financial value creation by building stakeholder trust, driving innovation, mitigating risk, fostering employee engagement, increasing productivity and reducing costs. Our ESG risk management approach is designed to effectively govern and manage the ESG risks and opportunities that arise from our core business strategy through procedures that monitor or mitigate ESG risks and capitalize on opportunities. We also disclose our progress and performance to our shareholders and other stakeholders.
For more information on how we help our stakeholders understand how we are managing the risk of these relevant ESG topics and embedding sustainability into decision-making, which is a critical component of our ESG governance, please see https://www.jnj.com/about-jnj/policies-and-positions.
For more information on our annual disclosure of progress and ESG performance, please see our Health for Humanity Report at https://healthforhumanityreport.jnj.com/.
Our ESG risk management approach includes:

•
Promoting sound governance structures and controls, strategy and goal setting, risk identification, prioritization and mitigation systems, and disclosure and reporting to support our approach to long-term value creation.

•	Delivering innovative health solutions for patients and consumers to advance health for everyone, everywhere.
•	Investing in our employees, creating a diverse, equitable and inclusive environment in which all can belong, and empowering employees to strengthen the communities in which we live and work.
•	Marshaling our expertise, resources and partnerships to reduce the environmental footprint of our operations, our products and our extended supply chain.
Identifying ESG Risks and Opportunities
Responsibility for identifying and prioritizing ESG risks and opportunities is integrated across the enterprise and managed by the Enterprise Governance Council (Council), which serves as the Company’s primary governance body for ESG and is led by its Worldwide Vice President, Corporate Governance & Corporate Secretary. The Council is comprised of senior leaders who represent our three business segments, our independent compliance functions and our enterprise functions that have the ability to impact ESG issues. While the Corporate Compliance Committee serves as the primary governance structure for information sharing and coordinating compliance-related risks across core independent compliance risk functions, the

34	2022 Proxy Statement

Council serves as the community of experts including the leaders of the independent compliance risk functions, to drive visibility and alignment on both managing risks and activating opportunities related to ESG priorities.
Developing Strategies to Manage ESG Risks and Activate ESG Opportunities
The Council, which meets quarterly, operates under a formalized process and protocols, including ongoing review and assessment of ESG priorities. This process is informed by the Enterprise Risk Management (ERM) framework, which assists the Council, management teams and the Board in identifying potential business risks. ESG risks are fully integrated into our ERM framework, which helps us deepen our understanding of both financial and non-financial risks, support communication and collaboration across the enterprise, and respond appropriately as new circumstances evolve. As ESG priority topics are integrated into our ongoing standardized approach to risk assessment, the Company can prepare a clear and consistent view of existing and emerging risks, identify controls, and develop mitigation plans.
The Council discusses and debates ESG issues that are significant to Johnson & Johnson, including the assessment of environmental and societal megatrends and shifts like climate change as well as investments needed to help contribute to a sustainable economy. The Council continues to oversee the work of the Enterprise Human Rights Governance Council, which reports to the Council and is responsible for strengthening our approach to human rights due diligence and management. The Council has also developed an ESG training program for Council members and their teams.
The Council reviews and supports progress against the Company’s Health for Humanity Goals, which serve as key performance indicators of our ESG performance. Progress on our goals and on other ESG or sustainability topics are also reviewed by the Board and its Committees on a regular basis.
The Council leads the Company’s Priority Topics Assessment (PTA), which engages internal and external stakeholders to identify and prioritize the ESG topics that are most relevant to our business. We continually enhance the PTA methodology to conduct deeper and broader stakeholder engagement across a larger number of ESG topics. The PTA has occurred every two to three years, since 2008, but due to the continued world-shaping events of the COVID-19 pandemic and racial and social events of 2020, we have conducted refreshes of our PTA in both 2020 and 2021. Our 2019 and 2020 PTAs shaped and informed our current set of public commitments, which were released in May 2021. These twenty-one goals are aligned with our Company’s purpose, reflect the areas where our stakeholders expect us to lead and help fuel the global Sustainable Development Goals agenda for a sustainable future for all. As part of a larger effort to further formalize the Johnson & Johnson ESG strategy and to enhance our ESG governance to reflect the evolving nature of management of ESG topics across the Company, we concluded this additional PTA in fall 2021. For more information, please see
https://www.jnj.com/health-for-humanity-goals-2025.
ESG Governance
With the Corporate Compliance Committee and Enterprise Governance Council serving as the main Johnson & Johnson risk and ESG governance bodies, we embed ESG priorities at all levels of the Company. Our executive leadership team retains overall responsibility for ESG as part of our business strategy. Members of our executive leadership team oversee ESG in the form of either performance indicators or key performance indicators of our ESG performance relevant to their organizations through progress toward our Health for Humanity 2025 Goals and Consumer Health Healthy Lives Mission sustainability program.
Enhancing Disclosure and Reporting
We understand that transparent disclosure on our ESG priorities is critical to ensure that we remain committed to our goals and to help our shareholders and other stakeholders hold us accountable for our progress. Our annual Health for Humanity Report is central to our ESG disclosure. In this report, we share our ESG goals, disclose our progress toward achieving those goals and document our progress and performance against other important ESG measures. We seek to continually evolve our disclosure to better meet the expectations of our shareholders and other stakeholders.

•
In our 2020 Health for Humanity Report, published in June 2021, our reporting aligned with the Sustainability Accounting Standards Board (SASB) Standards for all three of our business segments, enhancing disclosures for a number of indicators.

•	For the first time in our 2020 Health for Humanity Report, we incorporated the Task Force on Climate-related Financial Disclosures (TCFD) framework.
•
We published the CDP disclosures for both Climate Change and Water Security within our Health for Humanity Report’s Reporting Hub to enhance our transparency and facilitate easy access to these disclosures.

•
We have continued to improve our disclosures on key ESG topics with separate positions on a discrimination-free workplace, our innovation ecosystem, our efforts to strengthen health systems and our commitment to business continuity.

2022 Proxy Statement	35

•
We further reinforced our commitment to reporting high-quality, validated data, by disclosing externally assured data in the areas of quality, human capital development, diversity, equity and inclusion, philanthropy, and environmental governance. Externally assured data is also available for our carbon emissions, Health for Humanity 2020 Goals and UN SDG commitments, which concluded at the end of 2020. Our first year of progress toward our new set of 2025 Health for Humanity Goals will be published in 2022.

•
In June 2021, we held our fourth investor relations ESG update, following the release of our 2020 Health for Humanity Report. It provided shareholders with an update on our progress and performance on our ESG management approach and priorities, including an interview with our Chief Financial Officer and Independent Lead Director. The ESG Investor Update also offered shareholders the opportunity to ask questions of leaders in Investor Relations, Quality & Compliance, Medical Safety, Health Care Compliance, Information Security & Risk Management, Human Resources, Diversity, Equity and Inclusion, Global Public Health, Procurement and Environmental Sustainability.

ESG Highlights
For Johnson & Johnson, the commitment to profoundly change the trajectory of health for humanity is stronger than ever, especially in light of the effects of the COVID-19 pandemic on all aspects of health. We apply our global reach and resources to generate a positive impact, provide trusted products and interventions and drive human health forward. For nearly 30 years we have documented our performance and progress on sustainability and corporate citizenship with ambitious goal setting and annual sustainability reporting. For our progress in responding to the COVID-19 pandemic see “Our COVID-19 Response Efforts" on page 11.
Notable 2021 ESG highlights include:

•	Launched Health for Humanity 2025 Goals that align with 11 of the 17 UN Sustainable Development Goals, encompassing 21 goals focusing on pandemics and epidemics, global health equity, our people, our planet and our partners
Environment
•	For the fourth consecutive year, Johnson & Johnson was recognized with a CDP A List rating for our leadership in climate action
•	Signed onto the U.N.-backed Race to Zero/Business Ambition for 1.5° Celsius campaign, with the goal to achieve net zero carbon emissions across our value chain by 2045
•	Announced that by 2025, we aim to source 100% of our electricity needs from renewable sources
•	Achieved CDP’s A- rating for Water Risk
Social
•	Through our supply agreements and country donations, shipped approximately 70% of our global vaccine supply to low- and middle-income countries, with approximately 40% of our global supply going to COVAX, including through countries' dose donations.
•	Launched a network of global health discovery centers that aim to accelerate science to tackle pandemic threats
•	Joined the World Health Organization's efforts to prevent the spread of Ebola in West Africa, making up to 200,000 Johnson & Johnson Ebola vaccine regimens available
•	Launched the Johnson & Johnson Health Equity Innovation Challenge beginning in six U.S. cities where Black and Hispanic communities experience significant health inequities: Chicago, Detroit, Los Angeles, New Orleans, New York City and Philadelphia, with the aim of helping to address racial healthcare disparities at the local level by granting $1,000,000 in total funding to its final awardees.
•	U.S. Food and Drug Administration approval of CABENUVA, the first long-acting regimen for the treatment of HIV
•	Announced that by 2030, the Johnson & Johnson Center for Health Worker Innovation will support and champion at least one million nurses, midwives and community health workers with skills, tools and growth opportunities
Governance
•	Inclusion in FTSE4Good Index Series, which measures the performance of companies demonstrating ESG practices
•	Placed 7th on Drucker Institute's Top 250 Best-Managed Companies of 2021
•	Named a Top 50 All-Star on Fortune’s World's Most Admired Companies list for the 19th consecutive year
•	Set a target to achieve $4.5B global impact spend with small and diverse suppliers by 2025, representing a 20% increase from 2020

36	2022 Proxy Statement

Oversight of Human Capital Management

Board Oversight of Human Capital Management

Attracting, developing, retaining and inspiring the best people globally is crucial to all aspects of Johnson & Johnson’s business. The Board believes that the Company’s strong ethical leadership grounded in the values expressed in Our Credo, and ambition inherent in Our Purpose, is central to the Company’s long-term success. To that end, the Board and its Committees are actively engaged in overseeing the Company’s human capital management strategy, talent development and corporate culture. The Board reviews the Company’s human capital management strategy on an annual basis and receives regular updates throughout the year on key talent metrics for the overall workforce, including those related to diversity, equity and inclusion (DEI), recruiting and talent development. To further develop its understanding of and engagement with the Company’s culture, the Board periodically conducts meetings and schedules site visits at our business locations.
The Board also devotes significant time to leadership development and succession planning and provides guidance on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of succession planning for other executive officers. The Nominating & Corporate Governance Committee oversees the development of succession planning processes and protocols. Annually, the Nominating & Corporate Governance Committee and the Board review succession plans for the members of the Executive Committee with the CEO and Chief Human Resources Officer. In addition, in an effort to provide Directors with opportunities to personally assess the leadership pipeline, high-potential executives meet with the Board in formal and informal settings.
The Compensation & Benefits Committee oversees the design and management of our compensation and benefits programs to ensure that the Company’s programs are aligned to both attract global business leaders and drive long-term, sustainable value creation by reinforcing performance against our long-term financial and strategic objectives including product quality, talent development, diversity, equity and inclusion, and other ESG goals.
For additional information on Board oversight of ESG risk more broadly, see “Board Oversight of ESG” on page 35.

Our Approach to Human Capital Management

We believe that our employees are critical to our continued success and are an essential element of our long-term strategy. Our key human capital management objectives are focused on investing in our people and our culture.
Our leadership reinforces and monitors our investment in people and our culture to ensure we foster a workplace that enables the ingenuity of our employees to solve any challenge and overcome obstacles.
Management is responsible for ensuring that our policies and processes reflect and reinforce our desired corporate culture, including policies and processes related to strategy, risk management, and ethics and compliance. Our human capital management strategy is built on three fundamental focus areas:

•	Attracting and recruiting the best talent
•	Developing and retaining talent
•	Empowering and inspiring talent
Underpinning these focus areas are ongoing efforts to cultivate and foster a culture inspired by Our Purpose to profoundly change the trajectory of health for humanity and built on Diversity, Equity and Inclusion (DEI), innovation, health, well-being and safety, where our employees are encouraged to succeed both professionally and personally all of which supports our overall objective to deliver industry leading performance.

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Diversity, Equity and Inclusion (DEI)

We are committed to workplace diversity and to cultivating, fostering and advancing a culture of equity and inclusion. Enabling employees to perform at their best while being themselves is fundamental to our continued success. The Company’s DEI vision is: Be yourself, change the world. Our DEI strategy reflects the strategic priorities we have identified that build on our longstanding mission to create a healthier world, as well as a more inclusive and equitable one, and our commitment to DEI is a clear expression of that. Our three-pillar strategy seeks to:

•	Accelerate the Company’s efforts to advance a culture of inclusion and innovation	100%	For the 16th year, we achieved a score of 100% from the Human Rights Campaign Corporate Equality Index
•	Build a diverse workforce for the future
•	Enhance business results and reputation
Our DEI strategy is guided by internal and external insights, global best practices and continual employee feedback, which remind us that while diversity changes by location, inclusion is the same everywhere.
Our focus on DEI starts at the highest levels of leadership and cascades across the enterprise at the direction of our Chief Diversity, Equity and Inclusion Officer who reports to our Chief Human Resources Officer and CEO. The CEO, together with members of the Executive Committee, reviews DEI results quarterly, and progress is reported to the Board periodically.
Throughout the Company, senior management has DEI-related goals embedded in their work plans and achievement of these goals is incorporated in performance reviews. Additionally, we embed controls and oversight throughout the organization to drive and measure progress. In 2021, we expanded DEI-related goals to all people leaders for work plans subject to the annual performance review process. Also in 2021, we announced our 2025 diversity in management goals including that by 2025 we aim to achieve 50% in management positions globally held by women, achieve 35% ethnic/racial diversity in management positions within the U.S. and achieve 50% growth of our Black and African American employees in management positions in the U.S. As part of our annual Health for Humanity Report publication in June 2021, we publicly disclosed our U.S. Federal Employer Information Report EEO-1, which can be found at https://healthforhumanityreport.jnj.com/2020-JNJ-U.S.-Federal-Employer-Information-Report.

Growth and Development

To continue to lead in the changing healthcare landscape, it is crucial that we continue to attract and retain top talent. We believe that our employees must be equipped with the right knowledge and skills and be provided with opportunities to grow and develop in their careers. Accordingly, learning and development programs as well as educational resources are available to all employees ranging from opportunities to develop and hone leadership skills, to training for sharpening current capabilities or acquiring new skills, to expanding networks through collaboration, mentorship or Employee Resource Groups. Our objective is to foster a learning culture that helps shape each person’s unique career path while creating a robust pipeline of talent to deliver on the Company’s long-term strategies. In furtherance of this objective, the Company deploys a global approach to ensure development is for everyone, regardless of where they are on their career journey. In 2021, 45.8% of employees in manager and above job categories took advantage of career opportunities by moving across functions, country or business segment lines (including upward promotion or lateral transfer and excluding employees in the research and development organizations).

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Culture and Employee Engagement

At Johnson & Johnson, our employees are guided by Our Credo, which sets forth our responsibilities to patients, consumers, customers, healthcare professionals, employees, communities and shareholders. Employees worldwide are further guided by our Code of Business Conduct which sets basic requirements for business conduct and serves as a foundation for our Company policies, procedures and guidelines, all of which provide additional guidance on expected employee behaviors in every market where we operate. Our overall commitment to engagement is the same internally and externally. We conduct global surveys that offer our employees the ability to provide feedback and valuable insight to help address potential human resources risks and identify opportunities to improve.

On a biennial basis, we conduct the Our Credo Survey, which assesses employee sentiment and the degree to which our employees believe that senior leadership demonstrates Our Credo values and fulfills our responsibility to stakeholders, including employees. In the interim years, we conduct Our Voice Survey, which measures employee sentiment about important aspects of our culture such as employee engagement, DEI, development, health and wellness, collaboration, execution, innovation and compliance and risk. The results of both surveys are closely reviewed by the Board, senior leadership and the human resources organization, and managers are provided with detailed anonymized reports highlighting their team results, strengths and areas where an improvement plan is recommended. Following an analysis of the detailed results, which are communicated to all employees, we develop plans to address the main areas of opportunity identified by our employees’ feedback, both at the Enterprise level and within individual teams.
In 2021, we conducted the Our Voice Survey, which was administered in 77 countries and made available in 36 languages. In a year of continued unprecedented challenge, we achieved significant participation rate and favorability. Our overall participation rate was 91%, 1% higher than 2019. Our overall favorability, which reflects how we are fulfilling our commitments to our employees, increased to 82%, 2% higher than 2019.
We benchmark our performance on the Our Voice Survey with the Mayflower Group, which is a consortium of top-tier, global companies dedicated to employee surveys. Our scores are well above the median score of Mayflower Group companies regarding employees recommending the Company as a great place to work and wanting to stay with the Company—both critical components of employee engagement.
In addition to our formal global employee survey, we conduct targeted employee sentiment “pulse” surveys to gather feedback on a number of topics, including engagement, organizational support, and awareness and availability of resources. These surveys help to uncover how we can best support our employees and help shape our approach.

Compensation and Benefits

As part of our total rewards philosophy, we offer competitive compensation and benefits to attract and retain top talent. We are committed to fairness and equitable treatment of employees at all levels in our compensation and benefits. This commitment extends to pay equity, including gender and ethnic/racial group pay equity. From time to time, we analyze our pay across functions and levels, and strive to eliminate unconscious bias or other barriers to full pay equity across the Enterprise. We observe legal minimum wage provisions and exceed them where possible. Our total rewards offerings include an array of programs to support our employees' well-being, including annual performance incentive opportunities, pension and retirement savings programs, health and welfare benefits, paid time off, leave programs, flexible work schedules and employee assistance programs. For colleagues who welcomed a newborn or newly adopted or fostered child, we expanded our parental leave benefit to 12 weeks. We know how critical the first year is to both child and parent to bond and be present, and we are proud to offer additional time off for our employees to focus on one of the most important and toughest jobs there is—being a parent.

2022 Proxy Statement	39

In recognition of the new way of working, we initiated J&J Flex, a hybrid model that empowers our office-based employees to find the right productivity and balance of in-person and remote work
We introduced a first-of-its-kind benefit for military spouses, providing up to 10 days of paid time off for when their family is going through a military move, or a military spouse partner is deployed or activated
We extended the paid parental leave benefit from 8 weeks to 12 weeks for all eligible employees starting in 2022

Health, Wellness and Safety

Our investment in employee health, well-being and safety is built on its conviction that advancing health for humanity starts with advancing the health of its employees. With the right awareness, focus, practices and tools, we ensure that all our employees around the world, as well as temporary contractors and visitors to the Company's sites, can work safely. We have continuously expanded health and well-being programs throughout the Company and across the globe, incorporating new thinking and technologies to keep its offerings best-in-class and to help employees achieve their personal health goals. The programs and practices we advance for total health -- physical, mental, emotional and financial – ensure employee health protection for emerging health risks. In 2021, we introduced new metrics to track the holistic health and well-being of our employees ranging from workplace safety to physical and mental health and well-being with support from our leaders.
Protecting and supporting our employees during the COVID-19 pandemic continues to be a top priority and our approach includes: keeping employees informed of local COVID-19 transmission rates and corresponding risk levels; ensuring the health and safety of our employees in the workplace through robust layers of protection; enhanced cleaning and access to cleaning supplies and personal protective equipment; supporting employees with pay continuity, benefits and well-being tools; and recognizing extraordinary employee contributions at work and in our communities. For more information on our COVID-19 employee response efforts, please see https://www.jnj.com/covid-19/caring-for-employees.
For more information on the Company's approach to human capital management, talent development and employee engagement, please see https://healthforhumanityreport.jnj.com/responsible-business-practices/our-people. For additional information on management’s oversight of human capital as an ESG risk, see “Our Approach to ESG” on page 35.

40	2022 Proxy Statement

Shareholder Engagement
Continued Commitment to Proactive Engagement
Our responsibility to shareholders is one of our core Credo values. We are deeply focused on understanding shareholder perspectives and believe that proactive engagement is an effective means to solicit valuable feedback, which has been instrumental in helping shape our policies and practices. Our goal is to ensure that management and the Board understand and consider the issues of importance to our shareholders and are able to address them appropriately. To that end, we promote communication and transparency through our robust year-round shareholder engagement program, which continued in 2021. Our program includes broad shareholder outreach and engagement ahead of our Annual Shareholders' Meeting.
Board-Driven Engagement
The Board recognizes the value of building and maintaining meaningful relationships with shareholders and understanding their viewpoints. The Board regularly reviews shareholder feedback, which informs Board discussions on a wide range of topics, including our approach to corporate governance, ESG, human capital management, diversity, equity and inclusion, and executive compensation. During 2021, our Lead Director and the Chair of the Compensation & Benefits Committee led engagements with many of our largest shareholders as well as other interested stakeholders.

Our Approach to Shareholder Outreach and Engagement

Our shareholder outreach and engagement program is active throughout the year. In early summer, we review the voting results from the prior Annual Shareholders’ Meeting, our current performance, emerging topics and market trends. We develop a shareholder outreach and engagement plan for the fall and review it with our advisors to ensure that our program is focused on topics of greatest interest to our shareholders.

Executive compensation was a priority focus area during our 2021 fall engagement season

Specifically, we sought feedback on the results of our 2021 Say on Pay vote, including on the design of our executive compensation program as well as the Company's treatment of special items, including litigation, in executive compensation metrics. Our Lead Director and Chair of the Compensation & Benefits Committee participated in many of those meetings, including with 10 of our 15 largest investors. More information on this topic and the Company's response is included in the 2021 Say on Pay Response section on page 59 of this Proxy Statement.

Depth of the Fall Engagement Season:

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•	Prior to the 2021 Annual Meeting, we reached out to our 100 largest shareholders to discuss and receive feedback on the items of business and disclosure in our 2021 Proxy Statement.
•	We include information on our voting card and vote landing page inviting all shareholders to share comments with the Board. Prior to the 2021 Annual Meeting, we received 507 shareholder comments. Shareholders may contact any of our Directors, including the Lead Director, using any of the options described on page 164.
•	We hosted our fourth annual ESG Investor Update webcast in June 2021, coinciding with the release of our annual Health for Humanity Report. The Health for Humanity Report discloses our progress toward our ESG goals. The webinar provided shareholders with the opportunity to engage and ask questions of our business leaders in investor relations, product quality, medical safety, legal, global public health and environmental health, safety & sustainability.
•	The Board continually reviews feedback from our shareholders.

Our Year-Round Shareholder Engagement Cycle

Shareholder Engagement Topics

Our shareholders have many different areas of interest and, for each engagement, we endeavor to have the right personnel available to have an informed, meaningful discussion on the topics that are most important to them. Our 2021 engagement and other governance exchanges covered a wide range of important corporate governance, environmental and social stewardship, compensation and public policy issues, including:

•	Board Composition and Diversity	•	Executive Compensation and Performance Metrics
•	Board Evaluation Process	•	Lead Director Responsibilities
•	Board Oversight of Risk	•	Litigation
•	Board Tenure and Refreshment	•	Pharmaceutical Pricing Transparency and Access
•	CEO Transition	•	Product Quality and Safety
•	Consumer Health Separation	•	Separation of the Chairman and CEO Roles
•	COVID-19 Response and Vaccine	•	Shareholder Engagement and Communication
•	Culture and Human Capital Management	•	Shareholder Proposals
•	Diversity, Equity and Inclusion	•	Succession Planning and Talent Development
•	ESG Issues and Reporting	•	Tax Policy

42	2022 Proxy Statement

Shareholder Feedback

The following table highlights several areas where our shareholders provided feedback and how management responded. Feedback from our shareholders is shared with the Board.

What We Heard	What We Did

Provide greater disclosure regarding the treatment of litigation in executive compensation metrics.
We enhanced our Proxy materials to offer additional disclosure around the treatment of litigation in executive compensation metrics, including the Compensation and Benefits Committee’s consideration of special items and the determination of whether to exercise discretion to adjust executive compensation (see "2021 Say on Pay Results and Shareholder Engagement on pages 59 to 60).

Provide disclosure of the Company’s EEO-1 data.	We released our Consolidated 2020 EEO-1 Report in June 2021.

Continue disclosure of and progress against ESG commitments.
In 2021, the Company announced its new 2025 Health for Humanity Goals, including efforts directed toward health equity, human capital management and the climate. Additionally, we continued our commitment to disclosure and engagement with stakeholders through the following:
•Continued enhanced disclosure of ESG in the Proxy Statement (see "Board Oversight of ESG" and "Our Approach to ESG" on page 35)
•Continued enhancement of the Company’s ESG Investor Update webcast, including a discussion with the Lead Director
•Priority Topics Assessment refresh, which incorporated feedback from shareholders and other stakeholders
•Released second You Belong: Diversity and Inclusion Impact Review

Incorporate the TCFD framework into the Company’s climate reporting disclosures.
We enhanced our annual CDP Climate Change Report to reflect additional climate-related disclosures based on TCFD recommendations. Our annual climate resilience disclosures can be found in our annual Health for Humanity Report.

Align executive compensation with the experience of shareholders.	We did not adjust our executive compensation program to account for the impact of COVID-19.

Review political spending guidelines to ensure alignment with Company values.	While we have always maintained stringent political giving criteria to govern our contributions, we conducted an extensive review of our corporate political giving program and the Johnson & Johnson Political Action Committee (Johnson & Johnson PAC) to ensure that both are positioned to fulfill their mission in support of Our Credo and to include a revised giving criteria for agile decision-making.

2022 Proxy Statement	43

Director Independence

All Directors are independent except for our CEO and Executive Chairman
It is our goal that at least two-thirds of our Directors be “independent,” not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as an independent Director. The Board has determined that all non-employee Directors who served during fiscal 2021 were “independent” under the listing standards of the NYSE and our Standards of Independence, including: Dr. Beckerle, Mr. D. S. Davis, Mr. I. E. L. Davis, Dr. Doudna, Ms. Hewson, Mr. Joly, Dr. McClellan, Ms. Mulcahy, Mr. Perez, Mr. Prince, Dr. Washington, Mr. Weinberger, Dr. West and Mr. Williams.
In order to assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at https://www.investor.jnj.com/corporate-governance. These Standards conform to, or are stricter than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a Director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with our Company. The Board considered each of these relationships in light of our Standards of Independence and determined that none of these relationships conflict with our interests or would impair the relevant non-employee Director's independence or judgment.
The table on the following page describes the relationships that were considered in making this determination. The nature of the transactions and relationships summarized in the following table, and the role of each of the Directors at their respective organizations, were such that none of the non-employee Directors had any direct business relationships with our Company in 2021 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed were entered into, and payments were made or received, by our Company or one of our subsidiaries in the ordinary course of business and on competitive terms. In 2019, 2020 and 2021, our transactions with or discretionary charitable contributions to each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues and, therefore, did not exceed the thresholds in our Standards of Independence.

44	2022 Proxy Statement

Director Independence — Transactions and Relationships

Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction or Relationship	2021 Aggregate Magnitude
Adamczyk	Honeywell International	Profit Organization	Executive Officer	General building services and maintenance	<1%
Beckerle	Huntsman Cancer Institute	Healthcare Institution	Executive Officer	Sales	<1%
Beckerle	University of Utah	Educational Institution	Employee	Sales; investigator payments; grants	<1%
Doudna	University of California - Berkeley	Educational Institution	Employee	Sales; research-related payments; sponsorships; grants	<1%
Hewson	United Service Organizations (USO)	Non-profit organization	Board of Governers (Director)	Contributions; grants; sponsorship	<1%; <$1 million
Joly	Harvard Business School	Educational institution	Employee	Contributions; grants; rental payments; rebates; consulting fees; lab supplies; tuition; training programs; memberships; subscriptions	<1%
McClellan	Duke University	Educational Institution	Employee	Sales; research-related payments; grants; tuition reimbursements	<1%
Mulcahy	Save the Children	Non-profit Organization	Trustee	Contributions	<1%
Washington	Duke University	Educational Institution	Employee	Sales; research-related payments; grants; tuition reimbursements	<1%
Washington	Duke University Health System	Healthcare Institution	Executive Officer	Sales; rebates	<1%; <$1 million
Weinberger	Case Western Reserve University	Educational Institution	Trustee	Investigator payments; rebates; grants; sponsorships	<1%; <$1 million
Weinberger	Emory University	Educational Institution	Trustee	Sales; investigator payments; rebates; grants; sponsorships	<1%; <$1 million
Weinberger	US Council for International Business	Non-profit Organization	Trustee	Membership dues	<1%; <$1 million
West	Americares	Non-profit Organization	Trustee	Grants; contributions	<1%
Note: Any transaction or relationship under $25,000 is not listed above.
In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a Director is affiliated, that Director would be expected to recuse himself or herself from the deliberation and decision-making process. In addition, other than potential review and approval of related person transactions under our Policy on Transactions with Related Persons described on the following page, none of the non-employee Directors has the authority to review, approve or deny any grant to or research contract with an organization.

2022 Proxy Statement	45

Related Person Transactions

Policies and Procedures

Our Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee of any transaction or series of transactions exceeding $120,000 in which our Company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our Directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, all our Directors and executive officers have a duty to report to the Executive Chairman or the Lead Director any potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons, which can be found at https://www.investor.jnj.com/corporate-governance.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee will review all of the relevant facts and circumstances and approve or disapprove entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chairman (or, if the transaction relates to the Committee Chairman, the Lead Director) may pre-approve or ratify any related person transactions involving up to $1 million.

The following types of transactions have been deemed by the Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:

●	Compensation paid by our Company for service as a Director or executive officer
●	Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues
●	Our contributions to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts
●	Transactions where the related person’s only interest is as a holder of our stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends
●	Transactions involving competitive bids
●	Transactions where the rates or charges are regulated by law or government authority
●	Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture or a party performing similar banking services

46	2022 Proxy Statement

Transactions with Related Persons for 2021

A sister-in-law of Dr. Paulus Stoffels, former Vice Chair of the Executive Committee and Chief Scientific Officer, is a Senior Manager at Janssen Pharmaceutica NV, a wholly-owned subsidiary of the Company, and earned $159,493 in total compensation in 2021 (using an exchange rate of 1.1639 USD/1 EUR), including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2021, and any other compensation. She also participates in the general welfare and benefit plans of Janssen Pharmaceutica NV. Her compensation was established in accordance with Janssen Pharmaceutica NV’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Stoffels does not have a material interest in his sister-in-law’s employment, nor does he share a household with her.
A sister of Joseph Wolk, Executive Vice President, Chief Financial Officer, is a Mobility Operations Leader at Johnson & Johnson Services, Inc., a wholly-owned subsidiary of the Company, and earned $193,211 in total compensation in 2021, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2021, and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Services, Inc. Her compensation was established in accordance with Johnson & Johnson Services, Inc.’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Wolk does not have a material interest in his sister’s employment, nor does he share a household with her.
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described on the preceding page.

2022 Proxy Statement	47

Stock Ownership and Section 16 Compliance

Stock Ownership

The following table sets forth information regarding beneficial ownership of our common stock by each Director, and our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers named in the tables in the section “Executive Compensation Tables” on pages 88 through 110 (each a named executive officer); and by all Directors and executive officers as a group. Each of the individuals/group listed below is the owner of less than 1% of our outstanding shares. Because they serve as co-trustees of Johnson family trusts, which hold stock for the benefit of others, Mr. Gorsky and Mr. Michael Ullmann, an executive officer, are deemed to “control” an additional 5,330,277 shares of our stock in which they have no economic interest, and those shares are not reflected in the table below. In addition to such shares, the Directors and executive officers as a group own/control a total of 2,198,488 shares. In the aggregate, these 7,528,765 shares represent less than 1% of the shares outstanding. All stock ownership is as of March 1, 2022.

Name	Number of Common Shares(1) (#)	Deferred Share Units(2) (#)	Common Shares Underlying Options or Stock Units(3) (#)	Total Number of Shares Beneficially Owned (#)
Darius Adamczyk(4)	1,063	1,030	0	2,093
Mary C. Beckerle	0	10,355	0	10,355
D. Scott Davis	0	12,196	0	12,196
Ian E. L. Davis	4,193	17,706	0	21,899
Jennifer A. Doudna	0	5,132	0	5,132
Joaquin Duato	245,977	0	871,166	1,117,143
Alex Gorsky	585,447	0	2,725,885	3,311,332
Marillyn A. Hewson	3,000	5,205	0	8,205
Hubert Joly	5,000	3,613	0	8,613
Mark B. McClellan	0	14,322	0	14,322
Anne M. Mulcahy	7,709	17,706	0	25,415
Charles Prince	28,520	24,823	0	53,343
Paulus Stoffels(5)	275,547	0	710,828	986,375
Jennifer A. Taubert	126,456	0	405,795	532,251
A. Eugene Washington	0	26,733	0	26,733
Mark A. Weinberger	0	5,288	0	5,288
Nadja Y. West	0	2,326	0	2,326
Ronald A. Williams	3,650	25,673	0	29,323
Joseph J. Wolk	35,858	0	142,309	178,167
All Directors and named executive officers as a group (26)	2,198,488	172,108	6,708,117	9,078,713
(1)    The shares described as "owned" are shares of our common stock directly or indirectly owned by each listed person, including shares held in the 401(k) and Employee Stock Ownership Plans, and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement. Mr. Prince disclaims beneficial ownership of 800 shares listed as owned by him.
(2)    Includes Deferred Share Units credited to non-employee Directors under our Amended and Restated Deferred Fee Plan for Directors, and Deferred Share Units credited to the executive officers under our Executive Income Deferral Plan (Amended and Restated), if any.
(3)    Includes shares underlying options exercisable on March 1, 2022, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.
(4)    Appointed to the Board in February 2022.
(5) Prior to adopting the Policy Against Pledging, Hedging and Short Selling of Company Stock, Dr. Paulus Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge. See the Policy at https://www.investor.jnj.com/corporate-governance.

48	2022 Proxy Statement

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	224,338,201 shares(1)	8.92%(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	200,021,352 shares(2)	7.60%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	144,996,127 shares(3)	5.51%(3)
(1)    Based solely on an Amendment to Schedule 13G filed with the SEC on February 9, 2022, The Vanguard Group reported aggregate beneficial ownership of approximately 8.92%, or 224,338,201 shares, of our common stock as of December 31, 2021. Vanguard reported that it possessed sole dispositive power of 224,338,201 shares, shared dispositive power of 10,444,431 shares, and shared voting power of 3,961,997 shares. Vanguard also reported that it did not possess sole voting power over any shares beneficially owned.

(2)    Based solely on an Amendment to Schedule 13G filed with the SEC on January 31, 2022, BlackRock, Inc. reported aggregate beneficial ownership of approximately 7.6%, or 200,021,352 shares, of our common stock as of December 31, 2021. BlackRock reported that it possessed sole voting power of 173,829,767 shares and sole dispositive power of 200,021,352 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.

(3)    Based solely on a Schedule 13G filed with the SEC on February 14, 2022, State Street Corporation reported aggregate beneficial ownership of approximately 5.51%, or 144,996,127 shares, of our common stock as of December 31, 2021. State Street reported that it possessed shared voting power of 126,280,614 shares and shared dispositive power of 144,677,639 shares. State Street also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

As a result of being beneficial owners of more than 5% of our stock, The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street) are currently considered “related persons” under our Policy on Transactions with Related Persons described on page 47.

•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $13.2 million in fees during fiscal year 2021.
•Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $2.2 million in fees during fiscal year 2021.

Delinquent Section 16(a) Reports
Based on our review of Forms 3, 4 and 5 and amendments thereto in our possession and written representations furnished to us, we believe that during 2021 all reports for the Directors and executive officers required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis.

2022 Proxy Statement	49

Director Compensation
The Compensation & Benefits Committee charter requires annual review of non-employee Director compensation, including total compensation and each element of our non-employee Director compensation program.
During its annual review, the Committee analyzes the competitive position of our non-employee Director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see pages 80 to 81 for information about the Executive Peer Group). Semler Brossy Consulting Group, the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on non-employee Director compensation. Decisions regarding the non-employee Director compensation program are approved by the full Board based on recommendations by the Committee.
Fiscal 2021 Non-Employee Director Compensation
On September 14, 2020, the Compensation & Benefits Committee recommended no changes to the non-employee Director compensation program for 2021. The Board approved no changes to the non-employee Director compensation program for 2021. The overall 2021 compensation structure was below peer group median, and compensation had not been increased since 2019.
Fiscal 2022 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2021 of the competitive position of our non-employee Director compensation program showed that overall compensation for non-employee Directors was below the peer group median. As a result, the Committee recommended, and the Board approved on September 14, 2021, the following non-employee Director compensation program for 2022 to achieve an overall compensation structure in line with the peer group median.

2022 Non-Employee Director Compensation	($)
Cash Compensation	$125,000
Lead Director Cash Retainer	50,000
Audit Committee Chair Cash Retainer	30,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units	195,000

50	2022 Proxy Statement

The compensation of our non-employee Directors for fiscal 2021 is set forth in the following table. Mr. Gorsky is an employee of the Company and, therefore, received no additional compensation for his service as a Director in 2021. For a complete understanding of the table, please read the accompanying footnotes and the narrative disclosures.

2021 Total Non-Employee Director Compensation
A	B	C	D	E	F
Name	Role for Additional Cash Retainer	Fees Earned or Paid in Cash ($)	Stock Awards (DSUs) ($)	All Other Compensation ($)	Total ($)
M. C. Beckerle	Committee Chair	$140,000	$184,868	$20,000	$344,868
D. S. Davis	Audit Committee Chair	145,000	184,868	0	329,868
I. E. L. Davis		120,000	184,868	0	304,868
J. A. Doudna		120,000	184,868	20,000	324,868
M. A. Hewson		120,000	184,868	11,000	315,868
H. Joly		120,000	184,868	20,000	324,868
M. B. McClellan		120,000	184,868	0	304,868
A. M. Mulcahy	Lead Director; Committee Chair	175,000	184,868	20,000	379,868
C. Prince(1)		126,580	184,868	20,000	331,448
A. E. Washington		120,000	184,868	20,000	324,868
M. A. Weinberger(1)	Committee Chair	133,861	184,868	0	318,729
N. Y. West		120,000	184,868	20,000	324,868
R. A. Williams	Committee Chair	140,000	184,868	20,000	344,868
(1) Mr. Weinberger replaced Mr. Prince as Chair of the Regulatory Compliance Committee in April 2021. The Chair retainer payment was prorated accordingly.
Fees Earned or Paid in Cash (Column C)
Elective Fee Deferrals. As described below, under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. In 2021, Ms. Hewson, Dr. Washington and Mr. Weinberger elected to defer their respective 2021 cash retainers.
Stock Awards (Column D)
Deferred Share Units - Mandatory Deferral. All figures in column D represent the grant-date fair value of Deferred Share Units (DSUs) granted to each non-employee Director on February 9, 2021. The Board approved a 2021 DSU award valued at $185,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee Director was granted 1,123 DSUs (rounded down to the nearest whole share). DSUs are immediately vested but must be deferred until termination of Board membership. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
All Other Compensation (Column E)
Charitable Matching Contributions. The amounts reported in column E represent the aggregate dollar amount for each non-employee Director for charitable matching contributions. Non-employee Directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions.
Deferred Fee Plan for Directors
Elective Fee Deferrals. Under the Deferred Fee Plan for Directors, non-employee Directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. In 2021, Ms. Hewson, Dr. Washington and Mr. Weinberger elected to defer all of their respective 2021 cash retainers.

2022 Proxy Statement	51

Deferred Compensation Balances. At December 31, 2021, the aggregate number of DSUs held in each non-employee Director’s Deferred Fee Account, including mandatory deferrals, any elective fee deferrals and accrued dividend equivalents, was as follows:

Name	Deferred Share Units (#)
M. C. Beckerle	9,180
D. S. Davis	11,022
I. E. L. Davis	16,531
J. A. Doudna	3,958
M. A. Hewson	4,030
H. Joly	2,439
M. B. McClellan	13,148
A. M. Mulcahy	16,531
C. Prince	23,649
A. E. Washington	25,559
M. A. Weinberger	4,114
N. Y. West	1,152
R. A. Williams	24,498
Additional Arrangements
We pay for or reimburse Directors for transportation, hotel, food and other incidental expenses related to attending Board and Committee meetings, Director orientation or other relevant educational programs or Company meetings.

Stock Ownership Guidelines for Non-Employee Directors

Our stock ownership guidelines for non-employee Directors are intended to further align the Directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the Director, shares held indirectly that are beneficially owned by the Director and DSUs. All Directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock Ownership Guideline as a Multiple of Annual Cash Retainer	2021 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
M. C. Beckerle	5x	Yes	Yes
D. S. Davis	5x	Yes	Yes
I. E. L. Davis	5x	Yes	Yes
J. A. Doudna	5x	Yes	No(2)
M. A. Hewson	5x	Yes	No(2)
H. Joly	5x	Yes	No(2)
M. B. McClellan	5x	Yes	Yes
A. M. Mulcahy	5x	Yes	Yes
C. Prince	5x	Yes	Yes
A. E. Washington	5x	Yes	Yes
M. A. Weinberger	5x	Yes	No(2)
N. Y. West	5x	Yes	No(2)
R. A. Williams	5x	Yes	Yes
(1)Non-employee Directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold. (2)Joined Board within past five years.

52	2022 Proxy Statement

Item 2: Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors recommends that shareholders vote, in an advisory manner, FOR approval of the compensation of our named executive officers and the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement.

Before you vote, we urge you to read the following for additional details on our executive compensation		When casting your 2022 Say on Pay vote, we encourage you to consider:

●
We continued to mitigate the impact of the pandemic on our patients, customers, communities, and employees, including the distribution of approximately 70% of our global vaccine supply to low- and middle-income countries.

●	Compensation Discussion and Analysis on pages 56 to 87	● Our financial performance was strong despite continued uncertainty driven by the ongoing COVID-19 pandemic.

●
Our named executive officers’ 2021 compensation is aligned with our 2021 performance, with annual incentives payouts aligned to business performance and performance share units (PSUs) paying out below target based on the impact of COVID-19 on financial results and our relative total shareholder return (TSR) performance during the performance period.

●	Executive Compensation Tables on pages 88 to 110

● We considered our 2021 Say on Pay vote results, engaged with our shareholders on our executive compensation program to understand their concerns, and made changes to our policies and procedures to incorporate the feedback.

We believe our executive compensation programs promote long-term, sustainable value creation and are strongly aligned with the long-term interests of our shareholders. The guiding principles of our executive compensation program continue to be: pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests, and market competitiveness.

We assess performance by reviewing not only what financial and strategic objectives were achieved but also how those results were achieved and whether they were achieved consistent with the values embodied in Our Credo.

As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board and the Compensation & Benefits Committee value the opinions of our shareholders. They will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation philosophy, policies and procedures.

Following our Annual Meeting of Shareholders on April 28, 2022, the next advisory vote on executive compensation is expected to occur at the 2023 Annual Meeting of Shareholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

2022 Proxy Statement	53

Compensation Committee Report
The Compensation & Benefits Committee of the Board of Directors (the "Committee") has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (CD&A) with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 56 through 87, be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022.

Ronald A. Williams, Chairman
D. Scott Davis
Marillyn A. Hewson
Hubert Joly
A. Eugene Washington

54	2022 Proxy Statement

Compensation Discussion and Analysis

2021 Performance and Compensation
57	A Message from our Compensation & Benefits Committee
58	2021 Summary
59	2021 Say on Pay Results and Shareholder Engagement
61	2021 Annual Incentive Goals and Performance
66	2019-2021 Performance Share Unit (PSU) Payout
69	CEO Performance and Compensation Decisions
71	Other Named Executive Officer Performance
72	Compensation Decisions for 2021 Performance

Executive Compensation Philosophy
75	Key Features of Our Executive Compensation Program
75	Guiding Principles

Components of Executive Compensation
76	Base Salary, Annual Incentive, and Long-Term Incentives
79	Executive Perquisites & Other Benefits
80	Compensation Target Setting Process and Pay Position
80	2021 Pay Mix at Target

Peer Groups for Pay and Performance
81	Executive Peer Group
82	Competitor Composite Peer Group

Compensation Decision Process
83	Importance of Our Credo Values in Assessing Performance
83	Assessing "The What" and "The How"
83	Aligning Compensation to "The What" and "The How"

Governance of Executive Compensation
84	Governance of Executive Compensation
85	Independence of Compensation Consultant

Additional Information Concerning Executive Compensation
86	Use of Tally Sheets
86	Limited Employment Arrangements and Agreements
86	Stock Ownership Guidelines for Named Executive Officers
87	Executive Compensation Recoupment Policy
87	Tax Impact on Compensation
87	Compensation Decisions for 2020 Performance

2022 Proxy Statement	55

2021 Performance and Compensation
A Message from Our Compensation & Benefits Committee

Dear Fellow Shareholders:
Despite continued COVID-19 related challenges, the Company delivered strong results in 2021. We rolled out our vaccine globally, with commitments to equitably supply the world’s most vulnerable populations. We had robust top- and bottom-line growth, and we increased our dividend for the 59th consecutive year. Our pipeline growth was also strong, and our continued investment in R&D and innovation will propel the Company’s long-term success. The planned separation of the Consumer Health business will allow the two new companies to harness growth opportunities and unlock value.
Our 2021 Say on Pay vote won majority support at 57%. We discussed the vote result with our shareholders, considered the rationale for why we exclude special items from non-GAAP EPS and their impact on our long-term equity compensation, and enhanced our process for reviewing and considering items excluded from non-GAAP performance measures. We articulated the factors we consider in determining whether to adjust incentive payouts. For 2021 and prior years, we determined that no adjustments to incentive plan results were warranted, and the compensation program encompassed the effect of special items through their impact on our long-term equity compensation.
Reflecting our strong 2021 results, the enterprise annual incentives paid out at 130.0% of target. The Committee used its discretion to lower the payout from 141.2% to 130.0% to align the payout more closely with the business units. Because we did not adjust our PSU goals due to COVID-19, our 2019-2021 PSUs paid out below target at 91.3%.
Johnson & Johnson begins a new era in 2022 as Joaquin Duato assumed the role of Chief Executive Officer and Alex Gorsky transitioned to become our Executive Chairman. Effective January 3, 2022, we adjusted their compensation to reflect their new roles.
Our Committee Chairman, Mr. Williams, will conclude his service to the Board this year. Through these transitions, we are confident that the future of the Company is strong and supported by a compensation program that rewards performance and aligns with shareholders.
We thank you for your continued feedback and respectfully request your support for our 2022 Say on Pay proposal.
Sincerely,

56	2022 Proxy Statement

2021 Summary

Our Credo
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions, we look to results-oriented measures of performance as well as how those results were achieved. We consider whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of the decisions.

2021 Say on Pay Results and Shareholder Engagement
Approximately 57% of the votes were cast in favor of our executive compensation program as disclosed in our 2021 Proxy Statement (the “Say on Pay” vote). We take our Say on Pay results seriously and discussed it with our shareholders during our fall engagement season. We describe our Say on Pay results, what we heard, and what we did in detail beginning on page 59.

2021 Company Performance and Annual Incentives
Despite continued COVID-19 related challenges, the Company delivered strong results. We exceeded our 2021 enterprise financial goals. We also performed well against key enterprise strategic objectives, which the Committee assessed at 95% of target.
To align the enterprise payout more closely with those of the business units, the Committee used its discretion and reduced the enterprise 2021 annual incentive payouts from 141.2% to 130.0%. We describe our 2021 annual incentive goals and performance under “2021 Annual Incentive Goals and Performance” on pages 61 to 65.

2019-2021 Performance Share Unit (PSU) Payout
Our 2019-2021 PSUs paid out at 91.3% of target. We did not adjust our goals due to the impact of COVID-19. We describe the performance of our 2019-2021 PSUs in more detail on pages 66 to 68.

Compensation for 2021 Performance and CEO Transition
The Board approved Alex Gorsky’s 2021 annual incentive payout at 130.0% of target based on the weighted financial and strategic performance of the Company. The Board used its discretion in reducing annual incentive payouts for certain named executive officers, including the CEO, as described in more detail on page 69. The Board also approved Mr. Gorsky's long-term incentive award based on 2021 performance at 125% of target.
As announced on August 19, 2021, Joaquin Duato assumed the role of Chief Executive Officer effective January 3, 2022. In conjunction with the CEO transition, the Board approved compensation changes for Messrs. Duato and Gorsky. We describe these changes, as well as the performance and compensation of our other named executive officers, on pages 70 to 73.

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2021 Say on Pay Results and Shareholder Engagement
What we heard
Approximately 57% of the votes were cast in favor of our executive compensation program as disclosed in our 2021 Proxy Statement (the “Say on Pay” vote). We take our Say on Pay results seriously and discussed it with our shareholders during our fall engagement season. We describe our “Shareholder Engagement” in detail on page 42.
•Our investors generally supported the overall design of our executive compensation program with its focus on performance-based and long-term, equity-based compensation that aligns with our shareholders’ interests.
•They also generally supported excluding litigation charges from earnings goals for incentive compensation and do not want to create a perverse incentive to not settle litigation when it is in our shareholders' best interests.
•Our investors wanted more information on whether and how the Committee considered the opioid-related charges excluded from non-GAAP EPS in 2019 and 2020 and whether the Committee would adjust incentive pay for 2021 due to these charges.

What we did
Shareholder Engagement. In response to our 2021 Say on Pay vote, we reached out to our top 100 shareholders, representing over 56% of outstanding shares (or about 79% of shares held by institutions), and met with 63 shareholders representing 38% of our shares outstanding (or about 53% of shares held by institutions). We also met with proxy advisory firms and other interested parties, including the Investors for Opioid Accountability (IOPA). Our Committee Chairman and Lead Director participated in many of these meetings, including with 10 of our top 15 shareholders. The Committee discussed our vote and potential actions in each of the seven remaining regular and special meetings in 2021 and the first quarter of 2022.

Our Compensation Program. The Committee considered the impact of litigation charges on our share price and our executives’ compensation.
•Management’s compensation is impacted by litigation charges because they impact our share price.
•The vast majority of senior management compensation and wealth is in the form of long-term equity.
•Therefore, we believe our compensation program is strongly aligned with our shareholders.

Why we exclude special items (including opioid-related litigation charges) from non-GAAP EPS. The Committee reevaluated and reconfirmed the rationale for why we exclude litigation charges from non-GAAP EPS.
•Litigation charges tend to stem from events that took place before current management was in place.
•We enter settlements for different reasons, often without any admission or finding of wrongdoing, when it is in our shareholders’ best interests.
•Litigation outcomes are often fluid, and judgements against the Company may be reversed through appeals processes that can span multiple years. This fact is demonstrated by recent outcomes in both talc and opioids litigation.
•Including these litigation charges would create an incentive to postpone or forgo future legal actions that may be in the long-term interests of our shareholders.
•Excluding special items from incentive plan results is common practice among large public companies and our non-GAAP adjustments have been lower than our competitors as a percentage of earnings.
•Special items are not aligned with the operational financial performance our incentive plans measure, and they are inherently unpredictable as to amount and timing.

Criteria for Evaluating Items Excluded from Non-GAAP Performance Measures. The Committee considered several factors in its evaluation of whether and how excluded items would affect the determination of incentive payouts and will consider them in future years. The table below lists some of the factors considered by the Committee.

58	2022 Proxy Statement

Factor	Committee Perspective
Investor feedback	We considered feedback from our shareholders regarding compensation programs, policies, and decisions.
Impact to shareholders	We considered the impact of special items on our share price.
Operational performance	We considered the operational results during the applicable performance period. Including special items in our EPS goals would create substantial goal-setting challenges since the amounts and timing are unpredictable.
Magnitude of special item	We considered the overall impact of special items on our reported earnings.
Determination of responsibility	We considered whether there is a determination of fault or admission of wrongdoing related to litigation charges.
Shareholder alignment	We considered the impact of special items on outstanding long-term incentives and other performance measures in our incentive plans.
Role of current executives	We considered the roles of the executives during the period in question in determining whether additional action is appropriate.
Process Improvements. Based on our shareholder feedback the Committee enhanced its process for reviewing and considering items excluded from non-GAAP performance measures for 2021 and future years. For 2021 performance and compensation, the Committee:
1.Formalized the collaboration with the Audit Committee by conducting a joint meeting to review all items excluded from non-GAAP performance measures for the purpose of measuring results under our annual and long-term incentive plans.
2.Considered whether any excluded item warranted consideration in the determination of payouts under the annual or long-term incentive plans.
3.Disclosed its decisions and a reconciliation of non-GAAP financial performance measures in this Proxy Statement.

Committee Discretion. The Committee discussed the potential use of discretion and the actions it could consider related to adjustment items, including, but not limited to:
•Including all or a part of the adjustment item in the calculation of incentive plan results;
•Using discretion to reduce incentive plan payouts; and
•Reducing the grant value of long-term incentive awards.

Fiscal 2021 Committee Compensation Decisions. The Committee considered the impact of including litigation-related special items on incentive payouts and determined that no adjustments to 2021 incentive plan results were warranted. The Committee also reconsidered the decisions on 2020 incentive plan results. Based on the totality of the circumstances and the considerations outlined above, the Committee determined that no adjustments were warranted for prior year exclusions of litigation charges. The Committee believes this is appropriate because:
•Litigation impacts management’s compensation through its effect on our share price and the value of their long-term, equity-based compensation.
•No 2021 opioid-related charges were excluded from our 2021 adjusted operational earnings.
•The events and decisions that resulted in the 2019 and 2020 opioid-related litigation charges occurred before our executives assumed their current roles.
•The litigation charges relate to settlements that resolve proceedings efficiently and in the best interests of our stakeholders without any admission or finding of wrongdoing.
•The Company was a responsible actor in the opioid market, with products that were designed to be abuse-resistant and accounted for less than 1% of the total opioid prescriptions in the U.S. Decisions in November 2021 by the Oklahoma Supreme Court and the Superior Court in California rejected claims that the Company caused or contributed to the opioid crisis.

2022 Proxy Statement	59

2021 Annual Incentive Goals and Performance
Performance against our Enterprise 2021 Financial Goals (70% weight)

2021 Financial Goals

Our enterprise financial targets align with the guidance we provided to the investment community. We believe this links our compensation to how effectively we deliver on our public commitments to our shareholders. We set our goals based on our objective of creating long-term sustainable value, our product portfolio and pipeline, and competitive benchmarking. See “Our Annual Incentive Goal Setting Process” on page 64 for details.
We established maximum and threshold payout levels around the financial targets based on a review of historical performance for each metric. If performance falls between threshold and target or between target and maximum, we determine the payout factor using interpolation. If performance falls below threshold for a goal, the percentage earned for that goal is 0%.
For the purposes of assessing performance under our annual incentive program, we make certain adjustments to our financial measures that have been prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), as detailed on page 65.

2021 Financial Results

At the enterprise level, we exceeded our financial goals for operational sales, adjusted operational EPS, and free cash flow. Enterprise results were driven by overall strength in our business units. Strong financial management at the corporate level drove lower-than-expected consolidated tax expense and employee-related benefits costs that are not included in our business unit reporting.
While our Pharmaceuticals and Consumer Health businesses showed strong year-over-year growth, continued COVID-related uncertainty in the market for elective medical procedures and operational headwinds in a key platform caused our MedTech business to underperform against its financial goals.
As shown below, our overall enterprise financial performance resulted in a calculated financial payout factor of 161.0% under our annual incentive plan.

2021 Financial Measures	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Results	Calculated Payout	Weighted Payout
Operational Sales ($ millions)	1/3rd	$84,930	$89,400	$93,870	$90,258	119.2%	39.7%
Adjusted Operational EPS	1/3rd	$8.88	$9.35	$9.82	$9.65	163.8%	54.6%
Free Cash Flow ($ millions)	1/3rd	$13,860	$15,400	$16,940	$17,074	200.0%	66.7%
Financial Payout Factor							161.0%

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Performance against our Enterprise Long-Term Strategic Goals (30% weight)

2021 Strategic Goals

The strategic payout factor is determined by the Committee within a range of 0% to 200% based on its evaluation of performance versus our strategic objectives.
Our strategic objectives cover a range of items critical to both our short- and long-term success. We prioritize excellence in our operational execution, product development and pipeline growth, our employees, key strategic initiatives that enable our continued growth, and performance against our Environmental, Social, and Governance (ESG) objectives.
Not all strategic goals are measured against quantitative performance criteria because some are qualitative. The Committee considers both quantitative and qualitative results and applies discretion when evaluating performance and determining the payout factor.

2021 Strategic Performance

In February 2021, the Committee approved strategic goals aligned with long-term, sustainable value creation. Based on its evaluation of our performance against our strategic goals, the Committee determined a payout factor of 95.0% appropriately recognized both the successes and disappointments we experienced during 2021. The Committee’s assessment of our strategic goals and results is shown in the following table.

2021 Strategic Goals	2021 Assessment Highlights
Critical Business Objectives	•	We increased our operations and capabilities as a digital organization, optimizing talent solutions, and activating an open-source learning community.
	•	We met our enterprise technology goals, leveraging digital technology to accelerate our Enterprise priorities. We also continued to modernize our technology ecosystem, expand our cybersecurity foundation, enhance our network performance, and diversify and increase our cloud adoptions.
	•	We successfully accelerated business outcomes through data science, intelligent automation, improving enterprise programs, and harnessing E-Commerce potential.
	•	We focused on convergence opportunities to meet our Lung Cancer and Eye Health goals.
	•	We partially met our supply chain improvement goals. We met our Consumer Health gross margin goal, but we missed our MedTech gross margin goal.
	•	We performed strongly against our product pipeline value and innovation platform goals. However, some new products experienced delays.

Environmental, Social, & Governance (ESG)	•	We achieved our diversity, equity and inclusion goals, meeting key representation levels for female VPs, Black and African-American Directors and VPs, and Hispanic Directors and VPs.
	•	We made substantial progress against our human capital management goals, including enhancing our talent pipeline and succession planning as well as retention of Executive Committee and business unit leaders.
	•	We met our quality and compliance objectives, closing audit remediation gaps and reducing the number of health authority actions.
	•	We achieved all our key safety goals.
	•	We achieved key milestones on plastics and renewable electricity initiatives.

Enterprise Strategic Payout Factor		95%

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2021 Annual Incentives

The 2021 annual incentive payouts for our CEO and other named executive officers were based 70% on financial goals and 30% on strategic goals. Messrs. Gorsky, Wolk, Stoffels, and Duato were measured at the enterprise level. Ms. Taubert's financial goals were weighted 75% Pharmaceuticals / 25% enterprise. Her strategic goals were aligned with the Pharmaceuticals business.
Our financial goals are evaluated against identified threshold, target, and maximum levels of performance. Our strategic payout factors are determined by the Committee, in its sole discretion, based on its evaluation of performance versus our strategic goals. In addition, the Committee may adjust individual awards on an exception basis within a range of 0x to 1.2x (subject to the 200% of target maximum).
The payouts can range from 0% to 200% of the target award as illustrated below.

Target Award	X	Payout Factor (70% Financial / 30% Strategic)	=	Payout Range (0% to 200% of Target)

Summary of Named Executive Officer Annual Incentive Payouts

The final payout factor for Messrs. Gorsky, Wolk, Stoffels and Duato is shown in the table below.

	Weight	2021 Payout Factors	Weighted Payout
Enterprise Financial	70.0%	161.0%	112.7%
Enterprise Strategic	30.0%	95.0%	28.5%
Calculated Enterprise Payout Factor			141.2%
Discretionary Reduction			(11.2%)
Final Enterprise Payout Factor			130.0%
The Committee used its discretion to reduce the annual incentive payouts for the named executive officers evaluated based on enterprise performance by 11.2% points to align the enterprise payouts more closely with those of the business units. Strong financial management at the corporate level drove lower-than-expected consolidated tax expense and employee-related benefits costs that are not reflected in business unit reporting.
Ms. Taubert’s annual incentive payout factor of 141.8% was based on the performance in the Pharmaceuticals business. The financial component of Ms. Taubert's award included both enterprise (25%) and Pharmaceutical (75%) financial performance.

62	2022 Proxy Statement

Our Annual Incentive Goal Setting Process

In the fall, we undertake a rigorous planning process to develop our goals for the coming year. Our financial goals are used to develop the estimates that we provide to the investment community, are aligned with our long-term strategic plan and promote long-term, sustainable value creation. The principles we follow in setting our financial targets are:

●	Operational Sales: Align with our strategic objective to exceed market growth using the breadth of our portfolio.
●	Adjusted Operational EPS: Consider our strategic plan, financial principles, competitive position, and investment strategies.
●	Free Cash Flow: Target specific levels of productivity and adjust for significant events as needed.

We set our 2021 operational sales growth goal considering:

●
Growth of key platforms across our portfolio and recovery from the COVID-19 pandemic partially offset by strategic SKU rationalization in our Consumer Health business and anticipated headwinds in our Pharmaceuticals business due to competition from biosimilars and generics.

We set our 2021 adjusted operational EPS growth goal considering:

●	The planned 2021 operational sales items noted above and our financial principles.

We set our 2021 Free Cash Flow goal considering:

●	Our productivity in generating free cash flow from net income.
●	Adjustments for significant events.

2022 Proxy Statement	63

Details on Non-GAAP Performance Measures

•
Operational Sales Growth: Operational sales growth is the sales change due to changes in volume and price, excluding COVID-19 vaccine sales and the effect of currency translation. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

			($ millions)
		2021 Reported Sales	$93,775
		COVID-19 Vaccine Sales	(2,385)
		Currency Translation	(1,132)
		2021 Operational Sales	$90,258

•
Free Cash Flow: Free Cash Flow is the net cash from operating activities less additions to property, plant and equipment. For 2021 annual incentive purposes, we adjusted enterprise Free Cash Flow downward approximately $2.7 billion to take out the impact of budgeted litigation-related payments that did not occur in 2021 and other adjustments. The figures are rounded for display purposes.

			$ (billions)
		Cash flow from operating activities	$23.4
		Additions to Property, Plant and Equipment	(3.6)
		Free Cash Flow	19.8
		Adjustments	(2.7)
		Adjusted Free Cash Flow	$17.1

•	Adjusted Operational EPS Growth: Adjusted EPS and adjusted operational EPS are non-GAAP financial measures.
	•	See Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 25, 2022 and “Reconciliation of Non-GAAP Financial Measures” in our 2021 Annual Report included in our Proxy materials for a breakout of special items and intangible amortization expense.
	•	Adjusted operational EPS growth also excludes the effect of currency translation.
	•	Below is a reconciliation of diluted EPS (the most directly comparable GAAP measure) to adjusted EPS and adjusted operational EPS.

			2021 Actual $ per share
		Diluted EPS as Reported	$7.81
		Special Items and Intangible Amortization Expense	1.99
		Adjusted EPS	9.80
		Currency Translation	(0.15)
		Adjusted Operational EPS	$9.65

64	2022 Proxy Statement

2019-2021 Performance Share Unit (PSU) Payout

PSU Performance versus Goals for Performance Periods Completed in 2021

Our 2021 operational sales exceeded target. Due to the impact of COVID-19, our 2019-2021 adjusted operational EPS performance fell below target. Our 2019-2021 TSR compound annual growth rate also fell below target as shown in the table below.

PSU Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Calculated Payout
2021 Operational Sales ($ millions)	$84,930	$89,400	$93,870	$90,258	119.2%
2019-2021 Cumulative Adjusted Operational EPS	24.90	27.67	30.44	$26.98	87.5%
2019-2021 Relative TSR (CAGR)	10% pts. below Composite	Equal to Composite	10% pts. above Composite	(4.6) Pts	77.0%
Note: Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 68 for details.
If performance falls between threshold and target or between target and maximum, we determine the percentage of target earned using interpolation. If performance is below threshold for a goal, the percentage of target earned for that goal is 0%. If TSR is negative, the percentage of target earned based on TSR performance would be capped at 100%.

2019-2021 Operational Sales Performance versus PSU Goals

Our 2019-2021 operational sales performance was measured against three equally weighted 1-year sales goals. The weighted 2019-2021 operational sales payout is shown in the table below. COVID-19 negatively impacted our 2020 results, but we did not make adjustments to performance or targets.

2019-2021 Operational Sales Payout	2019 (1/3rd Weight)	2020 (1/3rd Weight)	2021 (1/3rd Weight)	Weighted Payout
Payout (% of target)	145.9%	62.9%	119.2%	109.3%
Note: Details on the 2019 and 2020 goals and performance are included on page 59 and page 57 of our 2020 and 2021 Proxy Statements, respectively.

2019-2021 PSU Payout as a Percent of Target

Our 2019-2021 Performance Share Units (PSUs) paid out at 91.3% of target as shown in the table below.

PSU Measure	Weight	Calculated Payout	Weighted Payout
Operational Sales	1/3rd	109.3%	36.4%
2019-2021 Cumulative Adjusted Operational EPS	1/3rd	87.5%	29.2%
2019-2021 Relative TSR	1/3rd	77.0%	25.7%
PSU Payout Factor			91.3%
Note: Sum of individual components may not reflect total payout factor due to rounding.

2022 Proxy Statement	65

Our PSU Goal Setting Process

Our PSU goals are based on our long-term strategic plan, promote long-term, sustainable value creation, and take into account our product portfolio and pipeline, anticipated healthcare market growth, and other external factors, including the competitive landscape.
Cumulative Adjusted Operational EPS: The EPS goal is set based on:

●	The operational EPS guidance for the first year, which is provided to the investment community.
●	Sales and EPS targets included in our strategic plan for the second and third years of the performance period.
●	Analysts’ expectations for the Company and the Competitor Composite Peer Group.
●	An EPS growth to sales growth multiple aligned with a long-term goal of growing net income faster than sales.

Relative Total Shareholder Return (TSR): The 3-year relative TSR goal is set to meet the performance of our Competitor Composite Peer Group, which undergoes annual review. See page 82 for more information on our Competitor Composite Peer Group.
Operational Sales: Beginning with awards made in February 2020, one-year operational sales is not a PSU performance measure. For PSUs granted prior to 2020, our annual operational sales goals were based on actual sales from the prior year and then aligned to the Company’s annual operational sales growth guidance. Currency had a negative impact of approximately $421 million on the 2020 sales base used to set the 2021 operational sales growth goal. The following table shows the 2020 operational and reported sales, the 2020 impact of currency, and the 2021 operational sales goal. We discuss our 2021 operational sales growth goal setting on page 64.

$ (millions)
Base Year Sales
2020 Operational Sales	$83,005
2020 Currency Translation	($421)
2020 Reported Sales	$82,584
2021 Operational Sales Goal
2021 Operational Sales Growth Goal	8.3%
2021 Operational Sales Goal	$89,400

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Details on Non-GAAP PSU Performance Measures

2021 Operational Sales Performance: Operational sales growth is the sales change due to changes in volume and price, excluding COVID-19 vaccine sales and the effect of currency translation. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

$ (millions)
2021 Reported Sales	$93,775
COVID-19 Vaccine Sales	(2,385)
Currency Translation	(1,132)
2021 Operational Sales	$90,258

2019-2021 Cumulative Adjusted Operational EPS Performance: The following is a reconciliation of 2019-2021 cumulative reported EPS to cumulative adjusted operational EPS:

$
Reported EPS	$18.95
Special Items and Intangible Amortization Expense	7.56
Adjusted EPS	26.51
Currency Translation	0.47
Plan Adjustments	0.00
Adjusted Operational EPS	$26.98

See Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 25, 2022 and “Reconciliation of Non-GAAP Financial Measures” in our 2021 Annual Report included in our Proxy materials for a breakout of special items and intangible amortization expense.
There were no plan-level adjustments for the 2019-2021 PSU performance period.

2019-2021 Relative TSR Performance (calculated using trailing 20-day average closing stock prices):

TSR from January 1, 2019 to December 31, 2021%
Johnson & Johnson	10.3%
Competitor Composite Peer Group	14.9%
Relative TSR Performance (J&J minus Competitor Composite)	(4.6)% points

2022 Proxy Statement	67

CEO Performance and Compensation Decisions

Alex Gorsky: Chairman, Board of Directors and Chief Executive Officer

Performance

The Board based its assessment of Mr. Gorsky’s 2021 performance primarily upon its evaluation of the Company’s performance. The Company’s 2021 performance is summarized under “2021 Annual Incentive Goals and Performance” on pages 61 through 65.
At the enterprise level, we exceeded our financial goals for operational sales, adjusted operational EPS, and free cash flow. Enterprise results were driven by overall strength in our business units as well as strong financial management at the corporate level that drove lower than expected consolidated tax expense and employee-related benefit costs.
In addition to our Company’s overall performance, the Board evaluated Mr. Gorsky’s performance against a set of strategic priorities. Mr. Gorsky:

●	Led the Company in the ongoing global fight against COVID-19, delivering vaccines and committing to expanded vaccine access to lower- and middle-income nations.
●	Improved our long-term financial outlook with record-level investments in R&D and product innovation to expand our product pipeline.
●	Executed against our CEO succession plan, culminating in the appointment of Joaquin Duato as our new CEO.
●	Set a course to separate Johnson & Johnson into two publicly traded companies, which will allow both organizations to focus on their respective markets and achieve future growth.
●	Drove our progress against our ESG commitments, including our environmental, diversity, and engagement initiatives.
●	Continued to sharpen our focus on data science, intelligent automation, and cybersecurity.

Compensation Decisions for 2021 Performance

In determining Mr. Gorsky's annual incentive payout, the Board applied negative discretion to the calculated results in order to more closely align enterprise payouts with those of the business units. 2021 Company performance is summarized under “2021 Annual Incentive Goals and Performance” on pages 61 through 65.
In conjunction with the Company’s long-standing practice, Mr. Gorsky received a long-term incentive award in February 2022 based on his performance as Chairman and CEO in 2021. He will not be eligible to receive future long-term incentive awards for his service in his capacity as Executive Chairman.
The Board approved changes to Mr. Gorsky's compensation for 2022 described under "CEO Transition-Related Compensation Decisions" on page 70.
Mr. Gorsky’s total direct compensation ("TDC") for 2019-2021 is displayed in the table below.

	2019		2020		2021
	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)
Salary Earned	$1,650,000		$1,650,000		$1,650,000
Annual Incentive Payout	3,120,000	108%	2,610,000	90%	3,750,000	130%
Long-Term Incentive Awards	14,610,000	108%	16,900,000	125%	16,900,000	125%
Total Direct Compensation	$19,380,000		$21,160,000		$22,300,000

Please see pages 72 to 74 for details on the awards and total direct compensation.

68	2022 Proxy Statement

CEO Transition-Related Compensation Decisions
On August 19, 2021, we announced that Joaquin Duato, previously Vice Chairman of the Company’s Executive Committee, would assume the role of CEO and join the Company’s Board of Directors effective January 3, 2022. Alex Gorsky, previously Chairman and CEO of the Company, transitioned to Executive Chairman, also effective January 3, 2022.
On January 4, 2022, the Board approved compensation changes for Mr. Duato and Mr. Gorsky in conjunction with their respective role changes. Upon his assumption of the CEO role, Mr. Duato’s annual compensation opportunities increased as follows: his annual base salary is $1,500,000, his annual incentive target is 175% of base salary, and his long-term incentive target is 820% of base salary. Actual annual and long-term incentive awards will be based on achievement of the business and individual performance objectives and subject to approval by the independent members of the Board. As an employee of the Company, Mr. Duato will receive no additional compensation for his service as a member of the Board. A description of Mr. Duato's 2021 performance and associated compensation decisions can be found on pages 71 to 73. Mr. Duato’s 2021 and 2022 target TDC is summarized below:

Position	Cash			Equity		Target Total Direct Compensation
	Salary ($)	Annual Incentive Target		LTI Target
		(%)	$	(%)	$	($)
Vice Chairman of the EC (2021)	$1,030,000	125%	$1,287,500	500%	$5,150,000	$7,467,500
Chief Executive Officer (2022)	$1,500,000	175%	$2,625,000	820%	$12,300,000	$16,425,000
In connection with his transition to Executive Chairman, Mr. Gorsky’s annual compensation opportunities were adjusted as follows: his annual base salary was decreased to $1,400,000, and his annual incentive target for 2022 was decreased to 150% of base salary. His actual annual incentive payout will be based on achievement of the applicable business and individual performance objectives and subject to approval by the independent members of the Board. Mr. Gorsky will not be eligible to receive future long-term incentive awards for his service as Executive Chairman. Mr. Gorsky’s 2021 and 2022 target TDC is summarized below:

Position	Cash			Equity		Target Total Direct Compensation
	Salary ($)	Annual Incentive Target		LTI Target
		(%)	$	(%)	$	($)
Chairman & CEO (2021)	$1,650,000	175%	$2,887,500	820%	$13,530,000	$18,067,500
Executive Chairman (2022)	$1,400,000	150%	$2,100,000	0%	$0	$3,500,000

2022 Proxy Statement	69

Other Named Executive Officer Performance

The Compensation & Benefits Committee based its assessment of each of the other named executive officers upon its evaluation of the Company’s performance and the individual performance of each named executive officer. Each of the named executive officers contributed to the Company’s performance as a member of the Executive Committee and as a leader of a business or a function. See pages 61 through 65 for the Committee’s evaluation of the Company’s performance for 2021.

Joseph Wolk
Executive Vice President, Chief Financial Officer
In addition to his contribution to our Company’s overall performance, Mr. Wolk:
• Drove a financial management process that delivered results that beat estimates and solidified the business by delivering funding to drive top-line growth and minimize risk.
• Led a strategic multi-function effort to prepare for the Consumer Health separation.
• Directed our Global Services organization in the development and implementation of processes and systems to facilitate our Return to Work strategy.

Paulus Stoffels, M.D.
Vice Chairman of the Executive Committee, Chief Scientific Officer
Prior to his retirement in January 2022, Dr. Stoffels:
• Delivered robust pharmaceutical pipeline growth and significant regulatory approvals, including two New Molecular Entity designations.
• Advanced the development of our MedTech platforms by reaching significant approval milestones and substantially progressed our Lung Cancer Initiative.
• Measurably impacted global public health through the authorization and approval of our COVID-19 vaccine in over 100 countries and the advancement our EBOLA vaccine.

Joaquin Duato
Vice Chairman of the Executive Committee
Prior to being appointed Chief Executive Officer effective January 3, 2022, Mr. Duato:
•
Continued to lead our pandemic response, overseeing initiatives to safeguard employees, develop Return to Work and Flex Work policies, vaccinate our global workforce, and coordinate Executive Committee activity.

• Oversaw our Supply Chain response to COVID-19, scaling production of our vaccine with a focus on low- and middle-income countries while improving our overall quality compliance.
•
Led the Pharmaceuticals business to robust pipeline growth through key licensing & acquisition and partnerships and led the Consumer Health business to an enhanced position of strength in profitability.

Jennifer Taubert
Executive Vice President, Worldwide Chairman, Pharmaceuticals
In addition to her contribution to our Company’s overall performance, Ms. Taubert:
• Delivered top line growth that exceeded expectations and demonstrated strength across therapeutic areas and geographic regions.
• Advanced our portfolio and pipeline by increasing the value of launched products and line extensions, progressing New Molecular Entities, and through strategic licensing and acquisitions.
• Evolved our commercial model to focus on patients, accelerating key capabilities in digital omni-channel engagement, data sciences, and patient experience.

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Compensation Decisions for 2021 Performance

Our Compensation Decision Process

In January and February of each year, we assess the performance of our named executive officers and we determine the:

●	Annual incentive payout for the prior year’s performance,
●	Long-term incentives granted in the first quarter of the year based on the prior year's performance, and
●	Salary rate for the upcoming year.

The independent Directors approve the compensation decisions for the Executive Chairman and the Chief Executive Officer (Alex Gorsky served as both Chairman and CEO until January 3, 2022). The Compensation & Benefits Committee approves the compensation decisions for all other named executive officers.
In the tables below and through page 74, we summarize the decisions regarding the annual incentives, long-term incentive awards, and salary rates. We also show the 2021 total direct compensation. We believe that these tables best summarize the actions taken on the named executive officers’ compensation for the performance year.

2021 Total Direct Compensation

In the table below, we show the salary paid during 2021 and the annual incentive and long-term incentive grant approved on February 14, 2022 for performance in 2021 for each named executive officer.

A	B	C	D	E
	Cash		Equity
Name	Salary Earned ($)	Annual Incentive ($)	Long-Term Incentive ($)	Total Direct Compensation ($)
A. Gorsky	$1,650,000	$3,750,000	$16,900,000	$22,300,000
J. Wolk	938,077	1,540,000	6,140,000	8,618,077
P. Stoffels	1,222,500	1,990,000	0	3,212,500
J. Duato	1,030,000	1,670,000	7,730,000	10,430,000
J. Taubert	938,077	1,340,000	6,200,000	8,478,077

Salary Earned (Column B)
Column B includes the base salaries paid during 2021.
Annual Incentive (Column C)
The Board and the Committee approved 2021 annual incentives on February 14, 2022, at 130.0% of target for the enterprise-level named executive officers and 141.8% of target for Ms. Taubert as summarized under “2021 Annual Incentive Goals and Performance” on pages 61 through 65. See the “2021 Grants of Plan-Based Awards” table on page 97 for the target amounts.
Long-Term Incentive Awards (for 2021 performance) (Column D)
The Board and the Committee approved long-term incentive awards on February 14, 2022 (ranging from 125% to 155% of target) to the continuing named executive officers based on their 2021 performance, impact on the Company’s long-term results, competitive market data, and long-term potential within the organization. Dr. Stoffels retired from the Company effective January 3, 2022, and did not receive a long-term incentive award on February 14, 2022.
The Board and the Committee recognized the named executive officers’ contributions in 2021 in executing the Company’s key strategic objectives, fulfilling Our Credo responsibilities to patients, doctors, nurses and employees, and helping the world battle the ongoing COVID-19 pandemic. The Board and Committee considered the following in their decisions:

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●	These awards will further align executive and shareholder interests.
●	Based on the recent CEO transition, these awards help secure our current executive leadership, whose contributions are critical to our continued growth and success.
●	The Pharmaceuticals and Consumer Health businesses exceeded their financial goals despite the impact of COVID-19.

In the table below, we show: the total long-term incentive awards granted; the weighting of performance share units (PSUs), options, and restricted share units (RSUs); and the individual award values.

Name	PSUs ($)	Options ($)	RSUs ($)	Total Long-Term Incentives ($)
Award Weight	60%	30%	10%	100%
A. Gorsky	$10,140,000	$5,070,000	$1,690,000	$16,900,000
J. Wolk	3,684,000	1,842,000	614,000	6,140,000
J. Duato	4,638,000	2,319,000	773,000	7,730,000
J. Taubert	3,720,000	1,860,000	620,000	6,200,000
In the table below, we show the number of shares of PSUs, options, and RSUs granted. We determine the number of units or options for each type of long-term incentive by dividing the dollar amount by the value per unit (or option) and rounding to the nearest whole unit or option. See the table on page 74 for details on the value of our 2022 long-term incentive awards.

Name	PSUs (#)	Options (#)	RSUs (#)
Value Per Unit or Option	$152.983	$23.234	$152.983
A. Gorsky	66,282	218,215	11,047
J. Wolk	24,081	79,280	4,014
J. Duato	30,317	99,811	5,053
J. Taubert	24,316	80,055	4,053

2022 Salary Rates

We do not guarantee annual salary increases and they are not automatic. The Board and the Committee reviewed performance, market data, responsibilities, and experience in determining the base salary rates for our named executive officers.
The following table shows the 2022 annual base salary rate for each of the continuing named executive officers. The annual base salary rates for Messrs. Duato and Gorsky were approved by the Board to be effective January 3, 2022. The annual base salary rates for Mr. Wolk and Ms. Taubert were approved by the Committee to be effective as of February 21, 2022.

Name	2021 Base Salary Rate ($)	2022 Base Salary Rate ($)
A. Gorsky	$1,650,000	$1,400,000
J. Wolk	945,000	1,020,000
J. Duato	1,030,000	1,500,000
J. Taubert	945,000	1,020,000

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Details on 2022 Long-Term Incentive Value per Unit or Option

We used $152.983 per unit to determine the number of PSUs. This is the same as the RSU value and equals the value of a PSU assuming 100% of target performance is achieved.
We determined the grant date value for the RSUs based on the average of the high and low prices of our common stock on the New York Stock Exchange (NYSE) on the grant date discounted by the expected dividend yield because dividends are not paid on RSUs prior to vesting.
We valued the options using the Black-Scholes model with the assumptions below.
We used the same grant date, common stock fair market value and dividend yield assumptions to calculate the values of the options and RSUs shown in the table below.

Assumptions used for RSU and Option Calculations
Grant Date	2/14/2022
Common Stock Fair Market Value (average of the high and low prices on the NYSE)	$165.89
Dividend yield	2.70%

Value per RSU	$152.983

2022 Option Value
Exercise Price	$165.89
Risk Free Rate (determined based on U.S. treasury rate of seven years)	1.98%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)	18.00%
Expected Life in years (calculated based on historical data)	7.00
Value per Option	$23.234

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Executive Compensation Philosophy
Key Features of our Executive Compensation Program
We believe that our executive compensation program includes key features that align the interests of the named executive officers with our shareholders and does not include features that could misalign their interests.

What We Do		What We Don't Do

✓	Align CEO pay with Company performance	✗	No automatic or guaranteed annual salary increases
✓	Align the majority of named executive officer pay with shareholders through long-term incentives	✗	No guaranteed annual or long-term incentive awards
✓	Balance short-term and long-term incentives	✗	No above-median targeting of executive compensation
✓	Cap incentive awards	✗	No change-in-control benefits
✓	Require executives to own significant amounts of Company stock	✗	No tax gross-ups (unless they are provided pursuant to our standard relocation practices)
✓	Employ a compensation recoupment policy applicable to our named executive officers	✗	No option repricing without shareholder approval
✓	Actively engage with our shareholders	✗	No hedging, pledging or short selling of Company stock
✓	Engage an independent compensation consultant reporting directly to the Committee	✗	No long-term incentive backdating
		✗	No dividend equivalents on unvested long-term incentives

Guiding Principles
We design our executive compensation programs to achieve our goals of attracting, developing, and retaining global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

●	Pay for Performance: We tie annual incentive payouts and long-term incentive grants to the performance of: our Company, the individual’s business unit or function, and the individual.
●
Accountability for Short-Term and Long-Term Performance: We structure performance-based compensation to reward an appropriate balance of short-term and long-term financial and strategic business results, with an emphasis on managing the business for long-term results.
The Board is responsible for oversight of risk management (including product development, supply chain, and quality risks) as described under “Oversight of Our Company” on pages 31 through 41. Our compensation program’s emphasis on long-term value helps to reduce the possibility that our executives make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

●	Alignment to Shareholders’ Interests: We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.
●	Competitiveness: We compare our practices against appropriate peer companies that are of similar size and complexity, so we can continue to attract, retain, and motivate high-performing executives.

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Components of Executive Compensation
Base Salary, Annual Incentive, and Long-Term Incentives
Below we describe the components of our total direct compensation, how we determine their size, and why we pay them.

Component	Form	Vesting / Performance Period	How Size is Determined			Why We Pay Each Component

Base Salary	Cash	Ongoing	●	We base salary rates on:		●	Recognize job responsibilities
				●	Competitive data
				●	Scope of responsibilities
				●	Work experience
				●	Time in position
				●	Internal equity
				●	Individual performance

Annual Incentive	Cash	1 year	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our near-term priorities, consistent with our long-term strategic plan
			●	We determine award payouts based on business and individual performance

Long-Term Incentives	Equity	3 years (options: 10-year term)	●	We set target awards as a percent of salary based on competitive data		●	Motivate attainment of our long-term goals, TSR, and share price growth
			●	We grant long-term incentives based on business and individual performance, contribution, and long-term potential		●	Retain executives
			●	We determine payouts based on achievement of long-term operational goals, TSR, and share price appreciation

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Long-Term Incentives
Below we describe the forms of long-term incentives we use for our named executive officers, their weighting, performance periods, how the payouts are determined, and why we use them.

Long-Term Incentive Form	Mix	Vesting / Performance Period		How Payouts are Determined		Why We Use Them

Performance Share Units	60%	●	0% to 200% vested 3 years after grant	●	1/2 Earnings per Share: 3-year Cumulative Adjusted Operational EPS	●	Aligns with our long-term objective of growing quality earnings
				●	1/2 Relative Total Shareholder Return: 3-year Compound Annual Growth Rate versus the Competitor Composite Peer Group	●	Reflects overall TSR outcomes relative to our competitors
				●	Share price	●	Ties PSU value directly to the share price

Options	30%	●	100% vested 3 years after grant	●	Share price appreciation	●	Motivates share price appreciation over the long-term
		●	10-year term			●	Reinforces emphasis on long-term growth aligned with our objectives

Restricted Share Units	10%	●	100% vested 3 years after grant	●	Share price	●	Ties RSU value directly to the share price

Notes:

●	PSU awards prior to February 2020 were based on 1/3 operational sales, 1/3 cumulative adjusted operational EPS, and 1/3 relative TSR.
●	Operational sales and cumulative adjusted operational EPS are non-GAAP measures. See page 68 for details.
●	No dividend equivalents are paid on our PSUs, options, or RSUs.

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Long-Term Incentive Vesting and Treatment upon Termination
Our long-term incentives vest 100% on the third anniversary of the grant date. In addition, we do not pay out our PSUs until we determine the percent of target PSUs that have been earned based on performance.
The treatment of our long-term incentives upon termination varies depending on the termination circumstances, as follows:

Termination	Eligibility		Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause		Death	Disability

Qualifying Separation	●	Termination of employment at age 62 or later, or	Gorsky Wolk Stoffels Duato Taubert	●	Grants within 6 months prior to termination would be forfeited.	●	All vested and unvested equity awards would be forfeited.	●	All equity awards would become vested on the termination date.
	●	Termination of employment after attainment of age 55 and at least 10 years of service with at least 5 years of consecutive service immediately before termination of employment.		●	Other equity awards would become vested on their normal vesting dates.			●	Options would remain exercisable for their remaining terms.
				●	Options would remain exercisable for their remaining terms.			●	Accelerated PSUs would be paid out at 100% of target with a “top up” at the end of the performance period if the payout exceeds target.
Non-Qualifying Separation (age 55-61)	●	Termination of employment after attainment of age 55, but before age 62 and without meeting the service requirements for Qualifying Separation.		●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three years.
Non-Qualifying Separation (Under age 55)	●	Termination of employment before attainment of age 55.		●	All unvested equity incentives would be forfeited.
				●	Vested options would remain exercisable for up to three months.

Non-Competition and Non-Solicitation

Long-term incentive awards are subject to forfeiture and repayment provisions if an employee violates non-competition or non-solicitation agreements, as follows:

Competition with the Company		Impact on Long-Term Incentive Awards
●	Violating the non-competition provisions of the award agreement during employment or within 18 months of termination and/or	●	Forfeit vested and unvested PSUs, options, and RSUs and
●	Violating any other non-competition or non-solicitation agreement an employee has with the Company.	●	Repay any PSUs or RSUs vested or options exercised within the 12 months prior to the violation.

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Involuntary Termination due to Specified Divestiture or Reduction in Force

●	Specified Divestiture: A divestiture where the acquirer does not replace the awards that would be forfeited.
●	Reduction in Force: A termination of employment due to position elimination or plant closing.

Long-term incentive awards are pro-rated and vested in the event of a Specified Divestiture or Reduction in Force, as follows:

●	Pro-ration: Awards would be prorated in proportion to the time worked during the vesting period.
●
Vesting: PSU and RSU awards would become available on their normal vesting dates. Option vesting would be accelerated as of the date of termination and the options would remain exercisable for up to three months.

●
Coordination with Qualifying Separations: If an employee’s termination is also a Qualifying Separation, any of the employee’s awards that would have been forfeited because they were granted within 6 months prior to termination would receive the pro-ration and vesting treatment described above.

Executive Perquisites & Other Benefits

Our named executive officers participate in the same employee benefits provided to all other non-union U.S. employees. In addition, they participate in the following benefits and perquisites:

●
Executive Life Insurance: Effective January 2015, we closed this program to new participants. We grandfathered prior participants. Messrs. Gorsky and Wolk, Dr. Stoffels, and Ms. Taubert participated in the program in 2021.

●
Personal Use of Company Aircraft and Cars: Our named executive officers may use Company aircraft for limited personal travel and Company cars and drivers for commuting and other personal transportation. These perquisites are intended to enhance productivity, minimize distractions, and ensure the safety of our executives.

The incremental cost to the Company to provide these perquisites is included in the perquisites and other personal benefits detail on page 96. These values are not paid to our named executive officers.
Beginning in 2020, we capped the value of the car and driver perquisite for our Executive Committee members at $24,999 annually. Amounts in excess of $24,999 must be reimbursed by the executive.
●	Home Security: We reimburse limited home security system related fees.
We detail the executive life insurance premiums paid, values of personal use of Company aircraft and cars, and home security related costs in the All Other Compensation detail on pages 95 through 96. Our named executive officers pay the income taxes due on the value of these benefits and perquisites.

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Compensation Target Setting Process and Pay Position
Before each year begins, we set compensation targets to ensure that we can compete for talent and to maintain internal equity among positions with similar responsibilities. We conduct an annual review of publicly available information and executive compensation surveys to determine current pay levels among the Executive Peer Group. The Committee reviews market data to understand how our target pay levels compare to benchmark positions, but does not target total compensation to a specific percentile of the Executive Peer Group.

2021 Pay Mix at Target
Our pay mix at target for our named executive officers is a result of our compensation targets that emphasize long-term versus short-term compensation.

Peer Groups for Pay and Performance
We use two peer groups for executive compensation:

●	Executive Peer Group: We use the Executive Peer Group to assess the competitiveness of the compensation of our named executive officers.
●	Competitor Composite Peer Group: We use the Competitor Composite Peer Group to evaluate the relative performance of our Company.
As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size. Most of our business competitors are smaller than Johnson & Johnson or even each of our individual businesses.

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Executive Peer Group

The Committee compares our executive compensation levels and practices to those of the Executive Peer Group companies. It consists of companies that generally: are similar to Johnson & Johnson's size and scope; have executive positions similar to ours; and compete with us for executive talent. The Committee reviews the composition of the Executive Peer Group annually.
We compare our salaries, annual incentives, long-term incentives, total direct compensation, benefits, perquisites and other compensation to the Executive Peer Group companies.
We do not include non-U.S. companies because comparable compensation data for the named executive officers is not available. We also do not include companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the 2021 Executive Peer Group companies, their business characteristics, and Johnson & Johnson’s rankings among these companies. Each company’s figures are for the most recent four fiscal quarters. Market capitalization is as of December 31, 2021. Johnson & Johnson ranks in the top quartile of the peers for revenue, net income, and market capitalization.

Company (Ticker Symbol)	Revenue ($ millions)	Net Income ($ millions) (1)	Market Cap ($ billions) (2)	Common Industry (3)	Gross Margin (>40%)	EBIT Margin (>10%)(4)	Inter-national Sales (> 33%)	Business Complexity(5)	R&D % of Sales (>or = 5%)
3M Company (MMM)	$35,355	$5,921	$102	✓	✓	✓	✓	✓	✓
Abbott Laboratories (ABT)	43,075	7,071	249	✓	✓	✓	✓	✓	✓
Abbvie Inc. (ABBV)	56,197	11,542	239	✓	✓	✓		✓	✓
AT&T Inc. (T)(8)	168,864	20,081	176		✓	✓		✓
The Boeing Company (BA)	62,286	(4,202)	118				✓	✓
Bristol Myers Squibb Company (BMY)	46,385	6,994	138	✓	✓	✓	✓	✓	✓
Cisco Systems, Inc. (CSCO)(6)	51,549	11,825	267		✓	✓	✓	✓	✓
The Coca-Cola Company (KO)	38,655	9,771	256		✓	✓	✓		ND(9)
General Electric Company (GE)	74,196	(6,520)	104	✓			✓	✓
Intel Corporation (INTC)	79,024	19,868	209		✓	✓	✓	✓	✓
Intl Business Machines Corporation (IBM)(8)	57,350	5,743	120		✓	✓	✓	✓	✓
Medtronic plc (MDT)(6)	31,785	4,915	139	✓	✓	✓	✓	✓	✓
Merck & Co., Inc. (MRK)	48,704	12,345	194	✓	✓	✓	✓	✓	✓
Microsoft Corporation (MSFT)(7)	184,903	71,185	2,525		✓	✓	✓	✓	✓
PepsiCo, Inc. (PEP)	79,474	7,618	240		✓	✓	✓	✓
Pfizer Inc. (PFE)	81,288	21,979	331	✓	✓	✓	✓	✓	✓
The Procter & Gamble Company (PG)(7)(8)	78,346	14,510	396	✓	✓	✓	✓	✓
Raytheon Technologies Corporation (RTX)	64,388	3,864	129					✓
Johnson & Johnson (JNJ)	93,775	20,878	450	✓	✓	✓	✓	✓	✓
Johnson & Johnson's Ranking	3rd	3rd	2nd
Johnson & Johnson's Percentile Rank	89%	89%	94%
(1) Net Income reflects Net Income (Loss) attributable to company shareholders.
(2) Market Caps are derived from Bloomberg as of December 31, 2021.
(3) Common Industry means that the company is in an industry similar to one of Johnson & Johnson’s business segments: Pharmaceuticals, MedTech, or Consumer Health.
(4) Earnings Before Interest and Tax (EBIT) is calculated as Income Before Tax (IBT) minus Net Interest Expense.
(5) Business Complexity means the company is a complex organization with multiple product lines.
(6) Used last four calendar quarters ending January 28, 2022 for Medtronic plc and January 29, 2022 for Cisco Systems, Inc.
(7) Used last four calendar quarters ending December 31, 2021 for The Procter & Gamble Company and Microsoft Corporation.
(8) Prior year data is used as an alternative for AT&T Inc. international sales, AT&T Inc. R&D spend, International Business Machines Corporation's international sales, and The Procter & Gamble Company's R&D spend due to lack of availability at the time of sourcing.
(9) ND represents "Not Disclosed" as The Coca-Cola Company does not disclose R&D data.

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Competitor Composite Peer Group

The Committee compares overall Company performance to the weighted performance of the Competitor Composite Peer Group companies. For example, when we set the sales goals for our businesses, we compare the sales of our individual businesses to the total sales of their industry competitors. For the TSR component of our PSUs, we weight the TSR within the three business groups by market capitalization and weight the three business groups using our sales mix each year. We include each of the peer companies in only one of the business groups in calculating the Competitor Composite TSR for our PSU program.
These companies compete with one or more of our three business segments. We evaluate the peer group on an ongoing basis and update it as necessary. We select the companies based on the following criteria and financial metrics:

●	Product Relevance
●	Financial Comparison: Sales growth, net income growth and margin, EPS growth, and TSR
●	Global Presence
●	Market Leadership
●	Strength and consistency in financial outlook

The following table lists the 2021 Competitor Composite Peer Group companies by business.

Pharmaceuticals		MedTech		Consumer Health

●	AbbVie Inc.	●	Alcon, Inc.	●	Beiersdorf AG
●	Amgen Inc.	●	Boston Scientific Corporation	●	Bayer AG**
●	AstraZeneca PLC	●	The Cooper Companies, Inc	●	Colgate-Palmolive Company
●	Bristol-Myers Squibb Company	●	Intuitive Surgical, Inc.	●	GlaxoSmithKline plc**
●	Eli Lilly and Company	●	Medtronic plc	●	L'Oréal Company
●	GlaxoSmithKline plc	●	Smith & Nephew plc	●	The Procter & Gamble Company
●	Merck & Co., Inc.	●	Stryker Corporation
●	Novartis AG	●	Zimmer Biomet Holdings, Inc.	●	Reckitt Benckiser Group plc
●	Pfizer Inc.			●	Sanofi**
●	Roche Holding Ltd*			●	Unilever PLC
●	Sanofi

*	Pharm Sales, SG&A, R&D, and Operating Profit only
**	OTC Sales only

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Compensation Decision Process
Importance of Our Credo Values in Assessing Performance
Since 1943, Our Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions to the Company's performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved. It considers whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo and the long-term impact of their decisions.
Credo-based behavior is not something that can be precisely measured. Thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the Chairman/CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with Our Credo values.

Assessing "The What" and "The How"

We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them.
•	The “What”: We evaluate each of them against financial and strategic goals for the Company and for the business or function that they lead.
•	The “How”: We also consider how they accomplished their goals. This includes whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo.
During the first quarter:
•	The Committee reviews the financial and strategic goals for the Company and each of the businesses for the current year.
•	The CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers for the prior year.
•	The independent members of the Board evaluate “the what” and “the how” for the CEO for the prior year.

Aligning Compensation to "The What" and "The How"
An individual employee can earn from 0% to 200% of the applicable target for annual incentives and long-term incentives based on his or her individual performance on both “the what” and “the how”. This broad range allows for meaningful differentiation based on performance.
The Committee determines annual incentives, long-term incentive awards and salary rates on a component-by-component and total direct compensation basis. The Committee also compares the position of actual compensation for the prior year and target compensation for the current year to Executive Peer Group data.
The independent Directors (in the case of the CEO) and the Committee (in the case of the other named executive officers) use their judgment and experience to determine annual incentives, long-term incentives, and salary rates. Performance against goals is the most significant input in determining compensation levels. However, total direct compensation is not determined in a formulaic manner. In addition, we do not consider an employee’s previous long-term incentive awards and total equity ownership when making long-term incentive awards.

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Governance of Executive Compensation
The Committee is responsible for the executive compensation program design and decision-making process. It solicits input from the independent Directors, the Executive Chairman, CEO, other members of management, and its independent compensation consultant to assist it with its responsibilities.
The Committee has retained Semler Brossy Consulting Group (Semler Brossy) since May 2020 to advise it on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to any external consultants.
We summarize the roles of each of the key participants in the executive compensation decision-making process below.

Participant	Role

Compensation & Benefits Committee	●	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs
	●	Sets the executive compensation philosophy and composition of the Executive Peer Group
	●	Approves the compensation target levels
	●	Sets compensation programs and principles that are designed to link executive pay with Company and individual performance
	●	Recommends to the Board the CEO’s compensation
	●	Reviews and approves compensation decisions recommended by the CEO for each of the other named executive officers
	●	Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate

Independent Directors	●	Participate in the performance assessment process for the CEO
	●	Approve the CEO’s compensation

CEO	●	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers

Independent Compensation Consultant	●	Attends all Committee meetings at the request of the Committee
	●	Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs
	●	Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives
	●	Advises on the design of executive compensation programs to ensure the linkage between pay and performance
	●	Provides market data analyses to the Committee
	●	Advises the Committee on setting the CEO’s pay
	●	Reviews the annual compensation of the other named executive officers as recommended by the CEO

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Independence of Compensation Consultant

The Committee determined that Semler Brossy's services as its independent compensation consultant did not raise any conflict of interest concerns. The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:

•	Semler Brossy did not provide any other services to the Company and reported directly to the Committee.
•	Semler Brossy has policies and procedures in place to prevent conflicts of interest.
•	No member of the Semler Brossy consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the Company.
•	Neither Semler Brossy nor any principal of Semler Brossy owns any shares of our common stock.
•	The amount of fees paid to Semler Brossy is less than 1% of their respective total consulting incomes.

To assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant.

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Additional Information Concerning Executive Compensation

Use of Tally Sheets

The Committee reviews tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, for each of our named executive officers. These tally sheets include all the Company’s obligations for compensation and benefits under hypothetical termination scenarios. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the Company’s obligations under the plans.

Limited Employment Arrangements and Agreements

Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
We do not have employment arrangements or agreements with any of our named executive officers.

Stock Ownership Guidelines for Named Executive Officers

We require our named executive officers to own our Company’s stock to further align their interests with our shareholders’ interests. In December 2020, we doubled our named executive officers' stock ownership requirements. The named executive officers must meet the following requirements:

Name	Stock Ownership Guideline as a Multiple of Base Salary	2021 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
A. Gorsky	12x	Yes	Yes
J. Wolk	6x	Yes	Yes
P. Stoffels	6x	Yes	Yes
J. Duato	6x	Yes	Yes
J. Taubert	6x	Yes	Yes
(1) Executive officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
Each of our named executive officers was in compliance with our stock ownership requirement as of January 2, 2022. We believe the ownership levels in the graph below illustrate our senior executives' commitment to our Company and our shareholders.
We do not count shares underlying options or unearned PSUs as owned shares for these guidelines. A named executive officer cannot sell the after-tax shares received from long-term incentives until his or her ownership threshold is met. The Nominating & Corporate Governance Committee monitors compliance with these guidelines on an annual basis.

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Our Policy Against Pledging, Hedging and Short Selling of Company Stock prohibits directors and executive officers from pledging, entering into hedging arrangements, short selling or transacting in derivative instruments linked to the performance of the Company’s stock. Prior to adopting the policy, Dr. Stoffels had pledged 30,000 shares as security. The Compensation & Benefits Committee grandfathered this pledge.

Executive Compensation Recoupment Policy

The Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the Company’s financial results. The Board will consider:

●	whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement; and
●	the accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct.

The Board can also recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson.
In the event that the Board recoups annual incentive payouts or other compensation from an executive officer under this Policy, the Company will publicly disclose such action so long as (1) the Company has already publicly disclosed the facts and circumstances underlying the recoupment in the Company’s filings with the SEC or in a disclosure that would otherwise meet the requirements for public disclosure by the Company under Regulation FD and (2) the Board determines in its reasonable judgment that (a) the disclosure would not violate any individual’s privacy rights, (b) the disclosure is not likely to result in, exacerbate or prejudice any existing or threatened litigation, arbitration, investigation or proceeding against the Company, and (c) is not otherwise prohibited. This disclosure would appear in the Company’s Proxy Statement following any such Board action.
The compensation recoupment policies are available at www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.

Tax Impact on Compensation

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. Given the limitations on deductibility of compensation for our named executive officers imposed as a result of U.S. tax reform in 2017, we expect that tax deductibility will have less of an impact on our program design for our named executive officers than in previous years.
For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees. Following 2017 tax reform, annual compensation in excess of $1 million paid to our named executive officers who are covered employees under Section 162(m) of the Internal Revenue Code will generally not be tax deductible, even if such compensation is performance-based or paid following termination of employment.
The 2017 tax reform legislation includes a “grandfather rule” under which compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 will remain tax deductible for U.S. federal income tax purposes. We generally expect to preserve the “grandfathered” status of any of our plans or awards (or portions thereof) that qualify for such status.

Compensation Decisions for 2020 Performance

The following compensation figures included in this year’s Summary Compensation Table were granted to the named executive officers in February 2021 for performance in 2020:

●	2021 PSU and RSU awards included in the “Stock Awards” column
●	The 2021 option award included in the "Option Awards" column

The decisions regarding these awards were discussed in detail in our 2021 Proxy Statement dated March 10, 2021. For a full understanding of these decisions, please refer to the section of our 2021 Proxy Statement entitled “Compensation Discussion and Analysis — Compensation Decisions for 2020 Performance."

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Executive Compensation Tables
Reconciliation of our CEO's 2021 Total Direct Compensation to the 2021 Summary Compensation Table

Compensation Decisions for 2021 Performance

In January and February of each year, we assess the performance of each of our named executive officers and we determine the annual incentive earned for the prior year's performance, long-term incentive award granted in the first quarter of the year based on the prior year's performance, and salary rate for the upcoming year. We consider an executive's total direct compensation for a year to be the sum of salary earned during the year, annual incentive earned for that year's performance, and long-term incentive award granted in the first quarter of the following year based on that year's performance.

Differences between Total Direct Compensation (TDC) and the Total from the Summary Compensation Table (SCT)

In the graph and table on the following page, we show the 2021 total direct compensation for our Chairman/CEO shown on page 72, the total from the “Summary Compensation Table” on page 91, and the differences between the two amounts as described below. We also show the reconciliations for 2020 and 2019 in the table.
What we consider total direct compensation for a given year differs from the total from the “Summary Compensation Table” in the following respects:

●	Long-Term Incentive (LTI) Timing and Accounting Differences:
●
LTI Timing Difference: We consider an executive's LTI award granted based on a year's performance to be part of his or her total direct compensation for that year along with his or her salary earned during that year and annual incentive earned for that year's performance. In contrast, the Summary Compensation Table total includes LTI granted during the year - not the LTI granted based on that year's performance.
Since we vary the size of our LTI awards based on performance in the prior year, this timing difference results in differences that obscure the decisions of the Committee to align pay with performance for a given year. For example, the LTI awards granted on February 14, 2022 based on 2021 performance are included in our named executive officers' 2021 total direct compensation. However, the Summary Compensation Table's 2021 totals include amounts considered granted in 2021 (mostly based on 2020 performance).

●
LTI Accounting Difference: We include the value of the LTI at grant in an executive's total direct compensation. However, the Summary Compensation Table total includes the PSUs considered granted in a year according to U.S. accounting rules which includes a portions of a PSU grant that were tied to that year's sales objective.
This LTI accounting difference adds to the LTI timing difference. For example, the value of the PSUs granted on February 14, 2022 based on 2021 performance are included in our named executive officers' 2021 total direct compensation. However, the PSUs included in the Summary Compensation Table 2021 totals were granted based on performance in 2019 and 2021. Also, the per unit value used to determine the number of PSUs granted assumes 100% of target performance is achieved. This PSU unit value is lower than the value included in the Summary Compensation Table. The difference is due to the TSR-based part of the PSUs being valued at more than 100% of target performance according to U.S. accounting rules.

●
Change in Pension Present Value: The pension is only paid after retirement and we do not consider it to be part of total direct compensation for any given year. In contrast, the Summary Compensation Table total includes positive changes in the present value of an executive's pension benefit during the year.
On pages 90 and 94 we show the breakout of the impacts of service, pay, and age and changes in assumptions on our named executive officers' changes in pension values. The "noise" created by changes in assumptions introduces significant year-on-year volatility to our Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.

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●
Other: We do not include amounts related to our legacy cash-based long-term incentives and benefits and perquisites in total direct compensation for a year. However, these amounts are included in the Summary Compensation Table total as follows:

●
Legacy cash-based long-term incentives: Dividend equivalent payments on, and the growth in value above a reference rate of, our legacy cash-based long-term incentive plans (included in Columns F and G). We stopped granting cash-based long-term incentives in 2012.

	●	Benefits and perquisites: Perquisites and other personal benefits, Company contributions to our 401(k) and Excess Savings Plans, and insurance premiums (included in Column H).

Reconciliation: CEO TDC to Summary Compensation Table Total	2019	2020	2021
Total Direct Compensation	$19,380,000	$21,160,000	$22,300,000
LTI Timing & Accounting Differences	(603,638)	1,240,649	2,959,172
Change in Pension Present Value (included in SCT column G)	5,775,000	6,436,000	676,000
Other Items (included in SCT columns F, G, and H)	814,415	739,325	806,787
Total from Summary Compensation Table (included in SCT column I)	25,365,777	29,575,974	26,741,959

CEO Compensation: LTI Timing & Accounting Differences	2019	2020	2021
LTI Value included in Total Direct Compensation	$14,610,000	$16,900,000	$16,900,000
Value of Timing Differences	(1,110,000)	(2,290,000)	0
Value of Accounting Differences	506,362	3,530,649	2,959,172
LTI Value included in Summary Compensation Table	14,006,362	18,140,649	19,859,172

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Change in Pension Value

In the graph and table below, we show the breakout of the impacts of service, pay, and age and changes in assumptions on our CEO's change in pension value and on page 94 we show the breakout for each of our named executive officers.
It is important to "separate the signal from the noise" in the change in pension present value. The "noise" created by changes in assumptions that are beyond our control introduces significant year-on-year volatility to the Summary Compensation Table totals and does not reflect decisions on compensation by the Committee.
Service, Pay, and Age. The "signal" is fairly stable year-on-year: As shown in the graph and table, the change in present value due to service, pay and age is fairly stable year-on-year. These factors increase the present values of an executive's pension and are features of the plan's design.

●	Service: Each year of additional year of service increases the pension benefits.
●	Five-Year Average Pay: Increases in an executive's five-year average pay increase the pension benefits.
●	Age: Each year an executive is one year closer to retirement results in an increase in the present value solely due to the passage of time.

Changes in Assumptions. The "noise" introduces significant year-on-year volatility: As shown in the graph and table, changes in assumptions regarding mortality and interest rates introduce significant year-on-year volatility to the change in present value and the Summary Compensation Table totals. These variables are beyond our control and are not design features of the plan.

Change in CEO Pension Present Value ($)	2018	2019	2020	2021
Impact of Service, Pay, and Age	$2,619,000	$2,274,000	$2,236,000	$2,286,000
Impact of Change in Assumptions	(2,812,000)	3,501,000	4,200,000	(1,610,000)
Total Change in Pension Value	(193,000)	5,775,000	6,436,000	676,000
Note: In 2018, the total change in present value was negative. However, a zero was reported in the Summary Compensation Table because negative amounts are not included according to the SEC's rules.

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2021 Summary Compensation Table
In the table below, we show the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2021. We show the compensation of executive officers listed in the table below for 2020 and 2019 if they were also named in the 2021 and 2020 Proxy Statements. For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Gorsky Chairman/CEO	2021	$1,650,000	$14,789,176	$5,069,996	$4,252,800	$702,916	$277,071	$26,741,959
	2020	1,650,000	13,757,654	4,382,995	3,148,515	6,436,000	200,810	29,575,974
	2019	1,650,000	9,956,365	4,049,997	3,690,971	5,775,000	243,444	25,365,777
Joseph Wolk EVP, CFO	2021	938,077	4,877,538	1,688,997	1,560,863	1,809,897	78,243	10,953,615
	2020	885,385	4,163,841	1,448,997	1,044,179	2,607,000	46,636	10,196,038
	2019	796,538	2,379,419	1,182,003	1,132,914	1,925,000	81,818	7,497,692
Paulus Stoffels VC of the Executive Committee, CSO	2021	1,222,500	7,487,478	2,567,995	2,660,400	966,888	102,189	15,007,450
	2020	1,222,500	6,871,123	2,202,001	2,056,395	4,005,000	82,949	16,439,968
	2019	1,222,500	4,824,472	2,040,008	2,388,631	3,519,000	73,238	14,067,849
Joaquin Duato Vice Chairman of the Executive Committee	2021	1,030,000	7,001,281	2,393,998	2,319,450	875,767	184,796	13,805,292
	2020	1,021,538	6,798,093	2,193,000	1,820,403	3,746,000	45,969	15,625,003
	2019	969,615	4,622,787	1,974,005	2,295,437	3,469,000	88,458	13,419,302
Jennifer Taubert EVP, Worldwide Chair Pharmaceuticals	2021	938,077	4,947,245	1,713,005	1,510,314	1,067,411	49,707	10,225,759
	2020	884,615	4,468,928	1,499,997	990,058	1,642,000	46,871	9,532,469
	2019	796,154	2,625,279	1,200,004	1,179,065	1,237,000	59,798	7,097,300
Note: VC means Vice Chairman. CSO means Chief Scientific Officer. EVP means Executive Vice President.
On January 3, 2022, Mr. Gorsky transitioned to Executive Chairman, Mr. Duato assumed the role of CEO, and Dr. Stoffels retired from the Company.
Salary (Column C)
Column C includes the base salaries paid for the year.
Stock Awards (Column D)
Column D includes the grant date fair value of Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards. See “2021 Grants of Plan-Based Awards” on page 97 for details on 2021 awards.
PSUs are considered granted when the performance goals are approved (according to U.S. accounting rules). The 2021 PSUs use 3-year EPS and TSR goals that were set in February 2021, so 100% of the 2021 PSUs were considered granted in 2021. Since our 2019 PSUs used three 1-year sales goals, 1/9th of the 2019 award is considered granted in 2021 as shown in the following table.

PSU Award	Fraction of Award Considered Granted in 2021
	2021 Operational Sales	2021-2023 Cumulative Adjusted Operational EPS	2021-2023 Relative TSR	Total
2021-2023	N/A	50%	50%	100%
2019-2021	1/9th	N/A	N/A	1/9th

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The following table details the number and value of the PSUs assuming achievement at (i) threshold, (ii) target and (iii) maximum performance (at 200%).

Name	Award	Performance Share Units
		Units			Grant Date Fair Value
		Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
A. Gorsky	2021-2023 PSU	0	66,396	132,792	$0	$11,908,056	$23,816,112
	2019-2021 PSU	0	7,419	14,838	0	1,191,120	2,382,241
J. Wolk	2021-2023 PSU	0	22,119	44,238	0	3,967,021	7,934,041
	2019-2021 PSU	0	2,165	4,330	0	347,591	695,182
P. Stoffels	2021-2023 PSU	0	33,630	67,260	0	6,031,507	12,063,014
	2019-2021 PSU	0	3,737	7,474	0	599,975	1,199,951
J. Duato	2021-2023 PSU	0	31,351	62,702	0	5,622,770	11,245,541
	2019-2021 PSU	0	3,616	7,232	0	580,549	1,161,098
J. Taubert	2021-2023 PSU	0	22,433	44,866	0	4,023,336	8,046,672
	2019-2021 PSU	0	2,198	4,396	0	352,889	705,778

Option Awards (Column E)
Column E includes the grant date fair value of option awards. See “2021 Grants of Plan-Based Awards” on page 97 for details on 2021.
Non-Equity Incentive Plan Compensation (Column F)
Column F includes the annual incentive and dividend equivalents received on vested Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs).

●
Annual Incentives: The Board and Committee approved the annual incentives after reviewing performance for the year. We determine the size of annual incentive payouts and pay them out in the first quarter of the year following the performance year.

●
CLCs and CLPs: We stopped granting CLCs and CLPs in 2012. These cash-based long-term incentives have all vested and will be paid out in accordance with their original terms. The values of CLCs and CLPs are included in several tables in this Proxy Statement. The:

	●	Non-Equity Incentive Plan Compensation column of the Summary Compensation Table includes the dividend equivalents paid on vested CLCs and CLPs.
●
Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table includes the annual change in value of vested CLCs and CLPs, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.

●
Non-Qualified Deferred Compensation table on page 105 includes the value of vested CLCs and CLPs that have not been paid out and the value of the CLPs that were paid out at the end of their 10-year term.

2022 Proxy Statement	91

The following table details the amounts included in column F.

Non-Equity Incentive Plan Compensation
Name	Year	Annual Incentive ($)	Value of CLC Dividend Equivalents Earned During the Fiscal Year ($)	Value of CLP Dividend Equivalents Earned During the Fiscal Year ($)	Total ($)
A. Gorsky	2021	$3,750,000	$502,800	$0	$4,252,800
	2020	2,610,000	477,600	60,915	3,148,515
	2019	3,120,000	450,000	120,971	3,690,971
J. Wolk	2021	1,540,000	16,760	4,103	1,560,863
	2020	1,020,000	15,920	8,259	1,044,179
	2019	1,110,000	15,000	7,914	1,132,914
P. Stoffels	2021	1,990,000	670,400	0	2,660,400
	2020	1,380,000	636,800	39,595	2,056,395
	2019	1,710,000	600,000	78,631	2,388,631
J. Duato	2021	1,670,000	649,450	0	2,319,450
	2020	1,170,000	616,900	33,503	1,820,403
	2019	1,650,000	581,250	64,187	2,295,437
J. Taubert	2021	1,340,000	157,125	13,189	1,510,314
	2020	815,000	149,250	25,808	990,058
	2019	1,000,000	140,625	38,440	1,179,065

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)
Column G includes the increase in the present value of the accrued pension benefit and the above-reference-rate non-qualified deferred compensation earnings. The table below shows the change in pension values and above-reference-rate amounts for vested CLCs and CLPs.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings
Name	Fiscal Year	Change in Pension Value ($)	Above Reference-Rate Calculation for Vested CLCs ($)	Above Reference-Rate Calculation for Vested CLPs ($)	Total ($)
A. Gorsky	2021	$676,000	$26,916	$0	$702,916
	2020	6,436,000	0	0	6,436,000
	2019	5,775,000	0	0	5,775,000
J. Wolk	2021	1,809,000	897	0	1,809,897
	2020	2,607,000	0	0	2,607,000
	2019	1,925,000	0	0	1,925,000
P. Stoffels	2021	931,000	35,888	0	966,888
	2020	4,005,000	0	0	4,005,000
	2019	3,519,000	0	0	3,519,000
J. Duato	2021	841,000	34,767	0	875,767
	2020	3,746,000	0	0	3,746,000
	2019	3,469,000	0	0	3,469,000
J. Taubert	2021	1,059,000	8,411	0	1,067,411
	2020	1,642,000	0	0	1,642,000
	2019	1,237,000	0	0	1,237,000

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Change in Pension Value

The change in pension present value is not a current cash payment. The pensions are only paid after retirement. See “2021 Pension Benefits” on page 104 for details on the pension. See Note 10 to the Consolidated Financial Statements of the 2021 Form 10-K for details on the discount rate.

●	Impact of Service, Pay, and Age: The following factors increased the present values:
	●	Service: An additional year of completed service was included in the calculation of benefits.
	●	Five-Year Average Pay: The five-year average pay increased since the previous fiscal year-end.
	●	Age: Each executive is one year closer to the age when we assume the pension payments will begin.
●
Impact of Changes in Assumptions: The change in present value is highly sensitive to changes in mortality and interest rate assumptions which can increase or decrease the values. The following table details the changes in actuarial assumptions and their net effect on the change in pension value.

Effect of Change in Actuarial Assumptions on Pension Present Value
Year	Mortality Table	Discount Rate	Net Effect of Changes on Pension Present Value
2021	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2021	2.89%	Decrease
2020	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019	2.55%	Increase
2019	PRI-2012 Table, Generational Mortality Projection with Scale MMP-2019	3.46%	Increase
2018	RP-2014 Table, Generational Mortality Projection with Scale MMP-2018	4.47%	N/A

In the table below, we show the 2019-2021 changes in pension value and the impacts of: (i) service, pay and age; and (ii) changes in assumptions. Negative figures are not included in the Summary Compensation Table (according to SEC rules).

Change in Pension Value
Name	Year	Impact of Service, Pay, and Age ($)	Impact of Changes in Assumptions ($)	Total Change in Pension Value ($)	Amount Reported in Summary Compensation Table ($)
A. Gorsky	2021	$2,286,000	$(1,610,000)	$676,000	$676,000
	2020	2,236,000	4,200,000	6,436,000	6,436,000
	2019	2,274,000	3,501,000	5,775,000	5,775,000
J. Wolk	2021	2,365,000	(556,000)	1,809,000	1,809,000
	2020	1,508,000	1,099,000	2,607,000	2,607,000
	2019	1,176,000	749,000	1,925,000	1,925,000
P. Stoffels	2021	1,926,000	(995,000)	931,000	931,000
	2020	1,541,000	2,464,000	4,005,000	4,005,000
	2019	1,396,000	2,123,000	3,519,000	3,519,000
J. Duato	2021	1,812,000	(971,000)	841,000	841,000
	2020	1,341,000	2,405,000	3,746,000	3,746,000
	2019	1,379,000	2,090,000	3,469,000	3,469,000
J. Taubert	2021	1,430,000	(371,000)	1,059,000	1,059,000
	2020	814,000	828,000	1,642,000	1,642,000
	2019	672,000	565,000	1,237,000	1,237,000

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Above-Reference-Rate Non-Qualified Deferred Compensation Earnings

Any above-reference-rate returns on vested CLCs and CLPs are deferred and not paid in the current year.

●	The change in the values of the CLCs and CLPs depends on our long-term operational performance.
●	We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate.
●	Negative figures are not included in the Summary Compensation Table (according to the SEC’s rules).

The following table details the calculation of the above-reference-rate returns on CLCs and CLPs.

Above-Reference-Rate Return	CLC	CLP
Beginning of Year Unit Value	$50.25	$5.65
End of Year Unit Value	$51.62	$5.70
Change in Unit Value ($)	$1.37	$0.05
Change in Unit Value (%)	2.73%	0.88%
Reference-Rate	2.28%	2.28%
Above-Reference-Rate Return	0.45%	(1.40)%
Above Reference-Rate Return Included in the Summary Compensation Table	0.45%	0.00%

All Other Compensation (Column H)
Column H includes the 2021 value of perquisites and other personal benefits, tax reimbursements, Company contributions to our 401(k) and Excess Savings Plans, and insurance premiums. Details for 2020 and 2019 are included in our 2021 and 2020 Proxy Statements (dated March 10, 2021 and March 11, 2020).

Name	Perquisite and Other Personal Benefits ($)	Tax Reimbursements ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Total ($)
A. Gorsky	$193,568	$0	$74,250	$9,253	$277,071
J. Wolk	28,942	0	42,214	7,087	78,243
P. Stoffels	37,567	0	55,013	9,609	102,189
J. Duato	138,446	0	46,350	0	184,796
J. Taubert	0*	0	42,214	7,493	49,707
*Ms. Taubert's total perquisite and other personal benefits amounted to less than $10,000.

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Details on All Other Compensation

2021 Perquisites and Other Personal Benefits Detail

A. Gorsky: $193,568, which includes personal use of corporate aircraft of $162,362, personal use of a company car and driver, and home security-related costs.

J. Wolk: $28,942, which includes personal use of corporate aircraft, personal use of a company car and driver, and home security-related costs.

P. Stoffels: $37,567, which includes personal use of corporate aircraft and personal use of a company car and driver.

J. Duato: $138,446, which includes personal use of corporate aircraft of $113,447 and personal use of a company car and driver.

J. Taubert: $0.

We value perquisites and other personal benefits based on the incremental cost to the Company.
We calculate the incremental cost for personal use of Company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs such as aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries are not included.
We calculate the incremental cost for Company cars and drivers for commutation and other personal transportation as the sum of the cost of fuel, driver overtime fees, and other smaller variable costs. Fixed costs such as car purchase costs, maintenance not related to personal trips, and driver salaries are not included.
Named executive officers are taxed on the imputed income attributable to their personal use of Company aircraft and cars and do not receive tax assistance from us with respect to these amounts. These values are not paid to our named executive officers and consist primarily of driver overtime, fuel costs, landing fees, handling charges, crew expenses, and other incidentals.
Tax Reimbursements: In 2013, the Committee discontinued all non-relocation related tax reimbursement for executive officers.

2022 Proxy Statement	95

2021 Grants of Plan-Based Awards
In the table below, we show the potential ranges of the 2021 annual incentive and the PSUs considered granted in 2021. We also show the RSUs and options granted in 2021. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 91.
For a complete understanding of the table, please read the descriptions of each column that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Gorsky	Annual Incentive		$0	$2,887,500	$5,775,000
	2021-2023 PSU	2/8/2021				0	66,396	132,792					$11,908,056
	2019-2021 PSU	2/8/2021				0	7,419	14,838					1,191,120
	RSU	2/8/2021							11,066				1,690,000
	Stock Awards Total												14,789,176
	Option	2/8/2021								243,072	$164.62	$164.92	5,069,996
J. Wolk	Annual Incentive		0	1,181,250	2,362,500
	2021-2023 PSU	2/8/2021				0	22,119	44,238					3,967,021
	2019-2021 PSU	2/8/2021				0	2,165	4,330					347,591
	RSU	2/8/2021							3,686				562,926
	Stock Awards Total												4,877,538
	Option	2/8/2021								80,976	164.62	164.92	1,688,997
P. Stoffels	Annual Incentive		0	1,528,125	3,056,250
	2021-2023 PSU	2/8/2021				0	33,630	67,260					6,031,507
	2019-2021 PSU	2/8/2021				0	3,737	7,474					599,975
	RSU	2/8/2021							5,605				855,996
	Stock Awards Total												7,487,478
	Option	2/8/2021								123,118	164.62	164.92	2,567,995
J. Duato	Annual Incentive		0	1,287,500	2,575,000
	2021-2023 PSU	2/8/2021				0	31,351	62,702					5,622,770
	2019-2021 PSU	2/8/2021				0	3,616	7,232					580,549
	RSU	2/8/2021							5,225				797,962
	Stock Awards Total												7,001,281
	Option	2/8/2021								114,776	164.62	164.92	2,393,998
J. Taubert	Annual Incentive		0	945,000	1,890,000
	2021-2023 PSU	2/8/2021				0	22,433	44,866					4,023,336
	2019-2021 PSU	2/8/2021				0	2,198	4,396					352,889
	RSU	2/8/2021							3,739				571,020
	Stock Awards Total												4,947,245
	Option	2/8/2021								82,127	164.62	164.92	1,713,005

96	2022 Proxy Statement

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D through F)
Columns D through F include the threshold, target, and maximum annual incentive amounts for 2021 performance. The Board and the Committee considered this potential range when they determined the actual annual incentives (included in column F of the Summary Compensation Table on page 91).
Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G through I)
Columns G through I include the threshold, target, and maximum number of PSUs that were considered granted in 2021. See page 92 for detail on the awards that were considered granted in 2021 according to U.S. accounting rules.
For actual performance results of the portion of the 2019 PSUs tied to 2021 operational sales performance, please see "2019-2021 Operational Sales Performance versus PSU Goals" on page 66.
All Other Stock Awards (Column J)
Column J includes the number of RSUs awarded in February 2021 based on 2020 performance.
All Other Option Awards (Columns K through M)
Columns K through M include: the number of options awarded in February 2021 based on 2020 performance, their exercise price, and the closing stock price on the date of grant.
The exercise price equals the average of the high and low stock prices on the NYSE on the grant date. The closing price on the grant date was $0.30 higher than the exercise price.
Grant Date Fair Value of Stock and Option Awards (Column N)
Column N includes the grant date fair values of PSUs, RSUs, and option awards granted in 2021. We include the grant date fair values of the stock awards and option awards in columns D and E of the Summary Compensation Table on page 91.

2022 Proxy Statement	97

Details on 2021 Long-Term Incentive Grant Date Fair Values
Assumptions used for PSUs, RSUs, and options: We used the same grant date, common stock fair market value and dividend yield assumptions in calculating the fair values of the PSUs, RSUs, and options.

Fair values of RSUs and PSUs tied to 2021 operational sales and 2021-2023 EPS: We calculated the fair value of RSUs and PSUs tied to 2021 operational sales and 2021-2023 EPS based on the common stock fair market value discounted by the expected dividend yield since dividends are not paid prior to vesting. The discount is greater on the awards with more time until vesting since those awards do not receive dividends for a longer period than the awards with less time remaining in the vesting period.

2021-2023 PSUs: We calculated the fair value of the 2021-2023 PSUs using the weighted average of the fair values of the EPS and relative TSR components. An independent third party calculated the fair value of the PSUs tied to relative TSR using a Monte Carlo simulation.

Options: We valued the options using the Black-Scholes model with the assumptions below.

Assumptions Used in PSU, RSU, and Option Fair Value Calculations
Grant Date		2/8/2021
Common Stock Fair Market Value (average of the high and low prices on the NYSE)		$164.62
Dividend Yield		2.50%

Fair Values of RSUs and PSUs tied to 2021 Operational Sales and 2021-2023 EPS Performance
RSUs		$152.720
2021-2023 PSUs Tied to 2021-2023 EPS Performance		$152.720
PSUs Tied to 2021 Operational Sales
2019-2021 PSU		$160.550

2021–2023 PSU Fair Value
Performance Measures	Weight	Fair Value
2021-2023 EPS	50%	$152.720
2021-2023 Relative TSR	50%	$205.979
Weighted Average		$179.349

2021 Option Fair Value
Exercise Price		$164.62
Risk Free Rate (determined based on U.S. treasury rate of seven years)		0.83%
Expected Volatility (calculated using blended historical average volatility and implied volatility on at-the-money, 2-year, traded options)		18.586%
Expected Life in Years (calculated based on historical data)		7.00
Fair Value		$20.858

98	2022 Proxy Statement

2021 Outstanding Equity Awards at Fiscal Year-End
In the table below, we show the outstanding options, RSUs, and PSUs as of fiscal year-end 2021.

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
A. Gorsky	Options
	1/17/2012	1/17/2015	231,951		$65.37	1/17/2022
	1/16/2013	1/17/2016	547,692		72.54	1/13/2023
	2/10/2014	2/11/2017	495,146		90.44	2/9/2024
	2/9/2015	2/10/2018	427,127		100.06	2/9/2025
	2/8/2016	2/9/2019	411,264		101.87	2/8/2026
	2/13/2017	2/13/2020	377,673		115.67	2/13/2027
	2/12/2018	2/12/2021	239,519		129.51	2/12/2028
	2/11/2019	2/11/2022		227,464	131.94	2/11/2029
	2/10/2020	2/10/2023		266,849	151.41	2/10/2030
	2/8/2021	2/8/2024		243,072	164.62	2/8/2031
	RSUs
	2/11/2019	2/11/2022					11,129	$1,903,838
	2/10/2020	2/10/2023					10,432	1,784,602
	2/8/2021	2/8/2024					11,066	1,893,061
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					47,441	8,115,732
	2/10/2020	2/11/2022					4,667	798,384
	2/8/2021	2/11/2022					8,843	1,512,772
	2020 - 2022 PSU Award
	2/10/2020	2/10/2023					0	0	55,991	$9,578,380
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	75,193	12,863,267
J. Wolk	Options
	1/16/2013	1/17/2016	1,855		72.54	1/13/2023
	2/10/2014	2/11/2017	12,926		90.44	2/9/2024
	2/9/2015	2/10/2018	13,015		100.06	2/9/2025
	2/8/2016	2/9/2019	16,820		101.87	2/8/2026
	2/13/2017	2/13/2020	19,241		115.67	2/13/2027
	2/12/2018	2/12/2021	12,066		129.51	2/12/2028
	2/11/2019	2/11/2022		66,386	131.94	2/11/2029
	2/10/2020	2/10/2023		88,219	151.41	2/10/2030
	2/8/2021	2/8/2024		80,976	164.62	2/8/2031
	RSUs
	2/11/2019	2/11/2022					3,248	555,635
	2/10/2020	2/10/2023					3,449	590,020
	2/8/2021	2/8/2024					3,686	630,564
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					13,846	2,368,635
	2/10/2020	2/11/2022					1,362	232,997
	2/8/2021	2/11/2022					2,581	441,532
	2020 - 2022 PSU Award
	2/10/2020	2/10/2023					0	0	18,510	3,166,506
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	25,050	4,285,304

2022 Proxy Statement	99

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
P. Stoffels	Options
	2/9/2015	2/10/2018	170,668		$100.06	2/9/2025
	2/8/2016	2/9/2019	174,787		101.87	2/8/2026
	2/13/2017	2/13/2020	138,982		115.67	2/13/2027
	2/12/2018	2/12/2021	111,816		129.51	2/12/2028
	2/11/2019	2/11/2022		114,575	131.94	2/11/2029
	2/10/2020	2/10/2023		134,064	151.41	2/10/2030
	2/8/2021	2/8/2024		123,118	164.62	2/8/2031
	RSUs
	2/11/2019	2/11/2022					5,606	$959,018
	2/10/2020	2/10/2023					5,241	896,578
	2/8/2021	2/8/2024					5,605	958,847
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					23,896	4,087,889
	2/10/2020	2/11/2022					2,351	402,186
	2/8/2021	2/11/2022					4,455	762,117
	2020 - 2022 PSU Award
	2/10/2020	2/10/2023					0	0	28,130	$4,812,199
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	38,086	6,515,372
J. Duato	Options
	1/17/2012	1/17/2015	84,423		65.37	1/17/2022
	1/16/2013	1/17/2016	148,538		72.54	1/13/2023
	2/10/2014	2/11/2017	130,969		90.44	2/9/2024
	2/9/2015	2/10/2018	126,369		100.06	2/9/2025
	2/8/2016	2/9/2019	125,824		101.87	2/8/2026
	2/13/2017	2/13/2020	123,291		115.67	2/13/2027
	2/12/2018	2/12/2021	105,307		129.51	2/12/2028
	2/11/2019	2/11/2022		110,868	131.94	2/11/2029
	2/10/2020	2/10/2023		133,516	151.41	2/10/2030
	2/8/2021	2/8/2024		114,776	164.62	2/8/2031
	RSUs
	2/11/2019	2/11/2022					5,424	927,884
	2/10/2020	2/10/2023					5,220	892,985
	2/8/2021	2/8/2024					5,225	893,841
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					23,123	3,955,652
	2/10/2020	2/11/2022					2,274	389,013
	2/8/2021	2/11/2022					4,310	737,312
	2020 - 2022 PSU Award
	2/10/2020	2/10/2023					0	0	28,015	4,792,526
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	35,505	6,073,840

100	2022 Proxy Statement

A	B	C	D	E	F	G	H	I	J	K
Name	Grant Date	Vesting Date	Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
			Exercisable	Unexercisable
J. Taubert	Options
	1/16/2013	1/17/2016	76,923		$72.54	1/13/2023
	2/10/2014	2/11/2017	59,397		90.44	2/9/2024
	2/9/2015	2/10/2018	58,504		100.06	2/9/2025
	2/8/2016	2/9/2019	56,471		101.87	2/8/2026
	2/13/2017	2/13/2020	43,712		115.67	2/13/2027
	2/12/2018	2/12/2021	43,391		129.51	2/12/2028
	2/11/2019	2/11/2022		67,397	131.94	2/11/2029
	2/10/2020	2/10/2023		91,324	151.41	2/10/2030
	2/8/2021	2/8/2024		82,127	164.62	2/8/2031
	RSUs
	2/11/2019	2/11/2022					3,297	$564,018
	2/10/2020	2/10/2023					3,570	610,720
	2/8/2021	2/8/2024					3,739	639,631
	2019 - 2021 PSU Award
	2/11/2019	2/11/2022					14,057	2,404,731
	2/10/2020	2/11/2022					1,383	236,590
	2/8/2021	2/11/2022					2,620	448,203
	2020 - 2022 PSU Award
	2/10/2020	2/10/2023					0	0	19,162	$3,278,043
	2021 - 2023 PSU Award
	2/8/2021	2/8/2024					0	0	25,405	4,346,033
Grant Date (Column B) PSUs are considered granted when the performance goals are approved (according to U.S. accounting rules). Since we used three 1-year sales goals prior to the 2020 awards, we grouped the PSU awards based on their vesting date.
Vesting Date (Column C) Our options, RSUs and PSUs vest 100% 3-years from the date of grant. PSUs are not distributed until the percent of target vested based on performance is certified by the Committee at the end of the 3-year performance period. Please see "Grant Date (Column B)" for when the PSUs tied to operational sales in the second and third years of the 3-year performance period are considered granted for accounting purposes.
Number of Shares or Units of Stock that Have Not Vested (Column H) The PSUs that have been earned based on performance to date are included in column H. See "2019-2021 Performance Share Unit (PSU) Payout" on page 66 for details.
Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (Column J) We calculated the estimated number of PSUs to vest in the future assuming:

●	2020-2022 PSUs tied to (i) Relative TSR performance vest at 98.00% of target and (ii) cumulative adjusted EPS performance vest at 80.90% of target.
●	2021-2023 PSUs tied to (i) Relative TSR performance vest at 88.00% of target and (ii) cumulative adjusted EPS performance vest at 138.50% of target.

Market Value of Shares or Units of Stock That Have Not Vested (Columns I and K) We calculated the market values of unvested RSUs and PSUs included in columns I and K using the closing price of our common stock on the NYSE on December 31, 2021, which was the last business day of fiscal 2021, of $171.07.

2022 Proxy Statement	101

2021 Option Exercises and Stock Vested
None of our named executive officers exercised options during 2021. The table below shows how many PSUs and RSUs vested in 2021 and their value when they vested.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
A. Gorsky	0	$0	75,105	$12,433,633
J. Wolk	0	0	5,086	841,987
P. Stoffels	0	0	35,062	5,804,514
J. Duato	0	0	33,021	5,466,627
J. Taubert	0	0	13,606	2,252,473

102	2022 Proxy Statement

2021 Pension Benefits
In the table below, we show the present value of pension benefits as of year-end 2021 and payments during 2021. For a complete understanding of the table, please read the description of the pension benefits that follow the table.

Name	Number of Years Credited Service (#)	Normal Retirement Age	Present Value of Accumulated Benefits			Payments During Last Fiscal Year ($)
			Salaried Pension Plan ($)	Excess Pension Plan ($)	Total ($)
A. Gorsky	29.42	62	$1,994,000	$36,810,000	$38,804,000	$0
J. Wolk	23.58	62	1,338,000	7,487,000	8,825,000	0
P. Stoffels	28.33	62	1,810,000	18,931,000	20,741,000	0
J. Duato	32.25	62	2,067,000	18,012,000	20,079,000	0
J. Taubert	16.92	62	1,033,000	6,010,000	7,043,000	0
We calculated the present values in the table using the same assumptions we used for the pension liabilities included in our 2021 Annual Report.
The named executive officers participate in the same defined benefit pension plan formula that applies to other eligible U.S. non-union employees hired before January 1, 2015 (the Final Average Pay formula). Starting on January 1, 2026, all eligible U.S. non-union employees (regardless of hire date) will accrue benefits under the defined benefit pension plan that applies to employees hired on or after January 1, 2015.
We provide pension benefits to our employees to provide retirement income, facilitate succession, and motivate long-service. Our pension benefits are paid through our Salaried Pension Plan and Excess Pension Plan as described below. We offset the benefits from these plans for amounts earned from our non-U.S. pension plans.

●	U.S. Final Average Pay Pension Formula: This formula determines a monthly annuity amount payable for life.

●
Retirement Age: At age 62 employees can begin receiving unreduced pension payments. At age 55 they can begin receiving reduced pension benefits. If an employee begins receiving his or her pension before age 62, the pension is reduced by 4% per year for each year before age 62.

	●	Monthly Annuity Amount: We calculate the monthly annuity amount as:
		(1)	Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus
		(2)	Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus
		(3)	Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service, plus
		(4)	Frozen grandfathered benefits related to pre-2009 dividend equivalents on unvested CLCs (less than 2% of the total pension benefit for each named executive officer).

	●	Final Average Earnings: Final average earnings is the average of the highest consecutive 60 months out of the last 120 months of pay. Earnings include base salary and annual incentive payouts.
	●	Benefits Paid as an Annuity: Pension benefits must be taken in the form of an annuity, except the Belgian portion of Dr. Stoffels’ benefit which is payable as a lump sum at retirement.

●	Pension Plans: We pay our U.S. pensions from the Salaried and Excess Pension Plans as follows:

	●	Salaried Pension Plan: The Salaried Pension Plan applies the U.S. pension formula to pay up to the IRS’s covered compensation limit. The limit was $290,000 in 2021.
●
Excess Pension Plan: The Excess Pension Plan uses the U.S. pension formula without applying the IRS pay limits. Its payments are reduced by amounts paid from the Salaried Pension Plan. U.S. non-union employees participate in the Excess Pension Plan if their covered compensation exceeds the IRS limit.

●
Offset for non-U.S. Pensions: Because Dr. Stoffels has worked in both Belgium and the U.S., his pension includes benefits from both the U.S. and Belgian Plans. The U.S. portion is calculated using the U.S. formula above for all service and subtracting the amount earned in the Belgian Plan. This treatment of service rendered outside the U.S. applies to all participants in the Salaried Pension Plan who were hired before January 1, 2015 and who earned Company service outside the U.S. before joining the U.S. pension plan on, or before, July 1, 2015.

2022 Proxy Statement	103

2021 Non-Qualified Deferred Compensation
In the table below, we show our named executive officers’ year-end non-tax-qualified compensation deferral plan balances. We also show how much they and the Company contributed to the plans, the earnings on the deferred compensation, and withdrawals and distributions during the year. For a complete understanding of the table, please read the descriptions of the columns that follow the table.

A	B	C	D	E	F
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
A. Gorsky	$0	$61,200	$266,260	$2,246,525	$7,416,563
J. Wolk	0	29,164	24,932	148,256	541,402
P. Stoffels	0	41,963	296,710	1,460,243	9,052,570
J. Duato	0	33,300	277,508	1,235,599	8,667,213
J. Taubert	1,247,971	29,164	665,055	449,316	6,422,243

Executive Contributions in Last Fiscal Year (Column B)
Column B includes the amount the named executive officers deferred under the Executive Income Deferral Plan. This plan allows eligible employees to defer up to 50% of their base salary and 100% of their annual incentive.
Registrant Contributions in Last Fiscal Year (Column C)
Column C includes Company contributions to the named executive officer’s Excess Savings Plan accounts. These amounts are included in Column H of the Summary Compensation Table.
Aggregate Earnings in Last Fiscal Year (Column D)
Column D includes earnings on the Executive Income Deferral Plan and Excess Savings Plan. It also includes the change in value of vested Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs). We show each of these amounts and the total earnings in the table below. See details on CLC and CLP unit values on page 95.
The earnings or losses on the Executive Income Deferral Plan and Excess Savings Plan balances are based on market rates of return as described on page 95. Therefore, there are no above-market earnings from these plans and the amounts are not included in column G of the Summary Compensation Table.
The changes in value of the CLCs and CLPs are included in Column G of the Summary Compensation Table but only to the extent that the unit value grows at a rate that exceeds a reference rate of return. See page 93 for details.

Name	Earnings / (Losses) on Executive Income Deferral Plan ($)	Earnings / (Losses) on Excess Savings Plan ($)	Change in Value of Vested CLCs ($)	Change in Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$101,860	$164,400	$0	$266,260
J. Wolk	0	18,069	5,480	1,383	24,932
P. Stoffels	0	77,510	219,200	0	296,710
J. Duato	0	65,158	212,350	0	277,508
J. Taubert	571,357	37,876	51,375	4,447	665,055

Aggregate Withdrawals / Distributions (Column E)
Column E includes the payouts of vested CLPs awarded in 2011 at the end of their 10-year terms.

104	2022 Proxy Statement

Aggregate Balance at Last Fiscal Year-End (Column F)
Column F includes the Executive Income Deferral Plan and Excess Savings Plan balances. It also includes the value of all vested CLCs and CLPs (calculated using the end of year unit values). See details on CLC and CLP unit values below.

Name	Executive Income Deferral Plan Balance ($)	Excess Savings Plan Balance ($)	Value of Vested CLCs ($)	Value of Vested CLPs ($)	Total ($)
A. Gorsky	$0	$1,222,163	$6,194,400	$0	$7,416,563
J. Wolk	0	177,203	206,480	157,719	541,402
P. Stoffels	0	793,370	8,259,200	0	9,052,570
J. Duato	0	666,113	8,001,100	0	8,667,213
J. Taubert	3,586,677	392,886	1,935,750	506,930	6,422,243

●	Executive Income Deferral Plan: Our executive officers can defer up to 50% of their base salary and 100% of their annual incentive under the Executive Income Deferral Plan.

●
Earnings: The deferred amounts are credited with earnings equal to the return on: Johnson & Johnson common stock, one-year Treasury Bills, or the investment options within our 401(k) Savings Plan. The participant elects the allocation among these alternatives.

	●	Distribution: Amounts deferred are paid on the later of six months after termination or January of the year following termination.

●
Excess Savings Plan: Our 401(k) Savings Plan provides a matching contribution of 4.5% of base salary to employees who contribute at least 6% of base salary. The base salary covered under this plan is limited by the IRS’s covered compensation limit. The limit was $290,000 in 2021. The Excess Savings Plan credits an unfunded account with 4.5% of the amount of the base salary over the IRS limit.

●
Earnings: The accounts were credited with earnings equal to the return on each named executive officer's default Target Date Fund as determined by birth year. The average full year return for the group was 11.09%.

	●	Distribution: Account balances will be paid out in a lump sum, six months after termination, unless the participant made an irrevocable deferral or installment election before December 15, 2008.

Details on CLC and CLP Unit Values

The following table includes the beginning and end of year CLC and CLP unit values. It also includes the change in unit values during the year.

Unit Values and Change in Values	CLC ($)	CLP ($)
Beginning of Year Unit Value	$50.25	$5.65
End of Year Unit Value	$51.62	$5.70
Change in Unit Value	$1.37	$0.05

2022 Proxy Statement	105

2021 Potential Payments Upon Termination
We pay earned and unpaid compensation to our employees upon termination as described below. In addition, depending upon the circumstances of the termination and the employee’s age and years of service, we pay severance, provide continued health benefit coverage, and provide continued vesting in equity incentives as described below. We have no change-in-control benefits.

●
Earned but Unpaid Compensation: Upon any termination of employment as of year-end 2021, employees would receive their 2021 annual incentive and vested non-qualified deferred compensation. They would also be entitled to their pension benefits upon retirement. If a named executive officer had terminated as of year-end 2021, he or she would have received his or her:

●
Earned but Unpaid Annual Incentives for 2021. An employee must be employed through the end of the year to be eligible for a non-pro-rated annual incentive payout. However, in case of involuntary termination for cause, these amounts would be forfeited. See the “Non-Equity Incentive Plan Compensation” table on page 93 for the annual incentive amounts.

	●	Vested Non-Qualified Deferred Compensation Balances. See the “Non-Qualified Deferred Compensation — Aggregate Balance at Last Fiscal Year-End (Column F)” table on page 106 for the year-end balances.
	●	Pension Benefits upon Retirement. See “2021 Pension Benefits” on page 104 for details.

●
Severance, Healthcare Coverage, and Equity Incentives: In the table below, we show the value of cash severance, continued healthcare coverage, and continued vesting in equity incentives as if the named executive officers had terminated as of year-end 2021 under the circumstances shown below. For a complete understanding of the table please read the descriptions of the types of payments that follow the table.

●
No Change-in-Control Benefits: We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. In addition, there are no change-in-control provisions in any of our compensation plans or instruments.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination with Cause ($)	Death ($)	Disability ($)
A. Gorsky	Cash Severance	$0	$1,650,000	$0	$0	$0
	Healthcare Coverage	211,000	212,000	211,000	107,000	276,000
	Equity Incentives	54,164,767	54,164,767	0	54,164,767	54,164,767
	Total	54,375,767	56,026,767	211,000	54,271,767	54,440,767
J. Wolk	Cash Severance	0	945,000	0	0	0
	Healthcare Coverage	199,000	207,000	199,000	104,000	350,000
	Equity Incentives	17,125,558	17,125,558	0	17,125,558	17,125,558
	Total	17,324,558	18,277,558	199,000	17,229,558	17,475,558
P. Stoffels	Cash Severance	0	1,222,500	0	0	0
	Healthcare Coverage	175,000	180,000	175,000	91,000	285,000
	Equity Incentives	27,307,334	27,307,334	0	27,307,334	27,307,334
	Total	27,482,334	28,709,834	175,000	27,398,334	27,592,334
J. Duato	Cash Severance	0	1,267,692	0	0	0
	Healthcare Coverage	175,000	180,000	175,000	91,000	285,000
	Equity Incentives	26,366,547	26,366,547	0	26,366,547	26,366,547
	Total	26,541,547	27,814,239	175,000	26,457,547	26,651,547
J. Taubert	Cash Severance	0	945,000	0	0	0
	Healthcare Coverage	138,000	147,000	138,000	74,000	306,000
	Equity Incentives	17,490,363	17,490,363	0	17,490,363	17,490,363
	Total	17,628,363	18,582,363	138,000	17,564,363	17,796,363

Note: Dr. Stoffels retired from the Company effective January 3, 2022.

106	2022 Proxy Statement

Terminations Due to a Reduction in Force or Specified Divestiture

All of our unvested outstanding long-term incentive awards are subject to special provisions in the event of a termination due to a Reduction in Force (RIF) or Specified Divestiture (as detailed on page 79). As of December 31, 2021, each named executive officer was eligible for Qualifying Separation treatment of their long-term incentives. For these executives:

●	Termination due to a RIF would result in amounts equal to those in the "Involuntary Termination Without Cause" column of the Potential Payments Upon Termination table on page 107, and
●	Termination due to a Specified Divestiture would result in amounts equal to those in the "Involuntary Termination Without Cause" column, except they would not receive severance.

Cash Severance

Our Severance Pay Plan provides benefits to certain full-time U.S. employees who are involuntarily terminated. We provide two weeks base salary for each year of service, with guaranteed minimums based on an employee’s level. The minimum for our named executive officers is 52 weeks of base salary. We pay severance according to our normal payroll cycle. We do not pay severance as a lump-sum payment.
In order to receive the full number of weeks of base salary under our Severance Pay Plan, U.S. employees must sign a release agreement and comply with the conditions set forth in the agreement which may include: compliance with non-competition provisions, release of all claims and rights, and any other terms set forth in the agreement. If U.S. employees do not sign the release agreement, the severance amount is four weeks of base salary.
In the table below, we show how the “Cash Severance” amounts in the table on page 107 were calculated.

Name	Salary Rate as of Year-End ($)	Years of Eligible Service (#)	Weeks of Base Salary Continuation			Total Amount of Cash Severance ($)
			Accrued (#)	Minimum (#)	Final (#)
A. Gorsky	$1,650,000	13	26	52	52	$1,650,000
J. Wolk	945,000	23	46	52	52	945,000
P. Stoffels	1,222,500	24	48	52	52	1,222,500
J. Duato	1,030,000	32	64	52	64	1,267,692
J. Taubert	945,000	16	32	52	52	945,000

Note: Dr. Stoffels retired from the Company effective January 3, 2022 and did not receive cash severance.

2022 Proxy Statement	107

Healthcare Coverage

Upon termination of employment, all non-union U.S. employees receive continued healthcare coverage that varies based upon the termination circumstances. The “Healthcare Coverage” amounts in the table on page 107 are the present values of continued healthcare coverage. The values vary based upon the termination circumstances as follows:

Healthcare Coverage	Eligibility	Eligible Named Executive Officers	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause	Death	Disability
Retiree	Employees age 55 with ten years of service	Gorsky Wolk Duato Stoffels Taubert	✓	✓ Begins at the end of the cash severance period	✓	✓ Coverage for dependents	✓
Active-employee	All Employees		No continued coverage	✓ While on severance - up to 52 weeks	No continued coverage	✓ Coverage for dependents for 6 months	✓ While on long-term disability
Note: "✓" means eligible for coverage.

Equity Incentives

The “Equity Incentives” amounts in the table on page 107 are the value of unvested equity incentives as of year-end 2021. The values vary based upon the termination circumstances as described under “Long-Term Incentive Vesting and Treatment upon Termination” on page 78.

108	2022 Proxy Statement

Ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO

The annual total compensation of our median-paid employee on a worldwide basis for 2021 was $90,000. The annual total compensation of our Chief Executive Officer for 2021 was $26,757,015. The ratio of the two amounts for 2021 is 297 to 1. For a complete understanding of these amounts, please read the descriptions below.
We used the following methodology and assumptions to calculate the annual total compensation of the median-paid employee:

●	We included 100% of our employees in the calculation of median, as follows:

● We gathered payroll data from 24 countries around the world, which account for 91% of our employees.
●
We assumed that the remaining 9% of our employees (not included in this database) are paid less than the median. This is a conservative assumption. If any of the employees assumed to be below the median were paid higher than the calculated median, the actual median would be higher.

●	We calculated the annual total compensation and ranked our employees using: (i) taxable cash earnings, which includes salary, wages (regular, hourly, overtime, shift differentials), commissions, annual incentives, and other miscellaneous cash earnings; (ii) the estimated value of the Company-provided pension earned during 2021 and Company contributions to defined contribution retirement plans during 2021 (using an estimated percentage of salary for each country where we have a Company-provided retirement plan); and (iii) the estimated value of company provided medical and dental insurance coverage (using an estimated per-employee amount for each country where we have Company-provided medical and dental plans).

●
Using our year-end 2021 total employee count, we counted down from the top to identify the median-paid employee. At least 50% of our employees have annual total compensation amounts higher than $90,000.

●	We rounded the annual total compensation of the median-paid employee to the nearest thousand dollars.

The annual total compensation of our Chief Executive Officer for 2021 is the $26,741,959 total as reported in the Summary Compensation Table on page 91 plus healthcare benefits of $15,056.
The ratio of the Annual Total Compensation of the Median-Paid Employee to the CEO is calculated by dividing the annual total compensation of our Chief Executive Officer by that of our median-paid employee. Because the annual total compensation of the median-paid employee is a conservative estimate (as described above), the pay ratio is also a conservative estimate - the actual ratio could be lower, but not higher.

Comparison to 2020 Median-Paid Annual Total Compensation

The annual total compensation of our median-paid employee for 2020 was $81,000. The median for 2021 is $90,000. Salary increases and other increases in compensation contributed to the increase in the median. The net effect of changes in currency exchange rates on the year-on-year increase in the median was minimal. If the exchange rates had not changed during 2021, the median would have been $88,000

2022 Proxy Statement	109

Item 3: Approval of the Company's 2022 Long-Term Incentive Plan

The Board of Directors recommends that shareholders vote FOR approval of the Company's 2022 Long-Term Incentive Plan

Overview
The Board believes that granting long-term incentives in the form of equity-based awards is crucial in promoting our long-term financial growth and stability, thereby enhancing shareholder value. The 2022 Long-Term Incentive Plan (the “2022 Plan”) provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance share units (“PSUs”), other stock-based awards and cash awards to our employees (including our executive officers) and Directors. The Board approved the 2022 Plan on March 7, 2022, subject to shareholder approval, and the 2022 Plan will become effective on the date that it is approved by the shareholders. The 2022 Plan will not become effective if it is not approved by the shareholders.
Why You Should Vote to Approve the 2022 Plan
We are asking the shareholders to approve the 2022 Plan so that we can continue to provide long-term incentives in the form of equity-based awards to our employees and Directors. We annually grant long-term incentives to over 25,000 employees (including our executive officers) and Directors as part of our equity-based compensation programs. As of March 1, 2022, approximately 197,579,124 shares were available for new grants under our current shareholder-approved 2012 Long-Term Incentive Plan (the “2012 Plan”). The 2012 Plan will expire on April 26, 2022, and no shares will be available for new grants under the 2012 Plan after its expiration. If the 2022 Plan is not approved by the shareholders, we will be unable to adequately incentivize our employees and Directors in connection with services to be performed after the scheduled expiration date of the 2012 Plan.
We are therefore requesting that the shareholders approve the 2022 Plan at the 2022 Annual Meeting. Under the 2022 Plan, we will be able to grant up to 150 million shares of our common stock, par value $1.00 per share, in the form of new awards, of which (i) up to 110 million shares may be granted in the form of stock options and SARs and (ii) up to 40 million shares may be granted in the form of full value awards (i.e., restricted shares, RSUs, performance shares, PSUs and other-stock based awards). Notwithstanding the foregoing, more than 40 million shares may be granted in the form of full value awards, provided that each share granted in the form of full value awards in excess of 40 million will be counted against the number of shares that may be granted under the 2022 Plan as 5 shares for every 1 share granted in the form of full value awards. If only full value awards are granted under the 2022 Plan (i.e., no stock options or SARs), we will be able to grant up to 62 million shares in the form of full value awards. The 2022 Plan will expire on the tenth anniversary of the date it becomes effective. As of March 1, 2022, the closing price per share on the NYSE was $164.00.
We have relied on the advice of Semler Brossy, the Committee’s independent compensation consultant, as well as consulting services and data modeling tools made available by certain proxy advisory services, to assist us in developing the size of the share reserve for the 2022 Plan. Based on this advice, we believe that our share reserve request is appropriate and within industry standards. We expect that the share reserve will allow us to continue to grant long-term incentives in the form of equity-based awards for four to five years.

110	2022 Proxy Statement

Key Elements of the 2022 Plan
The 2022 Plan contains the following key elements that are favorable to our shareholders and serve to align the interests of participants in the 2022 Plan with those of our shareholders. The following summary is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached as Appendix A to this Proxy Statement. A more detailed summary of the material features of the 2022 Plan is included below under the section entitled “Material Features of the 2022 Plan.”

Element	What We Do and Don’t Do Under the 2022 Plan	2022 Plan References
Fungible Share Reserve
150 million shares are reserved under the 2022 Plan. Awards will generally be counted on a 1-for-1 basis against the share reserve, provided that if more than 40 million full value awards are granted, each full value award in excess of 40 million will be counted on a 5-for-1 basis against the share reserve. If only full value awards are granted, we will be able to grant up to 62 million shares under the 2022 Plan. See page 113 for the range of options and full value awards that could hypothetically be granted, the expected mix of options and full value awards, and the percentages of shares outstanding.
The 2012 Plan will expire on April 26, 2022, and no shares will be available for new grants under the 2012 Plan following its expiration.

Section 5(a)
Limited Plan Duration	The share reserve under the 2022 Plan is expected to last for four to five years, at which point additional shareholder approval will be required to add more shares to the 2022 Plan or adopt a new plan.
Section 5(a)
No Evergreen Feature	The 2022 Plan does not allow for automatic increases in the share reserve without shareholder approval.	Section 5(a)
No Liberal Share Recycling	Shares withheld to cover taxes with respect to any awards or the exercise price of any options or SARs will not be added back to the share reserve under the 2022 Plan.	Section 5(b)
Minimum Vesting Requirement	The 2022 Plan requires a minimum vesting period of at least 1 year for all awards granted under the plan, with an exception for up to 5% of the share reserve.	Section 6(a)
Director Compensation Limit	The 2022 Plan prohibits grants to non-employee Directors during any single fiscal year in excess of $800,000 in total value (including cash retainer fees), subject to limited exceptions for individual Directors in extraordinary circumstances, in which case such limit may be increased to $1 million.
Section 6(b)
No Repricing Without Shareholder Approval	The 2022 Plan expressly prohibits the repricing of options and SARs without shareholder approval.	Sections 7(a)(v) and (b)(iv)
No Dividends on Unvested Awards	The 2022 Plan expressly prohibits the payment of dividends on unvested awards for all award types.	Section 7(c)(vii)

2022 Proxy Statement	111

Element	What We Do and Don’t Do Under the 2022 Plan	2022 Plan References
Limited Change of Control Provisions	If outstanding awards granted under the 2022 Plan are not assumed or substituted by the acquirer in connection with a change of control, the awards will vest and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change of control. If outstanding awards are assumed or substituted, the awards will remain outstanding and will continue to vest following the change of control in accordance with their terms.
Section 11
Awards Subject to Clawback	Awards granted under the 2022 Plan will be subject to the Company’s comprehensive Compensation Recoupment Policy (or any successor policy).	Section 12
Share Reserve Plan Design Information
Our 2022 Plan includes a fungible ratio design where awards will generally be counted on a 1-for-1 basis against the share reserve, provided that if more than 40 million full value awards are granted, each full value award in excess of 40 million will be counted on a 5-for-1 basis against the share reserve. If only full value awards are granted, as shown in the table below, we will be able to grant up to 62 million shares under the 2022 Plan.
As part of our current compensation program, we grant a mix of both options and full value awards and expect awards granted to total approximately 5.47% of shares outstanding (as illustrated in the table below).

Award	Hypothetical Mix 1: Maximum Options Granted	Hypothetical Mix 2: Maximum Full Value Awards Granted	Expected Mix(1)
Options	110,000,000	0	105,000,000
Full Value Awards	40,000,000	62,000,000	39,000,000
Shares Available from Prior Plan(2)	0	0	0
Number of Shares Issued (#)	150,000,000	62,000,000	144,000,000
Percent (%) of Basic Weighted Average Common Shares Outstanding(3)	5.70%	2.36%	5.47%
____________________
(1) Expected Mix is based on the current population and historical grant practice; Performance share units are included at maximum performance levels.
(2) The 2012 Plan will expire on April 26, 2022, and no shares will be available for new grants under the 2012 Plan following its expiration.
(3) Using basic shares outstanding of 2,632,100,000 as stated in our 2021 Annual Report.
Overhang and Share Usage
While long-term incentives in the form of equity-based awards are an important part of our incentive compensation programs, we are mindful of our responsibility to the shareholders to exercise sound judgment in granting equity-based awards and limiting dilution.
Overhang Percentage
As of March 1, 2022, (i) 197,579,124 shares were available for new grants under the 2012 Plan (of which any shares granted in the form of stock options or SARs would be counted on a 1-for-1 basis and any shares granted in the form of full value awards would be counted as 5.99 shares for every 1 share granted in the form of full value awards), (ii) 18,931,044 shares were subject to outstanding full value awards under the 2012 Plan (with performance-based full value awards included at maximum performance levels) and (iii) 134,001,721 shares were subject to outstanding appreciation awards (i.e., stock options) under the 2012 Plan with a weighted average exercise price of $131.92 per share and a weighted average remaining contractual term of 6.27 years. We will not grant more than 80,000 shares under the 2012 Plan after March 1, 2022, and before the 2022 Annual Meeting on April 28, 2022. Together, these available shares and outstanding awards represent approximately 13.33% of our fully diluted shares outstanding (the “Overhang Percentage”).
The 2012 Plan will expire on April 26, 2022, and no shares will be available for new grants under the 2012 Plan following its expiration. In addition, any outstanding awards granted under the 2012 Plan that are forfeited or cancelled or otherwise expire without having been exercised or settled will not become available for new grants under the 2022 Plan.

112	2022 Proxy Statement

The 150 million shares proposed to be reserved for issuance under the 2022 Plan, when added to the shares that are subject to outstanding awards under the 2012 Plan as of March 1, 2022, would result in an Overhang Percentage of approximately 11.52%.
Share Usage and Burn Rate
Our annual share usage for grants of stock options, RSUs and PSUs under the 2012 Plan for the last three fiscal years was as follows:

		Fiscal Year	Fiscal Year	Fiscal Year	3-Year Average
		2019	2020	2021
A	Total Shares Granted During the Fiscal Year(1)	27,378,000	27,406,000	24,988,000	26,590,667
B	Basic Weighted Average Common Shares Outstanding	2,645,100,000	2,632,800,000	2,632,100,000	2,636,666,667
	Burn Rate (A / B)	1.04%	1.04%	0.95%	1.01%
____________________
(1) For each fiscal year, total shares granted include stock options, RSUs (including deferred share units granted to our non-employee Directors) and PSUs (with PSUs included at maximum performance levels) granted under the 2012 Plan in such year.
Between January 1, 2022 and March 1, 2022, 26,221,600 shares were granted under the 2012 plan in the form of stock options, RSUs and PSUs (with PSUs included at maximum performance levels). We will not grant more than 80,000 shares under the 2012 Plan after March 1, 2022, and before the date of the 2022 Annual Meeting of Shareholders.
Material Features of the 2022 Plan
The following summary of the material terms of the 2022 Plan is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached as Appendix A to this Proxy Statement.
Plan Administration
The 2022 Plan will be administered by the Compensation & Benefits Committee of the Board (the “Committee”), or, in the absence of the Committee, the Board itself. Subject to the express provisions of the 2022 Plan, the Committee is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2022 Plan. To the extent permitted by law, the Committee may delegate its authority to one or more of its members or other persons, except that no such delegation will be permitted with respect to awards granted to participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended.
Eligible Participants
Directors who are also employees of the Company or its domestic subsidiaries, non-employee Directors of the Company or any of its subsidiaries or affiliates, employees of the Company and its domestic subsidiaries (including our executive officers), employees of international subsidiaries and joint venture operations of the Company and its subsidiaries, and employees of joint venture partners who are assigned to any such joint ventures will be eligible for selection by the administrator for the grant of awards under the 2022 Plan. Options intending to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (“Code”) may only be granted to employees of the Company or its subsidiaries.
As of March 1, 2022, (i) approximately 141,700 employees of the Company and its domestic and international subsidiaries and joint venture operations were eligible to participate in the 2022 Plan, and (ii) 14 non-employee Directors of the Company or any of its subsidiaries or affiliates were eligible to participate in the 2022 Plan.
The administrator (or its delegate) selects eligible participants to receive awards after taking into account the purposes of the 2022 Plan, which are to provide long-term incentives to eligible participants with responsibility for the success and growth of the Company and its subsidiaries and affiliated entities, to associate more closely the interests of such persons with those of the shareholders, to assist the Company and its subsidiaries and affiliates in recruiting, retaining, and motivating a diverse and talented group of such persons on a competitive basis, and to help promote a pay for performance linkage for such persons. The administrator may impose terms, conditions, and/or restrictions on any awards granted pursuant to the 2022 Plan as it may deem advisable, including: a requirement that eligible participants pay a stipulated purchase price for each award, forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting, or restrictions under applicable federal or state securities laws. The administrator may provide for the satisfaction or lapse of all conditions under any award granted under the 2022 Plan at any time.

2022 Proxy Statement	113

Shares Subject to the 2022 Plan
The total number of shares of our Common Stock that may be delivered pursuant to awards under the 2022 Plan is 150 million, of which (i) up to 110 million shares may be issued subject to stock options and SARs and (ii) up to 40 million shares may be issued subject to full value awards. Any shares issued under options or SARs or full value awards in the amounts set forth in the preceding sentence will be counted against the number of shares issuable under the 2022 Plan on a one-for-one basis, provided that if more than 40 million full value awards are granted, each full value award in excess of 40 million will be counted on a 5 for 1 basis against the share reserve. If all of the shares available for issuance under the 2022 Plan were granted as full value awards, we would be able to grant up to 62 million shares in the form of full value awards. Such shares may be either authorized but unissued shares, treasury shares or shares acquired on the open market.
Shares subject to awards that have been canceled, expired, forfeited, or otherwise not issued under an award, and shares subject to awards settled in cash, will not count as shares issued under the 2022 Plan and will be available for issuance in connection with future awards under the 2022 Plan. Any shares that again become available for grant under the 2022 Plan will be added back as the number of shares that were counted with respect to such award against the number of shares available for issuance under the 2022 Plan, as described in the preceding paragraph. However, (i) shares subject to stock-settled SARs that were not issued upon the net settlement or net exercise of such SAR, (ii) shares delivered to or withheld to pay the exercise price of an option, (iii) shares delivered to or withheld to pay the withholding taxes related to any equity-based award granted under the 2022 Plan and (iv) shares repurchased on the open market with cash proceeds from the exercise of an option will not be added back to the shares available for issuance under the 2022 Plan. Any shares delivered under the 2022 Plan upon the exercise or satisfaction of a substitute award granted in connection with any acquisition, merger, consolidation or otherwise (“Substitute Award”) will not reduce the shares available for issuance under the 2022 Plan.
Certain Limitations on Awards
All equity-based awards granted under the 2022 Plan (other than awards representing a maximum of 5% of the shares reserved for issuance under the 2022 Plan) must be granted subject to a minimum vesting period of at least 12 months, such that no awards may vest prior to the first anniversary of the grant date. Notwithstanding the foregoing, the administrator may accelerate the vesting of awards prior to the first anniversary of the grant date (i) due to the participant’s death, disability, retirement, leave of absence or termination of employment, or upon a divestiture, reduction in force or sale or disposition of a subsidiary or division or any other similar event, in each case as determined by the administrator, (ii) in connection with a change of control of the Company (as described in greater detail below) or (iii) in connection with the grant of a Substitute Award in replacement of an award scheduled to vest within 12 months following the date of grant of such Substitute Award.
In addition, non-employee Directors may not be granted awards during any single fiscal year that, when aggregated with such non-employee Director’s cash retainer fees with respect to such fiscal year, exceed $800,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards used for our financial reporting purposes). The administrator may make exceptions to increase such limit to $1 million in total value for an individual non-employee Director in extraordinary circumstances, such as where a non-employee Director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transactions committee of the Board, as the administrator may determine in its sole discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
The aggregate number of shares that may be issued pursuant to the exercise of ISOs may not exceed 110 million.
Adjustments Upon Changes in Capitalization
In the event of any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, or exchange of shares, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends) or any other event or transaction that affects the number or kind of shares of our Common Stock outstanding (“Change in Capitalization”), the number and kind of shares available for issuance under the 2022 Plan (including under any outstanding awards), the number and kind of shares of subject to the limitations on awards set forth in the preceding section, and the terms of any outstanding award (including the number and kind of shares subject to such award, the price, vesting and other terms, including any performance criteria) will be equitably adjusted by the administrator. Such other equitable substitutions or adjustments will be made as may be determined by the administrator in its sole discretion. In addition, in connection with a Change in Capitalization, the administrator may provide in its sole discretion for the cancellation of any outstanding award in exchange for payment in cash or other property having an aggregate fair market value equal to the fair market value of the shares, cash or other property covered by such award, reduced by the aggregate exercise price thereof, if any; provided that if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares, cash or other property covered by such award, the administrator may cancel such award without the payment of any consideration to the participant.

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Stock Options
The administrator will establish the exercise price per share under each option, which unless such option was granted as a Substitute Award, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of 10 years from the date of grant. Options granted under the 2022 Plan may either be ISOs or nonqualified stock options (“NQSOs”). Except for adjustments in connection with a Change in Capitalization, at any time when the exercise price of an option is above the fair market value of a share, we will not, without shareholder approval, reduce the exercise price of such option and shall not exchange such option for cash or a new award with a lower (or no) exercise price.
Stock Appreciation Rights (SARs)
A SAR provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the SAR is granted. SARs may be granted to participants either in tandem with or as a component of other awards granted under the 2022 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth in the preceding section and in the 2022 Plan, and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Except for adjustments in connection with a Change in Capitalization, at any time when the exercise price of a SAR is above the fair market value of a share, we will not, without shareholder approval, reduce the exercise price of such SAR and shall not exchange such SAR for cash or a new award with a lower (or no) exercise price.
Restricted Shares and Restricted Share Units (RSUs)
An award of restricted shares is an award or issuance of shares, the grant, issuance, retention, vesting and transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. RSUs are awards denominated in shares under which the issuance of shares, cash, or a combination thereof is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding restricted shares granted under the 2022 Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying RSUs unless and until such shares are reflected as issued and outstanding shares on our stock ledger.
Performance Shares and Performance Share Units (PSUs)
Performance shares and PSUs, which are similar to restricted shares and RSUs, respectively, provide the opportunity to receive shares upon the attainment of performance and satisfaction of other terms and conditions determined by the administrator. Performance shares and PSUs will be earned based on the achievement or satisfaction of the corresponding performance goals and other terms and conditions. Participants receiving performance shares or PSUs will only have the rights of a shareholder with respect to shares actually received by the participant upon satisfaction or achievement of the terms and conditions of such award and not with respect to shares subject to the award but not actually issued to the participant. Participants holding performance shares granted under the 2022 Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying PSUs unless and until such shares are reflected as issued and outstanding shares on our stock ledger.
Dividends and Dividend Equivalent Rights
Unless otherwise determined by the administrator and set forth in an award agreement, during the Restriction Period, (a) participants who hold RSUs, PSUs, performance shares or other stock-based awards will not be credited with dividend equivalents with respect to the underlying shares and (b) subject to the conditions set forth below, participants who hold restricted shares will have the right to receive dividends in cash or other property or distribution rights in respect of such shares. To the extent that a right to receive dividends or distributions is set forth in an award agreement, the administrator will determine whether any such dividends or distributions will be (i) automatically reinvested in additional awards of the same type that are subject to the same vesting conditions and restrictions on transferability as the awards with respect to which they were distributed or (ii) accrued and paid in cash at the same time (and to the extent) that the awards with respect to which they were distributed are vested and/or settled, as applicable; provided that such dividends or distributions may not be paid currently on unvested awards of any type.

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Other Stock-Based Awards
In addition to the awards described above, other forms of equity-based awards valued in whole or in part by reference to or otherwise based on shares, including fully vested shares, may be granted to eligible participants, either alone or in addition to other awards under the 2022 Plan. The administrator will determine the individuals to whom and the time or times at which such other stock-based awards may be granted, the number of shares to be granted pursuant to such other stock-based awards, and the manner in which such other stock-based awards will be settled.
Cash Awards
Awards that are payable solely in cash may be granted to eligible participants under the 2022 Plan. Cash awards may be granted with value and payment contingent upon the attainment of performance or the satisfaction of other terms and conditions, as determined by the administrator.
Deferrals
Subject to the terms of the 2022 Plan, the administrator may provide for the deferred delivery of shares or payment of cash, as applicable, upon settlement, vesting or other events with respect to awards granted under the 2022 Plan other than options and SARs.
Performance Criteria
The administrator may establish performance criteria and levels of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on the performance criteria described below or other standards of financial performance and/or personal performance evaluations. The administrator will have the authority to make equitable adjustments to the performance criteria or other standards of financial performance or personal performance evaluations as may be determined by the administrator in its sole discretion.
For purposes of the 2022 Plan, the term “performance criteria” means any one or more performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in its sole discretion, including, without limitation, one or more of the following non-exclusive criteria: (i) cash flow (before or after dividends), (ii) earnings (before or after taxes and including earnings before interest, taxes, depreciation and amortization), (iii) earnings per share, (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) product quality measures, (ix) improvements on capital structure, (x) working capital, (xi) return on capital (including return on total capital or return on invested capital), (xii) return on assets or net assets, (xiii) return on investment, (xiv) return on sales, (xv) market capitalization, (xvi) economic value added, (xvii) sales growth, (xviii) productivity improvement, (xix) debt leverage (debt to capital), (xx) revenue, (xxi) income or net income, (xxii) operating income, (xxiii) gross profit, operating profit or net operating profit, (xxiv) maintenance or improvement of operating margin or profit margin, (xxv) return on operating revenue, (xxvi) cash from operations, (xxvii) operating ratio, (xxviii) operating revenue, (xxix) market share, (xxx) product development or release schedules, (xxxi) new product innovation, (xxxii) economic profit, (xxxiii) profitability of an identifiable business unit or product, (xxxiv) product cost reduction through advanced technology, (xxxv) brand recognition/acceptance, (xxxvi) product ship targets, (xxxvii) cost reductions (including expense management), (xxxviii) customer service, (xxxix) customer satisfaction, or (xl) the sales of assets or subsidiaries.
Change of Control Treatment
In the event that a “change of control” (as defined in the 2022 Plan) occurs and an award is not assumed or substituted in connection therewith, then: (i) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at the greater of target or actual performance levels as of the date of the change of control. In the event that a change of control occurs and an award is assumed or substituted in connection therewith, such award will remain outstanding and will continue to vest following such change of control in accordance with its terms (subject to any adjustments in connection with a Change in Capitalization).

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Amendment and Termination
The administrator may at any time terminate, or from time to time amend, the 2022 Plan, or alter any award agreement or other document evidencing an award granted under the 2022 Plan; provided that no such amendment, alteration or termination of the 2022 Plan may be made which, without first obtaining shareholder approval, would: (i) increase the maximum number of shares that may be issued under the 2022 Plan (except to the extent such amendment is made pursuant to a Change in Capitalization), (ii) extend the maximum period during which awards may be granted under the 2022 Plan, (iii) change the class of participants eligible to receive awards under the 2022 Plan, (iv) reduce the price at which options and SARs may be granted, (v) reduce the exercise price of outstanding options and SARs or (vi) otherwise require shareholder approval in order to be effective. No termination or amendment to the 2022 Plan or an award may be made which would adversely affect any rights or obligations with respect to any awards granted prior to the date of such termination or amendment, except to the extent that the administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law, rules and regulations or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
Transferability
Unless otherwise determined by the administrator, awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime.
Compensation Recoupment Policy
The administrator may provide that any participant or any award granted under the 2022 Plan is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time or otherwise required by applicable law, including but not limited to the Company’s comprehensive Compensation Recoupment Policy (or any successor policy).
Effective Date and Term
The 2022 Plan was adopted by the Board on March 7, 2022, subject to shareholder approval, and will become effective upon its approval by the shareholders. No awards may be made under the 2022 Plan after the tenth anniversary of the date on which the 2022 Plan becomes effective (or such earlier date as the Board may determine) (“Expiration Date”), provided that awards granted prior to the Expiration Date will remain outstanding following such date.
French-Qualified Awards
Pursuant to French law, U.S. companies are permitted, but not required, to grant French-qualified stock options and French-qualified RSUs/PSUs, which provide for more favorable tax and social treatment for both French employers and their employees. The 2022 Plan contains provisions that would allow the administrator to adopt sub-plans for the purpose of satisfying applicable foreign laws or qualifying for favorable treatment under applicable foreign laws. To benefit from the most recent French-qualified social and tax regime applicable to French-qualified RSUs/PSUs, French law provides that grants of French-qualified RSUs/PSUs must be authorized by shareholders. As a result, shareholder approval of the 2022 Plan is being requested, in part, for purposes of French law in order to provide the administrator with the ability to grant French-qualified RSUs/PSUs under a French sub-plan under the latest regime. The administrator will not, however, be obligated to grant French-qualified options and French-qualified RSUs/PSUs and may choose, at its discretion to grant options, RSUs and PSUs that are not considered French-qualified.
New Plan Benefits
The benefits and amounts that will be awarded or paid in the future under the 2022 Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined the type or amount of any future awards or who might receive them.
Registration with the SEC
We intend to file with the SEC a registration statement on Form S-8 covering all or a portion of the shares reserved for issuance under the 2022 Plan (if approved by the shareholders).

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Federal Income Tax Treatment
The following discussion of the United States federal income tax consequences of the 2022 Plan is intended to be a summary of applicable United States federal law as currently in effect. It should not be taken as tax advice by eligible participants, who are urged to consult their individual tax advisors with respect to any awards granted under the 2022 Plan.
Stock Options
ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income (equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise) and capital gain (equal to any value realized upon such disposition in excess of the fair market value of the shares acquired on the date of exercise) in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or upon the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding period requirement is not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We cannot guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this capital gain.
Stock Appreciation Rights (SARs)
A grantee is not taxed on the grant of a SAR. On exercise, the grantee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the grantee as ordinary income.
Restricted Shares and Restricted Share Units (RSUs)
Grantees of restricted shares or RSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a grantee receives an award of restricted shares, the grantee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, the grantee will not recognize any additional income when the restrictions on the shares lapse. If the grantee forfeits the shares (e.g., upon the grantee’s termination prior to vesting), the grantee may not claim a deduction with respect to the income recognized as a result of the election.
Performance Shares and Performance Share Units (PSUs)
Grantees of performance shares or PSUs do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a grantee receives an award of performance shares, the grantee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, the grantee will not recognize any additional income when the restrictions on the shares lapse. If the grantee forfeits the shares (e.g., upon the grantee’s termination prior to vesting or the failure to achieve the performance criteria or other standards of financial performance or

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personal performance evaluations), the grantee may not claim a deduction with respect to the income recognized as a result of the election.
Other Stock-Based Awards and Cash Awards
With respect to other awards granted under the 2022 Plan, including other stock-based award and cash awards, generally when the grantee receives payment with respect to an award, the amount of cash or the fair market value of any shares or other property received will be ordinary income to the grantee, and the Company will receive a corresponding deduction.
Vote Required and Board Recommendation
The affirmative vote of a majority of the shares present and entitled to vote at the annual meeting are required for the approval of the 2022 Plan. The Board of Directors recommends that the shareholders vote FOR approval of the 2022 Plan.
* * *
Equity Compensation Plan Information
The following table provides certain information as of January 2, 2022 concerning the shares of our Common Stock that may be issued under existing equity compensation plans. We will not grant more than 80,000 shares under the 2012 Plan after March 1, 2022, and before the 2022 Annual Meeting of Shareholders on April 28, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price of Outstanding Options and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)(4)(5)
Equity Compensation Plans Approved by Security Holders(6)	133,794,708	$109.96	240,344,013
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	133,794,708	$109.96	240,344,013
____________________
(1) Includes outstanding options, restricted stock units, and performance share units that have been previously granted.
(2) Weighted average exercise price applies to outstanding options only.
(3) This column excludes shares reflected under the column “Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights."
(4) The 2005 Long-Term Incentive Plan expired April 26, 2012. All options and restricted shares granted subsequent to that date were under the 2012 Plan.
(5) The 2012 Plan will expire on April 26, 2022, and no shares will be available for new grants under the 2012 Plan following its expiration.
(6) Included in this category are the following equity compensation plans which have been approved by the Company's shareholders: 2005 Long-Term Incentive Plan and 2012 Long-Term Incentive Plan.

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Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of the Company by providing oversight of the financial management, internal auditors, independent auditor, and financial reporting controls and accounting policies and procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Chief Audit Executive, the independent auditor, the Chief Financial Officer and the General Counsel at each quarterly Audit Committee meeting). Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended January 2, 2022, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties, and critical audit matters). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 123 of this Proxy Statement). All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. (This policy is discussed in further detail on page 123 of this Proxy Statement.) When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.
In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.
In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 17, 2022, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022, for filing with the Securities and Exchange Commission.
    D. Scott Davis, Chairman
                                Ian E. L. Davis
                                Anne M. Mulcahy
                                Mark A. Weinberger

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Item 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022.

The Audit Committee oversees the qualifications, independence and performance of the independent auditor and has the ultimate responsibility to appoint, retain, compensate, evaluate and, when appropriate, terminate the independent auditor.
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year 2022. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey but, as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2021 and 2020, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the Company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the Company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has provided services in accordance with applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the Company and its subsidiaries, which are permitted under applicable rules and regulations.
PricewaterhouseCoopers LLP and its predecessors have served as Johnson & Johnson's independent auditor since at least 1920. The Audit Committee believes that this long tenure results in higher quality audit work and greater operational efficiencies by leveraging PricewaterhouseCoopers LLP's deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its Chairman are directly involved in the selection of PricewaterhouseCoopers LLP’s lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and our shareholders.
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table on the following page sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2021 and 2020 for audit and non-audit services (as well as all out-of-pocket costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described in the table on the following page.

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Actual Fees (Dollars in thousands)	2021	2020
Audit Fees	$40,940	$39,840
Audit-Related Fees	12,750	16,200
Total Audit and Audit-Related Fees	53,690	56,040
Tax Fees	1,550	2,057
All Other Fees	660	530
Total Fees	$55,900	$58,627

Audit Fees – Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees – Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, consultations concerning financial accounting and reporting standards and other audit-related costs.
Tax Fees – Consists of tax compliance (review and preparation of U.S. corporate and international tax returns, assistance with tax audits, review of the tax treatments for certain expenses and transfer-pricing documentation for compliance purposes), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All Other Fees – Consists of fees not included in the Audit, Audit-Related or Tax categories and includes accounting research software, benchmarking, assurance on non-financial metrics, market assessments, system and organization controls reports and other operational reviews.

Pre-Approval of Audit and Non-Audit Services

Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
Each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services also may be pre-approved generally for the current year, audits or reviews of third parties to assess compliance with contracts, assurance on non-financial metrics and system and organization controls reports.
The fee amounts approved annually are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency translation.
If we want to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement as well as the projected fees. Additional pre-approval is required before any fees can exceed the fees approved for the specifically approved services.
If we wish to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairman of the Audit Committee to pre-approve the engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditor may commence any engagement.
In 2021, there were no fees paid to PricewaterhouseCoopers LLP under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the Annual Meeting.

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Item 5: Shareholder Proposal - Federal Securities Laws Mandatory Arbitration Bylaw
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Hal Scott/The Doris Behr 2012 Irrevocable Trust, Harvard Law School, Lewis 339, 1557 Massachusetts Ave., Cambridge, MA 02138, beneficial owner of 215 shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
SHAREHOLDER PROPOSAL
Resolved: The shareholders of Johnson & Johnson request the Board of Directors take all practicable steps to adopt a mandatory arbitration bylaw that provides:
•for disputes between a stockholder and the Corporation and/or its directors, officers or controlling persons relating to claims under federal securities laws in connection with the purchase or sale of any securities issued by the Corporation to be exclusively and finally settled by arbitration under the Commercial Rules of the American Arbitration Association (AAA), as supplemented by the Securities Arbitration Supplementary Procedures;
•that any disputes subject to arbitration may not be brought as a class and may not be consolidated or joined;
•an express submission to arbitration (which shall be treated as a written arbitration agreement) by each stockholder, the Corporation and its directors, officers, controlling persons and third parties consenting to be bound;
•unless the claim is determined by the arbitrator(s) to be frivolous, the Corporation shall pay the fees of the AAA and the arbitrator(s), and if the stockholder party is successful, the fees of its counsel;
•a waiver of any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any matter or to appeal or otherwise challenge the award, ruling or decision of the arbitrator(s);
•that governing law is federal law; and
•for a five-year sunset provision, unless holders of a majority of Corporation shares vote for an extension and the duration of any extension.
Supporting Statement:
The United States is the only developed country in which stockholders can, without significant restrictions, form a class and sue their own company for violations of securities laws. As a result, U.S. companies are exposed to litigation risk for nothing more than a stock drop that can cost billions annually. The costs (in dollars and management time) of defending and settling these lawsuits are borne by stockholders. Across the corporate landscape, this effectively recirculates money within the same investor base, minus substantial attorneys’ fees.
We believe arbitration is an effective alternative to class actions. It can balance the rights of plaintiffs to bring federal securities law claims, with cost-effective protections for the corporation and its stockholders.
The U.S. Supreme Court has repeatedly held that mandatory individual arbitration provisions do not conflict with the federal securities laws, and the Delaware Supreme Court recently held that the bylaws of a corporation can include a provision regulating the forum for federal securities law claims between the corporation and its stockholders on grounds that would equally apply to arbitration.
A bylaw providing for mandatory individual arbitration of federal securities law claims would permit stockholders and corporations to opt-out of a flawed system that often seems more about the lawyers than the claimants and invariably wastes stockholder funds on expensive litigation costs.

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_________________________________________________________________________________________

Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
The Board of Directors does not believe that this proposal is in the best interests of Johnson & Johnson or its shareholders and recommends that shareholders vote against the proposal. We are committed to sound principles of corporate governance and have a track record of extensive shareholder engagement, with regular outreach to, and dialogue with, our investors to understand their concerns and perspectives on a broad range of corporate governance and other matters. Notably, other than the proponent of this shareholder proposal, none of our other shareholders have expressed to us an interest in having us adopt a mandatory arbitration bylaw.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
_________________________________________________________________________________________

124	2022 Proxy Statement

Item 6: Shareholder Proposal - Civil Rights, Equity, Diversity & Inclusion Audit Proposal
The following shareholder proposal has been submitted to the company for action at the Annual Meeting by National Center for Public Policy (NCPPR), c/o Scott Shepard, 20 F Street, NW, Suite 700, Washington, DC, 20001, continuously owned company's stock with a value exceeding $2,000. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
Resolved: Shareholders of Johnson & Johnson, Inc. ("the Company") request that the Board of Directors commission a racial equity audit analyzing the Company's impacts on civil rights, equity, diversity and inclusion, and the impacts of those issues on the Company's business. The audit may, in the board's discretion, be conducted by an independent third party with input from civil rights organizations, employees, communities in which the Company operates and other stakeholders. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company's website.
Supporting Statement: Tremendous public attention has focused recently on workplace practices and employee training. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non discrimination means.
Concern stretches across the ideological spectrum. Some have pressured companies to adopt "anti- racism" programs that seek to establish "racial equity," which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.1 Where adopted, however, such programs raise significant objection, including concern that the "anti-racist" programs are themselves deeply racist and otherwise discriminatory.2
Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training programs, including Bank of America, American Express, Verizon, Pfizer and CVS.3
This concern, disagreement and controversy creates massive reputational, legal and financial risk. If the Company is, in the name of racial equity, diversity and inclusion, committing illegal discrimination against employees deemed "non-diverse," then the Company will suffer in myriad ways - all of them both unforgivable and avoidable.
In developing the audit and report, the Company should consult civil-rights groups - but it must not compound error with bias by relying only on left-leaning civil-rights groups. Rather, it must consult groups all across the spectrum of viewpoints. This includes right-leaning civil rights groups representing people of color, such as the Woodson lnstitute4 and Project 21.5 It must also include groups that defend the civil rights and liberties of all Americans, not merely the ones that many companies label "diverse." All Americans have civil rights; to behave otherwise is to invite disaster.
Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too often employers like those mentioned above have initiated discriminatory programming that itself chills contributions from employees who disagree with the premises of the programming, and then have pretended that the employees who have been empowered to express themselves by the programming represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.

_________________________________________________________________________________________
1 https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88; https:// www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a8-incoming.pdf; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon012521-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/d108785ddef14a.htm#rom108785_58
2 https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amidcontroversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-about-workplace-inclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training
3 https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/en-us/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ
4 https://woodson.as.virginia.edu/
5 https://nationalcenter.org/project-21/

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

●	Diversity, equity and inclusion (DEI) is built into Our Credo and has long been a core value of the Company.
●	The Board and management continually review the Company’s DEI policies, practices and goals.
●	The Company produces two annual publications describing its progress towards its DEI goals.
●
The Company has made a commitment to address racial and social justice through Our Race to Health Equity platform and several other programs, and the requested audit would divert resources from this and other DEI initiatives.

●	The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.

Diversity, equity and inclusion (DEI) is built into Our Credo and has long been a core value of the Company.
DEI has been critical to the Company’s success in delivering quality health solutions and innovations to the billions of people we serve around the world. DEI has long been fundamental to the Company’s business model, and Our Credo underscores the Company’s commitment to DEI, stating: “We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit.” In accordance with Our Credo values, the Company reviews and makes public its DEI work and progress, which the Company bolstered in 2020 with public commitments through Our Race to Health Equity platform, as described below.
The Board and management continually review the Company’s DEI policies, practices and goals.
The Company’s Diversity, Equity and Inclusion Policy, along with its global DEI strategy, sets out the principles and requirements by which the Company enhances DEI throughout the organization. The Diversity, Equity and Inclusion Policy applies to all employees and anyone conducting work on behalf of the Company or any of its operating companies, consistent with all applicable local laws. The Company promotes diversity and equal opportunity in recruiting, development and promotion as well as all other aspects of employee careers. As outlined in the Company’s Code of Business Conduct as well as our Positions on Providing a Safe and Harassment Free Workplace and on Providing a Discrimination Free Workplace, the Company does not tolerate discrimination, harassment or bullying, and provides various training courses on this policy, including within the Code of Business Conduct scenario-based training, which is assigned every two years to all employees and to select contingent workers. The Code of Business Conduct, the Diversity, Equity and Inclusion Policy and the Positions on Providing a Safe and Harassment Free Workplace and on Providing a Discrimination Free Workplace are available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
The Board, through its oversight of human capital management and the Company’s adherence to Our Credo, works to ensure that management makes progress towards the Company’s DEI goals. As further described in the Compensation Discussion and Analysis and Oversight of Human Capital Management sections of this Proxy Statement, the Compensation & Benefits Committee considers the Company’s progress on its DEI goals and Our Race to Health Equity commitment in its oversight of the design and management of our compensation and benefits programs. The Executive Committee reviews DEI results quarterly, and progress is reported to the Board at least annually. Additionally, the Company’s DEI Councils and Advisory Boards, led by senior leaders who are experts in their regions, functions and business segments, work to continuously integrate the DEI strategy into their organizations. As disclosed on page 38 of this Proxy Statement under “Oversight of Human Capital Management,” the Company’s biennial Our Voice Survey is a significant indicator of employee satisfaction and measures important aspects of the Company’s culture, including how employees feel heard, valued and respected, and free to be their authentic selves. The Our Voice Survey includes a specific section on DEI that aims to assess the Company’s performance in nurturing an inclusive culture. In 2021, 91% of active employees participated in the survey. The results showed that 90% of employees surveyed believe they are treated with respect, and 86% confirmed their workgroup has a climate in which diverse perspectives are valued. Furthermore, beginning in June 2020, the Company collected weekly employee sentiment data as it navigated the impact of the COVID-19 pandemic and of racial and social injustice. It has been the Company’s long-standing philosophy that DEI is everyone’s responsibility, and the Company’s mission is to advance a culture of inclusion and innovation, build a diverse workforce for the future, and enhance business performance and reputation.

126	2022 Proxy Statement

The Company produces two annual publications describing its progress towards its DEI goals.
The Company annually produces two comprehensive publications – the You Belong: Diversity, Equity & Inclusion Impact Review (DEI Impact Review) and the Health for Humanity Report – on its approach to addressing DEI matters and how that approach is reflected in various company policies, practices and other initiatives. In 2022, the Company will publish the third DEI Impact Review, corresponding with the timing of the Health for Humanity Report, which examines how the Company’s global DEI strategy has been a key driver of innovation and business outcomes since our founding over 130 years ago. The DEI Impact Review sets forth the Company’s key DEI priorities and the steps that it is taking to create a healthier, more equitable world, providing an overview of the Company’s programs and policies aimed at reinforcing an inclusive culture, building a diverse workforce and supporting employee resource groups. The Company’s annual Health for Humanity Report discloses externally assured data about the Company’s workforce and diversity metrics. As part of our annual Health for Humanity Report publication in June 2021, we publicly disclosed our U.S. Federal Employer Information Report EEO-1, which can be found at https://healthforhumanityreport.jnj.com/2020-JNJ-U.S.-Federal-Employer-Information-Report. Through the DEI Impact Review and the Health for Humanity Report, the Company actively assesses and makes information public on its evaluation of the ways that it has been working, and is continuing to work, to promote DEI both within and outside the Company, including promoting racial and social justice. The DEI Impact Review is available on the Company’s website at https://youbelong.jnj.com/, and the Health for Humanity Report is available on the Company’s website at https://healthforhumanityreport.jnj.com/.
The Company has made a commitment to address racial and social justice through Our Race to Health Equity platform and several other programs, and the requested audit would divert resources from this and other DEI initiatives.
Global protests and movements, in conjunction with the COVID-19 pandemic, have spotlighted the racial and social injustices and inequities that continue to impact underserved populations and communities of color. The Company recognizes the critical opportunity to expand and accelerate its commitment and momentum to address racial and social injustices in these communities. As the largest and most broadly based healthcare company in the world, the Company has always applied a data-driven approach to address and overcome human health challenges. Leveraging its deep scientific expertise, strategic capabilities, and global scale to deliver innovative solutions to people with unmet needs, the Company focuses on the best health outcomes for patients, consumers and their families. This focus remains the same with the Company’s commitment to fighting racism and working to eliminate health inequities that impact underserved populations and communities of color here in the United States and around the world. To this end, in 2020 the Company launched its Our Race to Health Equity initiative, which is a strategic framework designed to:
1.Create a world-class diverse and inclusive culture that helps the Company better understand the patients and consumers it serves in communities of color;
2.Deploy resources and expertise to provide equitable healthcare solutions for underserved populations and communities of color; and
3.Forge partnerships and alliances that address racial and social health inequities.
This integrated business strategy also establishes an operating model that is aimed at driving sustainable systemic racial and social improvements, with tangible and measurable impacts and outcomes. Our Race to Health Equity platform encompasses the Company’s efforts focused on helping to eradicate racial and social injustice as a public health threat by eliminating health inequities for people of color. Since 2020, the Company has been making investments toward Our Race to Health Equity, including its $100 million commitment over a five-year period, in particular by:
1.Announcing in 2021 our 2025 Health for Humanity diversity in management goals including that by 2025 the Company aims to achieve 50% of women in management positions globally, achieve 35% ethnic/racial diversity in management positions within the U.S. and achieve 50% growth of our Black and African American employees in management positions in the U.S.;
2.Supporting 11 health clinics in 2021 as part of the National Association of Community Health Center’s (NACHC) Workforce Development Grant Program and partnering with the Foundation of the National Student Nurses' Association to increase nursing scholarships for Black students and other traditionally underrepresented groups; and
3.Strengthening the Company’s 20-year partnership with National Medical Fellowships (NMF) by supporting its inaugural class of physicians in the NMF Diversity in Clinical Trials Research program (NMF Dctr). NMF Dctr seeks to increase the number of underrepresented minority clinicians who serve as lead research managers or principal investigators as part of the strategy to increase participant diversity in clinical trials.
The Company actively works to identify and address ways it can promote racial equity. In 2021, in an effort to address a lack of access to adequate COVID-19 testing within communities of color, Johnson & Johnson collaborated with partners across the United States to offer mobile COVID-19 testing via vans and at sites such as churches and schools in underserved communities, including the Henry Ford Health System in Detroit, LCMC Health in New Orleans, Louisiana State University in Shreveport, Fort Defiance Indian Hospital Board, Inc. in Arizona (to service the Navajo Nation, which also has been

2022 Proxy Statement	127

disproportionately impacted by COVID-19) and Partners in Health in North Carolina and Immokalee, Florida (to provide community healthcare support for migrant workers).
The Company also strives to make its clinical trial populations reflect the diversity of real-world patient populations. Further diversification of clinical trials is a priority, and the Company is proactively working to identify and address barriers to enrollment and participation by patients in underrepresented communities, including through strategic partnerships with third parties. For example, the Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen) took a multifaceted approach to ensuring diversity in its ENSEMBLE COVID-19 vaccine trial, which successfully brought about diverse enrollment in the study. The approach included intentional site selection, community engagement and awareness building, and educational and training support for investigators. Janssen also took steps to remove barriers that clinical trial participants often face, including the use of demographic data to identify and utilize clinical trial sites located in underrepresented communities, thus extending access to clinical trials and promoting health equity. Once Janssen selected the ENSEMBLE sites and began recruitment efforts, Janssen’s employees built relationships with trial site investigators and staff to provide cultural competency training to help stimulate dialogue about diversity and maintain focus on enrolling and supporting underrepresented groups. These close collaborations with site leaders allowed Janssen to identify any roadblocks in real time and make changes to the recruitment efforts as needed. To build trust with communities of color, Janssen worked with both local and national organizations, including prominent community advocacy groups and leaders, along with healthcare professional organizations. These groups helped Janssen identify trusted voices within communities who could disseminate information about ENSEMBLE and clinical research in general. These tools helped to dispel misinformation about present-day medical research by providing accessible and empowering education about the clinical trial process and the protections given to participants’ rights and privacy.
Moreover, the DEI Impact Review describes an example of how the Company identified a gap in available skin health consumer products tailored to the needs of the Black community due to an underrepresentation of Black dermatologists in the United States. In 2021, to help close that gap, Johnson & Johnson Innovation partnered with NEUTROGENA® to work towards addressing this underrepresentation. In addition, launching in 2021 in six cities—Chicago, Detroit, Los Angeles, New Orleans, New York City and Philadelphia—the Johnson & Johnson Health Equity Innovation Challenge invited local innovators, entrepreneurs and organizations to submit their ideas on how to prevent and treat illnesses disproportionately affecting Black and Hispanic communities, enhance access to healthcare, advocate for trusted community-based healthcare and create more diversity in science. The Company committed $1 million in total funding to the final awardees.
The Company also is making an effort to advance inclusive public policy. In 2021, the Company continued to advocate for policies that address racial health disparities and worked to educate stakeholders on these disparities, with particular focus on diversity in clinical trials, maternal health, social determinants of health and COVID-19-related inequities. The Company also is committed to promoting supplier diversity through its legacy global Supplier Diversity & Inclusion program, which began more than twenty years ago and aims to ensure that businesses with diverse ownership, control and operations become valued partners and grow with the Company.
Further, under the leadership of the Chief Human Resources Officer, the Company created a new team in 2019 to reimagine human resources processes and systems to optimize attracting, hiring, developing and retaining diverse employees to reflect the marketplace in which the Company operates.
As noted in the DEI Impact Review, the Company has been recognized externally for its work and progress, for example:
•Forbes 2021 Best Employer for Diversity;
•DiversityInc Hall of Fame Company for Diversity & Inclusion;
•Diversity Best Practices, 2021 Inclusion Index Pinnacle Company; one of 7 Pinnacle Companies on Seramount’s Inclusion Index
•Hispanic Association on Corporate Responsibility 2021 5-Star Company for Employment;
•Latina Style #1 in 2021, #4 in 2020 and #3 in 2019 of the Top 50 Companies for Latinas; and
•2021, 2020 and 2019 Working Mother Best Companies for Multicultural Women.
The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.
For more than a decade, the Company has included a broad perspective on its DEI mission, focus areas, programs and progress in the annual Health for Humanity Report and its predecessors, and the Company now provides even greater detail in the annual DEI Impact Review. Each year the Company reviews its performance and looks for opportunities to improve its disclosure in response to feedback from stakeholders; the Company plans to continue to include this perspective and detail the positive impact of its efforts in the 2021 Health for Humanity Report, including progress toward the 2025 Health for Humanity diversity in management goals, when the report is published later this year.

128	2022 Proxy Statement

The proposal for an audit does not ask the Company to undertake any new DEI efforts, to support additional work, or to advocate for broader diversity in our workforce or outside the Company. Rather, it asks the Company to divert resources from its ongoing DEI actions and commitments and instead put them toward conducting an audit and preparing a report that would fail to yield meaningful enhancements to the Company’s practices or the robust public disclosures the Company already makes about its DEI efforts. Finally, NCPPR’s supporting statement contained in the shareholder proposal reflects certain viewpoints relating to DEI efforts and racial equity that run directly contrary to the Company's beliefs and experience that embracing DEI is an important element to our continuing and future success.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
_________________________________________________________________________________________

2022 Proxy Statement	129

Item 7: Shareholder Proposal – Third Party Racial Justice Audit
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Mercy Investment Services (Sisters of Mercy of the Americas), c/o Lydia Kuykendal, Director of Shareholder Advocacy, 2039 North Geyer Road, St. Louis, Missouri 63131, beneficial owner of at least $2,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
To combat systemic racism, corporations should recognize and remedy industry- and company-specific barriers to everyone's full inclusion in societal and economic participation. Racial gaps cost the U.S. economy an estimated $16 trillion over the past twenty years.1 Closing the Black- and Hispanic-white wealth gaps could add 4-6% to U.S. GOP by 2028.2
More than one year after many companies made commitments to racial justice, the practical outcomes remain unclear. Fifty corporate pledges totaling $49.5 billion were characterized as falling short of addressing systemic racism after an August 2021 analysis.3 Shareholders lack independent assessments that racial equity strategies are impactful, address appropriate topics, and unlock growth.
Addressing systemic racism and its damaging economic costs demands more than a reliance on internal action and assessment. Audits engage companies in a process that internal actions alone may not replicate; unlocking hidden value and uncovering blind spots that companies may have to their own policies and practices. Company leaders are not diversity, equity, and inclusion experts and lack objectivity. Crucially, a racial justice audit examines the differentiated external impact a company has on minority communities.
Given the many companies across sectors embroiled in race-related controversies, any company without a comprehensive third-party audit and plan for improvement of its internal and external racial impacts could be at risk.4 Companies such as Facebook, Starbucks, Blackrock and Citi have committed to such audits, and practitioners have developed guidelines.5
Healthcare companies have a history with and ongoing struggle to address disparate racial impacts.
We are concerned about the ongoing controversies the company faces related to its 2020 decision to discontinue sales of talcum-based powder in North America, but continue sales globally. Claims that it aggressively marketed to Black and Brown women after its talc supplier included the WHO's "possibly carcinogenic" label on shipments are troubling.6 Organizations from 51 countries called on the company to halt sales worldwide. Yet, the most visible response to date was its attempt to use U.S. bankruptcy to shield liabilities from product lawsuits.
In addition, the recent criticism the company received for reportedly prioritizing export of COVID-19 vaccines from South Africa to wealthier nations over the fulfillment of its contract to distribute the vaccines locally, suggests a troubling blind spot.7
Resolved, shareholders urge the board of directors to oversee a third-party audit (within a reasonable time and at a reasonable cost) which assesses and produces recommendations for improving the racial impacts of its policies, practices and products, above and beyond legal and regulatory matters. Input from stakeholders, including civil rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the audit, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company's website.
_________________________________________________________________________________________
1 https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
2 https://www.mckinsey.com/industries/public-and-social-sector/our-insights/the-economic-impact-of-closing-the-racial-wealth-gap
3 https://philanthropynewsdigest.org/news/corporate-pledges-for-racial-justice-fall-short-analysis-finds
4 https://www.nytimes.com/2020/06/06/business/corporate-america-has-failed-black-america.html
5 https://www.bloomberg.com/news/articles/2021-08-05/how-aclu-veteran-laura-murphy-audited-facebook-s-race-problem?sref=cdIcj118
6 https://www.reuters.com/article/us-johnson-johnson-marketing-specialrepo-idUSKCN1RL1JZ
7 https://apnews.com/article/europe-africa-business-health-coronavirus-pandemic-b2797c07c6233c28bdd43827b55789bf

130	2022 Proxy Statement

Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•Diversity, equity and inclusion (DEI) is built into Our Credo and has long been a core value of the Company.
•The Board and management continually review the Company’s DEI policies, practices and goals.
•The Company produces two annual publications describing its progress towards its DEI goals.
•The Company has made a commitment to address racial and social justice through Our Race to Health Equity platform and several other programs, and the requested audit would divert resources from this and other DEI initiatives.
•The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.
Diversity, equity and inclusion (DEI) is built into Our Credo and has long been a core value of the Company.
DEI has been critical to the Company’s success in delivering quality health solutions and innovations to the billions of people we serve around the world. DEI has long been fundamental to the Company’s business model, and Our Credo underscores the Company’s commitment to DEI, stating: “We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit.” In accordance with Our Credo values, the Company reviews and makes public its DEI work and progress, which the Company bolstered in 2020 with public commitments through Our Race to Health Equity platform, as described below.
The Board and management continually review the Company’s DEI policies, practices and goals.
The Company’s Diversity, Equity and Inclusion Policy, along with its global DEI strategy, sets out the principles and requirements by which the Company enhances DEI throughout the organization. The Diversity, Equity and Inclusion Policy applies to all employees and anyone conducting work on behalf of the Company or any of its operating companies, consistent with all applicable local laws. The Company promotes diversity and equal opportunity in recruiting, development and promotion as well as all other aspects of employee careers. As outlined in the Company’s Code of Business Conduct as well as our Positions on Providing a Safe and Harassment Free Workplace and on Providing a Discrimination Free Workplace, the Company does not tolerate discrimination, harassment or bullying, and provides various training courses on this policy, including within the Code of Business Conduct scenario-based training, which is assigned every two years to all employees and to select contingent workers. The Code of Business Conduct, the Diversity, Equity and Inclusion Policy and the Positions on Providing a Safe and Harassment Free Workplace and on Providing a Discrimination Free Workplace are available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
The Board, through its oversight of human capital management and the Company’s adherence to Our Credo, works to ensure that management makes progress towards the Company’s DEI goals. As further described in the Compensation Discussion and Analysis and Oversight of Human Capital Management sections of this Proxy Statement, the Compensation & Benefits Committee considers the Company’s progress on its DEI goals and Our Race to Health Equity commitment in its oversight of the design and management of our compensation and benefits programs. The Executive Committee reviews DEI results quarterly, and progress is reported to the Board at least annually. Additionally, the Company’s DEI Councils and Advisory Boards, led by senior leaders who are experts in their regions, functions and business segments, work to continuously integrate the DEI strategy into their organizations. As disclosed on page 38 of this Proxy Statement under “Oversight of Human Capital Management,” the Company’s biennial Our Voice Survey is a significant indicator of employee satisfaction and measures important aspects of the Company’s culture, including how employees feel heard, valued and respected, and free to be their authentic selves. The Our Voice Survey includes a specific section on DEI that aims to assess the Company’s performance in nurturing an inclusive culture. In 2021, 91% of active employees participated in the survey. The results showed that 90% of employees surveyed believe they are treated with respect, and 86% confirmed their workgroup has a climate in which diverse perspectives are valued. Furthermore, beginning in June 2020, the Company collected weekly employee sentiment data as it navigated the impact of the COVID-19 pandemic and of racial and social injustice. It has been the Company’s long-standing philosophy that DEI is everyone’s responsibility, and the Company’s mission is to advance a culture of inclusion and innovation, build a diverse workforce for the future, and enhance business performance and reputation.

2022 Proxy Statement	131

The Company produces two annual publications describing its progress towards its DEI goals.
The Company annually produces two comprehensive publications – the You Belong: Diversity, Equity & Inclusion Impact Review (DEI Impact Review) and the Health for Humanity Report – on its approach to addressing DEI matters and how that approach is reflected in various company policies, practices and other initiatives. In 2022, the Company will publish the third DEI Impact Review, corresponding with the timing of the Health for Humanity Report, which examines how the Company’s global DEI strategy has been a key driver of innovation and business outcomes since our founding over 130 years ago. The DEI Impact Review sets forth the Company’s key DEI priorities and the steps that it is taking to create a healthier, more equitable world, providing an overview of the Company’s programs and policies aimed at reinforcing an inclusive culture, building a diverse workforce and supporting employee resource groups. The Company’s annual Health for Humanity Report discloses externally assured data about the Company’s workforce and diversity metrics. As part of our annual Health for Humanity Report publication in June 2021, we publicly disclosed our U.S. Federal Employer Information Report EEO-1, which can be found at https://healthforhumanityreport.jnj.com/2020-JNJ-U.S.-Federal-Employer-Information-Report. Through the DEI Impact Review and the Health for Humanity Report, the Company actively assesses and makes information public on its evaluation of the ways that it has been working, and is continuing to work, to promote DEI both within and outside the Company, including promoting racial and social justice. The DEI Impact Review is available on the Company’s website at https://youbelong.jnj.com/, and the Health for Humanity Report is available on the Company’s website at https://healthforhumanityreport.jnj.com/.
The Company has made a commitment to address racial and social justice through Our Race to Health Equity platform and several other programs, and the requested audit would divert resources from this and other DEI initiatives.
Global protests and movements, in conjunction with the COVID-19 pandemic, have spotlighted the racial and social injustices and inequities that continue to impact underserved populations and communities of color. The Company recognizes the critical opportunity to expand and accelerate its commitment and momentum to address racial and social injustices in these communities. As the largest and most broadly based healthcare company in the world, the Company has always applied a data-driven approach to address and overcome human health challenges. Leveraging its deep scientific expertise, strategic capabilities, and global scale to deliver innovative solutions to people with unmet needs, the Company focuses on the best health outcomes for patients, consumers and their families. This focus remains the same with the Company’s commitment to fighting racism and working to eliminate health inequities that impact underserved populations and communities of color here in the United States and around the world. To this end, in 2020 the Company launched its Our Race to Health Equity initiative, which is a strategic framework designed to:
1.Create a world-class diverse and inclusive culture that helps the Company better understand the patients and consumers it serves in communities of color;
2.Deploy resources and expertise to provide equitable healthcare solutions for underserved populations and communities of color; and
3.Forge partnerships and alliances that address racial and social health inequities.
This integrated business strategy also establishes an operating model that is aimed at driving sustainable systemic racial and social improvements, with tangible and measurable impacts and outcomes. Our Race to Health Equity platform encompasses the Company’s efforts focused on helping to eradicate racial and social injustice as a public health threat by eliminating health inequities for people of color. Since 2020, the Company has been making investments toward Our Race to Health Equity, including its $100 million commitment over a five-year period, in particular by:
1.Announcing in 2021 our 2025 Health for Humanity diversity in management goals including that by 2025 the Company aims to achieve 50% of women in management positions globally, achieve 35% ethnic/racial diversity in management positions within the U.S. and achieve 50% growth of our Black and African American employees in management positions in the U.S.;
2.Supporting 11 health clinics in 2021 as part of the National Association of Community Health Center’s (NACHC) Workforce Development Grant Program and partnering with the Foundation of the National Student Nurses' Association to increase nursing scholarships for Black students and other traditionally underrepresented groups; and
3.Strengthening the Company’s 20-year partnership with National Medical Fellowships (NMF) by supporting its inaugural class of physicians in the NMF Diversity in Clinical Trials Research program (NMF Dctr). NMF Dctr seeks to increase the number of underrepresented minority clinicians who serve as lead research managers or principal investigators as part of the strategy to increase participant diversity in clinical trials.
The Company actively works to identify and address ways it can promote racial equity. In 2021, in an effort to address a lack of access to adequate COVID-19 testing within communities of color, Johnson & Johnson collaborated with partners across the United States to offer mobile COVID-19 testing via vans and at sites such as churches and schools in underserved communities, including the Henry Ford Health System in Detroit, LCMC Health in New Orleans, Louisiana State University in Shreveport, Fort Defiance Indian Hospital Board, Inc. in Arizona (to service the Navajo Nation, which also has been

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disproportionately impacted by COVID-19) and Partners in Health in North Carolina and Immokalee, Florida (to provide community healthcare support for migrant workers).
The Company also strives to make its clinical trial populations reflect the diversity of real-world patient populations. Further diversification of clinical trials is a priority, and the Company is proactively working to identify and address barriers to enrollment and participation by patients in underrepresented communities, including through strategic partnerships with third parties. For example, the Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen) took a multifaceted approach to ensuring diversity in its ENSEMBLE COVID-19 vaccine trial, which successfully brought about diverse enrollment in the study. The approach included intentional site selection, community engagement and awareness building, and educational and training support for investigators. Janssen also took steps to remove barriers that clinical trial participants often face, including the use of demographic data to identify and utilize clinical trial sites located in underrepresented communities, thus extending access to clinical trials and promoting health equity. Once Janssen selected the ENSEMBLE sites and began recruitment efforts, Janssen’s employees built relationships with trial site investigators and staff to provide cultural competency training to help stimulate dialogue about diversity and maintain focus on enrolling and supporting underrepresented groups. These close collaborations with site leaders allowed Janssen to identify any roadblocks in real time and make changes to the recruitment efforts as needed. To build trust with communities of color, Janssen worked with both local and national organizations, including prominent community advocacy groups and leaders, along with healthcare professional organizations. These groups helped Janssen identify trusted voices within communities who could disseminate information about ENSEMBLE and clinical research in general. These tools helped to dispel misinformation about present-day medical research by providing accessible and empowering education about the clinical trial process and the protections given to participants’ rights and privacy.
Moreover, the DEI Impact Review describes an example of how the Company identified a gap in available skin health consumer products tailored to the needs of the Black community due to an underrepresentation of Black dermatologists in the United States. In 2021, to help close that gap, Johnson & Johnson Innovation partnered with NEUTROGENA® to work towards addressing this underrepresentation. In addition, launching in 2021 in six cities—Chicago, Detroit, Los Angeles, New Orleans, New York City and Philadelphia—the Johnson & Johnson Health Equity Innovation Challenge invited local innovators, entrepreneurs and organizations to submit their ideas on how to prevent and treat illnesses disproportionately affecting Black and Hispanic communities, enhance access to healthcare, advocate for trusted community-based healthcare and create more diversity in science. The Company committed $1 million in total funding to the final awardees.
The Company also is making an effort to advance inclusive public policy. In 2021, the Company continued to advocate for policies that address racial health disparities and worked to educate stakeholders on these disparities, with particular focus on diversity in clinical trials, maternal health, social determinants of health and COVID-19-related inequities. The Company also is committed to promoting supplier diversity through its legacy global Supplier Diversity & Inclusion program, which began more than twenty years ago and aims to ensure that businesses with diverse ownership, control and operations become valued partners and grow with the Company.
Further, under the leadership of the Chief Human Resources Officer, the Company created a new team in 2019 to reimagine human resources processes and systems to optimize attracting, hiring, developing and retaining diverse employees to reflect the marketplace in which the Company operates.
As noted in the DEI Impact Review, the Company has been recognized externally for its work and progress, for example:
•Forbes 2021 Best Employer for Diversity;
•DiversityInc Hall of Fame Company for Diversity & Inclusion;
•Diversity Best Practices, 2021 Inclusion Index Pinnacle Company; one of 7 Pinnacle Companies on Seramount’s Inclusion Index
•Hispanic Association on Corporate Responsibility 2021 5-Star Company for Employment;
•Latina Style #1 in 2021, #4 in 2020 and #3 in 2019 of the Top 50 Companies for Latinas; and
•2021, 2020 and 2019 Working Mother Best Companies for Multicultural Women.
The Company embraces DEI as a key driver of its success and intends to continue to publicly demonstrate its commitment to DEI in all aspects of its business.
For more than a decade, the Company has included a broad perspective on its DEI mission, focus areas, programs and progress in the annual Health for Humanity Report and its predecessors, and the Company now provides even greater detail in the annual DEI Impact Review. Each year the Company reviews its performance and looks for opportunities to improve its disclosure in response to feedback from stakeholders; the Company plans to continue to include this perspective and detail the positive impact of its efforts in the 2021 Health for Humanity Report, including progress toward the 2025 Health for Humanity diversity in management goals, when the report is published later this year.

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The proposal for an audit does not ask the Company to undertake any new DEI efforts, to support additional work, or to advocate for broader diversity in our workforce or outside the Company. Rather, it asks the Company to divert resources from its ongoing DEI actions and commitments and instead put them toward conducting an audit and preparing a report that would fail to yield meaningful enhancements to the Company’s practices or the robust public disclosures the Company already makes about its DEI efforts.

It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 8: Shareholder Proposal – Report on Government Financial Support and Access to COVID-19 Vaccines and Therapeutics
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Oxfam America, Inc., c/o Robert Silverman, Senior Advocacy Manager, Private Sector Department, 226 Causeway St., Boston, MA 02114, beneficial owner of at least $2,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED that shareholders of Johnson & Johnson (“JNJ”) ask the Board of Directors to report to shareholders, at reasonable expense and omitting confidential and proprietary information, on whether and how JNJ subsidiary Janssen’s receipt of government financial support for development and manufacture of vaccines and therapeutics for COVID-19 is being, or will be, taken into account when engaging in conduct that affects access to such products, such as setting prices.
SUPPORTING STATEMENT
Janssen has received substantial government funding for COVID-19 related research and development. In February 2020, Janssen entered into a “collaborative partnership” with U.S. Biomedical Advanced Research and Development Authority (“BARDA”), receiving $456 million in federal funding to develop a COVID-19 vaccine.1 BARDA provided $152 million for Janssen and a partner to develop therapeutics.2 BARDA committed $1 billion more in August 2020 to expand Janssen’s vaccine manufacturing capability.3 In November 2020 BARDA committed an additional $454 million to finance Phase III vaccine trials.4
JNJ has been distributing its COVID-19 vaccine on a “nonprofit” basis, but that commitment is limited to “emergency pandemic use.”5 CFO Joseph Wolk predicted that nonprofit pricing would conclude by the end of 2021.6
JNJ has not clarified what “nonprofit” means when the government funds a significant portion of the research and development cost. If COVID-19 vaccines must be readministered regularly, as many experts predict,7 demand will outlast the pandemic. The potential market will be vast.
Scaling up production of low-cost vaccine is critical to ensuring universal access, which can prevent domestic outbreaks,8 reignite the global economy, and boost investor returns.9 As of October 21, 2021, high-income countries have administered 134 doses per 100 residents, while low-income countries have administered only 4 doses per 100 residents.10Accordingly, JNJ faces enormous pressure to share intellectual property associated with the vaccines or therapeutics that public entities like BARDA fund. However, Janssen’s agreements with BARDA have been criticized for limiting the government’s intellectual property rights,11 which could restrict mass production commensurate with global need—increasing price, decreasing supply and preventing universal access. The company has met only a fraction of its production goals – delivering about thirteen percent of promised doses,12 missing significant profits as a result - which comes at the expense of the company’s reputation, investors’ returns, and those dying of COVID-19.
JNJ references tiered pricing espoused by the Gates Foundation as informing pricing, yet tiered pricing structures exclude low- and middle-income countries that cannot pay unaffordable prices. The company does not disclose how public financial support factors into its s approach to ensuring access for its COVID-19 products. This Proposal asks JNJ to explain how the significant contribution from public entities affects its actions, including pricing, that impact access to COVID-19 products.
_______________________________________________________________
1 https://www.jnj.com/johnson-johnson-announces-collaboration-with-u-s-department-of-health-human-services-to-accelerate-development-of-a-potential-novel-coronavirus-vaccine.
2 https://www.reuters.com/article/health-coronavirus-usa-funding/factbox-u-s-pours-billions-into-development-of-coronavirus-vaccines-tests-idINL4N2D32T5.
3 https://www.hhs.gov/about/news/2020/08/05/hhs-dod-collaborate-with-johnson-and-johnson-to-produce-millions-of-covid-19-investigational-vaccine-doses.html.
4 https://www.prnewswire.com/news-releases/johnson--johnson-and-us-department-of-health--human-services-expand-agreement-to-support-next-phase-of-covid-19-vaccine-candidate-research-and-development-301173112.html.
5 https://www.jnj.com/johnson-johnson-covid-19-vaccine-authorized-by-u-s-fda-for-emergency-usefirst-single-shot-vaccine-in-fight-against-global-pandemic.
6 https://www.bloomberg.com/news/videos/2021-07-21/j-j-cfo-not-for-profit-vaccine-price-likely-to-end-in-2021-video.

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7 E.g., https://www.nature.com/articles/d41586-020-02278-5.
8 See https://www.americanprogress.org/issues/healthcare/reports/2020/07/28/488196/comprehensive-covid-19-vaccine-plan/.
9 https://www.wsj.com/articles/covid-19-vaccine-deployment-would-give-global-economy-a-lift-next-year-11601820001.
10 https://ourworldindata.org/covid-vaccinations (last visited Oct. 22, 2021)
11 https://www.keionline.org/wp-content/uploads/KEI-Briefing-OTA-29June2020.pdf, at 4.
12 Analysis of Airfinity data (29th October 2021).

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

Global equity has been at the forefront of the Johnson & Johnson COVID-19 response from the beginning of the pandemic, and the not-for-profit pricing of the Company’s COVID-19 vaccine applied to all commitments in 2021

The Company entered into agreements in 2021 to make available up to 900 million doses of its COVID-19 vaccine to the African Union (via AVAT) and the COVAX Facility, combined, at a not-for-profit price, and has an agreement to enable access to its vaccine to the COVAX Humanitarian Buffer.

In 2021, approximately 70% of our global vaccine supply was made available to low and middle-income countries (through our advance purchase agreements and country donations). In 2022, Johnson & Johnson will continue to focus on vaccine access in those countries where people are in the greatest need.

The annual Janssen U.S. Transparency Report already details our responsible business practices, and the additional disclosures this proposal requests, and the additional disclosures this proposal requests, and the additional disclosures this proposal requests are unnecessary and not in the best interests of the Company or its shareholders.

Global equity has been at the forefront of the Johnson & Johnson COVID-19 response from the beginning of the pandemic, and the not-for-profit pricing of the Company’s COVID-19 vaccine applied to all commitments in 2021.
Since the beginning of the Company’s COVID-19 response, the Company has been committed to bringing forward a safe, effective and affordable vaccine to contribute to helping society resolve our global crisis. Through a landmark collaboration between the Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen) and the Biomedical Advanced Research and Development Authority (BARDA), a part of the Office of the Assistant Secretary for Preparedness and Response at the U.S. Department of Health and Human Services, the Company and Janssen together have committed more than $1.7 billion of investment to co-fund vaccine research and development. Separately, BARDA and the Company have provided additional resources that will enable the expansion of their ongoing work to identify potential treatments against, and therapeutic screening for, COVID-19. These actions are rooted in Our Credo and recognizes the Company’s commitment to all of its stakeholders. In this regard, Our Credo challenges the Company to put the needs and well-being of the people the Company serves first.
The not-for-profit pricing of the Company’s COVID-19 vaccine applying to all commitments in 2021 was determined using the Company’s not-for-profit framework, which is consistent with the Bill and Melinda Gates Foundation’s cost methodology for vaccines, accounting fairly for the costs, investment and effort required to develop and distribute novel vaccines, excluding any profit.
The Company entered into agreements in 2021 to make available up to 900 million doses of its COVID-19 vaccine to the African Union (via AVAT) and the COVAX Facility, combined, at a non-for-profit price, as well as an agreement to enable access to its vaccine to the COVAX Humanitarian Buffer.
The Company, along with fifteen other life sciences companies around the globe as well as Bill and Melinda Gates, co-chairs of the Bill and Melinda Gates Foundation, signed a landmark Communiqué on Expanded Global Access to confirm our commitment to ensure that people everywhere have access to potential COVID-19 diagnostics, therapeutics and vaccines under development at the fifteen companies—regardless of income level. In connection with the Communique, the Company committed to allocate up to 500 million vaccine doses to lower income countries.
The Company aims to fulfill this commitment in part through its agreement with Gavi, The Vaccine Alliance (Gavi), to make available up to 500 million doses of its COVID-19 vaccine to the COVAX Facility. The COVAX Facility is a global risk-sharing mechanism, co-led by Gavi, for pooled procurement and equitable distribution of COVID-19 vaccines to all participating countries, including over 90 middle – and lower-income countries. The Company has separately entered into an agreement with the African Vaccine Acquisition Trust (AVAT) to make available up to 400 million doses of its COVID-19 vaccine to the African Union’s 55 member states.
In November 2021, the Company entered into an agreement with the U.S. Government and Gavi to enable access to its COVID-19 vaccine through a novel mechanism – the COVAX Humanitarian Buffer – that will serve to protect the world’s most vulnerable people. The COVAX Humanitarian Buffer is part of the COVAX Facility and is designed to ensure that people in conflict zones or humanitarian settings can access COVID-19 vaccines, even if they live beyond the reach of traditional, government vaccination campaigns.

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In 2021, approximately 70% of our global vaccine supply was made available to low and middle-income countries (through our advance purchase agreements and country donations). In 2022, Johnson & Johnson will continue to focus on vaccine access in those countries where people are in the greatest need.
Also in November 2021, the Company announced it had reached an advanced stage in its discussions for a potential licensing agreement for its COVID-19 vaccine with Aspen SA Operations (Pty) Ltd. The license under discussion would permit Aspen, using COVID-19 vaccine drug substance supplied by Johnson & Johnson, to produce an Aspen-branded vaccine for sale to public sector markets in Africa through transactions with national governments of African Union member states and certain multilateral entities serving Africa including AVAT, Gavi/COVAX and UNICEF. The potential license would be the latest example of Johnson & Johnson sharing its intellectual property and manufacturing know how to reliable and proven manufacturers that are well equipped to uphold the highest standards of product quality and safety. In short, this arrangement, if completed, would enable the first COVID-19 vaccine to be manufactured and sold by an African company for people living in Africa.
Additionally, the Company is advocating that governments with available vaccine doses ramp up their dose sharing initiatives, particularly through the COVAX Facility. The Company is currently in the process of facilitating the donation of 150 million vaccine doses by the U.S. Government and EU Member States to COVAX for lower income countries. Consistent with Our Credo, the Company believes making its COVID-19 vaccine as accessible as possible is the right thing to do.
Moreover, the Company is committed to transparency in its efforts related to its COVID-19 vaccine. For details on the Company’s response to the COVID-19 pandemic, including information on the Company’s commitment to making its COVID-19 vaccine accessible, see “Our COVID-19 Response Efforts” on page 11 of this Proxy Statement and the “Our COVID-19 Efforts” section of the Company’s website at www.jnj.com/coronavirus.
The annual Janssen U.S. Transparency Report already details our responsible business practices, and the additional disclosures this proposal requests are unnecessary and not in the best interests of the Company or its shareholders.
The Janssen U.S. Transparency Report (the Transparency Report) demonstrates the Company’s commitment to transparency and provides extensive disclosures on its responsible approach to pricing. Janssen will continue to provide such disclosures when it publishes the sixth Transparency Report this spring. For details and to access the full Transparency Report, see the “Investors” section of the Company’s website at https://www.investor.jnj.com/corporate-governance.
Any additional information requested by the proposal that would not already be made publicly available in the Transparency Report or otherwise may result in the disclosure of proprietary information that could potentially damage the Company’s competitive position. Such disclosure would necessarily entail disclosure of the commercial strategy for the COVID-19 vaccine and would impede our ability to execute the strategy in the marketplace.
In light of the foregoing, particularly the Company’s commitment to global equity, the agreements the Company already has in place and Janssen’s responsible approach to drug pricing and related public disclosures, the Board believes the proposal would not provide meaningful information to shareholders, is not necessary and therefore would not be in the best interests of the Company or its shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 9: Shareholder Proposal – Report on Public Health Costs of Protecting Vaccine Technology
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Harrington Investments, c/o Jeffrey Field, 1001 2nd Street, Suite 325, Napa, CA 94559, beneficial owner of at least $2,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED, shareholders ask that the Board of Directors commission and publish a report on (1) the public health costs created by the limited sharing of the Company’s COVID-19 vaccine technologies and any consequent reduced availability in poorer nations and (2) the manner in which such costs may affect the market returns available to its diversified shareholders.

Supporting Statement:
A recent headline emphasizes the financial rewards accruing to the Company for being an early developer of a COVID-19 vaccine: “Johnson & Johnson Stock Gains as Vaccine Sales Boost Q3 Earnings, 2021 Forecasts.”1
But while the Company is boosting earnings with vaccine sales, many countries struggle to obtain vaccines for their most susceptible communities. The imbalance in COVID-19 vaccination between rich and poor countries is striking: As of early September 2021, more than 50 percent of U.S. and European Union populations were fully vaccinated, compared with just 3 percent of Africa’s population.2
This vaccine inequality is caused in part by the enforcement of patents and limitations on technology transfer designed to prevent competition.3 Civil society and government leaders—including U.S. President Biden—have called for waivers of intellectual property rights to vaccine technology. Human rights organization Oxfam has called for governments and corporations to suspend patent rules and openly share technology.4 Some argue that such moves would disincentivize investment and lead to low-quality vaccines, but others have exposed the weaknesses in these arguments.5 The Company has not been neutral in this debate; it supports a trade group that lobbies against patent waivers.6
To the extent our Company is increasing its own financial returns by preventing vaccine production in poorer nations, its own increased profits are coming at a severe cost to the global economy, because failure to vaccinate the world’s vulnerable communities is inhibiting worldwide economic recovery and creating opportunities for more dangerous SARS-CoV-2 variants to develop.
This is a bad trade for most of the Company’s shareholders, who are diversified and thus rely on broad economic growth to achieve their financial objectives. A Company strategy that increases its own financial returns but threatens global GDP is counter to the best interests of most of its shareholders: the potential drag on GDP created by hoarding vaccine technology will directly reduce diversified portfolio returns over the long term.7
Despite this risk, the Company has not disclosed any analysis of the trade-offs between Company profit and global public health from the perspective of its largely diversified shareholders, whose investment portfolios may be at grave risk from undue limitations on vaccine production.
The requested report will help shareholders determine whether current Company policies serve shareholders’ best interests.
Please vote for: Report on public health cost of protecting vaccine technology – Proposal 9
____________________________________________________________________________________
1 https://www.thestreet.com/markets/johnson-johnson-stock-gains-as-vaccine-sales-boost-q3-earnings
2 https://www.cnbc.com/2021/09/07/who-says-wealthy-nations-are-prolonging-pandemic-by-hoarding-covid-treatments-and-vaccines.html (citing World Health Organization).
3 Supra, n.2.
4 https://www.oxfam.org/en/take-action/campaigns/covid-19-vaccine
5 https://inthesetimes.com/article/pfizer-moderna-vaccine-apartheid-trips-waiver-wto-intellectual-property-patents
6 https://www.msn.com/en-us/news/other/big-pharma-lobbyists-launch-campaign-against-biden-over-covid-vaccine-patent-waiver/ar-AAKBxDs
7 https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•The Company’s published Position on COVID-19 and Intellectual Property Rights already publicly states our position on this issue. At every step of the way, Johnson & Johnson’s response to COVID-19 has been enabled by intellectual property (IP). We simply would not have a vaccine, nor would we have been able to scale up production, without a reliable IP framework. The Company believes that voluntary technology transfers between vaccine manufacturers and carefully selected, high quality partners is the most practical, efficient and effective way to expand the global production of COVID-19 vaccines.
•The Company has reached an advanced stage in discussions for a potential licensing agreement, which if completed would enable the first COVID-19 vaccine to be manufactured and sold by an African company for people living in Africa.
•Global equity has been at the forefront of the Johnson & Johnson COVID-19 response from the beginning of the pandemic.
•The Company entered into agreements in 2021 to make available up to 900 million doses of its COVID-19 vaccine to the African Union (via AVAT) and the COVAX Facility, combined, at a not-for-profit price, and has an agreement to enable access to its vaccine to the COVAX Humanitarian Buffer.
•In 2021, approximately 70% of our global vaccine supply was shipped to low and middle-income countries (through our advance purchase agreements and country donations). In 2022, Johnson & Johnson will continue to focus on vaccine access in those countries where people are in the greatest need.
The Company’s published Position on COVID-19 and Intellectual Property Rights already publicly states our position on this issue. At every step of the way, Johnson & Johnson’s response to COVID-19 has been enabled by IP. We simply would not have a vaccine, nor would we have been able to scale up production, without a reliable IP framework. The Company believes that voluntary technology transfers between vaccine manufacturers and carefully selected, high quality partners is the most practical, efficient and effective way to expand the global production of COVID-19 vaccines.
Johnson & Johnson is committed to helping the global community end the pandemic. We believe IP is critical to respond to this crisis and future health emergencies. Working collaboratively with other manufacturers, governments and international organizations, we believe we can help ensure that lifesaving vaccines are made available to everyone at risk for COVID-19. Our position is detailed at length in our Position on Covid-19 and Intellectual Property Rights, available on the Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/our-position-on-covid-19-and-intellectual-property-rights.
We leveraged 15 years of research and development investments in the Janssen vaccine platform to swiftly develop our COVID-19 vaccine. To expand our global manufacturing network and increase our capacity to deliver a high quality COVID-19 vaccine on a global scale, we have entered into multiple manufacturing agreements, including in India and South Africa. Our agreements with each of these contract manufacturing organizations (CMOs) provide a license to our COVID-19 vaccine IP and include a technology transfer mechanism to facilitate the sharing of confidential manufacturing know-how that will enable each CMO to fulfill its manufacturing obligations in our global supply network.
Making IP available to additional manufacturers in an arbitrary and blanket fashion will not shorten the time it takes to get a vaccine to market. To the contrary, the rapid entry of multiple inexperienced manufacturers and production sites unable to manufacture at sufficient scale would further strain existing supply chains and could potentially undermine patient safety.
While we are making progress on an unprecedented timeframe, it is important to recognize that the production of our vaccine is a highly complex process that requires very particular capabilities and expertise. It is a common misconception that vaccines can be as quickly and easily mass-produced as other medicines. In fact, with vaccines, we are managing biologic products and processes, a vast array of consumables (raw materials that are used or consumed in the production process and need to be repeatedly reacquired), and the need to maintain end-to-end sterile production.
For example, production of the Johnson & Johnson COVID-19 vaccine requires approximately 200 materials sourced from 67 suppliers that are based across 12 countries. When accounting for the varying customization and equipment needs at each of our CMO sites, our vaccine requires approximately 600 different materials across our entire production network. Therefore, when we work with new partners, their existing manufacturing technology needs to be adapted; in turn, we support key suppliers as they expand their capacity to produce the materials we need.
Additionally, increasing supply is not just about hardware and materials. Vaccine production is an intensely high-tech process, and experienced professionals with expertise in biotech production are imperative. We have teams of highly trained

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Johnson & Johnson employees at each manufacturing site in our global supply chain network validating production processes, verifying quality assurance protocols, and supervising the production scale-up process.
The fundamental barriers to expanding global vaccine manufacturing capacity do not concern IP. Instead, limited availability of bioreactors for production globally, supply chain constraints with regard to consumable raw materials (such as biobags and filters), and a shortage in highly trained manufacturing professionals all contribute to vaccine constraints. These challenges will not be resolved, and instead will likely be exacerbated, by undermining IP rights.
The Company has reached an advanced stage in discussions for a potential licensing agreement, which if completed would enable the first COVID-19 vaccine to be manufactured and sold by an African company for people living in Africa.
The license under discussion would permit South Africa-based Aspen SA Operations (Pty) Ltd., using COVID-19 vaccine drug substance supplied by Johnson & Johnson, to produce an Aspen-branded vaccine for sale to public sector markets in Africa through transactions with national governments of African Union member states and certain multilateral entities serving Africa, including African Vaccine Acquisition Trust (AVAT), Gavi, The Vaccine Alliance (Gavi)/COVAX and UNICEF. The COVAX Facility is a global risk-sharing mechanism, co-led by Gavi, for pooled procurement and equitable distribution of COVID-19 vaccines to all participating countries, including over 90 middle- and lower-income countries. The potential license would be the latest example of Johnson & Johnson sharing its IP and manufacturing know-how to reliable and proven manufacturers that are well equipped to uphold the highest standards of product quality and safety.
Global equity has been at the forefront of the Johnson & Johnson COVID-19 response from the beginning of the pandemic.
Since the beginning of its COVID-19 response, the Company has been committed to bringing forward a safe, effective, and affordable vaccine to contribute to helping society resolve our global crisis. These actions are rooted in Our Credo and recognize the Company’s commitment to all its stakeholders. In this regard, Our Credo challenges the Company to put the needs and well-being of the people the Company serves first.
The Company entered into agreements in 2021 to make available up to 900 million doses of its COVID-19 vaccine to the African Union (via AVAT) and the COVAX Facility, combined, at a not-for-profit price, as well as an agreement to enable access to its vaccine to the COVAX Humanitarian Buffer.
The Company, along with fifteen other life sciences companies around the globe as well as Bill and Melinda Gates, co-chairs of the Bill and Melinda Gates Foundation, signed a landmark Communiqué on Expanded Global Access to confirm our commitment to ensure that people everywhere have access to potential COVID-19 diagnostics, therapeutics and vaccines under development at the fifteen companies—regardless of income level. In connection with the Communiqué, the Company committed to allocate up to 500 million vaccine doses to lower income countries.
The Company aims to fulfill this commitment in part through its agreement with Gavi, to make available up to 500 million doses of its COVID-19 vaccine to the COVAX Facility. The Company has separately entered into an agreement with the AVAT to make available up to 400 million doses of its COVID-19 vaccine to the African Union’s 55 member states.
In November 2021, the Company entered into an agreement with the U.S. Government and Gavi to enable access to its COVID-19 vaccine through a novel mechanism – the COVAX Humanitarian Buffer – that will serve to protect the world’s most vulnerable people. The COVAX Humanitarian Buffer is part of the COVAX Facility and is designed to ensure that people in conflict zones or humanitarian settings can access COVID-19 vaccines, even if they live beyond the reach of traditional, government vaccination campaigns.
In 2021, approximately 70% of our global vaccine supply was made available to low and middle-income countries (through our advance purchase agreements and country donations). In 2022, Johnson & Johnson will continue to focus on vaccine access in those countries where people are in the greatest need.
Additionally, the Company is advocating that governments with available vaccine doses ramp up their dose sharing initiatives, particularly through the COVAX Facility. The Company is currently in the process of facilitating the donation of 150 million vaccine doses by the U.S. Government and EU Member States to COVAX for lower income countries.
The Company is also committed to transparency in its efforts related to its COVID-19 vaccine. For details on the Company’s response to the COVID-19 pandemic, including information on the Company’s commitment to making its COVID-19 vaccine accessible, see “Our COVID-19 Response Efforts” on page 11 of this Proxy Statement and the “Our COVID-19 Efforts” section of the Company’s website at www.jnj.com/coronavirus.
In light of the foregoing, particularly the Company’s demonstrated efforts with respect to voluntary technology transfers, existing public disclosures and commitment to global equity, the Board believes the report requested by the proposal would not provide meaningful additional information to shareholders, is not necessary and is not in the best interests of the Company or its shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal

2022 Proxy Statement	141

Item 10: Shareholder Proposal – Discontinue Global Sales of Baby Powder Containing Talc
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Tulipshare Ltd./Laurent Ritter, c/o Antoine Argouges, CEO, 64 Nile Street, International House, London, England, N1 7SR UK, beneficial owner of at least $25,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED: Shareholders of Johnson & Johnson ("JNJ"), in recognition of the social justice and public health issues raised by multiple organizations and agencies, recommend that JNJ discontinue global sales of its talc-based Baby Powder.
Supporting Statement
In recent years, JNJ has been inundated with personal injury lawsuits linking the use of its talc based Baby Powder to cancer, including thousands filed by women who used the product and later developed ovarian cancer.1 As of July 2021, over 25,000 such lawsuits remained outstanding.2 The costs of litigation have been high: over the past five years, JNJ spent almost $1 billion on defense and another $3.5 billion on verdicts and settlements.3 In October 2021 JNJ found its ongoing defense costs to be "unsustainable" and created an affiliate to carry its talc claims into chapter 11 bankruptcy, an extraordinary step derided by plaintiffs, advocates, and government officials.4
The use of talc in personal care products is a public health concern because talc is prone to asbestos contamination. Talc is found in underground deposits that often contain veins of asbestos; when talc is mined, cross contamination can easily occur.5
According to OSHA, there is no "safe" level of exposure to asbestos,6 a known carcinogen.7 The National Cancer Institute states that asbestos can cause cancers of the ovary, lung, and larynx in addition to mesothelioma.8 In 2021, Health Canada concluded that perineal use of talc-based products is associated with ovarian cancer.9
Despite knowing for decades that talc was prone to asbestos contamination, JNJ continued to use talc in its Baby Powder and heavily market it to women.10 Around the time that JNJ's talc supplier started including a label on its talc that it was "possibly carcinogenic," JNJ touted its talc-based Baby Powder as being "fresh and natural" and launched a marketing campaign targeting Black women and overweight women.11
In October 2019, the FDA discovered trace levels of asbestos in samples of JNJ's talc-based Baby Powder purchased from an online retailer, prompting JNJ to recall thousands of bottles and advise consumers to "stop using it immediately."12 Less than a year later, JNJ discontinued the sale of its talc-based Baby Powder in the United States and Canada, citing depressed demand.13
JNJ remains vulnerable to further erosion of its reputation as a trusted purveyor of health-related products by continuing to sell and market its talc-based Baby Powder to the rest of the world outside of the US and Canada. The continuance of sales has heightened criticism from women's rights and racial equity groups as well as public health advocates.14 Over 170 nonprofit groups led by Black Women for Wellness have called on JNJ to halt the sale of its talc-based Baby Powder globally to protect women and marginalized communities across the globe.15 It is time for shareholders to do the same.
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1 https://www.nytimes.com/2020/05/19/business/johnson-baby-powder-sales-stopped.html
2 https://www.nytimes.com/2021/07/27/business/johnson-baby-powder-black-women.html
3 https://www.wsj.com/articles/johnson-johnson-places-talc-injury-claims-in-bankruptcy-l1634248563
4 https://www.wsj.com/articles/johnson-johnson-places-talc-injury-claims-in-bankruptcy-11634248563; https://www.reuters.com/business/healthcare-pharmaceuticals/jj-unit-manage-talc-claims-files-bankruptcy-protection-2021-10-14/; and https://www.npr.org/202l/l0/21/1047828535/baby-powder-cancer-johnson-johnson-bankruptcy
5 https://www.nytimes.com/2018/12/14/business/talc-asbestos-powder-facts.html
6 https://www.osha.gov/asbestos
7 https://www.cancer.org/cancer/cancer-causes/asbestos.html
8 https://www.cancer.gov/about-cancer/causes-prevention/risk/substances/asbestos
9 https://healthycanadians.gc.ca/recall-alert-rappel-avis/hc-sc/2021/75453a-eng.php
10 https://www.reuters.com/investigates/special-report/johnsonandjohnson-cancer/
11 https://www.reuters.com/article/us-johnson-johnson-marketing-specialrepo-idUSKCN1RL1JZ

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12 https://www.nytimes.com/2019/10/18/business/johnson-johnson-baby-powder-recall.html
13 https://www.jnj.com/our-company/johnson-johnson-consumer-health-announces-discontinuation-of-talc-based-johnsons-baby-powder-in-u-s-and-canada
14 https://www.bwwla.org/v2019/wp-content/uploads/2020/08/BWW-and-200-groups-to-JJ_8.26_final.pdf
15 https://www.reuters.com/article/us-johnson-johnson-babypowder/nonprofits-urge-johnson-johnson-to-halt-sales-of-baby-powder-globally-idUSKBN24935C

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•The Company continues to use cosmetic talc in JOHNSON’S® Baby Powder (JBP) because decades of science have reaffirmed its safety.
•LTL Management LLC (LTL), a recently created and separate subsidiary of Johnson & Johnson that was established to hold and manage claims in the talc litigation, has filed for voluntary chapter 11 bankruptcy protection. This filing is intended to resolve all claims related to talc in a manner that is equitable to all parties, including any current and future claimants.
•Patient safety and product quality have always been and will remain the Company’s first priority, and the Company’s employees around the globe are committed to ensuring that the Company’s products are safe and of high quality.
The Company continues to use talc in its JBP because decades of science have reaffirmed its safety.
Research, clinical evidence and over 40 years of studies by medical experts around the world continue to support the safety of cosmetic talc. Health authorities around the world have reviewed the data on talc, and it is used widely across the globe. The Company only uses ingredients that are deemed safe to use by the latest science.
Even with talc’s long history of safe use in consumer products, some have questioned whether using talcum powder can increase a person’s risk of developing cancer. Recently, there have been questions raised as to whether the talc used in consumer products is contaminated with asbestos. The Company’s talc is routinely tested to ensure it does not contain asbestos, and the weight of the science does not support any claim that the talc used in JBP causes cancer.
Thousands of tests have repeatedly confirmed that the talc used in JBP do not contain asbestos. It comes from ore sources confirmed to meet the Company’s stringent specifications. Not only is the talc used in JBP routinely tested to ensure it does not contain asbestos, but it also has been tested and confirmed to be asbestos-free by a range of independent laboratories and universities. Those institutions include the U.S. Food and Drug Administration, The U.S. National Institute for Occupational Health and Safety, Harvard School of Public Health, Massachusetts Institute of Technology, Mount Sinai Hospital, Princeton University, Colorado School of Mines, Dartmouth University, Geological Society of the United States, Atomic Energy Commission at Harwell (England), Cardiff University (Wales), Mining Institute of Torino (Italy), RJ Lee Group, McCrone Associates, EMV Associates, ES Laboratories. For more information, see the Company’s website factsabouttalc.com, which includes independent studies from leading universities, research from medical journals and third-party opinions confirming that the talc used in JBP is safe.
LTL, a separate subsidiary of Johnson & Johnson, was established to hold and manage claims in the talc litigation, filed for voluntary chapter 11 bankruptcy protection in October 2021. That filing is intended to resolve all claims related to JBP in a manner that is equitable to all parties, including any current and future claimants.
The Company is taking actions to bring certainty to all parties involved in the JBP cases. While the Company continues to stand firmly behind the safety of its JBP talc products, it believes resolving this matter as quickly and efficiently as possible is in the best interests of the Company and all stakeholders.
To demonstrate its commitment to resolving the lawsuits and to remove any financial objections to the process, Johnson & Johnson has agreed to provide funding to LTL for the payment of amounts the Bankruptcy Court determines are owed by LTL and will also establish a $2 billion trust in furtherance of this purpose. In addition, LTL has been allocated certain royalty revenue streams with a present value of over $350 million to further contribute to potential costs.
These actions are not a concession of liability, but rather a means to achieve an equitable and efficient resolution of the claims raised in the talc litigation. The Company has won the majority of talc-related jury trials that have been litigated to date and continues to believe that none of the talc-related claims against the Company have merit. The claims are premised on the allegation that talc in JBP causes ovarian cancer and mesothelioma, a position that has been rejected by independent experts, as well as governmental and regulatory bodies, for decades.
The determination of an appropriate amount to resolve all current and future claims will be decided by the Bankruptcy Court in the chapter 11 proceedings. This established process will allow for a more efficient and consistent resolution for all parties. While LTL pursues this equitable resolution, all cosmetic talc cases will be stayed pending the outcome of the proceedings with the exception of a small number of appeals where LTL has agreed to lift the automatic stay and appeal bonds have been filed.

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Patient safety and product quality have always been and will remain the Company’s first priority, and the Company’s employees around the globe are committed to ensuring that the Company’s products are safe and of high quality.
The Company recognizes its fundamental responsibility to provide consumers with products that are as safe as possible. With the same rigor that the Company applies to safety assurance in its pharmaceutical and medical devices operations, the Company takes an evidence- and science-based, ethics- and values-driven approach to safety for our products, putting consumer well-being first and foremost in our decision-making and actions.
The Company’s functionally independent Quality and Compliance organization, led by the Company’s Chief Quality Officer, implements processes and procedures designed to ensure that the Company’s products meet our quality standards, which meet or exceed industry requirements. You can learn more about the Company’s quality processes at https://healthforhumanityreport.jnj.com/responsible-business-practices/product-quality-safety. Additional information can be found in the Company’s Quality Management Framework document, posted on the Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/johnson-and-johnson-quality-management-framework.
In addition, the Company’s functionally independent medical safety organization, which is led by the Company’s Chief Medical Officer, monitors our products from research and development through the consumer experience. This team of doctors and scientists prioritizes our patient experience and ensures that safety remains the Company’s first consideration in any decision along the value chain involving our products. The safety of individuals is paramount, and focused efforts are continuously made to assure the safety of consumers every time they use any healthcare or personal care product. For more information, see our Position on Consumer Safety and Care, our Position on Patient, Consumer and Product Safety and our Position on Quality and Compliance and available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
The stories of anyone suffering from any form of cancer are tragic, and we sympathize deeply with these patients and their families, and appreciate that they are seeking answers. The science and the facts, however, show that their illnesses were not caused by their use of JBP. Decades of independent scientific testing has confirmed that JBP is safe and is not contaminated with asbestos.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 11: Shareholder Proposal – Request for Charitable Donations Disclosure
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by the National Legal and Policy Center, c/o Paul Chesser, Director, Corporate Integrity Project, 107 Park Washington Court, Falles Church, VA 22046, beneficial owner of 27 shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED:
The shareholders request that Johnson & Johnson provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.
This report shall include:
1.Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;
2.Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;
3.Personnel participating in the decisions to contribute.
SUPPORTING STATEMENT:
Johnson & Johnson’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.
Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.
Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.
There is currently no single source providing shareholders the information sought by this resolution.

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•The Company is committed to going beyond its immediate business interests by contributing to advancing health and well-being in the communities in which we live and work.
•The Company already regularly reports on its charitable giving programs to shareholders and other stakeholders through its annual Health for Humanity Report, its annual Janssen U.S. Transparency Report and other channels. The independent Johnson & Johnson Foundation also produces its own annual reports. The Company believes these disclosures address the information being requested by the proponent.
•The Company has implemented rigorous approval and oversight processes for its charitable giving.
The Company is committed to going beyond its immediate business interests by contributing to advancing health and wellbeing in the communities in which we live and work.
At Johnson & Johnson, inspired by Our Credo, the Company uses its scale and resources for good, contributing to many causes around the world to help advance health and improve people’s lives through targeted initiatives providing local support, engaging employees in our communities, supporting them in cases of emergencies and donating products for a range of needs.
The Company believes that a targeted approach to corporate giving focuses resources to most effectively support identified needs. As healthcare and improving the trajectory of health are closest to our hearts, the Company’s efforts focus on three strategic platforms: our Center for Health Worker Innovation, our Talent for Good Program to engage employees with Company purposes and our Response to People in Crisis. Typically, the Company targets to enhance our short-, medium- and long-term impact beyond our core business activities in the areas of:
•Advancing women’s and children’s health;
•Strengthening the healthcare workforce;
•Promoting access to essential surgery;
•Accelerating innovative solutions to address global disease challenges; and
•Providing disaster relief and building resilient health systems.
The Company’s approach to corporate giving emphasizes working both globally and locally, engaging in a broad range of activity, supporting employee volunteerism and collaborating in partnerships with like-minded organizations. The Company details this approach at length in its Position on Community Impact, available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
The Company already regularly reports on its charitable giving programs to shareholders and other stakeholders through its annual Health for Humanity Report, its annual Janssen U.S. Transparency Report and other channels. The independent Johnson & Johnson Foundation also produces its own annual reports. The Company believes these disclosures address the information being requested by the proponent.
The Health for Humanity Report discloses externally assured annual aggregate contributions made by the Company, including those to the Johnson & Johnson Foundation, a registered charitable organization that reflects the commitment of the Company to advancing better health for all. Funded solely by the Johnson & Johnson Family of Companies, the Foundation currently operates worldwide as Johnson & Johnson Foundation, Inc. (United States) (founded 1953) and Johnson & Johnson Foundation Scotland (founded 2007). These independent entities support both global and in-country partnerships and initiatives, opportunities for employee engagement, and disaster response activities managed by the Global Community Impact team at Johnson & Johnson, including management of the work of the Center for Health Worker Innovation. Extensive details on the charitable contributions made by the Johnson & Johnson Foundation, including through its annual reports, are available on its website at https://www.jnjfoundation.com/. Additionally, Johnson & Johnson Foundation, Inc. (United States), as a private foundation, files with the U.S. Internal Revenue Service annually, Form 990-PF. Form 990-PF is a public document that contains a full list of grants and contributions made in each fiscal year.
In addition to the Health for Humanity Report, the annual Janssen U.S. Transparency Report (the Transparency Report) provides disclosures on the Janssen Pharmaceutical Companies of Johnson & Johnson’s (Janssen) charitable giving. In the United States, Janssen supports independent initiatives by donating medicines and funding to the Johnson & Johnson Patient Assistance Foundation, Inc. (JJPAF), an independent, nonprofit organization committed to helping eligible patients

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without insurance coverage receive prescription products donated by Johnson & Johnson operating companies. JJPAF, as a private foundation, also files a Form 990-PF annually, which discloses that all of JJPAF’s grants and contributions are made to various patients in need. As disclosed in the Health for Humanity Report and the Transparency Report, in 2020, Janssen donated $1.9 billion in products and financial support to JJPAF, enabling JJPAF to provide medicines at no cost to approximately 95,000 patients. The Company will continue to provide such disclosures when it publishes the Health for Humanity Report and the Transparency Report later this year. The Health for Humanity Report is available on the Company’s website at https://healthforhumanityreport.jnj.com/, and the Transparency Report is available on the “Investors” section of the Company’s website at https://www.investor.jnj.com/corporate-governance.
The Company’s U.S. Government Affairs & Policy department occasionally supports organizations that are organized under section 501(c)(4) of the Internal Revenue Code. A list of these organizations can be found on the Company’s website at https://www.investor.jnj.com/2021-supported-501-c-4-organizations.
Moreover, many of the Johnson & Johnson operating companies provide detailed reports on their websites, updated annually, regarding their direct and indirect grants, charitable contributions, product donations and other funding to medical, scientific, patient, civic and disaster relief organizations. These reports include, among other things, each donation recipient’s name and address; whether the donation was monetary or a product donation; the payment date of the grant, contribution, product donation or funding; the program/project description; and the payment amount.
The Company has implemented rigorous approval and oversight processes for its charitable giving.
All of the Company’s corporate giving is provided to eligible charitable organizations and social enterprises that supply the necessary proof of legal standing and good governance. The Company does not make donations to individuals, physicians, healthcare professionals or party-political individuals or organizations. Significant charitable contributions are made only after an extensive internal review.
It is important to the Company to know that its corporate giving is delivering the social and healthcare benefits that it intends. For this reason, the Company asks key partners to report on the way donated resources are used. In certain cases, the Company may request or conduct impact assessments to gain a deeper understanding of social outcomes and ongoing needs. The Company also sets goals and measures progress toward these goals on an annual basis via an external assurance process which the Company discloses as part of the Health for Humanity Report. The Board is updated on and discusses progress towards the Company’s goals at least annually.
Given these governance measures and the Company’s existing method of frequently disclosing charitable contributions and updating shareholders and other stakeholders about these contributions, the Board believes the proposal would not provide meaningful additional information to shareholders, is not necessary and therefore would not be in the best interests of the Company or its shareholders. The proponent cites no instances where the Company’s charitable donations have been misused, was inconsistent with the Company’s values or otherwise been detrimental to shareholders. The effort to create a semi-annual report at such a low level of materiality as $999 would be an unwise use of Company resources, producing no material benefit.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 12: Shareholder Proposal - Third Party Review and Report on Lobbying Activities Alignment with Position on Universal Health Coverage
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Share/HLB Investments ULC, c/o Anthony Shein, Director of Shareholder Advocacy, 1155 Robson Street, Suite 510, Vancouver, BC V6E 1B5, beneficial owner of at least $2,000 worth of shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
Resolved: Shareholders request that the Board of Directors commission and publish a third party review within the next year (at reasonable cost, omitting proprietary information) of whether Johnson & Johnson lobbying activities (direct and through trade associations) align with the company’s Position on Universal Health Coverage, and in particular its provision supporting “broad and timely access to our medicines at sustainable prices that aim to be locally affordable.” The Board of Directors should report on how it addresses the risks presented by any misaligned lobbying and the company’s plans, if any, to mitigate these risks
Supporting Statement:
The company’s Position on Universal Health Coverage states that “Patients and communities must have access to care, including drugs, vaccines, surgical care, and other medical technologies needed to prevent and treat diseases and address public health needs.”
Yet prices for needed medication continue to be a barrier to access for many patients in the US.
Efforts to reform the pricing system to improve access have been systematically opposed by the industry’s leading lobbying organization, Pharmaceutical Research and Manufacturers of America (PhRMA).
PhRMA raised nearly $527 million in 2020 and spent roughly $506 million, including making multi-million-dollar donations to numerous other organizations like the American Action Network for use in opposing congressional efforts to address drug pricing.1 PhRMA also launched a vigorous lobbying effort against a proposal to waive intellectual property rights for Covid-19 vaccines designed to boost production of vaccines in developing countries (the TRIPS waiver). PhRMA also sits on the board of the American Legislative Exchange Council (ALEC) which has been involved in highly controversial lobbying activity including advocating for the privatization of Medicare and Medicaid and opposition to drug pricing reforms and prescription drug importation.2
Johnson & Johnson’s Executive Vice President and Worldwide Chairman, Pharmaceuticals, Jennifer Taubert, sits on the PhRMA board of directors.
The positions the company adopts should not be undermined by lobbying efforts undertaken by organizations the company supports financially. While a company may not support every position taken by the trade associations to which it belongs, proper risk management requires that the board at least be aware of inconsistencies and evaluate whether they are salient to the company and therefore require mitigation.
With regard to the company’s own lobbying – on which it spent $3,280,000 dollars of its own money on lobbying in the first two quarters of 2021, focused on drug pricing legislation, amongst other things3 – a similar review of alignment is in order. Shareholders have an interest in the use of company funds to support lobbying efforts that may have negative effects on the company’s reputation, its stated positions on public policy and regulatory concerns, and on matters of public interest such as COVID-19 recovery efforts which affect our global economy.
For these reasons, we urge shareholders to support the proposal.
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1 https://www.opensecrets.org/news/2020/12/pharma-lobby-poured-millions-into-darkmoney-groups/
2 https://www.alecexposed.org/w/images/3/38/5V0-Access_to_Medicaid_Act_Exposed.pdf and https://www.alecaction.org/advocacy/ipi/
3 https://www.opensecrets.org/federal- lobbying/clients/issues?cycle=2021&id=D000000386&spec=HCR&specific_issue=Health+Issues#specific_issue

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•At Johnson & Johnson, we are firmly committed to doing our part to ensure the promise of Universal Health Coverage (UHC) becomes a reality for patients, families and communities around the world.
•Our 2022 global political engagement strategic imperatives are detailed on our website and align with our vision and guide how we prioritize our government affairs and policy activities as further described below.
•The Company is a leader with respect to transparency of its political and other engagements and already provides extensive disclosure of its political activities.
•Consistent with our Credo Values, the Company engages in responsible lobbying and is deliberate in how it engages with trade associations, including through dissent, to advance UHC.
•The Board of Directors and the Company have robust governance and oversight practices for Johnson & Johnson’s political engagement programs.
At Johnson & Johnson, we are firmly committed to doing our part to ensure the promise of UHC becomes a reality for patients, families and communities around the world.
As stated in Our Credo, “We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services.” We believe that everyone should have access to quality, affordable healthcare services that they need, regardless of where they live. We support UHC through initiatives in the following key areas: workforce and infrastructure; access and affordability; sustainable financing; and shared accountability.
To advance UHC, we partner with all stakeholders to support a mix of global and country-specific policy and advocacy efforts. Around the world, we support hundreds of health-related programs, and we strive to align with government priorities and advocate for quality healthcare, especially for women and children. We believe tailored strategies that align local needs, resources and market conditions must be part of the solution.
In 2020, we achieved our Health for Humanity Goal to drive policy thought leadership and strategic engagements to expand healthcare access and coverage in emerging markets. Several of our Health for Humanity 2025 Goals, available on the Company’s website at https://www.jnj.com/health-for-humanity-goals-2025, also address and support progress toward UHC.
An example of how the Company has advocated for UHC and a key focus in recent years has been in Kenya, where we maintain a longstanding relationship with the Kenya Ministry of Health through which we continue to support multiple programs, including the Community Health Units for Universal Health Coverage platform, funded by the Johnson & Johnson Foundation, that formally integrates Community Health Volunteers into the health system. Throughout the world, we play an active role in dialogue forums and policy initiatives that will move us closer to achieving UHC. In recent years, we have participated in programs in Brazil, Indonesia, Singapore and certain African countries, including Kenya.
The 2021 Access to Medicine Index (ATMI) was released in January 2021 and we are proud to again rank as one of the top three companies advancing access to medicines in low- and middle-income countries around the world. Our consistent, decade-long recognition of leadership in this independent evaluation is the result of a longstanding, deliberate and focused strategy aimed at solving some of the most difficult global health challenges and advancing equitable access to care for everyone, everywhere. The biennial ATMI evaluates the world’s 20 largest pharmaceutical companies on their efforts to expand access to medicines. Each new Index raises the bar for the industry as the global health landscape changes and expectations for companies evolve.
The Janssen Pharmaceutical Companies of Johnson & Johnson (Janssen) each year also report on their efforts to advance UHC in the Janssen U.S. Transparency Report (Transparency Report). We support independent programs and foundations that help patients. In the U.S., Janssen and other Johnson & Johnson operating companies donate medicines and funding to the Johnson & Johnson Patient Assistance Foundation, Inc. (JJPAF)— an independent, nonprofit organization committed to helping eligible, low-income patients without insurance coverage. In 2020, Janssen donated approximately $1.9 billion in products and financial support to JJPAF, enabling it to provide medicines at no cost to about 95,000 patients. For details and to access the full Transparency Report, see the “Investors” section of the Company’s website at https://www.investor.jnj.com/corporate-governance.
Our 2022 global political engagement strategic imperatives are detailed on our website and align with our vision and guide how we prioritize our government affairs and policy activities. We support:
•Healthcare coverage and reimbursement that enable timely patient access to our innovative products and lead to high quality care;

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•Regulatory policies that enable innovation, market access, and growth;
•Policies that provide incentives for innovation and enable sustainable investment and business growth; and
•Public health policies, as well as sustainable partnerships and programs, to enhance public health.
As a global company, Johnson & Johnson works with patient groups, providers, governments, and other stakeholders worldwide to ensure patients have access to affordable, safe, quality healthcare. We work with health systems, so they may recognize and value medical innovation, and we support other endeavors that share our goals. We are committed to working with stakeholders, so they have a better understanding of the positions we take, why we take them and how we work to advance them. For more information, see our Position on Universal Healthcare and our positions on other key public policy issues, available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
The Company is a leader with respect to transparency of its political and other engagements and already provides extensive disclosure of its political activities.
As a leader in the healthcare industry, we are committed to supporting the development of sound public policy in healthcare. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers, the communities we serve and our Company. As a result of constructive engagement with a number of our institutional investors, we have a long history of providing disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue the dialogue with our shareholders on this issue.
In the interest of transparency for our shareholders and other stakeholders, we make available lists of
•All Johnson & Johnson Political Action Committee (PAC) and corporate political and ballot measure contributions on the Company’s website at https://www.investor.jnj.com/political-engagement;
•Annual dues paid to trade associations of $50,000 or more, where a percentage of the annual dues may be used for federal lobbying, on the Company’s website at https://www.investor.jnj.com/2021-trade-associations; and
•Organizations supported by Johnson & Johnson U.S. Government Affairs and Policy that are organized under section 501(c)(4) of the Internal Revenue Code on the Company’s website at https://www.investor.jnj.com/2021-supported-501-c-4-organizations.
Johnson & Johnson has been recognized as a trendsetter by the Center of Political Accountability’s CPA-Zicklin Index of Corporate Political Disclosure and Accountability each year since 2018. The CPA recognizes trendsetters as those S&P 500 companies with a score of 90 percent or above for transparency in political contributions disclosure and accountability.
The Board believes the Company’s current disclosures, including reporting requirements governing our PAC and corporate political contributions, demonstrate alignment with the Company’s Position on Universal Health Coverage and provide the appropriate level of transparency for interested parties to assess the rationale and motivation for the Company’s political engagement activities.
Consistent with our Credo Values, the Company engages in responsible lobbying and is deliberate in how it engages with trade associations, including through dissent, to advance UHC.
At Johnson & Johnson, we believe it is important to encourage the development of sound public policy, which is best achieved when a variety of stakeholders are involved. We support active and informed participation in the policy-making and political processes. We use our voice to pursue policy solutions that better serve patients, nurses, doctors, and consumers, as well as our employees and our communities around the globe.
Government proposals, either in regulation or legislation, may directly affect our business and our incentives for innovation. These policy initiatives can also affect the way we do business now and well into the future. That is why we are committed to communicating to government officials and policy makers through our Worldwide Government Affairs & Policy team. Our global government affairs team is responsible for advocacy activities within governments.
We are a member of trade associations that advocate for solutions on behalf of our industry, and we provide financial support to policy development organizations and think tanks whose purpose is to develop policy position papers or model legislation, among other civic activities.
Johnson & Johnson engages with stakeholders, policy experts, and other organizations across the political spectrum in order to develop well-considered policies that take into consideration diverse perspectives. With that said, we may not align with or support every public position each of these broad-based groups takes. When we disagree with a position, we employ a range of approaches to make our voice heard. We believe our dissenting voice has greater impact when we participate as a member of these organizations.

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We take input from our stakeholders and determine how best to express our views to an organization―from simply declining to participate in certain initiatives sponsored by the organization, to partnering with other members to amplify our viewpoint both within the organization and externally, to reaching out directly to the organization’s leadership to examine a possible change in position.
The Board of Directors and the Company have robust governance and oversight practices for Johnson & Johnson’s political engagement programs.
Pursuant to its charter, the Board’s Regulatory Compliance Committee annually reviews a report of the Company's political contributions as well as the Company’s major lobbying priorities, lobbying policies, practices, and activities, including the annual dues to trade associations of $50,000 or more, where a percentage of the annual dues may be directed toward federal lobbying. In addition, our PAC and U.S. corporate political spending is audited biennially by our internal auditors. Disclosure regarding our political activities and expenditures, including the policies and procedures, spending and the Board’s oversight role, are updated semi-annually and can be found at https://www.investor.jnj.com/political-engagement.
At the beginning of the 117th Congress, Johnson & Johnson paused all political contributions for a further review of our giving policies and criteria. While we have always maintained stringent political giving criteria to govern our contributions, we have recently undergone an extensive review of our corporate political giving program and the PAC, to ensure that both are positioned to fulfill their mission in support of Our Credo by including a revised giving criteria for agile decision-making. With revised giving criteria in place, we have reinstated our corporate political giving program and PAC contributions.
We regularly evaluate our political contribution reporting practices to ensure that they comply with all applicable laws and regulations and meet the needs of our shareholders and other stakeholders. The Board believes the Company’s current reporting practices and disclosures accomplish these objectives. The robust disclosure and detail already provided by the Company describe how the Company’s political engagement is aligned with Our Credo Values, Code of Business Conduct and our Position on Universal Health Coverage. Commissioning and publishing an external review, as requested by the proponent, would be an unnecessary expenditure of corporate resources, would divert resources away from our efforts to advance UHC and would not be useful to shareholders and therefore would not be in the best interests of the Company or its shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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Item 13: Shareholder Proposal – Adopt Policy to Include Legal and Compliance Costs in Incentive Compensation Metrics
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by the State of Vermont - Vermont Pension Investment Commission, c/o Thomas Golonka, VPIC Chair, 109 State Street, Montepelier, VT 05609, beneficial owner of at least the minimum number of shares of the company's common stock required by the SEC regulations through the date of the Annual Meeting. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
RESOLVED that shareholders of Johnson & Johnson ("J&J") urge the Board of Directors to adopt a policy that no financial performance metric shall be adjusted to exclude Legal or Compliance Costs when evaluating performance for purposes of determining the amount or vesting of any senior executive Incentive Compensation award. " Legal or Compliance Costs" are expenses or charges associated with any investigation, litigation or enforcement action related to drug manufacturing, sales, marketing or distribution , including legal fees; amounts paid in fines, penalties or damages; and amounts paid in connection with monitoring required by any settlement or judgement of claims of the kind described above. "Incentive Compensation" is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of the Company or the terms of any compensation or benefit plan. The Board shall have discretion to modify the application of this policy in specific circumstances for reasonable exceptions and in that case shall provide a statement of explanation.
SUPPORTING STATEMENT
We support compensation arrangements that incentivize senior executives to drive growth while safeguarding company operations and reputation over the long-term. J&J adjusts certain financial metrics when calculating progress for executive incentive compensation. While some adjustments may be appropriate, we believe senior executives should not be insulated from legal costs that shareholders bear.
These considerations are especially critical at J&J given the potential reputational, legal and regulatory risks it faces over its role in the nation's opioid epidemic. The Company received a 43.3% opposition vote to its advisory vote on executive compensation at the 2021shareholder meeting. The Office of Illinois State Treasurer urged shareholders to vote against the say-on-pay resolution in response to the Company's practice of excluding opioid-related litigation charges in executive pay.

The proxy solicitation reported:
"... Johnson & Johnson is subject to thousands of lawsuits filed by state, local and tribal governments across the country alleging it helped fuel the U.S. opioid epidemic. In August 2019, an Oklahoma judge ruled that Johnson & Johnson's subsidiary Janssen Pharmaceuticals engaged in the "false, deceptive and misleading" marketing of opioids and ordered it to pay the state $465 mill ion. The Company has appealed the decision. In addition, Johnson & Johnson agreed to pay $5 billion as part of a global settlement to resolve outstanding opioid litigation, taking $4 billion and $1 billion charges in fiscal 2019 and fiscal 2020, respectively. Together, these charges represent one of the Company's largest ever litigation expenses and equal approximately a third of 2020 net income." (https://www.sec.gov/Archives/edgar/data/0000200406/000121465921004175/s413210pc14a6g.htm).
The Investor for Opioid and Pharmaceutical Accountability (IOPA) also opposes the exclusion of opioid-related legal costs from executive incentive pay. The IOPA is a coalition of 61 investors with $4.2 trillion in assets under management that engages with opioid manufacturers, distributors and retail pharmacies on opioid business risks.
We urge shareholders to vote for this proposal.

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Board's Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•Our Board actively oversees and monitors the Company’s executive compensation programs in order to ensure alignment with our Credo and promote the creation of long-term value for our shareholders.
•The Company provides extensive disclosure about its executive compensation programs and the processes in place to mitigate compliance risk and litigation exposure.
•The Company has established internal processes to determine when it is appropriate to exclude certain legal and compliance costs from financial performance metrics, and we do not exclude from our non-GAAP measures ordinary, recurring legal fees (internal or external) or litigation-related charges and credits that result from our operations that are below our quantitative threshold.
•The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs, and shareholders have not expressed an interest in the changes the proposal requests.
•The proposal inappropriately limits the discretion of the Compensation & Benefits Committee and could obligate the Company to disclose competitively harmful information.
Our Board actively oversees and monitors the Company’s executive compensation programs in order to ensure alignment with our Credo and promote the creation of long-term value for our shareholders.
As set forth in our Credo, the Company recognizes that it has responsibilities to many stakeholders: the patients and customers we serve, our employees, the communities in which we live and work, and our shareholders. Our Board and management fundamentally believe that the long-term interests of shareholders are advanced when we work to fulfill our responsibilities to all of these stakeholders. As a result, when we evaluate the performance of our executive officers, we consider not only what business objectives they have accomplished, but also how they were accomplished and whether they were achieved in a manner consistent with the values embodied in our Credo.
The Compensation & Benefits Committee, which is composed entirely of independent Directors, is responsible for exercising its business judgment in overseeing the design and management of our executive compensation programs. Our executive compensation programs are designed to focus our management on the long-term and to align pay with performance. To this end, the Company has implemented measures intended to ensure that our executive compensation programs promote ethical conduct and do not incentivize unnecessary risk-taking.
The Company provides extensive disclosure about its executive compensation programs and the processes in place to mitigate compliance risk and litigation exposure.
As disclosed in the “Compensation Discussion and Analysis” section beginning on page 54 of this Proxy Statement, Johnson & Johnson designs its executive compensation programs to attract, develop and retain exceptional global business leaders who demonstrate both strong performance and values aligned with our Credo. In addition, the Company has strong internal compliance programs, which are designed to ensure compliant business practices and high-quality products. Further, the Board can recoup compensation from senior executives in the event of significant misconduct resulting in a violation of a significant Company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson. These programs and processes, which support our core Credo values, reduce the possibility that our executives make excessively risky business decisions that threaten the Company’s long-term value.
In addition, the proposal alludes to potential reputational, legal and regulatory risks in connection with the opioid crisis. On October 5, 2020, the Company published the Board Report on Oversight of Risk Related to Opioids (the Board Report), describing the governance measures, including executive compensation metrics, that the Company has implemented to monitor and manage the financial and reputational risks related to the opioid crisis. The Board Report provides an overview of the robust Board response and details the Board’s oversight on this topic. The Company also has created a website, www.factsaboutourprescriptionopioids.com that provides our shareholders with accurate and updated information. Management, under diligent Board oversight, continues to take proactive steps to assure all stakeholders that the Company views product quality and safety to be top priorities and is committed to vigorously defending the Company and continuing to ensure the safety of our products. For more detail on this topic, see “Oversight of Our Company” on page 31 and “A Note About Litigation” on page 33.

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The Company has established internal processes to determine when it is appropriate to exclude certain legal and compliance costs from financial performance metrics, and we do not exclude from our non-GAAP measures ordinary, recurring legal fees (internal or external) or litigation-related charges and credits that result from our operations that are below our quantitative threshold.
In the ordinary course of business, the Company and its subsidiaries are subject to claims and lawsuits involving a variety of legal and regulatory proceedings. As disclosed in the “Details on Non-GAAP PSU Performance Measures” on page 68 of this Proxy Statement, when appropriate, under the Company’s internal policies, we exclude certain litigation-related charges and credits, among other items, from our non-GAAP measures. The Compensation & Benefits Committee uses performance metrics, which include non-GAAP financial measures, for incentive pay that are designed to correlate with the way we evaluate our operational results and reflect measures of performance that drive returns for our shareholders. Our internal policy first applies a quantitative threshold followed by a qualitative assessment to determine whether it is appropriate to potentially exclude certain items from our non-GAAP measures; however, we do not exclude from our non-GAAP measures ordinary, recurring legal fees (internal or external) or litigation-related charges and credits that result from our operations that are below our quantitative threshold. The net litigation-related charges and credits that we exclude from our non-GAAP measures represent specific litigation-related charges and credits for matters that are distinctive and substantial based on a combination of factors, including (i) matter-specific facts and circumstances and (ii) financial amounts exceeding our quantitative threshold. All litigation items excluded from our non-GAAP measures have been assessed on a case-by-case basis by both the independent Audit Committee and the independent Compensation & Benefits Committee, have met the Company’s internal policy and have been consistently applied.
Excluding certain litigation outcomes from incentive targets and results is consistent with the Company’s past practices and well within benchmark practices among large public companies. Excluding litigation outcomes from our adjusted earnings per share (EPS) measures, for example, helps ensure that the incentives do not motivate legal approaches that are not in the best interests of our shareholders. Including litigation expenses in our EPS goals would create substantial goal-setting challenges and the annual incentive and PSU payouts would be misaligned with underlying business performance. Our annual incentives and PSUs are aligned with operational financial performance during 1- and 3-year performance periods, which motivates attainment of annual and long-term business objectives. Litigation outcomes, which are inherently unpredictable as to amount and timing, typically do not reflect the results of decisions made by, or the performance of, the current executive team. Instead, they often relate to events that occurred years or even decades before the performance periods, well before the current management team was in place.
Specific judgments concerning whether and how, if at all, to adjust financial performance metrics entails a complex process, as informed by the views and experience of the Compensation & Benefits Committee’s independent compensation consultant, other advisors and management, as well as the input of Johnson & Johnson’s shareholders through our robust engagement program and annual “say-on-pay” vote. The proposal oversimplifies this complex process and proposes an overly prescriptive policy that would limit the ability of the Compensation & Benefits Committee to administer effective executive compensation programs.
The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs, and shareholders have not expressed an interest in the changes the proposal requests.
Executive compensation was the focus of extensive shareholder engagement in 2021, and the majority of shareholders did not express a desire to remove the Compensation & Benefit Committee’s judgment to determine the appropriateness of excluding legal and compliance costs on a case-by-case basis. Following the 2021 meeting, the Company engaged with 63 shareholders representing approximately 38% of our outstanding shares, with independent Directors leading conversations with a number of shareholders. During these conversations, the Company solicited input on our executive compensation programs and other important corporate governance matters, and the Company implemented enhancements to the governance of and disclosure regarding special items in incentive plan results as further described in the 2021 Say on Pay Results and Shareholder Engagement section of the Compensation Discussion and Analysis section in this Proxy Statement. As evidenced by these changes, the Board is committed to refining the program to further the program’s goals and ensure alignment with our shareholders.
The proposal inappropriately limits the discretion of the Compensation & Benefits Committee and could obligate the Company to disclose competitively harmful information.
While the proposal contemplates the possibility of modifying the application of the policy in specific circumstances, the Board would be obligated to “provide a statement of explanation” any time it determined to make an exception to the policy. This would inappropriately constrain the decision-making process of the Compensation & Benefits Committee and would not afford the Compensation & Benefits Committee with sufficient flexibility or discretion to exercise its business judgment.
Such constraint is particularly problematic in the context of litigation disclosure where publicly revealing information beyond what otherwise is required to be disclosed by law could be competitively harmful to Johnson & Johnson. Given the sensitive nature of such information, the requested policy effectively would force the Compensation & Benefits Committee to decide between either, on the one hand, publicly disclosing legal and compliance information that could harm Johnson & Johnson

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(e.g., from a litigation strategy perspective) or, on the other hand, refraining from adjusting a financial performance metric for those costs even though an adjustment might be warranted (and, in fact, such adjustment typically would be incorporated for purposes of reporting non-GAAP financial measures) and not making the adjustment could result in a different harm to Johnson & Johnson (e.g., from a recruiting and retention perspective).
While we acknowledge that litigation outcomes have an impact on our business and shareholders, a blanket policy of prohibiting the exclusion of extraordinary, non-recurring gains and expenses, such as certain litigation-related items, would not allow for the creation of an effective incentive-based compensation structure that is in the best interests of the Company or its shareholders. Accordingly, the Board believes the policy requested by the proposal in not in the best interests of the Company and shareholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal.

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Item 14: Shareholder Proposal – CEO Compensation to Weigh Workforce Pay and Ownership
The following shareholder proposal has been submitted to the Company for action at the Annual Meeting by Myra K. Young, c/o John Chevedden, 2215 Neilson Ave., No. 205, Redondo Beach, CA 90278, beneficial owner of 25 shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for approval of the shareholder proposal. The text of the proposal follows:
Resolved: Shareholders of Johnson & Johnson (the "Company'') request the Compensation & Benefits Committee ("Committee") of the Board of Directors take into consideration the pay grades, salary ranges, and stock ownership incentives (such as, but not limited to, stock grants, performance share units, employee stock purchase plans, restricted stock units, and options) of all classifications of Company employees in the United States when setting target amounts for CEO compensation. The Committee should describe in the Company's proxy statements for annual shareholder meetings how it complies with this requested policy. Compliance with this policy is excused where it will result in the violation of any existing contractual obligation or the terms of any existing compensation plan.
Supporting Statement:
To ensure that our Company's CEO compensation is reasonable relative to our Company's overall employee pay philosophy and structure, the Committee should also consider the pay grades, salary ranges, and stock ownership incentives of all U.S. Company employees when setting CEO compensation target amounts.
This proposal does not require the Committee to use other employee pay data in a specific way to set CEO compensation targets. Under this proposal, the Committee will have discretion to determine how other employee pay and stock incentives should impact CEO compensation targets.
The current system of determining CEO compensation without adequately considering the pay, including stock ownership, of all U.S. company employees led to glaring inequality between the CEO. The last reported ratio of the CEO's annual total compensation to median employee annual total compensation was 365:1. A similar ratio focused on stock ownership would probably be higher. From 1973 to 2018, inflation-adjusted wages for nonsupervisory American workers were essentially flat.1 Meanwhile, a dollar's worth of stock grew (in real terms) to $14.09.2 Those working for a living have seen their incomes stagnate, while those with significant income from capital ownership have done very well.
Our Company recognizes the importance stock ownership as an incentive for named executives, doubling ownership requirements in 2020,3 and has stock incentive plans for employees but should track and disclose the percentage of employees who participate and at what rates. Our Company should educate and promote ownership plans, while measuring and disclosing its progress towards an engaged employee ownership culture.4
Employee ownership is correlated with better firm performance, fewer layoffs, better employee compensation and benefits, higher median household wealth, longer median job tenure, and reduced racial and gender wealth gaps.5
Employee engagement and trust are crucial to success. Chief Justice Strine wrote that expanding the compensation committee's perspective beyond executive compensation would make committees think about the "company's workforce as a whole" and "result in directors who have a better grasp on how human talent matters for the company's business strategy and operations."6
Increase Long-Term Shareholder Value
Vote Report on Inclusion of Employee Voices in Board Level Decisions - Proposal 14
_________________________________________________________________________________________
1 https://www.pewresearch.org/fact-tank/2018/08/07/for-most-us-workers-real-wages-have-barely-budged-for-decades/
2 http://moneychimp.com/features/market_cagr.htm
3 https://www.sec.gov/Archives/edgar/data/200406/000020040621000011/jnjproxy2021.htm#i27404618a04943f29d35a930342eab6e_82
4 https://smlr.rutgers.edu/faculty-research-engagement/institute-study-employee-ownership-and-profit-sharing
5 https://secureservercdn.net/192.169.220.85/11l.986.myftpupload.com/wp-content/uploads/2021/10/WhitePaper-TurningEmployeesIntoOwners.pdf; https://www.nceo.org/article/research-employee-ownership
6 https://www.edelman.com/trust/2021-trust-barometer/belief-driven-employee/new-employee-employer-compact

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Board's Statement in Opposition to Shareholder Proposal
The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:
•The Board and the Compensation & Benefits Committee are deliberate and diligent in their approach to evaluating the Company's executive compensation program, which already contemplates workforce compensation information.
•The guiding principles of the Company’s executive compensation program are pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests, and market competitiveness.
•The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs. The Company supports the right of individuals to fair compensation for their work and aims to provide competitive compensation and valuable benefits for employees at all levels.
The Board and the Compensation & Benefits Committee are deliberate and diligent in their approach to evaluating the Company's executive compensation program, which already contemplates workforce compensation information.
The Compensation & Benefits Committee has established a methodical and robust practice for evaluating and reviewing executive compensation that emphasizes a strong pay for performance philosophy and creates incentives to align the interests of our executives with those of our shareholders, while taking into consideration the intense competition for talent in our industries. The Committee's philosophy and process are detailed in the Compensation Discussion and Analysis set forth on page 54 of this Proxy Statement.
In addition to being comprised entirely of independent Directors, the Compensation & Benefits Committee retains an independent compensation consultant to, among other things, advise the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs; review the compensation strategy and executive compensation programs for alignment with our strategic business objectives; advise on the design of executive compensation programs to ensure the linkage between pay and performance; provide market data analyses to the Compensation & Benefits Committee; advise the Compensation & Benefits Committee and the full Board on setting the CEO’s pay; and review the annual compensation of the other named executive officers as recommended by the CEO.
As a matter of established practice as outlined above, the Compensation & Benefits Committee already reviews and considers the ratio of annual total compensation of our CEO to the annual total compensation of our median-paid employee, as reported in our Proxy Statements, which the Company believes provides a similar perspective to the Compensation & Benefits Committee at no incremental cost to the Company. The Company employs nearly 145,000 employees around the world in a range of positions in each of its three business segments (Consumer Health, Medical Devices and Pharmaceutical), and a formulaic accounting of the pay grades, salary ranges and stock-based incentives of each of those employees would not improve the Compensation & Benefits Committee’s ability to establish the CEO’s compensation. The Company believes that the time, cost, and resource burden associated with implementing the proposal is not warranted by any incremental benefit that the resulting information may be able to offer.
The guiding principles of the Company’s executive compensation program are pay for performance, accountability for short-term and long-term performance, alignment with shareholders’ interests, and market competitiveness.
The Compensation & Benefits Committee understands that CEO pay should be reasonable relative to overall employee pay, and is mindful of the compensation and benefits of the Company’s employees when making compensation decisions. As described in more detail in the Compensation Discussion and Analysis portion of this Proxy Statement, the Company’s executive compensation program is intended to promote long-term, sustainable value creation and, thereby, align the Company’s executives with the interests of shareholders. The Company assesses performance by reviewing not only what financial and strategic objectives were achieved but also how those results were achieved and whether they were achieved consistent with the values embodied in Our Credo.
The Board values and carefully considers the feedback it receives from shareholders regarding the Company’s executive compensation programs.
Following the 2021 Annual Meeting of Shareholders, the Company engaged with 63 shareholders representing approximately 38% of our outstanding shares, with independent Directors leading conversations with a number of shareholders. During these conversations, the Company solicited input on our executive compensation programs and other important corporate governance matters. Shareholders continued to be supportive of the changes we disclosed in our 2020 Proxy Statement, which included adding structure to our annual incentive plan, eliminating the use of one-year performance goals in our Performance Share Unit (PSU) plan, and limiting certain perquisites. As evidenced by these changes, the Board is committed to continuously refining the program to further the program’s goals and ensure alignment with the interests of our shareholders.

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The Company supports the right of individuals to fair compensation for their work and aims to provide competitive compensation and valuable benefits for employees at all levels.
The Company already maintains global compensation principles that are intended to ensure that its compensation practices are fair and reasonable as applied to both executive and non-executive employees. These principles align with Our Credo and strategies, balance both individual and enterprise-wide performance and seek to provide competitive wages and benefits. As stated in Our Credo: “We are responsible to our employees who work with us throughout the world…Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities.” The Company provides competitive stock-based incentive compensation to a significant number of employees around the world. Through the Global Compensation Framework, the Company rewards employees in a way that recognizes their contributions to our business and is consistent worldwide.
The Company is committed to pay equity, including gender and racial/ethnic group pay equity, and seeks to ensure through its practices that pay decisions are based on merit. In 2020, the Company completed a living wage assessment to ensure pay is not only equitable and market competitive, but also more than sufficient to provide the means for employees and their families to attain a sustainable standard of living. Living wage rates were provided by the global nonprofit organization, Business for Social Responsibility (BSR). The scope of the analysis included the 77 countries where our employees were located, and a very small number of minor pay adjustments were made. We have integrated the living wage assessment into our standard processes and plan to conduct this analysis on a regular basis going forward as part of our efforts to continue to provide competitive compensation and valuable benefits.
In addition to salary and wages, the Company’s benefits packages aim to improve the quality of life for employees by providing practical support for family, health and wellbeing, education and long-term financial management needs. The Company continuously reviews and updates the range of benefits it offers in line with new needs as they arise, employee feedback and changes in market practices. The Company believes in investing in our people to create a virtuous cycle that pays us all back: the healthier our employees and their families, the healthier our business—and the healthier our world. For more information, see the Company’s Position on Employee Compensation and Benefits available on the “ESG Policies & Positions” section of Company’s website at https://www.jnj.com/about-jnj/policies-and-positions/.
Based on all of these factors and given the breadth of the information available to and already taken into consideration by the Compensation & Benefits Committee, the Board believes that mandating certain information be utilized by the Compensation & Benefits Committee in the performance of its duties is unnecessary.
It is, therefore, recommended that shareholders vote AGAINST this proposal.
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General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board for the Annual Meeting of Shareholders. This Proxy Statement, proxy card and our 2021 Annual Report to Shareholders are being distributed to our shareholders on or about March 16, 2022.

Shareholders Entitled to Vote and Voting Standard

Shareholders of record of our common stock at the close of business on March 1, 2022, are entitled to notice of, and to vote at, our Annual Meeting, and at any adjournments or postponements of the Annual Meeting. Each share of common stock entitles its owner to one vote. On March 1, 2022, there were 2,629,615,456 shares outstanding.

To constitute a quorum, a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each voting item submitted to the shareholders, including the election of Directors, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

How to Vote

You are encouraged to vote in advance of the Annual Meeting using one of the following voting methods.
Make sure you have your Notice, proxy card or vote instruction form in hand and follow the instructions.

Registered Shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:

To vote VIA THE INTERNET prior to the meeting, go to the website listed on your proxy card or notice.
To vote BY PHONE, call the telephone number specified on your proxy card or on the website listed on your notice.
If you vote via the Internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 27, 2022, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. Eastern Time on April 26, 2022. See “Johnson & Johnson Employee Savings Plans” on page 163 for voting instructions regarding shares held under our savings plans.
If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL.

To vote during the virtual meeting, visit www.virtualshareholdermeeting.com/JNJ2022 and use your 16-digit control number.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by using one of the methods described above.

Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record, such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the Annual Meeting.

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Other Matters

The Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the Annual Meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the Annual Meeting. On any matter properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

Notice and Access

We distribute proxy materials to many shareholders via the internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 16, 2022, we mailed the Important Notice Regarding the Availability of Proxy Materials (“Notice”) that contains basic information about our 2022 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, via the internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or e-mail, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than internet, the website listed on the Notice (www.proxyvote.com/JNJ) has instructions for voting by phone.

Proxy Voting

Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is timely received by internet, telephone or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our executive officers as proxies for the 2022 Annual Meeting of Shareholders: J. J. Wolk and M. H. Ullmann.
Should any other matter not referred to in this Proxy Statement properly come before the Annual Meeting, the designated proxies will vote in their discretion. If any Director nominee should refuse or be unable to serve due to an event that is not anticipated, your shares will be voted for the person designated by the Board to replace such nominee or, alternatively, the Board may reduce the number of Directors on the Board.

Effect of Not Casting Your Vote

Proxies that are signed and returned but do not contain voting instructions will be voted:
●	FOR Item 1: the election of our 14 Director nominees
●	FOR Item 2: the advisory vote to approve the compensation of our named executive officers
●	FOR Item 3: approval of the Company's Long-Term Incentive Plan
FOR Item 4: the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
●	AGAINST Items 5 - 14: the shareholder proposals
●	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

Revoking Your Proxy or Changing Your Vote

Registered Shareholders can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:
●	Returning a signed proxy card with a later date
●	Authorizing a new vote electronically through the internet or telephone
●	Delivering a written revocation of your proxy to the Office of the Corporate Secretary at our principal office address before your original proxy is voted at the Annual Meeting
●	Submitting a ballot virtually at the Annual Meeting

Beneficial Shareholders can submit new voting instructions by following specific directions provided by your bank, broker or other holder of record. You can also vote during the Annual Meeting if you obtain a legal proxy from your bank, broker or other holder of record.
Your personal attendance at the virtual Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

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Johnson & Johnson Employee Savings Plans

If you hold shares in a Johnson & Johnson company employee savings plan, you will receive one proxy card or Notice that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you submit voting instructions for the plan shares via the internet, by telephone or by mail, as described above, by 5:00 p.m. Eastern Time on April 26, 2022, the Trustee of your savings plan will vote your shares as you have directed. Your voting instructions will be kept confidential. It is important that you direct the Trustee how to vote your shares. In accordance with the terms of the Johnson & Johnson Savings Plan and the Johnson & Johnson Puerto Rico Retirement Savings Plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan shareholders if the voted shares are at five percent (5%) or above of allocated shares. If the voted shares in that plan are less than five percent (5%) of allocated shares, the Trustee may vote any undirected shares in its discretion.
Participants in the Johnson & Johnson employee savings plans may attend the Annual Meeting of Shareholders. However, shares held in those plans can only be voted as described in this paragraph and cannot be voted at the Annual Meeting.

Annual Meeting of Shareholders Attendance

Due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our shareholders, directors, management and associates, the 2022 Annual Meeting will be held online in a virtual format.
Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting of Shareholders by logging in at www.proxyvote.com/JNJ. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials. On the day of the meeting shareholders should log into the virtual meeting url: www.virtualshareholdermeeting.com/JNJ2022.
If you are unable to locate your 16-digit control number, please call Shareholder Meeting Registration Phone Support (toll free) at 844-983-0876 or (international toll call) at 303-562-9303, or email AnnualMeeting@its.jnj.com for assistance.

Proxy Solicitation

In addition to the solicitation of proxies by mail, several regular employees of the Johnson & Johnson Family of Companies may solicit proxies in person or by telephone. We have also retained the firm of Morrow Sodali LLC to aid in the solicitation of banks, brokers and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to a representative of the office of the Corporate Secretary.

Electronic Access to Proxy Materials

This Proxy Statement and our 2021 Annual Report are available at https://www.investor.jnj.com/annual-meeting-materials. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents and voting instructions on the internet. By opting to access your proxy materials via the internet, you will:

● Gain faster access to your proxy materials
● Help save on our production and mailing costs
● Reduce the amount of paper mail you receive
● Help preserve environmental resources
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail, unless and until you elect an alternative method of delivery.
Registered Shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the internet, simply follow the prompts that link you to that website.
Beneficial Shareholders who wish to enroll for electronic access may register at enroll.icsdelivery.com/jnj, or by following instructions for e-delivery from your broker or other holder of record.

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Reduce Duplicate Mailings

We have adopted a procedure approved by the SEC called “householding." Under this procedure, registered shareholders who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single envelope containing the Notices, for all shareholders at that address. This consolidated method of delivery continues until one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding continue to receive separate proxy cards or Notices for voting their shares.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033 or may send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial Shareholders may request information about householding from your bank, broker or other holder of record.

Corporate Governance Materials

The Company’s main corporate website address is www.jnj.com. This Proxy Statement, the 2021 Annual Report and all of the Company’s other SEC filings are also available on the Company’s website at www.investor.jnj.com/sec.cfm as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All SEC filings are also available at the SEC’s website at www.sec.gov.
Investors and the public should note that the Company also announces information at www.factsaboutourprescriptionopioids.com, www.factsabouttalc.com and www.ltlmanagementinformation.com. We use these websites to communicate with investors and the public about our products, litigation and other matters. It is possible that the information we post to these websites could be deemed to be material information. Therefore, we encourage investors and others interested in the Company to review the information posted to these websites in conjunction with www.jnj.com, the Company's SEC filings, press releases, public conference calls and webcasts.
In addition, the Amended and Restated Certificate of Incorporation, By-Laws, the written charters of the Audit Committee, the Compensation & Benefits Committee, the Nominating & Corporate Governance Committee, the Regulatory Compliance Committee and the Science, Technology & Sustainability Committee of the Board of Directors and the Company’s Principles of Corporate Governance, Code of Business Conduct (for employees), Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers and other corporate governance materials are available on the Company's website at https://www.investor.jnj.com/corporate-governance and will be provided without charge to any shareholder submitting a written request, as provided above. The information on www.jnj.com, www.factsaboutourprescriptionopioids.com, www.factsabouttalc.com and www.ltlmanagementinformation.com is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

Contacting the Board, Individual Directors and Committees

You can contact any of the Directors, including the Lead Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board or any member of the Audit Committee to submit good faith complaints regarding fiscal improprieties, internal accounting controls, accounting or auditing matters, may do so anonymously by using the address above. You can also use the on-line submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual Directors has been approved by the independent Directors and can be found at www.investor.jnj.com/communication.cfm.

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Notice to Investors Concerning Forward-Looking Statements

This Proxy Statement contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy and the anticipated separation of the Company’s Consumer Health business. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures, including a potential licensing agreement with Aspen SA Operations (Pty) Ltd.; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies; the potential failure to meet obligations in compliance agreements with government bodies; the Company’s ability to satisfy the necessary conditions to consummate the separation of the Company’s Consumer Health business on a timely basis or at all; the Company’s ability to successfully separate the Company’s Consumer Health business and realize the anticipated benefits from the separation; the New Consumer Health Company’s ability to succeed as a standalone publicly traded company; and risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 2, 2022, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this Proxy Statement speaks only as of the date of this Proxy Statement. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

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Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business

Address to submit a shareholder proposal:
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Type of Proposal	Deadline	Submission Requirements
Shareholder Proposal To be included in our Proxy Statement and Proxy Card for the 2023 Annual Meeting of Shareholders	November 16, 2022	Must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended Must include the information specified under our By-Laws
Proxy Access Nominee Shareholder nomination of Director to be included in our Proxy Statement and Proxy Card for the 2023 Annual Meeting of Shareholders	Between October 17, 2022 and November 16, 2022	Must include the information specified under our By-Laws
Advance Notice Provisions for Item of Business or Director Nominee Not intended to be included in our Proxy Statement and Proxy Card for the 2023 Annual Meeting of Shareholders	Between October 17, 2022 and November 16, 2022	Must include the information specified under our By-Laws

Our By-Laws can be found at www.investor.jnj.com/corporate-organizational-documents

Helpful Websites

Company	www.jnj.com
Annual Meeting Materials	https://www.investor.jnj.com/annual-meeting-materials
Board of Directors	https://www.investor.jnj.com/corporate-governance
Certificate of Incorporation and By-Laws	www.investor.jnj.com/corporate-organizational-documents
Contact the Board	www.investor.jnj.com/communication.cfm
Corporate Governance	www.investor.jnj.com/corporate-governance
COVID-19	www.jnj.com/coronavirus
DEI Impact Review	https://youbelong.jnj.com/
ERM Framework	www.jnj.com/about-jnj/enterprise-risk-management-framework
ESG Resources	www.jnj.com/esg-resources
Health for Humanity Report	healthforhumanityreport.jnj.com
Investor Relations	www.investor.jnj.com
Janssen U.S. Transparency Report	transparencyreport.janssen.com
Opioids	www.factsaboutourprescriptionopioids.com
Political Engagement	https://www.investor.jnj.com/political-engagement
SEC Filings	www.investor.jnj.com/sec.cfm
Talc	www.factsabouttalc.com; www.ltlmanagementinformation.com

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Appendix A
JOHNSON & JOHNSON
2022 LONG-TERM INCENTIVE PLAN
1.PURPOSES.
The purposes of the Plan are to provide long-term incentives to those employees and non-employee directors with responsibility for the success and growth of Johnson & Johnson (the “Corporation”) and its subsidiaries and affiliated entities, to associate more closely the interests of such persons with those of the Corporation’s shareholders, to assist the Corporation and its subsidiaries and affiliated entities in recruiting, retaining, and motivating a diverse and talented group of such persons on a competitive basis, and to help promote a pay for performance linkage for such persons.
2.DEFINITIONS.
For purposes of the Plan:
“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.
“Administrator” means the Administrator of the Plan in accordance with Section 3 hereof.
“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Restricted Share Units, Performance Share Units, Other Stock-Based Awards or Cash Awards.
“Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator setting forth the terms of the Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Corporation (or an authorized representative of the Corporation) or certificates, notices or other instruments as approved by the Administrator.
“Board” means the Board of Directors of the Corporation.
“Cash Awards” means an Award payable solely in cash, described in Section 7(e) hereof.
“Change in Capitalization” has the meaning set forth in Section 10 hereof.
“Change of Control” means the consummation of a corporate transaction that constitutes a Change in Capitalization, provided that for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
“Committee” means the Compensation & Benefits Committee of the Board (or any successor committee), or such other committee designated by the Board to administer the Plan pursuant to Section 3 hereof.
“Common Stock” means the common stock, par value $1.00 per share, of the Corporation.
“Corporation” means Johnson & Johnson, a New Jersey corporation, or any successor to substantially all its business.
“Disability” or “Disabled” means, unless otherwise determined by the Administrator or as set forth in an Award Agreement, termination of employment with the Corporation, or any subsidiary or affiliate thereof, accompanied by a change in status to “disabled” in accordance with the personnel and/or human resources policy of the Corporation.
“Dividend Equivalent” means, on any dividend record date, an amount equal in value to the dividend on one share of Common Stock as declared by the Board with respect to such record date.
“Eligible Participants” means directors who are employees of the Corporation or its domestic subsidiaries, Non-Employee Directors, employees of the Corporation and its domestic subsidiaries (including executive officers and officers of the Corporation), employees of international subsidiaries and joint venture operations of the Corporation and its subsidiaries, and employees of joint venture partners who are assigned to any such joint ventures.
“Fair Market Value” on any date means, unless otherwise determined by the Administrator, (i) for purposes of determining the Fair Market Value of a share of Common Stock on the date an Option or SAR is granted, the closing sales price, on such date, of a share of Common Stock on the principal securities exchange on which shares of Common Stock

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are traded or, if there are no sales on such date, then the closing sales prices of a share of Common Stock on the last preceding date for which there was a sale of a share of Common Stock on such exchange and (ii) for all other purposes under the Plan, the closing sales price, on the last preceding date for which there was a sale of a share of Common Stock on the principal securities exchange on which shares of Common Stock are traded, of a share of Common Stock on such exchange. If, as of any date, the shares of Common Stock are not listed on a securities exchange, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of valuation (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code), which determination shall be conclusive and binding on all interested parties.
“Fiscal Year” means the fiscal year of the Corporation.
“Full Value Award” means any equity-based Award that is not an Option or a Stock Appreciation Right.
“ISO” or “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
“Non-Employee Director” means, on any date, a member of the Board who is not an employee of the Corporation or any of its subsidiaries or affiliates on such date.
“NQSO” or “Non-Qualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
“Option” means the right, granted pursuant to the Plan, to purchase shares of Common Stock at a specified price per share for a specified period of time.
“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option.
“Other Stock-Based Award” means an Award valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, described in Section 7(d) hereof.
“Participant” means an Eligible Participant who has received an Award under the Plan.
“Performance Criteria” means the criteria set forth in Section 8 hereof.
“Performance Period” means the period established by the Administrator for which the achievement of performance goals is assessed.
“Performance Shares” means an Award of shares of Common Stock, described in Section 7(c)(iii) hereof.
“Performance Share Units” means an Award, described in Section 7(c)(v) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator, based on the value of a specified number of shares of Common Stock.
“Plan” means the Johnson & Johnson 2022 Long-Term Incentive Plan, as set forth herein and as may be amended and/or restated from time to time.
“Restricted Shares” means an Award of shares of Common Stock, described in Section 7(c)(ii) hereof.
“Restricted Share Units” means an Award, described in Section 7(c)(iv) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator, based on the value of a specified number of shares of Common Stock.
“Restriction Period” means the period during which any restrictions on transferability established by the Administrator remain in effect. Such restrictions, if any, shall remain in effect until such time as they have lapsed in accordance with the terms and conditions of the Awards or as otherwise determined by the Administrator.
“Stock Appreciation Rights” or “SARs” means an Award, described in Section 7(b) hereof, of the right to receive a payment equal to the excess (if any) of (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over (b) the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant (the “exercise price”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.
“Substitute Awards” means Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or with which the Corporation or any subsidiary or affiliate thereof combines.
3.ADMINISTRATION OF THE PLAN.
(a)Administrator of the Plan. The Plan shall be administered by the Administrator, which shall be the Committee or, in the absence of the Committee, the Board itself. Any power of the Administrator may also be exercised by

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the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control.
(b)Authority of the Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation, the authority:
–to select the persons to be granted Awards under the Plan;
–to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
–to grant Awards to Participants and determine the terms and conditions thereof, including the timing, type, size, applicable exercise or purchase price, if any, with respect to Awards, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, and other terms and conditions of Awards;
–to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Awards;
–to determine whether an Award shall be evidenced by an Award Agreement and, if so, to prescribe and amend the terms and conditions of such Award Agreement (which shall not be inconsistent with the Plan) and determine who must be the parties to such Award Agreement;
–to determine the terms of or form of any document or notice required to be delivered to the Corporation by Participants under the Plan;
–to determine if, when, and under what conditions payment of all or any part of an Award shall be deferred;
–to determine the guidelines and/or procedures for the payment or exercise of Awards;
–to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;
–to determine the extent to which adjustments are required pursuant to Section 10 hereof;
–to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances, for compliance with applicable law and for the benefit of the Corporation;
–to approve corrections in the documentation or administration of any Award; and
–to make all other determinations deemed necessary or advisable for the administration of the Plan.
(c)Determinations by the Administrator. All decisions, determinations, interpretations and actions taken by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, all Eligible Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.
(d)Delegation of Authority. To the extent not prohibited by law, the Administrator may delegate its authority hereunder to one or more of its members or other persons (each, an “Authorized Party”), except that no such delegation shall be permitted with respect to Awards to Eligible Participants who are subject to Section 16 of the Act. Any Authorized Party to whom the Administrator delegates its authority pursuant to this Section 3(d) shall not be permitted to use such authority to grant Awards to itself.
(e)Execution of Documents and Provision of Assistance. The Administrator may designate employees of the Corporation or any of its subsidiaries or affiliates to execute documents on behalf of the Administrator or otherwise to assist the Administrator in the administration and operation of the Plan.
(f)Uniformity Not Required. The terms and conditions that apply to Awards (including but not limited to the Award Agreement) need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

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4.ELIGIBILITY.
Subject to the terms and conditions of the Plan, the Administrator may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 hereof. Options intending to qualify as ISOs may only be granted to employees of the Corporation or any subsidiary within the meaning of the Code, as selected by the Administrator.
5.SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
(a)Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall not exceed 150,000,000, of which up to 110,000,000 shares of Common Stock may be issued subject to Options or Stock Appreciation Rights and up to 40,000,000 shares of Common Stock may be issued subject to Full Value Awards. Any shares of Common Stock issued subject to Options, Stock Appreciation Rights or Full Value Awards in the amounts set forth in the preceding sentence shall be counted against the number of shares issuable under the Plan on a one-for-one basis. Notwithstanding the foregoing, shares of Common Stock may be issued subject to Full Value Awards in excess of 40,000,000, provided that each share of Common Stock issued subject to a Full Value Award in excess of 40,000,000 shall be counted against the number of shares issuable under the Plan as 5 shares of Common Stock for every 1 share of Common Stock subject to such Full Value Award. The aggregate number of shares of Common Stock available for grant under the Plan, the number of shares that may be issued subject to Options, Stock Appreciation Rights or Full Value Awards, and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 10 hereof shall be subject to adjustment as provided in Section 10 hereof.
(b)Issuance of Shares.
(i)For purposes of Section 5(a) hereof, the aggregate number of shares of Common Stock issued under the Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award, and shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under the Plan.
(ii)Shares of Common Stock that were subject to an Award other than an Option or Stock Appreciation Right that are withheld by the Corporation to pay the withholding taxes related to the Award will not be added back to the aggregate number of shares of Common Stock available for issuance.
(iii)The following shares of Common Stock will not be added back to the aggregate number of shares of Common Stock available for issuance: (a) shares of Common Stock that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (b) shares of Common Stock delivered to or withheld by the Corporation to pay the exercise price of an Option, (c) shares of Common Stock delivered to or withheld by the Corporation to pay the withholding taxes related to an Option or Stock Appreciation Right, or (d) shares of Common Stock repurchased on the open market with cash proceeds from exercise of an Option. Any shares of Common Stock that again become available for grant pursuant to this Section 5 shall be added back as the number of shares of Common Stock that were counted with respect to such Award against the number of shares issuable under the Plan in accordance with Section 5(a) hereof.
(c)Shares to Be Issued. The source of shares of Common Stock to be issued by the Corporation under the Plan shall be determined by the Administrator and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.
(d)Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to an Eligible Participant in any Fiscal Year.
6.AWARD LIMITATIONS.
(a)Minimum Vesting Requirement. Any Option, Stock Appreciation Right, Restricted Share, Performance Share, Restricted Share Unit, Performance Share Units or Other Stock-Based Award granted under the Plan (other than such Awards representing a maximum of five percent (5%) of the shares of Common Stock reserved for issuance under the Plan pursuant to Section 5(a) hereof, subject to adjustment in accordance with Section 10 hereof) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable grant date. Notwithstanding the foregoing, the Administrator may accelerate the vesting of awards prior to the first anniversary of the applicable grant date (i) due to the Participant’s death, disability, retirement, leave of absence or termination of employment, or upon a divestiture, reduction in force or sale or disposition of a subsidiary or division or any other similar event, in each case as determined by the Administrator, (ii) as provided in Section 11 hereof or (iii) in connection with the grant of a Substitute Award in replacement of an award scheduled to vest within twelve (12) months following the date of grant of such Substitute Award.

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(b)Director Compensation Limit. No Eligible Participant who is a Non-Employee Director shall be granted Awards during any single Fiscal Year that, when aggregated with such Non-Employee Director’s cash retainer fees with respect to such Fiscal Year, exceed $800, 000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Corporation’s financial reporting purposes). The Administrator may make exceptions to increase such limit to $1,000,000 for an individual Non-Employee Director in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transactions committee of the Board, as the Administrator may determine in its sole discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.
(c)Incentive Stock Option Limit. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed 110,000,000, which number shall be calculated and adjusted pursuant to Section 10 hereof only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
7.AWARDS TO ELIGIBLE PARTICIPANTS.
(a)Options.
(i)Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Administrator shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii)Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted, unless the Option was granted as a Substitute Award.
(iii)Term. The term of each Option shall be determined by the Administrator in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv)ISO Limits. ISOs may be granted only to Eligible Participants who are employees of the Corporation (or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation or any joint venture operation or joint venture partner of the Corporation or its subsidiaries) on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options on shares of Common Stock in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Administrator shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All ISOs must be granted within ten (10) years from the date the Plan was last approved by the Corporation’s shareholders. If ISOs are granted to an Eligible Participant who owns shares of the Corporation representing more than ten percent (10%) of the voting power of all classes of shares of the Corporation or of any subsidiary corporation (within the meaning of Section 424 of the Code), the term of each ISO shall not exceed five (5) years from the date of grant of such ISO and the Option Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to each ISO on the date of grant.
(v)No Repricing. Except for adjustments made pursuant to Section 10 hereof, the Option Exercise Price under any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option with an exercise price in excess of Fair Market Value be surrendered to the Corporation as consideration for cash, the grant of a new Option with a lower Option Exercise Price or the grant of another Award without the approval of the Corporation’s shareholders.
(vi)Payment. When an Option is exercised, the Option Exercise Price shall be payable to the Corporation in full:
(a)In cash or its equivalent;
(b)Shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option, the delivery of previously owned shares and withholding of shares deliverable upon exercise;
(c)By a combination of (a) and (b); or
(d)Such other form as permitted by the Administrator.

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(vii)Termination of Employment. Upon termination of a Participant's employment, his or her rights to exercise an Option then held shall be as set forth in the Award Agreement or as otherwise determined by the Administrator.
(b)Stock Appreciation Rights.
(i)Grants. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii)Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value of a share of Common Stock on the date the SAR was granted, unless the SAR was granted as a Substitution Award.
(iii)Term. The term of each SAR shall be determined by the Administrator in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv)No Repricing. Except for adjustments made pursuant to Section 10 hereof, the exercise price under any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR with an exercise price in excess of Fair Market Value be surrendered to the Corporation as consideration for cash, the grant of a new SAR with a lower exercise price or the grant of another Award without the approval of the Corporation’s shareholders.
(v)Settlement of SARs. SARs may be settled in the form of cash, shares of Common Stock or a combination of cash and shares, as determined by the Administrator.
(vi)Termination of Employment. Upon termination of a Participant’s employment, his or her rights to exercise a SAR then held shall be as set forth in the Award Agreement or as otherwise determined by the Administrator.
(c)Restricted Shares/Restricted Share Units and Performance Shares/Performance Share Units.
(i)Grants. Subject to the terms and conditions of the Plan, Restricted Shares, Performance Shares, Restricted Share Units, and/or Performance Share Units may be granted to Eligible Participants.
(ii)Restricted Shares. A Restricted Share is an Award of a share of Common Stock that may be subject to such restrictions on transfer and such other terms and conditions as the Administrator may establish.
(iii)Performance Shares. A Performance Share is an Award of a share of Common Stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a Performance Period, as determined by the Administrator, and which is subject to such restrictions on transfer and other terms and conditions as the Administrator may establish.
(iv)Restricted Share Units. A Restricted Share Unit is an Award of a right to receive an amount based on the Fair Market Value of a share of Common Stock, subject to such terms and conditions as the Administrator may establish. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Administrator. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.
(v)Performance Share Units. A Performance Share Unit is an Award of a right to receive an amount based on the Fair Market Value of a share of Common Stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a Performance Period, as determined by the Administrator, and which is subject to such restrictions on transfer and other terms and conditions as the Administrator may establish. Performance Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Administrator. Any person who holds Performance Share Units shall have no ownership interest in the shares of Common Stock to which such Performance Share Units relate until and unless payment with respect to such Performance Share Units is actually made in shares of Common Stock.
(vi)Transfer Restrictions. During the Restriction Period, Restricted Shares and Performance Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares and Performance Shares, the Administrator may (a) cause “stop transfer” instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Awards, as the Administrator deems necessary or appropriate. Restricted Share Units and Performance Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

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(vii)Dividend Rights. Unless otherwise determined by the Administrator and set forth in an Award Agreement, during the Restriction Period, (a) Participants who hold Restricted Share Units, Performance Share Units, Performance Shares or Other Stock-Based Awards shall not be credited with Dividend Equivalents with respect to the underlying shares of Common Stock and (b) subject to the conditions set forth below, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or distribution rights in respect of such shares. To the extent that a right to receive dividends or distributions (including Dividend Equivalents) is set forth in an Award Agreement, the Administrator will determine whether any such dividends or distributions will be (i) automatically reinvested in additional Awards of the same type that are subject to the same vesting conditions and restrictions on transferability as the Awards with respect to which they were distributed or (ii) accrued and paid in cash at the same time (and to the extent) that the applicable Awards with respect to which they were distributed are vested and/or settled, as applicable; provided that such dividends or distributions (including Dividend Equivalents) may not be paid currently on unvested Awards of any type.
(viii)Voting Rights. During the Restriction Period, Participants who hold Restricted Shares or Performance Shares shall have the right to vote such shares as the record owners thereof, and Participants who hold Restricted Share Units or Performance Share Units shall not have voting rights with respect to the underlying shares of Common Stock.
(ix)Evidence of Interest in Shares. Each Restricted Share and Performance Share issued pursuant to the Plan shall be evidenced by an interest in such Award, as applicable, registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Award), subject, in any such case, to the transfer restrictions imposed by Section 7(c)(vi) hereof. If a Restricted Share or Performance Share is forfeited in accordance with the restrictions that apply to such Award, such interest or certificate, as the case may be, shall be canceled. At the end of the Restriction Period that applies to Restricted Shares and Performance Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which such Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit or Performance Share Unit unless and until such Award is paid in shares of Common Stock.
(d)Other Stock-Based Awards. Subject to the terms and conditions of the Plan, other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including fully vested shares of Common Stock, may be granted to Eligible Participants either alone or in addition to other Awards under the Plan. The Administrator shall determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards and the manner in which such Other Stock-Based Awards shall be settled.
(e)Cash Awards. Subject to the terms and conditions of the Plan, Awards that are payable solely in cash may be granted to Eligible Participants, any Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Criteria or other standards of financial performance and/or personal performance evaluations.
(f)General Terms and Conditions of Awards. The Administrator shall impose such terms, conditions, and/or restrictions on any Awards granted pursuant to the Plan as it may deem advisable including: a requirement that Participants pay a stipulated purchase price for each such Award; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (either as described in Section 8 hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. Notwithstanding anything herein to the contrary, the Administrator may provide for the satisfaction and/or lapse of all conditions under any Award granted under the Plan at any time, including, without limitation, in the event of the Participant’s death or disability or other termination of employment.
8.PERFORMANCE CRITERIA.
(a)General. Subject to the terms and conditions of the Plan, the Administrator may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Performance Criteria or other standards of financial or non-financial performance and/or personal performance evaluations. The Administrator shall have the authority to make equitable adjustments to the Performance Criteria or other standards of financial performance and/or personal performance evaluations as may be determined by the Administrator, in its sole discretion.
(b)Performance Criteria. The term “Performance Criteria” shall mean any one or more performance measures, or derivations of such performance measures, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual Participant or objectives that are Corporation-wide or related to a subsidiary, division, department, region, function or business unit of the Corporation, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in its sole discretion, including, without limitation, one or more of the following non-exclusive criteria: (i) cash flow (before or after dividends), (ii) earnings (before or

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after taxes and including earnings before interest, taxes, depreciation and amortization), (iii) earnings per share, (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) product quality measures, (ix) improvements on capital structure, (x) working capital, (xi) return on capital (including return on total capital or return on invested capital), (xii) return on assets or net assets, (xiii) return on investment, (xiv) return on sales, (xv) market capitalization, (xvi) economic value added, (xvii) sales growth, (xviii) productivity improvement, (xix) debt leverage (debt to capital), (xx) revenue, (xxi) income or net income, (xxii) operating income, (xxiii) gross profit, operating profit or net operating profit, (xxiv) maintenance or improvement of operating margin or profit margin, (xxv) return on operating revenue, (xxvi) cash from operations, (xxvii) operating ratio, (xxviii) operating revenue, (xxix) market share, (xxx) product development or release schedules, (xxxi) new product innovation, (xxxii) economic profit, (xxxiii) profitability of an identifiable business unit or product, (xxxiv) product cost reduction through advanced technology, (xxxv) brand recognition/acceptance, (xxxvi) product ship targets, (xxxvii) cost reductions (including expense management), (xxxviii) customer service, (xxxix) customer satisfaction or (xl) the sales of assets or subsidiaries.
9.DEFERRED PAYMENTS AND NO DEFERRAL OF OPTION OR SAR GAINS.
Subject to the terms and conditions of the Plan, the Administrator may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan, and in no event will any deferral of the delivery of shares of Common Stock or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator.
10.CHANGE IN CAPITALIZATION, DILUTION AND OTHER ADJUSTMENTS.
In the event of any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, or exchange of shares, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends) or any other event or transaction that affects the number or kind of shares of Common Stock outstanding (a “Change in Capitalization”), the number and kind of shares of Common Stock available for issuance under the Plan (including under any Awards then outstanding), the number and kind of shares of Common Stock subject to the limits set forth in Sections 5 and 6 hereof and the terms of any outstanding Award (including the number and kind of shares of Common Stock subject to such Award, the price, vesting and other terms, including any performance criteria) shall be equitably adjusted by the Administrator, and any such adjustment may, in the sole discretion of the Administrator, take the form of Awards covering more than one class of Common Stock. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Such adjustments shall be conclusive and binding for all purposes of the Plan. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, and such adjustment need not be uniform as between different Awards or different types of Awards. Notwithstanding anything in this Section 10 to the contrary, an adjustment to an Option or SAR under this Section 10 shall be made in a manner that will not result in the grant of a new Option or SAR under Section 409A of the Code. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate exercise price thereof, if any; provided, however, that if the exercise price of any outstanding Award is equal to or greater than the Fair Market Value of the share of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.
11.CHANGE OF CONTROL TREATMENT.
In the event that a Change of Control occurs and an Award is not assumed or substituted in connection therewith, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels as of the date of the Change of Control. In the event that a Change of Control occurs and an Award is assumed or substituted in connection therewith, such Award shall remain outstanding and shall continue to vest following such Change of Control in accordance with its terms, subject to adjustment in accordance with Section 10 hereof. For purposes of this Section 11, an Award shall be considered to be assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and

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conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to shares of Common Stock, the Award may instead confer the right to receive shares of common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 3 hereof).
12.COMPENSATION RECOUPMENT POLICY.
Subject to the terms and conditions of the Plan, the Administrator may provide that any Participant and/or any Award, including any shares of Common Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time or otherwise required by applicable law, including but not limited to the Corporation’s Compensation Recoupment Policy, as amended from time to time, and any successor thereto.
13.CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS.
The Administrator may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other equity compensation arrangements of the Corporation, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.
14.COMPLIANCE WITH LAWS AND REGULATIONS.
The Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Corporation and its subsidiaries and affiliates shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option or Stock Appreciation Right shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option, Stock Appreciation Right or other Award is effective and current or the Corporation has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Corporation’s obligations with respect to tax equalization for Participants employed outside their home country, and may prescribe, amend and rescind rules and regulations (and may delegate its authority hereunder) relating to country-specific sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws.
15.TRANSFERABILITY.
Unless otherwise determined by the Administrator, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.

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16.WITHHOLDING TAXES.
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Corporation, any withholding tax obligations that arise by reason of an Option or Stock Appreciation Right exercise, disposition of shares of Common Stock issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award, the Participant shall notify the Corporation of such election within ten (10) days after filing notice of the election with the U.S. Internal Revenue Service. The Corporation and its subsidiaries shall not be required to issue shares of Common Stock, make any payment or to recognize the transfer or disposition of shares of Common Stock until all such obligations are satisfied. To the extent permitted or required by the Administrator these obligations (in each case, up to the maximum statutory tax rates in the applicable jurisdiction or jurisdictions, as determined by the Administrator) may or shall be satisfied by (a) the Corporation withholding cash from any compensation otherwise payable to or for the benefit of a Participant, (b) the Corporation withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant (c) by the Participant tendering to the Corporation cash (by check or wire transfer) or, if allowed by the Administrator, shares of Common Stock, (d) withholding from proceeds from the sale of shares of Common Stock issued to a Participant under such Award, either through a voluntary sale or a mandatory sale arranged by the Corporation, or (e) any other method determined by the Administrator that is permissible under applicable law.
17.MISCELLANEOUS PROVISIONS.
(a)Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the Participant becomes registered as a holder of Common Stock on the records of the Corporation and/or any transfer agent or other administrator designated by the Corporation from time to time.
(b)No Loans. No loans from the Corporation or any of its subsidiaries or affiliates to Participants shall be permitted in connection with the Plan.
(c)Currency and Other Restrictions. The obligations of the Corporation to make delivery of Awards in cash or Common Stock shall be subject to currency and other restrictions imposed by any government.
(d)No Rights to Employment or Service; No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Corporation or any of its subsidiaries or affiliates, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, including the right reserved by the Corporation to amend or cancel the Plan at any time without the Corporation incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan, to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options, Stock Appreciation Rights and shares of Common Stock and the exercise of Options and Stock Appreciation Right, including currency and exchange laws, rules, and regulations.
(e)Beneficiary Designation. To the extent allowed by the Administrator, and subject to applicable law, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Administrator determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and shall be effective only when filed by the Participant with the Corporation or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(f)Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Participant.
(g)Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Administrator may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.
(h)Funding of Plan. The Plan is intended to be an unfunded plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any

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Award under the Plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Administrator or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.
(i)Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.
(j)Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.
(k)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(l)Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”
(m)No Liability of the Corporation. The Corporation and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
(n)Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
(o)Section 409A. The Plan, as well as any Awards granted under the Plan, are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Corporation and its subsidiaries and affiliated entities for purposes of the Plan and no payment shall be due to a Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Corporation and its subsidiaries and affiliated entities within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Corporation and its subsidiaries and affiliated entities) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meet the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Corporation makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
(p)Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.

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18.EFFECTIVE DATE, AMENDMENTS, AND TERMINATION.
(a)Effective Date. The Plan was adopted by the Board on March 7, 2022, and it will become effective (the “Effective Date”) when it is approved by the Corporation’s shareholders. All Awards granted under the Plan are subject to, and may not be exercised before, the approval of the Plan by the shareholders prior to the first anniversary date of the date that the Board adopted the Plan; provided that if such approval by the shareholders of the Corporation is not forthcoming, all Awards previously granted under the Plan shall be void.
(b)Amendments. The Administrator may at any time terminate or from time to time amend the Plan in whole or in part or alter any Award Agreement or other document evidencing an Award, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or rules and regulations (including the rules and regulations of any stock exchange on which Common Stock is listed or quoted) or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard. Notwithstanding the foregoing, unless the Corporation’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be issued under the Plan (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) change the class of Eligible Participants, (iv) reduce the price at which Options and Stock Appreciation Rights may be granted, (v) reduce the exercise price of outstanding Options and Stock Appreciation Rights, or (vi) otherwise require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.
(c)Termination. No Awards shall be made under the Plan after the tenth (10th) anniversary of the Effective Date or such earlier date as the Board may determine. The expiration of the Administrator’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

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Our Credo

We believe our first responsibility is to the patients, doctors and nurses, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to provide value, reduce our costs and maintain reasonable prices. Customers' orders must be serviced promptly and accurately. Our business partners must have an opportunity to make a fair profit.

We are responsible to our employees who work with us throughout the world. We must provide an inclusive work environment where each person must be considered as an individual. We must respect their diversity and dignity and recognize their merit. They must have a sense of security, fulfillment and purpose in their jobs. Compensation must be fair and adequate and working conditions clean, orderly and safe. We must support the health and well-being of our employees and help them fulfill their family and other personal responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide highly capable leaders and their actions must be just and ethical.

We are responsible to the communities in which we live and work and to the world community as well. We must help people be healthier by supporting better access and care in more places around the world. We must be good citizens — support good works and charities, better health and education, and bear our fair share of taxes. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.

Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed, investments made for the future and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

Johnson & Johnson

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/JNJ.

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M99746-P72096-Z67022

Proxy – Johnson & Johnson

Notice of 2022 Annual Meeting of Shareholders

The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/JNJ2022.
Proxy Solicited by the Board of Directors for the Annual Meeting – April 28, 2022 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints M. H. Ullmann and J. J. Wolk and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the Company to be held virtually on April 28, 2022 at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/JNJ2022, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of Shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson company employee savings plan, this Proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this Proxy (or voting by telephone or via the internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this Proxy will be voted as directed by the shareholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no directions are indicated: FOR election of all Director nominees, FOR Items 2, 3 and 4, and AGAINST Items 5 through 14.

Continued and to be signed on reverse side

Scan to view materials and vote

JOHNSON & JOHNSON ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933
VOTE VIA INTERNET - www.proxyvote.com/JNJ
Use the internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2022 (or up until 5:00 p.m. Eastern Time on April 26, 2022 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2022 (or up until 5:00 p.m. Eastern Time on April 26, 2022 for shares held in a Johnson & Johnson company employee savings plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING ATTENDANCE
The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/JNJ2022. Shareholders as of the record date may attend, vote and submit questions virtually at our Annual Meeting by logging in at www.virtualshareholdermeeting.com/JNJ2022. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        M99745-P72096-Z67022             KEEP THIS PORTION FOR YOUR RECORDS

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

JOHNSON & JOHNSON

The Board of Directors recommends a vote FOR all Director nominees listed:			For	Against	Abstain	The Board of Directors recommends a vote FOR the following proposals:		For	Against	Abstain

1.	Election of Directors					2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1a.	Darius Adamczyk	☐	☐	☐	3.	Approval of the Company's 2022 Long-Term Incentive Plan	☐	☐	☐

	1b.	Mary C. Beckerle	☐	☐	☐	4.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2022

	1c.	D. Scott Davis	☐	☐	☐

	1d.	Ian E. L. Davis	☐	☐	☐	The Board of Directors recommends a vote AGAINST the following proposals:		For	Against	Abstain

	1e.	Jennifer A. Doudna	☐	☐	☐	5.	Federal Securities Laws Mandatory Arbitration Bylaw	☐	☐	☐

	1f.	Joaquin Duato	☐	☐	☐	6.	Civil Rights, Equity, Diversity & Inclusion Audit Proposal	☐	☐	☐

	1g.	Alex Gorsky	☐	☐	☐	7.	Third Party Racial Justice Audit	☐	☐	☐

	1h.	Marillyn A. Hewson	☐	☐	☐	8.	Report on Government Financial Support and Access to COVID-19 Vaccines and Therapeutics	☐	☐	☐

	1i.	Hubert Joly	☐	☐	☐	9.	Report on Public Health Costs of Protecting Vaccine Technology	☐	☐	☐

	1j.	Mark B. McClellan	☐	☐	☐	10.	Discontinue Global Sales of Baby Powder Containing Talc	☐	☐	☐

	1k.	Anne M. Mulcahy	☐	☐	☐	11.	Request for Charitable Donations Disclosure	☐	☐	☐

	1l.	A. Eugene Washington	☐	☐	☐	12.	Third Party Review and Report on Lobbying Activities Alignment with Position on Universal Health Coverage	☐	☐	☐

	1m.	Mark A. Weinberger	☐	☐	☐	13.	Adopt Policy to Include Legal and Compliance Costs in Incentive Compensation Metrics	☐	☐	☐

	1n.	Nadja Y. West	☐	☐	☐	14.	CEO Compensation to Weigh Workforce Pay and Ownership	☐	☐	☐

						For address changes or general comments, please send via email to AnnualMeeting@its.jnj.com.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please provide full title.

	Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (Joint Owners)	Date